UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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United Airlines Holdings, Inc.

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UNITED AIRLINES
HOLDINGS, INC.

UNITED

2024

PROXY STATEMENT & NOTICE OF ANNUAL MEETING

MAY 22, 2024

A Message from Our Chairman

Dear Fellow United Stockholders,

On behalf of the United Airlines Holdings, Inc.’s Board of Directors, it is my pleasure to invite you to attend our 2024 Annual Meeting of Stockholders, which is scheduled to be held on Wednesday, May 22, 2024 at 9:00 a.m., Central Time.

It is a privilege to serve as the Chairman of the Board and to work closely with our CEO, Scott Kirby, and my fellow Board members to support management’s efforts to optimize our operations, deliver excellent customer service and strengthen our safety culture while continuing to invest in our people and pursue corporate responsibility goals aimed to inspire the world to action. Since safety is not only essential to our success but also foundational to our culture, the Board is dedicated to ensuring that our safety processes and systems meet the highest standards of safety and to cultivating a culture of safety, including through our “No Small Roles in Safety” strategy that reinforces each employee’s significant role in enabling the highest level of safety performance for our customers and employees. In addition, the Board is proud of the progress United and its employees have made on our United Next plan and of achieving yet another year of strong results and margin growth, confirming that our disciplined execution of the United Next plan is working.

We also place a high priority on communicating with our investors. In the past few years, we developed a robust stockholder engagement program and discussed with stakeholders a range of topics, including our business strategy and priorities as well as our ESG strategy. The feedback we gathered from these engagements has been helpful as the Board reviews changes and updates to our policies, practices and disclosures. We look forward to continuing our dialogue with you.

As part of our intentional Board refreshment over the last several years, we would like to share several changes to our Board. We recently welcomed Rosalind (Roz) Brewer and Michelle Freyre as independent directors and are pleased to announce their nominations for election by the holders of our common stock at the Annual Meeting. Roz’s vast executive leadership experience, including most recently as President and CEO of Walgreens Boots Alliance, Inc., has already been a valuable addition to our Board. We also look forward to benefitting from Michelle’s extensive experience in business and product strategy as President of Global Brands, Clinique and Origins at The Estée Lauder Companies. We also welcomed Captain Anne Worster, who was appointed to the Board by the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International following Captain Garth Thompson’s departure from the Board in February 2024. The addition of these three directors further strengthens our Board’s diversity and its mix of skills, experiences and perspectives. We also offer our sincere appreciation to Jim Kennedy and Carolyn Corvi, who will retire from the Board effective as of this Annual Meeting, as well as to Captain Thompson for their years of exemplary service and devotion to the Company and its stakeholders.

Lastly, I join our entire Board in thanking you for your interest and continued confidence in United and the opportunity to serve United as directors on your behalf. We hope you will participate in the Annual Meeting by attending virtually and ask for your support of our directors and the other items described in this Proxy Statement by voting, as promptly as possible, through one of the options outlined in the Proxy Statement, whether or not you plan to join us for the Annual Meeting. Your participation is important, so please exercise your right to vote. We hope that you and your families will have an opportunity, whether for business or pleasure, to travel with us in 2024.

Sincerely,

Edward M. Philip

Chairman of the Board

A Message from Our Chief Executive Officer

Dear Fellow United Stakeholders,

In 2023, we successfully executed the first year of our United Next plan and achieved strong financial results, delivering margins near the top of the industry. Our investments in our business, product, infrastructure, training and people are further differentiating United and are driving higher returns for the business. We’ve built incredible momentum while overcoming significant industry challenges. Over the last year, we’ve gained market share, strengthened our operations and achieved high customer satisfaction scores. Today, the United team remains focused on continuing to execute our United Next plan to deliver long-term growth and create value for our stakeholders. I’d like to also note selected highlights from 2023 below:

Safety

●	Safety is foundational to United’s success and the entire team is committed to maintaining the highest safety standards.
●	United has a strong safety record and culture, but we can never take safety for granted.
●	Employees utilized our Safety Management System at an all-time high last year, reinforcing a company-wide commitment to safety.
●	Severe injuries were down 7% as compared with 2022 as a result of our strong injury prevention program and robust transitional duty program.
●	We introduced adjusted Flight Crew policies to help ensure flight attendants are seated by 10,000 feet during arrival to reduce risk of turbulence-related injuries.
●	We commenced ongoing peer audits in the flight deck to allow for regular evaluation of policies and procedures.

United Next Network Plan

●	We became the #1 airline over both the Atlantic and the Pacific.
●	We delivered industry-leading unit revenue results, with full-year total revenue per available seat mile up 21.5% versus 2019.
●	We also carried the largest number of passengers in a year in the airline’s history at 165 million and achieved the highest seat factor ever in a year at 86.4%.
●	In the fourth quarter, we announced the largest international winter schedule expansion in the airline's history.
●	We delivered top-tier customer service and ended 2023 with a 77% reduction in fourth quarter 2023 system cancellations as compared with fourth quarter 2019.

Overcoming Industry Challenges

●	We utilized existing Federal Aviation Administration technology to leverage faster reroutes around weather constraints through automation.
●	We advocated for expanded holiday airspace release program to free up additional military airspace during high traffic weekends.
●	We advocated for separate Air Carrier and General Aviation (“GA”) programs at Aspen to address the airport’s constraints with GA parking.
●	In August we reduced scheduled flights at Newark by 10% to address air traffic control and airspace congestion issues, which resulted in dramatic improvements in our operations.
●	We took delivery of 82 aircraft – 16 fewer aircraft than initially planned due to original equipment manufacturers’ delivery delays.

2023 Financial Results

●	We generated record top line revenue results of $53.7 billion.
●	We also delivered pre-tax income of $3.4 billion and adjusted pre-tax income[1] of $4.3 billion as well as a pre-tax margin of 6.3% and adjusted pre-tax margin[1] of 8.0%. These results rank us #2 in the industry – up from #7 in 2019.
●	We delivered full-year diluted earnings per share of $7.89 and adjusted diluted earnings per share[1] of $10.05. These results were ahead of Wall Street expectations and in-line with our guidance provided at the start of the year.

Infrastructure Investments for the Future

●	We opened a new training facility building in Denver with 12 new simulators.
●	We added 24 new gates at airports across the system.
●	We opened five new United Club℠ locations across three hubs, including the airline's largest – a 35,000 sq. ft. club at our Denver hub.
●	United opened an expanded and newly renovated global Inflight Training Center in Houston, Texas – the expansion project more than doubles the available training space at the center.
●	We announced significant updates to our Houston and Denver hubs and began operations from the new Terminal A at Newark.

People

●	Our pilots represented by the Air Line Pilots Association, International and United Airlines, Inc. ratified a new four-year contract. In addition, employees represented by the International Association of Machinists & Aerospace Workers and United Airlines, Inc. ratified a new two-year contract.
●	We celebrated the graduation of United Aviate Academy's inaugural class of pilots, an important step toward training the next generation of talented, qualified and motivated aviators.

____________________________________________

1Adjusted pre-tax income, adjusted pre-tax margin and adjusted diluted earnings per share are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

Technology

●	We became the first airline to launch Live Activities for the iPhone, giving customers real-time access at a glance to their boarding pass, gate and seat number and a countdown clock to the departure time. More than 65 million travelers utilized the feature in 2023.
●	We saved 713,000 customer connections through our Connection Saver tool, ensuring more customers made their flights throughout the year.
●	More than 1.6 million customers used our Agent on Demand tool to get real-time information on flight status, upgrade and standby lists, seat assignments, irregular operation assistance and more.
●	More than 175,000 families were able to sit together as a result of our new family seating policy.
●	We saved customers almost 400,000 hours of waiting in line with Bag Drop Shortcut.

Environmental Sustainability

●	We launched the United Airlines Ventures Sustainable Flight Fund℠, a first-of-its-kind investment vehicle designed to leverage support from cross-industry businesses to support start-ups focused on decarbonizing air travel through sustainable aviation fuel (“SAF”) research, technology and production associated with SAF.
●	We welcomed nine new corporate participants to our Eco-Skies Alliance program, established to contribute to the purchase of SAF. To date, the program has allowed for the purchase of approximately 11 million gallons of SAF.
●	In 2023, we received SAF-blended fuel deliveries at Amsterdam, Los Angeles, London Heathrow and San Francisco airports, which includes two new airports where United has used a SAF blend.

The entire United team is passionate about our goal of building the world’s best airline. The United Team continues to focus on our Core Four – Safety, Caring, Dependability, and Efficiency, in that order.  All of us at United are proud of what we’re building and excited to continue building the world’s best airline, which benefits our employees, our customers, and our stockholders.

Sincerely,

Scott Kirby

Board Member and Chief Executive Officer

Notice of 2024 Annual Meeting of Stockholders

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of United Airlines Holdings, Inc. (“We,” “us,” “our,” United” or the “Company”) will be held by live webcast at the date, time and website noted below without an option for physical attendance. Only stockholders listed on the Company’s records at the close of business on the record date are entitled to vote on the matters presented at the Annual Meeting (or any adjournment or postponement thereof).

Meeting Agenda	Date & Time Wednesday, May 22, 2024 at 9:00 a.m. CDT Where Virtually online at www.virtualshareholdermeeting.com /UAL2024 Record Date March 25, 2024
The election of the director nominee named in the attached proxy statement for a one-year term.
The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.
A vote to approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan.
A vote to approve the Company’s Tax Benefits Preservation Plan.
In addition, we will transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your Vote is Important

We encourage all stockholders of record to read the attached proxy statement with care and vote right away using any of the following methods, even if they intend to attend the Annual Meeting. If you plan to vote during the Annual Meeting, you may do so if you enter the control number found on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/UAL2024.

By Internet	www.proxyvote.com	By order of the Board of Directors, E. Anna Ha Associate General Counsel and Corporate Secretary April [●], 2024 233 S. Wacker Drive Chicago, Illinois 60606
By Phone	In the U.S. or Canada dial toll-free 1-800-690-6903
By Mail	Cast your ballot, sign your proxy card and send in our prepaid envelope
By QR Code	Scan this QR code to vote with your mobile device (may require free app)

Electronic Delivery of Proxy Materials

United is committed to operating sustainably and responsibly.

We encourage all stockholders to voluntarily elect to receive all proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of reducing our emissions.

Sign up for e-delivery at proxyvote.com. Please have your control number available.	Benefits of E-Delivery: ● immediate and convenient access to the materials ● helps us reduce our impact on the environment ● helps us reduce our printing and mailing costs

Our Environmental Impact

Our E-Delivery initiative has resulted in the elimination of 806,605 sets of proxy materials from being produced and mailed. The 705,780 pounds of paper being saved in this process represent the following:

1,410 tons of wood saved; or the equivalent of 8,450 trees
9,000 million BTU’s saved; or the equivalent of 10,700 residential refrigerators operating for one year
6,340,000 pounds of CO2 saved; or the equivalent of 576 cars operating for one year
7,550,000 gallons of water saved; or the equivalent of 343 swimming pools
416,000 pounds of solid waste saved
563 pounds of hazardous air pollutants saved
Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 22, 2024:
Our Board of Directors is soliciting your proxy on behalf of the Company for the Annual Meeting, which will be held on May 22, 2024 at 9:00 a.m. Central Time, or any adjournment or postponement thereof. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet, thereby capturing cost and environmental benefits. On or about April [●], 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that this Notice of 2024 Annual Meeting of Stockholders, the accompanying proxy statement and our 2023 Annual Report on Form 10-K are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. We also will begin sending a paper copy of the proxy materials to those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notices. The proxy materials are available on our investor relations website, ir.united.com. Information on our website, including our Corporate Responsibility Report, is not considered part of the proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (the “Proxy Statement”) and accompanying materials (collectively, the “Proxy Materials”) contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those set forth below in “Company Information,” “Our Business Performance” and “United’s Approach to Environmental, Social and Governance.” All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in the Proxy Materials should be evaluated together with the many risks and uncertainties that affect United Airlines Holdings, Inc.’s (“we,” “us,” “our,” United or the “Company”) business and market, particularly those identified in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report on Form 10-K”), as updated by its subsequent Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law or regulation, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

WEBSITE REFERENCES

The Proxy Materials include several website addresses and references to additional materials found on those websites, including our Corporate Responsibility Report. These websites and materials are provided for convenience only and the content on the referenced websites is not incorporated by reference herein and does not constitute a part of the Proxy Materials or any of the Company’s other SEC filings.

Proxy Statement Summary and Voting Map

This summary highlights certain information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement and our 2023 Annual Report on Form 10-K before casting your vote.

The Board of Directors of the Company (the “Board”) is soliciting your proxy on behalf of the Company to vote your shares at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement has been prepared by our management and approved by the Board and is being sent or made available on or about April [●], 2024 to our stockholders of record as of March 25, 2024 (the “Record Date”).

Annual Meeting Information

Date & Time May 22, 2024 at 9:00 a.m. CDT	Where Virtually online at www.virtualshareholdermeeting.com /UAL2024	Record Date March 25, 2024

Voting:	Holders will be entitled to one vote at the Annual Meeting for each of the outstanding shares of our common stock, $0.01 par value per share (“Common Stock”) they hold as of the Record Date.

Meeting Agenda	Board Recommendation	Page Reference for Additional Information
The election of the director nominee named in the attached proxy statement for a one-year term.	For each Nominee	17
The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	For	72
A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.	For	76
A vote to approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan.	For	144
A vote to approve the Company’s Tax Benefits Preservation Plan.	For	155

2024 Proxy Statement	1

Proxy Statement Summary and Voting Map

Company Information

United is the largest airline in the world. Our 100,000+ employees help 140 million customers get to nearly 350 destinations across six continents each year.

Largest Airline in the World

With 291 billion available seat miles and 244 billion revenue passenger miles in 2023, United is the largest airline in the world.

Historic Growth through United Next

As part of our United Next growth plan, we hired more than 17,000 employees in 2023 and expect to take delivery of hundreds of new planes through 2032.

Industry-Leading Loyalty Program

110+ million MileagePlus members can earn travel benefits, Premier status and access to one of the most comprehensive merchandise redemption programs in the industry.

United Aviate Academy

United is the only major U.S. airline to own its own flight training school – we have awarded millions of dollars in scholarships and expanded our pilot recruiting efforts to bring on the next generation of talented, motivated aviators.

Elevating the Customer Experience

United’s single-aisle planes will feature screens in every seat, enough overhead room for everyone’s carry-on, Bluetooth connectivity, and fast Wi-Fi. United’s twin-aisle aircraft include United Polaris business class with lie-flat seats and custom Saks Fifth Avenue bedding.

Net Zero by 2050

United has pledged to reduce its GHG emissions 100% by 2050 without relying on traditional carbon offsets. We are also the only airline with a venture fund dedicated to investments that can decarbonize air travel including carbon capture, hydrogen-electric engines, electric regional aircraft and air taxis.

Leading in Sustainable Aviation Fuel Investments

United used about 7 million gallons of sustainable aviation fuel (“SAF”) in 2023, a three-fold increase from the previous year - and separately has closed the Sustainable Flight Fund, a $200+ million fund with 22 limited partners, to support start-ups focused on accelerating SAF research, production and technologies.

2	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Our Business Performance

We delivered the following financial results:

Pre-Tax Margin		Operating Margin
6.3%	8.0%	7.8%	9.6%
Pre-tax Margin	Adjusted Pre-Tax Margin (Non-GAAP)(1)	Operating Margin	Adjusted Operating Margin (Non-GAAP)(1)
The 8% adjusted pre-tax margin we generated in fiscal year 2023 was the second highest among our U.S. competitors(2).

Our operating margin and adjusted operating margin increased since 2022 – an indication that we have made significant progress as we work to overcome operational challenges facing the airline industry.

Total Revenue per Available Seat Mile (“TRASM”) Growth		Earnings per Share (“EPS”)
1.7% ä	21.5% ä	$7.89	$10.05
TRASM Growth Year-Over-Year	TRASM Growth Since 2019	Diluted EPS	Adjusted Diluted EPS (Non-GAAP)(1)
TRASM measures how much revenue we generated for each seat mile flown. Our TRASM growth since 2019 is leading the industry.		We were able to deliver on our EPS target for fiscal year 2023 that few thought possible in light of a wide range of headwinds.

(1)

Adjusted Pre-Tax Margin, Adjusted Operating Margin and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(2)	For purposes of this comparison, our U.S. competitors include Delta, American, Southwest, JetBlue, Alaska, Spirit and Frontier.

2024 Proxy Statement	3

Proxy Statement Summary and Voting Map

Corporate Governance Highlights

We are committed to strong corporate governance policies that promote the interests of our stockholders and strengthen Board and management accountability. The Board and Corporate Governance Matters section beginning on page 36 describes our governance framework and our Compensation Discussion and Analysis section beginning on page 77 describes our executive compensation program. Those sections include the following highlights:

Separate Chairman and CEO Roles (see page 51)		10 out of 13 Board nominees are Independent (10 out of 11 nominees elected by the holders of Common Stock) (see page 40)		Risk Oversight by the Full Board and its Committees (see page 43)
	Majority Voting Standard in Uncontested Elections of Directors (see page 36)		Annual Election of All Directors (see page 17)
Executive Compensation Programs that Link Executive Pay to Performance (see page 85)		Regular Engagement with Stakeholders (see page 59)		25% Threshold for Stockholders to Call a Special Meeting (see page 38)

4	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Item 1 | Election of Directors
(► see page 17 for more information)

The Board has nominated the following 11 director nominees for election by the holders of shares of our Common Stock: Ms. Rosalind Brewer, Ms. Michelle Freyre, Mr. Matthew Friend, Mr. Barney Harford, Ms. Michele Hooper, Mr. Walter Isaacson, Mr. Scott Kirby, Mr. Edward M. Philip, Mr. Edward L. Shapiro, Ms. Laysha Ward and Mr. James M. Whitehurst. The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the “ALPA”) has nominated and intends to reelect Captain Anne Worster at the Annual Meeting. The International Association of Machinists and Aerospace Workers (the “IAM”) has nominated and intends to reelect Mr. Richard Johnsen at the Annual Meeting. A more detailed discussion on how directors are selected and elected, how Board governance operates, how the Board is organized, how you can communicate with directors and how directors are paid can be found beginning on page 36.

The Board Recommends you vote FOR each of the nominees

Vote Required

We have majority voting in uncontested elections of directors. Accordingly, our bylaws provide that each director will be elected by vote of a majority of the votes cast with respect to that director’s election.

Abstentions and broker non-votes will have no effect on the election of directors.

Director Nominee Details

The following tables provide summary information of our Board if our director nominees are elected.

Independent Chair
of Board since 2021

2 New Independent Directors
elected to our Board in 2024

7 of 13 Directors
joined our Board within the last five years

10 of 13 Directors
(10 of 11 nominees elected by the holders of Common Stock)
are independent

5 of 13 Directors
are women and/or racial/ethnically diverse

2024 Proxy Statement	5

Proxy Statement Summary and Voting Map

Name and Principal Occupation	Age	Director Since	Independent Director	Other Current Public Boards	Current Committee Memberships
					Audit	Compensation	Executive	Finance(1)	Nominating/ Governance	Public Responsibility
Directors to be Elected by the Holders of Common Stock
Rosalind Brewer Special Advisor and Former CEO of Walgreens Boots Alliance	61	2024		–		¢		¢
Michelle Freyre Global Brand President of Clinique and Origins, The Estée Lauder Companies, Inc.	53	2024		–				¢		¢
Matthew Friend EVP and CFO, NIKE, Inc.	46	2021		–	¢ ▲	¢
Barney Harford Former COO, Uber Technologies, Inc.	52	2016		–	¢			¢		¢
Michele J. Hooper President and CEO, The Directors’ Council	72	2018		1	▲		¢		¢
Walter Isaacson Advisory Partner, Perella Weinberg Partners	72	2006		–			¢		¢
J. Scott Kirby CEO, United Airlines Holdings, Inc.	56	2020	CEO	1			¢	¢
Edward M. Philip « Former COO, Partners in Health	59	2016		2	¢ ▲
Edward L. Shapiro Former Managing Partner, PAR Capital Management, Inc.	59	2016		–				¢	¢	¢
Laysha Ward Strategic Advisor, Target Corporation	56	2021		1					¢	¢
James M. Whitehurst Former President, International Business Machines Corporation	56	2016		2			¢		¢
Directors to be Elected by the Holders of Other Classes of Stock
Captain Anne Worster Master Executive Council Chairman, United Airline Pilots Master; Executive Council of the ALPA	60	2024		–						¢
Richard Johnsen General Vice President, IAM Transportation Department	55	2021		–						¢
Number of Meetings in 2023	Board–7				8	6	4	4	4	4

Committee Chair	¢	Committee Member	«	Chairman of the Board	▲	Audit Committee Financial Expert
(1)A new Finance Committee chair will be appointed at the next Board meeting.

6	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Director Nominee Skills and Experience	Brewer	Freyre	Friend	Harford	Hooper	Isaacson	Johnsen	Kirby	Philip	Shapiro	Ward	Worster	Whitehurst
ACTIVE OR FORMER C-SUITE EXECUTIVE: Service in senior leadership positions, including past CEO experience or other senior executive positions
AIR, TRAVEL & TRANSPORTATION: Experience as a business leader, regulator or consultant in the industry
CURRENT OR FORMER FORTUNE 500 BOARD: Current or past service on the boards of other publicly traded Fortune 500 companies listed on U.S. exchanges
FINANCE/ACCOUNTING/CAPITAL ALLOCATION: Experience in evaluating financial statements or overseeing capital structure and financial strategy
GLOBAL OPERATIONS: Leadership at a global company or experience overseeing international corporate strategy, operations or development
HUMAN CAPITAL MANAGEMENT/UNION RELATIONS: Experience in human capital management, human resources, talent acquisition and management or labor relations and unions
RETAIL / BRAND MANAGEMENT: Experience in consumer marketing, sales or brand management
RISK MANAGEMENT: Experience in risk management and oversight, including risk assessment, identification and mitigation
TECHNOLOGY/CYBERSECURITY: Experience in e-commerce, cybersecurity, data analytics or information technology
Race/Ethnicity
African American or Black
Hispanic or Latino
White or Caucasian
Gender
Female
Male

2024 Proxy Statement	7

Proxy Statement Summary and Voting Map

ACTIVE STAKEHOLDER ENgAGEMENT IN FISCAL 2023

Our Annual Stakeholder Engagement Program

In addition to the ongoing dialogue among our stockholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team on United’s strategic and financial performance, we have developed a proactive, ongoing stakeholder engagement program focused on corporate governance, corporate responsibility and executive compensation, highlights of which are described under “Communications with Directors and Stockholder Engagement” on page 58. As part of our regular stakeholder outreach, we engaged with our top stockholders, representing approximately 56% of our total shares outstanding. These interactions provide us with the opportunity to learn about our stockholders’ priorities and perspectives on significant issues. United and its Board consider feedback and insights from stockholders and other stakeholders as we review our governance framework and disclosures.

Who participated ● Independent Chairman ● Senior Management ● Investor Relations ● Governance Team	Who we engage ● Institutional Investors ● Our stockholder proponents	Other Ways We Engage ● Quarterly earnings calls ● Industry presentations and conferences ● Company-hosted events and presentations ● Road show meetings with investors and analysts
How we engage ● One-on-one meetings ● Written and electronic communications

8	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm
(► see page 72 for more information)

The Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by the holders of shares of Common Stock. The Board is presenting a resolution to our stockholders requesting ratification of Ernst & Young’s appointment, as the Board and the Audit Committee believe that the continued retention of Ernst & Young for 2024 is in the best interest of the Company and its stockholders. Detailed information about Ernst & Young’s appointment and fees for 2023 and 2022 can be found beginning on page 73.

The Board and Audit Committee recommend you vote FOR Item 2

Vote Required

Approval of Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Because brokers will have discretionary authority to vote on this proposal, there will not be any broker non-votes.

2024 Proxy Statement	9

Proxy Statement Summary and Voting Map

Item 3 | Advisory Vote to Approve Executive Compensation
(► see page 76 for more information)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, and, consistent with the views expressed by stockholders at our 2023 Annual Meeting of Stockholders, the Board has determined to seek an annual nonbinding advisory vote from our stockholders to approve the 2023 compensation of our named executive officers (“NEOs”) as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures of the Proxy Statement (“Say-on-Pay” vote). The Board is presenting a resolution to our stockholders recommending approval, on a nonbinding advisory basis, of the 2023 compensation paid to our NEOs as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement. For additional information on our 2023 executive compensation program and the 2023 decisions made by the Compensation Committee, we encourage stockholders to review, in detail, the section entitled Compensation Discussion and Analysis beginning on page 77.

The Board recommends you vote FOR Item 3

Vote Required

Approval of Item 3-Advisory Vote to Approve Executive Compensation-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the advisory vote to approve executive compensation.

10	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Executive Compensation Summary for 2023

Compensation Program Highlights

Our 2023 executive compensation program (the “2023 Program”) was designed to motivate and reward our management team for advancing United’s strategic priorities. It features long-term performance-based equity awards and applies three-year vesting to our time-based equity awards.

The following is a high-level summary of the 2023 Program.

We design our 2023 Program to align the interests of our stockholders and executives, link executive pay to performance and attract, retain and appropriately reward our executives in line with market practices.

Notably, our 2023 Program:

● Is informed by the market median of our peer group of companies, selected based on similar revenue, size, scope and complexity, with a focus on size-relevant U.S.-based airline peers.	● Features a mix of cash and equity-based compensation.	● Links pay to performance with multiple performance metrics aimed at increasing stockholder value.
● Includes robust stock ownership guidelines for our named executive officers, as well as prohibitions on pledging and hedging and a strong clawback policy.	● Does not encourage excessive risk taking.	● Reflects stockholder feedback regularly through our annual Say-on-Pay vote.

93%	6x	87%
Percentage of our CEO’s target compensation at-risk and fluctuating based on our performance and/or our stock price.	Our CEO’s stock ownership requirement, as a multiple of his base salary.	Average level of stockholder support for our “Say-on-Pay” proposal in the last 3 years.
NO	YES	Independence
No hedging or pledging of company stock permitted for officers, directors and certain other management employees.	Clawback policy in place to permit recovery of compensation in the event of certain misconduct and in accordance with applicable law and Nasdaq listing standards.	Compensation decisions made by the Compensation Committee and the Compensation Committee’s compensation consultant is independent.

2024 Proxy Statement	11

Proxy Statement Summary and Voting Map

2023 TOTAL TARGET COMPENSATION MIX

CEO	AVG OTHER NEOS

Short-Term Incentive Program		Long-Term Incentive Program
● Our executives are eligible to receive an annual cash short-term incentive award, which is earned based on achievement of performance metrics that align with our business strategy.
●
We granted restricted stock unit (“RSU”) and performance-based restricted stock unit (“PBRSU” or “Performance-Based RSU”) awards to our executives in 2023.
●
Equity awards provide a significant stake in the long-term financial success of United that is aligned with stockholder interests.

2023 Short-Term Incentive Program Weighted Metrics		Performance-Based RSUs
33%	Financial: This metric is based on our adjusted EBITDA margin improvement relative to our industry peers.	50%	Performance-Based RSUs reward achievement of financial, operational and strategic goals.
33%

Net Promoter Score (“NPS”): This customer-based metric provides continued focus on taking care of our customers and measures success toward positioning the United brand as the preferred choice for airline travel.

RSUs
		50%	Vest one-third per year over a three-year period.
33%	Operational Excellence: This features three key airline operational metrics—on-time departures, mishandled baggage rate and seat cancellations.

12	2024 Proxy Statement

Proxy Statement Summary and Voting Map

Item 4 | Vote to Approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan
(► see page 144 for more information)

The Compensation Committee recommended, and the Board has approved, the Second Amendment (the “Plan Amendment”) to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (“2021 Plan”), subject to approval by the holders of shares of Common Stock at the Annual Meeting. The Board, therefore, is presenting a resolution to the holders of shares of Common Stock requesting approval of the Plan Amendment as the Board and the Compensation Committee believe that the Plan Amendment is in the best interest of the Company and its stockholders. Detailed information about the Plan Amendment can be found beginning on page 145.

The Board recommends you vote FOR Item 4

VOTE REQUIRED

Approval of Item 4-Vote to Approve the Second Amendment to the Amended and Restated 2021 Incentive Compensation Plan-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

Item 5 | Vote to Approve the Company’s Tax Benefits Preservation Plan
(► see page 155 for more information)

On December 4, 2020, the Board adopted the Tax Benefits Preservation Plan, which was approved by the Company’s stockholders at the 2021 annual meeting of the Company’s stockholders. Since that time, the Tax Benefits Preservation Plan has been twice amended, including to extend the expiration date from December 4, 2023 to December 4, 2026 (subject to other earlier termination events, including if stockholder approval of the Tax Benefits Preservation Plan, as amended, has not been obtained at the Annual Meeting). The Board believes the Tax Benefits Preservation Plan, as amended, is in the best interests of the Company and its stockholders. Detailed information about the Tax Benefits Preservation Plan, as amended, can be found beginning on page 156.

The Board recommends you vote FOR Item 5

VOTE REQUIRED

Approval of Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

2024 Proxy Statement	13

United’s Approach to Environmental, Social and Governance

At United "Good Leads the Way" is more than a slogan; it fuels our mission to build the world's biggest and best airline. Our employees around the world are joined together to enable connections that matter and move society—whether it is connecting people across cultures, flying a loved one to a wedding, connecting medical professionals at a breakthrough conference or getting a business traveler to an important meeting or back home in time for a child’s big game.

Today, United is viewed not only as a leader in aviation but as a leader among the world’s largest corporations. Our leadership is driven by our desire to blaze new trails by being a force for good, responsive to the world in which we operate, responsible for our actions and committed to doing the right thing. We identified seven corporate responsibility focus areas set forth below that we believe are critical to our business needs, maintain our corporate values, build stockholder value and improve the communities in which we live and fly. To learn more about the Company’s corporate responsibility focus areas, please see our Corporate Responsibility Report on our Investor Relations website at https://crreport.united.com/.

Safety Culture	Community Impact	Environmental Sustainability Strategy	Human Capital Management/ People Strategy	Supply Chain Integrity	Cybersecurity Strategy	Governance

United takes an integrated approach to our environmental, social and governance (“ESG”) performance:

●	Board Diversity Philosophy: Our Board believes that a key component of effective oversight of our corporate strategy is its commitment to having directors with perspectives reflecting a diversity of independent views. The Board, therefore, remains focused on ensuring that it is composed of directors with the broad experience, attributes, balance of professional skills and diversity of perspectives to effectively oversee the success of the business.

●	United Corporate Responsibility Strategy: We have devoted our brand, reputation, resources, time and effort to pursuing corporate responsibility goals aimed to generate impactful results. Simply put, we aspire to use our influence and scale to lead in a way that inspires the world to action. Over the last few years, our management has worked to incorporate our corporate responsibility strategy into the Company’s overall business strategy, which has included establishing important initiatives to fight climate change and providing career opportunities to thousands of people.

●	Board and Executive Team Oversight of United Corporate Responsibility Strategy: We identify and manage the risks and opportunities that arise from our corporate responsibility focus areas through strong Board and executive oversight.

Oversight of our corporate responsibility strategy starts at the Board level, which, as a whole and through its Committees, has responsibility for overseeing corporate responsibility goals, targets, commitments, strategies, initiatives, risks, assessments, disclosures and external engagement and related matters. Each of the Public Responsibility, Audit, Nominating/Governance, Executive and Compensation Committees are charged with oversight and implementation of specific areas of corporate responsibility focus. This distributed allocation of responsibilities among the various Committees helps ensure dedicated attention to implementation of our corporate responsibility strategy. In 2023, the Board, in full and in individual committees, discussed a range of corporate responsibility topics, including the seven corporate responsibility focus areas identified above, as well as political engagement and contributions, technology and data privacy.

14	2024 Proxy Statement

Proxy Statement Summary and Voting Map

United’s executive team also provides management-level oversight over United’s corporate responsibility strategy and is responsible for reviewing, refining and implementing long-term corporate responsibility strategies and periodically updating the full Board and the Committees, as applicable, on issues related to the implementation of the corporate responsibility strategies. Through the review process and ongoing check-ins with United team leaders of our corporate responsibility focus areas, United’s executive team approves the creation of corporate responsibility goals and initiatives and monitors progress toward the goals by maintaining regular communication with dedicated teams of corporate responsibility professionals and subject-matter experts throughout the Company.

●	Transparency of United Corporate Responsibility Strategy: We place a high priority on active stakeholder engagement and robust public reporting of our corporate responsibility strategy, initiatives and goals.

Throughout 2023, the Corporate Secretary’s Office, in partnership with Investor Relations, hosted calls with stakeholders and investor groups focusing specifically on Board and Committee oversight of various corporate responsibility matters, including environmental sustainability topics, such as our stated GHG emissions goals, and human capital management, including our people impact initiatives and how we have invested in our team. Our stakeholder engagement enables us to better understand our stakeholders’ priorities and perspectives. The stakeholders to whom we spoke to in 2023 were supportive of our corporate responsibility strategy.

We believe that our stakeholder engagement program is successful in part because our public disclosures allow our various stakeholders to measure our performance and track our progress against our goals. Examples of our disclosures include the following:

The Company has produced a Corporate Responsibility Report annually and intends to continue doing so. In our most recent Corporate Responsibility Report, we provided an update on our corporate responsibility strategy, initiatives and goals. The Report can be found on the Company’s Investor Relations website: https://crreport.united.com/, neither the report nor the contents are incorporated by reference into this proxy statement.
We disclose key corporate responsibility qualitative and quantitative data in our Annual Report on Form 10-K, including our Scope 1 (direct), Scope 2 (indirect) and Scope 3 (other indirect) GHG emissions and carbon intensity emission rates as well as aggregate information regarding certain self-identified characteristics of our directors and U.S. employees.
We report information around performance and progress toward our environmental sustainability-related goals in alignment with recognized external ESG reporting frameworks, including the Task Force on Climate-related Financial Disclosures.
We issued our “Climate Lobbying Report: Aligning Climate Leadership with Advocacy” in 2022, which describes how our lobbying practices are aligned with our environmental sustainability strategy.
We publicly disclosed our Consolidated EEO-1 Report (which includes only our and United Ground Express, Inc.’s U.S. workforces) for the first time in 2023 in our Corporate Responsibility Report and committed to continue to do so annually.

We will continue to evaluate our corporate responsibility strategy and disclosures as we develop and implement our corporate responsibility strategy.

●	Accountability of United Corporate Responsibility Strategy: Based on feedback from our stockholders and to incentivize strong performance across our corporate responsibility goals, the Compensation Committee determined in early 2024 that strategic metrics relating to environmental sustainability, people impact and supply chain integrity will continue to be included into our long-term incentive plan.

2024 Proxy Statement	15

Proxy Statement Summary and Voting Map

We continued to receive recognition for our corporate responsibility leadership by the following third-party organizations:

The World’s Best Companies 2023: United was named to TIME’s inaugural list of World’s Best Companies, which features a comprehensive analysis conducted to identify the top performing companies across the globe. The study was based on three primary dimensions: Employee Satisfaction, Revenue Growth, and Sustainability.

2023 Travel & Leisure Global Vision Awards: Aim to identify and honor companies, individuals, destinations, and organizations taking strides to develop more sustainable and responsible travel products, practices, and experiences.

Best Places to Work for Disability Inclusion 2023: For the eighth year in a row, United earned the top score of a 100 on the Disability Equality Index (DEI)®, a comprehensive benchmarking tool that helps companies build a roadmap of measurable, tangible actions that they can take to achieve disability inclusion and equality. By achieving a top score, United also earned the “Best Place to Work for Disability Inclusion” recognition.

Carbon Disclosure Project: Publicly disclosed greenhouse gas emissions and climate-related risk to CDP for the third consecutive year.

Fast Company’s List of Most Innovative Companies 2024: United was listed No. 2 on Fast Company’s List of Most Innovative Corporate Social Responsibility Companies. We earned the impressive recognition for our commitment to investing in the future of fuel, specifically thanks to our Sustainable Flight Fund, a first-of-its-kind investment fund designed to support startups innovating to decarbonize air travel.

2023 Environment and Energy Leader Awards: The eleventh annual awards recognize top products and projects implemented by organizations that have improved environmental or energy management outcomes.

2023 Airports Going Green Awards, Outstanding Airline Program: Recognizes the projects, programs, and individuals who have demonstrated leadership in sustainability within the aviation industry.

16	2024 Proxy Statement

Item 1-Election of Directors

Our Amended and Restated Bylaws provide that the number of directors shall be determined by the Board, which has currently set the number at 15. The Board reserves the right to increase or decrease its size at any time. Upon the recommendation of the Nominating/Governance Committee, which consists of only independent directors, the Board has unanimously nominated the following 11 nominees (Ms. Brewer, Ms. Freyre, Mr. Friend, Mr. Harford, Ms. Hooper, Mr. Isaacson, Mr. Kirby, Mr. Philip, Mr. Shapiro, Ms. Ward and Mr. Whitehurst) for election by the holders of shares of our Common Stock as directors of the Company at the Annual Meeting. If all of the nominees are elected at the Annual Meeting, the size of the Board will be reduced to 13. Proxies cannot be voted for a greater number of persons than the number of nominees named. The ALPA, the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Board at each annual meeting of stockholders (the “ALPA director”). The ALPA has nominated and intends to reelect Captain Anne Worster as the ALPA director at the Annual Meeting.

The IAM, the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Board at each annual meeting of stockholders (the “IAM director”), has nominated and intends to reelect Mr. Johnsen at the Annual Meeting.

Other than Ms. Brewer, who was appointed to the Board effective February 28, 2024, and Ms. Freyre, who was appointed to the Board effective April 1, 2024, to serve until the 2024 Annual Meeting and to stand for election by stockholders at the meeting, each Board nominee being voted on by holders of Common Stock was elected by our stockholders at the 2023 Annual Meeting.

In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have a declassified Board, which means that if elected all nominees will serve a one-year term of office that would expire at the next annual meeting of stockholders. Each director will hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement and serving on the Board, if elected. Consequently, the Board knows of no reason why any of the nominees would be unable or unwilling to serve. However, if for any reason any nominee is unable or unwilling to serve as a director, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce the number of directors who serve on the Board to eliminate the vacancy. In accordance with our Corporate Governance Guidelines, any nominee who is currently a director and for whom more votes are cast against than are cast for must offer to resign from the Board. There are no family relationships among the director nominees or between the director nominees and any executive officer.

As previously disclosed, Captain Garth Thompson resigned from the Board on February 27, 2024 in connection with the conclusion of his term as the master chair of the ALPA-MEC and the ALPA subsequently appointed Captain Anne Worster to fill the ALPA director vacancy resulting from Captain Thompson’s departure. We thank Captain Thompson for his Board service and contributions to the Company.

Additionally, Ms. Carolyn Corvi, on March 28, 2024, and Mr. James A. C. Kennedy, on March 29, 2024, notified the Company of their respective decisions not to stand for reelection to the Board. We thank Ms. Corvi and Mr. Kennedy for their Board service and contributions to the Company.

The Board asks in Item 1 for your voting support so we can continue our important work and build on our success. All of the nominees are expected to attend the Annual Meeting.

The Board Recommends you vote FOR each of the nominees

Vote Required

We have implemented majority voting in uncontested elections of directors. Accordingly, our bylaws provide that each director will be elected by vote of a majority of the votes cast with respect to that director’s election.

Abstentions and broker non-votes will have no effect on the election of directors.

2024 Proxy Statement	17

Item 1 - Election of Directors

Director Qualifications

The Nominating/Governance Committee and the Board believe that our slate of director nominees consists of individuals with expertise in fields that align with both the Company’s current and evolving business and present and long-term strategy and includes a mixture of tenure that allows for both new perspectives and continuity. In addition, our Nominating/Governance Committee and Board believe that our nominee directors possess broad experience (including in positions with a high degree of responsibility and in emerging governance, industry and market trending areas impacting the Company (such as ESG, cybersecurity, and safety issues)), attributes, balance of professional skills and a diversity of perspectives that, taken together, are relevant and beneficial in fulfilling the Board’s oversight of the Company’s business and strategy on behalf of the Company’s stockholders and other stakeholders and in strengthening and supporting senior management. The Nominating/Governance Committee and the Board also believe that each director nominee has the integrity and sound business judgment to act in what the nominee reasonably believes to be in the best interests of the Company and its stockholders and is able to devote adequate time and effort to Board responsibilities.

18	2024 Proxy Statement

Item 1 - Election of Directors

The table below summarizes the key skills and experience of each of our director nominees that are most relevant to their Board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that skill or expertise. Rather, the skills and experiences noted below are those reviewed by the Nominating/Governance Committee and the Board in making nomination decisions and as part of the Board succession planning process.

Director Nominee Skills and Experience	Brewer	Freyre	Friend	Harford	Hooper	Isaacson	Johnsen	Kirby	Philip	Shapiro	Worster	Ward	Whitehurst
ACTIVE OR FORMER C-SUITE EXECUTIVE: Service in senior leadership positions, including past CEO experience or other senior executive positions
AIR, TRAVEL & TRANSPORTATION: Experience as a business leader, regulator or consultant in the industry
CURRENT OR FORMER FORTUNE 500 BOARD: Current or past service on the boards of other publicly traded Fortune 500 companies listed on U.S. exchanges
FINANCE/ACCOUNTING/CAPITAL ALLOCATION: Experience in evaluating financial statements or overseeing capital structure and financial strategy
GLOBAL OPERATIONS: Leadership at a global company or experience overseeing international corporate strategy, operations or development
HUMAN CAPITAL MANAGEMENT/UNION RELATIONS: Experience in human capital management, human resources, talent acquisition and management or labor relations and unions
RETAIL / BRAND MANAGEMENT: Experience in consumer marketing, sales or brand management
RISK MANAGEMENT: Experience in risk management and oversight, including risk assessment, identification and mitigation
TECHNOLOGY/CYBERSECURITY: Experience in e-commerce, cybersecurity, data analytics or information technology

2024 Proxy Statement	19

Item 1 - Election of Directors

Board Diversity

In furtherance of effective governance and risk oversight, the Board is committed to nomination and Board refreshment practices designed to garner a diversity of thought, represented by a diversity of backgrounds and experiences, among the members of the Board. Specifically, the Company’s Corporate Governance Guidelines and the charter of the Nominating/Governance Committee provide that Board membership should reflect a diversity of gender, race, ethnicity, age, sexual orientation and gender identity and is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen in support of the Board’s commitment to diversity. Additionally, the Nominating/Governance Committee works with its third-party search firms to ensure the candidate pool provided to the Committee includes diverse candidates.

The table below provides certain highlights of the composition of our Board members and nominees as of March 25, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Director Nominee Skills and Experience	Brewer	Freyre	Friend	Harford	Hooper	Isaacson	Johnsen	Kirby	Philip	Shapiro	Ward	Whitehurst	Worster
Race/Ethnicity
African American or Black
Hispanic or Latino
White or Caucasian
Gender
Female
Male

20	2024 Proxy Statement

Item 1 - Election of Directors

Director Refreshment

Our Board represents an intentional mix of long-tenured directors and new perspectives, insights, expertise, and experiences. The average tenure of our director nominees is 5.31 years, with seven of our current directors having joined our Board since 2019.

The Board uses refreshment processes to enable it to evaluate the continued alignment of the Board’s membership with the needs of United. The Board’s refreshment processes involve periodically reviewing and assessing director skills, as reflected in our director skills matrix and evaluating the experience required for membership accordingly. The Board also enables periodic refreshment through its retirement policy contained in the Corporate Governance Guidelines which provides that no director may be nominated to a new term if he or she would be 75 years of age or older at the time of the election.

53.85%	53.85% of our director nominees were first elected or appointed to our board in the past five years.
55.29 years old	The average age of our director nominees that were first elected or appointed to our board in the past five years is 55.29 years old.
57.14%	57.14% of our director nominees first elected or appointed to our board in the past five years are women or from diverse racial/ethnic backgrounds.

2020		2021			2024

J. Scott Kirby	Laysha Ward	Richard Johnsen	Matthew Friend	Captain Anne Worster	Rosalind Brewer	Michelle Freyre
Active or former C-Suite Executive, air, travel & transportation, as well as global operations and retail/brand management expertise.	Active or former C-Suite Executive and current or former Fortune 500 Board member, as well as human capital management/ union relations and retail/brand management expertise.	Air, travel, and transportation and human capital management/ union relations expertise.	Active or former C-Suite Executive, as well as global operations, retail/brand management, and risk management expertise.	Air, travel, and transportation and human capital management/ union relations expertise.	Active or former C-Suite Executive and current or former Fortune 500 Board member, as well as financial/ accounting/ capital allocation, retail/brand management, and technology/ cybersecurity expertise.	Active or former C-Suite Executive, as well as global operations and retail/brand management expertise.

2024 Proxy Statement	21

Item 1 - Election of Directors

Director Biographical Information

Set forth on the following pages is certain biographical information about each director nominee, including key experience, qualifications and skills that led the Board to conclude that each nominee should serve as a director. The biographical information presented below is based on voluntary self-identification by each nominee.

The ages indicated are as of the date of the 2024 Annual Meeting and the other information is as of the date of this Proxy Statement.

DIRECTORS TO BE ELECTED BY THE HOLDERS OF COMMON STOCK

Eleven directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment.

22	2024 Proxy Statement

Item 1 - Election of Directors

ROSALIND BREWER-Independent Director

EXPERIENCE

Walgreens Boots Alliance, Inc. (retail pharmacy and health care company)

Special Advisor (2023-present)

Chief Executive Officer (2021-2023)

Starbucks Corporation (beverage retailing company)

Group President and Chief Operating Officer (2017-2021)

Sam’s Club (membership-only retail warehouse club)

President and Chief Executive Officer (2012-2017)

Walmart Inc. (retail company)

Multiple roles (2006-2012), including Senior Vice President, Operations (2007-2008)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Walgreens Boots Alliance, Inc.

(2021-2023)

Amazon.com, Inc.

(2019-2021)

Starbucks Corporation

(2019-2021)

Lockheed Martin Corporation

(2011-2019)

EDUCATION

Spelman College, BS, Chemistry

Director Since: 2024 Age: 61 Committees: Compensation Finance

Skills and Qualifications:

Active or Former C-Suite Executive: Ms. Brewer has extensive executive leadership experience through her positions as Chief Executive Officer of Walgreens Boots Alliance, Inc. (“Walgreens”), Group President and Chief Operating Officer at Starbucks Corporation and President and Chief Executive Officer of Sam’s Club.

Current or Former Fortune 500 Board: Ms. Brewer brings the benefit of her previous public company board experience, having served on the boards of directors of Walgreens, Amazon.com, Inc., Starbucks Corporation and Lockheed Martin Corporation.

Finance / Accounting / Capital Allocation: Through her extensive senior executive experience, including as chief executive officer and chief operating officer of various companies, Ms. Brewer has gained a broad base of knowledge regarding financial statements and financial strategy.

Global Operations: Ms. Brewer has senior executive experience as well as experience being a board member of various large companies with global operations.
Retail / Brand Management: Having experience at Walgreens, Starbucks Corporation, Sam’s Club and Walmart, Inc., Ms. Brewer has a wide base of experience with consumer facing brands.

Technology / Cybersecurity: During her time as Chief Executive Officer of Walgreens, Group President and Chief Operating Officer of Starbucks Corporation and President and Chief Executive Officer of Sam’s Club, Ms. Brewer developed a successful track record of implementing large digital transformations and fostering innovation among leadership with regards to new technologies.

2024 Proxy Statement	23

Item 1 - Election of Directors

MICHELLE FREYRE-Independent Director

EXPERIENCE

The Estée Lauder Companies Inc. (cosmetics company)

Global Brand President, Clinique and Origins (2022-present)

Global Brand President, Clinique (2021-2022)

Senior Vice President, Global General Manager (2020-2021)

Johnson & Johnson (healthcare products company)

President, U.S. Beauty, Consumer Division (2016-2019)

General Manager, Neutrogena Corp. (2013-2016)

Multiple roles (1999-2013), including National Sales Director of U.S. Skincare Brands (2011-2013)

PepsiCo (food and beverage company)

Associate Brand Manager (1998-1999)

Assistant Brand Manager (1997-1998)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

Harvard Business School, Master of Business Administration

Yale University, BA, Economics

Director Since: 2024 Age: 53 Committees: Finance Public Responsibility

Skills and Qualifications:

Active or Former C-Suite Executive: Ms. Freyre has extensive senior leadership experience through her position as Global Brand President, Clinique and Origins, at The Estée Lauder Companies (“Estée Lauder”), where she is responsible for guiding the brand’s overall strategic vision, including innovation, product development, marketing, and all facets of consumer engagement, as well as through her past experience in various leadership roles within the Consumer Health Products division of Johnson & Johnson, where she most recently served as President of U.S. Beauty.

Global Operations: Ms. Freyre has experience as a senior executive of Estée Lauder and Johnson & Johnson, both of which are large companies with a multinational presence.

Retail / Brand Management: Ms. Freyre brings extensive brand management, product development and marketing expertise as Global Brand President, Clinique and Origins, of Estée Lauder, as well as through her experience as President of U.S. Beauty at Johnson & Johnson.

24	2024 Proxy Statement

Item 1 - Election of Directors

MATTHEW FRIEND-Independent Director

EXPERIENCE

NIKE, Inc. (apparel company)

Executive Vice President and Chief Financial Officer (2020-present)

Chief Financial Officer, Nike Operating Segments and VP of Investor Relations (2019-2020)

Vice President and Chief Financial Officer, Nike Brand (2017-2019)

Vice President and Chief Financial Officer, Nike Global Brands and Functions (2016-2017)

Multiple roles (2009-2016), including Vice President & CFO, Emerging Markets (2011-2014)

Goldman Sachs (financial institution)

Senior Vice President, Technology, Media & Telecom Group (2005-2009)

Morgan Stanley (financial institution)

Associate (2002-2005)

Analyst (2002-2000)

OTHER PUBLIC COMPANY DIRECTORSHIPS None FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS None EDUCATION University of California, Berkeley, BS, Business Administration
Director Since: 2021 Age: 46 Committees: Audit Compensation

Skills and Qualifications:

Active or Former C-Suite Executive: Mr. Friend has senior leadership experience through his position as Chief Financial Officer of NIKE, Inc. (“NIKE”) and as a member of NIKE’s leadership team, including serving as an executive sponsor of the Women of Nike employee group.

Finance / Accounting / Capital Allocation: Mr. Friend brings experience in corporate strategy and development as well as a decade of experience in investment banking and mergers and acquisitions.
Global Operations: During his time as an executive officer at NIKE, Mr. Friend gained global operations experience, including in the Asia Pacific region, China, Latin America and Europe.
Retail / Brand Management: Mr. Friend brings extensive management and direct-to-customer business expertise to the Board as Executive Vice President and Chief Financial Officer of NIKE.
Risk Management: Mr. Friend brings expertise in identifying, managing and mitigating key strategic and operational risks through his experience as Chief Financial Officer of NIKE.
Technology / Cybersecurity: As Chief Financial Officer, Mr. Friend manages NIKE’s technology risks, including operational resilience, privacy and data protection and cybersecurity.

2024 Proxy Statement	25

Item 1 - Election of Directors

BARNEY HARFORD-Independent Director

EXPERIENCE

Uber Technologies (ridesharing and local services company)

Chief Operating Officer (2018-2019)

Orbitz Worldwide, Inc. (online travel company)

Chief Executive Officer (2009-2015)

Expedia, Inc. (online travel company)

Multiple roles (1999-2006), including President of Expedia Asia Pacific (2004-2006)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

INSEAD, Master of Business Administration

University of Cambridge, BA, MA, Natural Sciences

Director Since: 2016 Age: 52 Committees: Audit Finance Public Responsibility

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Harford has served in various senior positions at Orbitz, Expedia and Uber.
Air / Travel / Transportation: Mr. Harford brings travel industry and ecommerce insight having served as Chief Executive Officer of Orbitz Worldwide, Inc.
Global Operations: Mr. Harford provides experience with international markets, in particular the Asia Pacific region, having led Expedia’s entry into China, Australia and Japan.
Retail / Brand Management: Having experience at Orbitz, Expedia and Uber, Mr. Harford has a wide base of experience with consumer facing brands.

Risk Management: Mr. Harford has extensive prior experience and leadership in risk management, including as Chief Executive Officer of Orbitz and Chief Operating Officer of Uber as well as through his past service on other boards with complex risk management profiles.

Technology / Cybersecurity: During his time at Orbitz, Mr. Harford developed a successful track record deploying large technology teams.

26	2024 Proxy Statement

Item 1 - Election of Directors

MICHELE J. HOOPER-Independent Director

EXPERIENCE

The Directors’ Council (consulting firm)

President and Chief Executive Officer (2013-present)

Voyager Expanded Learning (provider of educational training services)

President and Chief Executive Officer (1999-2000)

Stadtlander Drug Company (pharmaceutical company)

President and Chief Executive Officer (1998-1999)

OTHER PUBLIC COMPANY DIRECTORSHIPS

UnitedHealth Group, Inc.

(2007-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

PPG Industries, Inc.

(1997-2020)

EDUCATION

University of Chicago, Master of Business Administration

University of Pennsylvania, BS, Economics

Director Since: 2018 Age: 72 Committees: Audit (Chair) Executive Nominating/Governance

Skills and Qualifications:

Active or Former C-Suite Executive: As President and Chief Executive Officer of The Directors’ Council, a consulting firm that works with corporate boards to increase their independence, effectiveness and diversity, she has consulted with major companies to enhance the effectiveness of their corporate governance.

Current or Former Fortune 500 Board: Ms. Hooper has been a director of Target Corporation, Warner Music Group Corporation and PPG Industries, Inc. and she is currently a director at UnitedHealth Group, Inc.

Finance / Accounting / Capital Allocation: Through her extensive experience as a chief executive officer of various companies, Ms. Hooper has gained a broad base of knowledge regarding financial statements and financial strategy.

Global Operations: Ms. Hooper has experience as a board member of large companies with global operations.
Retail / Brand Management: During her time at Target Corporation and Warner Music Group Corporation, Ms. Hooper gained experience with consumer facing businesses.

Risk Management: Ms. Hooper has significant public company audit committee experience, with over 20 years of experience chairing audit committees at PPG Industries, Inc., AstraZeneca PLC, Warner Music Group Corporation and Target Corporation. Ms. Hooper’s corporate governance and accounting experience, along with her experience as a senior executive at a range of companies, provides the Board with a unique set of skills that enhances the Board’s leadership, risk management and oversight capabilities.

2024 Proxy Statement	27

Item 1 - Election of Directors

WALTER ISAACSON-Independent Director

EXPERIENCE

Perella Weinberg Partners (financial services firm)

Advisory Partner (2017-present)

The Aspen Institute (international education and leadership institute)

President and Chief Executive Officer (2003-2018)

CNN (media company)

Chairman and Chief Executive Officer (2001-2003)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

University of Oxford, Pembroke College, BA, Philosophy, Politics and Economics

Harvard University, AB, History and Literature

Director Since: 2006 Age: 72 Committees: Public Responsibility (Chair) Executive Nominating/Governance

Skills and Qualifications:

Active or Former C-Suite Executive: Mr. Isaacson has extensive senior leadership experience from his time as the chairman of CNN, the editor of TIME magazine, the Chief Executive Officer of The Aspen Institute (where he is now a Distinguished Fellow), an Advisory Partner at Perella Weinberg Partners, the chair emeritus of Teach for America and the chairman of the Broadcasting Board of Governors.

Current or Former Fortune 500 Board: Mr. Isaacson is the previous Chairman of the board of directors of CNN.
Global Operations: Mr. Isaacson has experience as a former executive officer at large companies with a multinational presence.

28	2024 Proxy Statement

Item 1 - Election of Directors

J. SCOTT KIRBY-Chief Executive Officer and Director

EXPERIENCE

United Airlines Holdings, Inc.

Chief Executive Officer (May 2020-present)

President (August 2016-May 2020)

American Airlines Group and American
Airlines, Inc. (airline company)

President (2013-August 2016)

US Airways (airline company)

President (2006-2013)

OTHER PUBLIC COMPANY DIRECTORSHIPS

CVS Health Corporation

(2023-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

The George Washington University, MS, Operations Research

United States Air Force Academy, BS, Computer Science and Operations Research

Director Since: 2020 Age: 56 Committees: Executive Finance

Skills and Qualifications:

Active or Former C-Suite Executive: As our Chief Executive Officer, Mr. Kirby is responsible for the Company’s business and ongoing operations and management’s efforts to implement the strategic priorities identified by the Board.

Air / Travel / Transportation: Through his time at US Airways, American Airlines and now with the Company, Mr. Kirby has extensive and valuable experience in the airline industry.
Current or Former Fortune 500 Board: Mr. Kirby currently serves on the board of directors of CVS Health Corporation.

Finance / Accounting / Capital Allocation: Mr. Kirby brings to the Board valuable expertise based on his development and implementation of the Company’s strategic growth plans, including its financial strategies, in connection with his role as Chief Executive Officer and President of the Company.

Global Operations: Mr. Kirby has key expertise in the Company’s domestic and international operations.
Retail / Brand Management: Mr. Kirby brings valuable expertise to the Board from his experience with marketing, sales, alliances and network planning at the Company.

2024 Proxy Statement	29

Item 1 - Election of Directors

EDWARD M. PHILIP-Chairman of the Board and Independent Director

EXPERIENCE

Partners in Health (non-profit healthcare organization)

Chief Operating Officer (2013-2017)

Highland Consumer Fund (private equity company)

Special Partner (2013-2017)

Co-Founder and Managing General Partner (2006-2013)

Decision Matrix Group (research and consulting firm)

President and Chief Executive Officer (2004-2005)

Lycos, Inc. (internet search company)

President, Chief Operating Officer and Chief Financial Officer (1996-2000)

The Walt Disney Company (entertainment company)

Vice President of Finance (1991-1995)

OTHER PUBLIC COMPANY DIRECTORSHIPS

BRP Inc.

(2005-present)

Blade Air Mobility, Inc.

(2019-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Hasbro, Inc.

(2002-2023)

EDUCATION

Harvard Business School, Master of Business Administration

Vanderbilt University, BS, Math and Economics

Director Since: 2016 Age: 59 Committees: Executive (Chair) Nominating/ Governance (Chair) Audit

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Philip has served in multiple senior executive and director roles at large multinational companies.
Current or Former Fortune 500 Board: Mr. Philip was a director of Hasbro, Inc. and currently serves on the board of directors of BRP Inc.

Finance / Accounting / Capital Allocation: Mr. Philip brings to the board valuable experience in financial strategies from his time as Chief Financial Officer at Lycos, Inc. and Vice President of Finance at The Walt Disney Company.

Global Operations: Mr. Philip has served as an executive officer at large companies with world-wide operations.
Retail / Brand Management: Through his time at Hasbro, Inc. and The Walt Disney Company, Mr. Philip has gained expertise in brand management and consumer facing products.

Risk Management: Mr. Philip brings expertise in identifying, managing and mitigating key strategic and operational risks through his experience as President, Chief Operating Officer and Chief Financial Officer at Lycos, Inc. as well as through his experience as Vice President of Finance for The Walt Disney Company.

Technology / Cybersecurity: Mr. Philip brings to the Board nearly three decades of leadership across the technology sector, including in senior positions at Lycos, Inc.

30	2024 Proxy Statement

Item 1 - Election of Directors

EDWARD L. SHAPIRO-Independent Director
EXPERIENCE PAR Capital Management, Inc. (investment management firm) Managing Partner (1999-2016) Portfolio Manager (1997-2016)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Global Eagle Entertainment, Inc.

(2013-2019)

EDUCATION

University of California, Los Angeles, Master of Business Administration

University of Pennsylvania, BS, Economics

Director Since: 2016 Age: 59 Committees: Finance Nominating/Governance Public Responsibility

Skills and Qualifications:

Air / Travel / Transportation: Mr. Shapiro has been an active investor in the airline industry for more than 25 years and previously served as a director on the boards of directors of Global Eagle Entertainment, Inc., which offers satellite-based in-flight connectivity solutions with embedded entertainment services, as well as US Airways prior to its merger with American Airlines.

Current or Former Fortune 500 Board: Mr. Shapiro served on the board of directors of US Airways.

Finance / Accounting / Capital Allocation: Mr. Shapiro brings to the Board financial expertise and an investor’s perspective, having served in various capacities at PAR Capital Management, Inc. (“PAR Capital”) from 1997 to 2016.

Risk Management: Mr. Shapiro also brings valuable risk management expertise based on his experience in portfolio management at PAR Capital.

2024 Proxy Statement	31

Item 1 - Election of Directors

LAYSHA WARD-Independent Director

EXPERIENCE

Target Corporation (retail corporation)

Strategic Advisor (2023-2024)

Executive Vice President, Chief External Engagement Officer (2017-2023)

Executive Vice President, Chief Corporate Social Responsibility Officer (2015-2017)

President, Community Relations and Target Foundation (2008-2015)

OTHER PUBLIC COMPANY DIRECTORSHIPS

Denny’s Corporation

(2010-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

University of Chicago, MA, Social Services Administration

Indiana University Bloomington, BS, Journalism

Director Since: 2021 Age: 56 Committees: Nominating/Governance Public Responsibility

Skills and Qualifications:
Active or Former C-Suite Executive: Ms. Ward has served in various senior leadership positions at Target Corporation over the past 15 years.
Current or Former Fortune 500 Board: Ms. Ward serves on the board of directors of Denny’s Corporation.

Human Capital Management / Union Relations: Ms. Ward has a demonstrated ability to navigate rapid change, solve problems and collaborate with cross-sector stakeholders to achieve organizational and community goals and objectives through her experience as the Chief External Engagement Officer of Target Corporation.

Retail / Brand Management: Ms. Ward has extensive experience with brand management gained from her time in various positions at Target Corporation.

32	2024 Proxy Statement

Item 1 - Election of Directors

JAMES M. WHITEHURST-Independent Director

EXPERIENCE

Unity Software Inc. (software development company)

Chief Executive Officer (October 2023-Present)

International Business Machines Corporation (technology company)

Senior Advisor (July 2021-May 2022)

President (April 2020-July 2021)

Senior Vice President (2019-April 2020)

Red Hat, Inc. (provider of open source enterprise IT products and services)

President and Chief Executive Officer (2008-2019)

Delta Air Lines, Inc. (airline company)

Chief Operating Officer (2005-2007)

Chief Network and Planning Officer (2004-2005)

Senior Vice President-Finance, Treasury and Business Development (2002-2004)

OTHER PUBLIC COMPANY DIRECTORSHIPS

Unity Software Inc.

(2023-present)

Amplitude, Inc.

(2021-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Software AG

(2023-2024)

Red Hat, Inc.

(2008-2019)

SecureWorks Corp.

(2016-2019)

EDUCATION

Harvard Business School, Master of Business Administration

Rice University, BS, Computer Science and Economics

Director Since: 2016 Age: 56 Committees: Compensation (Chair) Executive Nominating/Governance

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Whitehurst brings executive management experience to the Board having served in various senior officer roles.
Air / Travel / Transportation: Mr. Whitehurst gained extensive experience with the airline industry through his time at Delta Air Lines, Inc.
Current or Former Fortune 500 Board: Mr. Whitehurst currently serves on the board of directors of Unity Software Inc.
Finance / Accounting / Capital Allocation: Mr. Whitehurst brings to the Board significant experience in financial and capital strategy having served in various operational roles throughout his career.
Global Operations: Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion during his tenure.

Technology / Cybersecurity: Mr. Whitehurst also has experience in data analytics and information technology from his time at Unity Software Inc., International Business Machines Corporation and Red Hat, Inc.

2024 Proxy Statement	33

Item 1 - Election of Directors

Directors to be Elected by the Holders of Other Classes of Stock

The Holders of Common Stock Do Not Vote on the Election of the Following Directors.

The ALPA is the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock. The ALPA became the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock pursuant to an agreement with United Airlines, Inc. whereby the ALPA has the right to elect one member to the Board at each annual meeting of stockholders.

The IAM is the sole holder of the Company’s Class IAM Junior Preferred Stock. The IAM became the sole holder of the Company’s Class IAM Junior Preferred Stock pursuant to an agreement with United Airlines, Inc. whereby the IAM has the right to elect one member to the Board at each annual meeting of stockholders.

Each of the ALPA director and the IAM director was previously elected by the holders of the applicable class of our preferred stock and has served continuously as a director since the date of his or her first election as noted herein.

The ALPA Director-Elected by the Holder of Class Pilot MEC Junior Preferred Stock

The ALPA has nominated and intends to reelect Captain Anne Worster as the ALPA director at the Annual Meeting. She became the ALPA director on February 27, 2024. Captain Worster is a current employee of the Company, serving as the representative of the ALPA to the Board. Captain Worster is not entitled to receive any cash or equity compensation from the Company as a director but is entitled to receive certain travel and charitable contribution benefits related to service as a director. For a description of such travel and charitable contribution benefits, see “Director Compensation.”

CAPTAIN ANNE WORSTER -ALPA Director

EXPERIENCE

ALPA

Chair of the ALPA United Airlines Master
Executive Council (March 2024-present)

C-11 Local Executive Council

Chair and Captain Representative (2024-present)

Vice-Chair and First Officer Representative (2021-2024)

C-34 Local Executive Council

Safety Committee Representative for Boeing 747-400 (1999-2001)

Legislative Committee Chair (1996-1999)

United Airlines, Inc.

Pilot (1995-present)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

Texas Christian University, Master of Arts, Liberal Arts

United States Air Force Academy, BS, International Relations

Director Since: 2024 Age: 60 Committees: Public Responsibility

Skills and Qualifications:
Air / Travel / Transportation: Captain Worster serves as a pilot of Boeing 777 aircraft.
Human Capital Management / Union Relations: Captain Worster serves as the Chairperson of the ALPA Master Executive Council, a position she has held since March 2024.

34	2024 Proxy Statement

Item 1 - Election of Directors

The IAM Director-Elected by the Holder of Class IAM Junior Preferred Stock

The IAM has nominated and intends to reelect Richard Johnsen as the IAM director at the Annual Meeting. He became the IAM director on July 6, 2021. Mr. Johnsen is a current employee of the Company on union leave of absence, serving as the representative of the IAM to the Board. Mr. Johnsen is not entitled to receive any cash or equity compensation from the Company as a director but is entitled to receive certain travel and charitable contribution benefits related to service as a director. For a description of such travel and charitable contribution benefits, see “Director Compensation.”

RICHARD JOHNSEN-IAM Director

EXPERIENCE

IAM

General Vice President of the Air Transport Territory (May 2022-Present)

Special Assistant to the International President (June 2021-April 2022)

Chief of Staff to the International President (February 2021-May 2021)

IAM Representatives Association President (2017-2021)

IAM Transportation Department Grand Lodge Special Representative (2001-2017)

Assistant General Chairperson (district 141 M) (2000-2001)

OTHER PUBLIC COMPANY DIRECTORSHIPS None FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS None EDUCATION University of Maryland, BS, Management Information Systems
Director Since: 2021 Age: 55 Committees: Public Responsibility

Skills and Qualifications:
Air / Travel / Transportation: Mr. Johnsen has served in various positions within the IAM throughout his career.
Human Capital Management / Union Relations: Mr. Johnsen currently serves as Chief of Staff to the International President of IAM and has held various other leadership positions with the IAM.

2024 Proxy Statement	35

Board and Corporate Governance Matters

Board Selection and Election

Majority Vote Standard and Mandatory Director Resignation

All directors are elected annually.

Our Amended and Restated Bylaws and our Corporate Governance Guidelines provide that a majority of the votes cast is required to elect directors in uncontested elections. An “uncontested election of directors” means an election of directors in which the number of nominees does not exceed the number of directors to be elected as of the date that is 10 days prior to the date of filing the definitive proxy statement (such as the election of directors at the Annual Meeting). This means that the number of votes cast for a nominee must exceed the number of votes cast against that person. Abstentions and “broker non-votes” will have no effect on the election of directors. The Corporate Governance Guidelines require any current director who does not receive a majority of votes cast to tender his or her resignation as a director to the Board promptly following the certification of the stockholder vote. The Nominating/Governance Committee, without participation by any director tendering their resignation, will consider the resignation offer and recommend to the Board whether to accept or reject the resignation offer or take another action. The Board, without participation by any director tendering their resignation, will act on the Nominating/Governance Committee’s recommendation within 120 days following certification of the stockholder vote and promptly disclose its decision by press release, filing of a Current Report on Form 8-K or another public means of disclosure deemed appropriate.

In a contested election, the required vote would be a plurality of votes cast.

If for any reason any nominee is unable or unwilling to serve as a director, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce the number of directors that serve on the Board to eliminate the vacancy.

36	2024 Proxy Statement

Board and Corporate Governance Matters

Board Composition and Succession Planning

Non-Preferred Stock Director Nomination Process

1 Assessment of Current Board Composition

Pursuant to its charter, the Nominating/Governance Committee is primarily responsible for maintaining a strong and diverse Board and is focused on Board succession planning on a continuous basis. Our Nominating/Governance Committee proactively evaluates our Board’s size and composition and succession planning to facilitate a smooth transition and maintain continuity of experience, attributes, balance of professional skills, independence requirements and diversity of perspectives in the boardroom. This process involves identifying directors approaching retirement age or who may have indicated an intent to resign from the Board and allows the Board to find a replacement director with skills and expertise relevant for the Company in light of the Board composition at the time and business needs as well as plan for Committee leadership and membership.

2 Consideration of Necessary Skills, Experience and Attributes

In building a slate of director nominees for consideration by the Board, including the members of the Board eligible for reelection, the Nominating/Governance Committee’s assessment of potential directors includes a review of the experience (including in positions with a high degree of responsibility and in any emerging governance, industry or market trends impacting the Company (such as ESG, cybersecurity, and safety issues)), attributes, balance of professional skills (including financial literacy) and diversity of perspectives for the Board as a whole as well as the qualifications and attributes of individual directors and director candidates, taking into account current and expected future needs of the Company, the Board and the respective Committees of our Board, any gaps to fill due to Board turnover/succession planning, the assessment of the performance of incumbent directors through the Board evaluation process, the impact of any change in the principal occupations of incumbent directors, number of directorships and management team priorities.

The Nominating/Governance Committee uses a variety of sources, including Board members, members of management and stockholder recommendations, to identify potential new non-preferred stock candidates. Potential non-preferred stock director candidates are identified based on a candidate profile that includes the relevant skills and experiences being sought at that time as well as the Board membership criteria described in the above paragraph and under the heading “Board Diversity” on page 20. Board candidates undergo a rigorous screening process, including initial interviews by our Chairman, CEO and President, a background check, a review of references and an assessment of whether the candidate meets the criteria that the Board seeks in all of its directors and how that candidate’s skills and experience would positively contribute to the Board. From time to time, when needed, the Nominating/Governance Committee may retain a third-party search firm to identify potential director candidates with the skills, experience and qualifications being sought in potential candidates.

3 Election

The Nominating/Governance Committee recommends to the Board a slate of candidates for election at each annual meeting of stockholders.

Our Board may also elect directors on the recommendation of our Nominating/Governance Committee throughout the year, following the same process, when determined to be in the best interests of our Company and stockholders. In that case, such directors would stand for reelection by stockholders the following year.

Following election, all new independent directors undergo a comprehensive onboarding process.

2024 Proxy Statement	37

Board and Corporate Governance Matters

Throughout 2023 and in early 2024, the Nominating/Governance Committee identified and reviewed a comprehensive list of non-preferred stock director candidates. Resulting from this robust process, the Board appointed Rosalind Brewer as a director in February 2024 and Michelle Freyre as a director in April 2024. Ms. Brewer and Ms. Freyre were first identified as candidates to join the Board by Russell Reynolds Associates, the Company’s current independent executive search firm.

Stockholder Nominations for Directors

In addition, the Nominating/Governance Committee considers candidates for director suggested by stockholders. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Candidates for director recommended by stockholders must be able to satisfy the independence standards established by the Board as set forth in the applicable Nasdaq Listing Rules, any other applicable rules or regulations and the Company’s Corporate Governance Guidelines as outlined below under “Director Independence.”

Holders of shares of Common Stock may submit director candidates for consideration (other than those elected by holders of shares of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Airlines Holdings, Inc., c/o the Corporate Secretary’s Office, 233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate’s name, biographical data, qualifications and other information required by Section 2.10 of the Amended and Restated Bylaws with respect to director nominations by stockholders.

In addition to recommending director candidates to the Nominating/Governance Committee, stockholders may also, pursuant to procedures established in the Amended and Restated Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For a regularly scheduled annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the proposed nomination to the Secretary of the Company not later than the close of business on the 90th day or earlier than the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Our stockholders who hold 25% ownership in our Common Stock have the right to request the Company call a special meeting. For a special meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the nomination to the Secretary of the Company not earlier than 120 days prior to the date of such special meeting and not later than the close of business on the later of: (x) 90 days prior to the date of such special meeting; and (y) 10 days following the day on which public announcement is first made of the date of such special meeting. In either case, a notice of nomination submitted by a stockholder must include information concerning the nominating stockholder and the stockholder’s nominee(s) as required by the Amended and Restated Bylaws.

Proxy Access Stockholder Right

As part of our ongoing commitment to strong corporate governance practices, we adopted a “proxy access” bylaw for stockholders in 2016. In accordance with the Amended and Restated Bylaws, under specified circumstances, a stockholder or group of stockholders may submit director nominees to the Board to be included in the Company’s proxy materials for an annual meeting of stockholders, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in the Company’s proxy materials for the next year’s annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Amended and Restated Bylaws. These proxy access provisions of our Amended and Restated Bylaws provide, among other things, the following:

3% SHARES FOR 3 YEARS	2 NOMINEES OR 20% OF THE NUMBER OF DIRECTORS
Any stockholder or group of up to 20 stockholders maintaining continuous qualifying ownership of at least 3% of our outstanding shares for at least 3 years

May nominate for inclusion in our proxy materials, director nominees constituting the greater of 2 nominees or 20% (rounded down) of the number of directors in our proxy materials for the annual meeting

Nominating stockholder(s) and the nominee(s) must also meet the eligibility requirements described in our Amended and Restated Bylaws.

38	2024 Proxy Statement

Board and Corporate Governance Matters

For a regularly scheduled annual meeting, the group of stockholders who wish to submit director nominees pursuant to our proxy access bylaw provision must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

Preferred Stock Director Nomination Process

Pursuant to Part II, Section 8.1 of the Amended and Restated Certificate of Incorporation, the ALPA, the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, has the right to elect one member to the Board at each annual meeting of stockholders, remove such director with or without cause and to fill any vacancies in such directorship. The ALPA became the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock pursuant to an agreement with United Airlines, Inc.

Pursuant to Part III, Section 8.1 of the Amended and Restated Certificate of Incorporation, the IAM, the sole holder of the Company’s Class IAM Junior Preferred Stock, has the right to elect one member to the Board at each annual meeting of stockholders, remove such director with or without cause and fill any vacancies in such directorship. The IAM became the sole holder of the Company’s Class IAM Junior Preferred Stock pursuant to an agreement with United Airlines, Inc.

Director Retirement Policy and Term Limits

Under our Corporate Governance Guidelines, no candidate is eligible for election or reelection as a director to the Board if he or she would be 75 years of age or older at the time of election. From time to time there may be unusual circumstances where exceptions need to be made to this general rule to retain needed continuity and expertise, or for other business reasons, and the Board may approve exceptions to this policy.

None of our director nominees will be 75 or older this year.

Also as set forth in the Corporate Governance Guidelines, the Board does not believe it should establish director term limits, which have the disadvantage of limiting the contribution of directors who have been able to develop, over a period of time, increasing insight into and knowledge of the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. However, the Nominating/Governance Committee considers the tenure of directors as one of several factors in re-nomination decisions as well as its general Board refreshment practices.

Our Tenure & Age Policies

NO TERM LIMITS	RETIREMENT AGE: 75

Director Outside Board Service

Our Corporate Governance Guidelines and the Audit Committee charter provide the following public company board service guidelines:

● No Audit Committee member may serve on the audit committee of more than two other public companies.
●
The Chairman and directors who serve as chairman or lead independent director of another public company are not permitted to serve on the board of directors of more than four public companies (including our Board).

● No director who is an active chief executive officer or the equivalent of another public company is permitted to serve on the boards of more than three public companies (including our Board).	● None of our directors is permitted to serve on the board of directors of more than five public companies (including our Board).

2024 Proxy Statement	39

Board and Corporate Governance Matters

All the director nominees are compliant with our public company board service guidelines.

In addition, our Corporate Governance Guidelines provide that directors are required to advise the Chairman and the chair of the Nominating/Governance Committee in advance of accepting an invitation to serve on another public company board or an appointment to serve on an audit committee or a compensation committee of another public company board. Furthermore, in assessing the director nominees’ qualifications to serve on the Board, the Nominating/Governance Committee reviews the number of other boards on which each director nominee serves and the other business and professional commitments of each director nominee in accordance with our Corporate Governance Guidelines.

Director Independence

Process for Determining Independence

Our Corporate Governance Guidelines require that at least a majority of the Board members be independent from management under the applicable Nasdaq Listing Rules, any other applicable laws and regulations and our Corporate Governance Guidelines. The Board has adopted categorical standards reflecting the bright-line independence standards under the applicable Nasdaq Listing Rules to assist in determining each director’s independence. These standards are set forth in Annex A to our Corporate Governance Guidelines, which is available on the Company’s investor relations website at ir.united.com.

Independence Determination

The Board, through the Nominating/Governance Committee, undertakes an annual review of director independence in accordance with our Corporate Governance Guidelines. The Nominating/Governance Committee relies on information derived from Company records, a detailed questionnaire that provides information about relationships that might affect the determination of independence completed annually by each director and other inquiries. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director affiliated entities are also made available to the Nominating/Governance Committee.

On the basis of this review of all of the directors serving in fiscal year 2023 or nominated for election at the Annual Meeting, the Nominating/Governance Committee delivered a report to the full Board and the Board affirmatively determined that all non-employee directors (as defined under “How Directors Are Paid” below) serving in fiscal year 2023 and nominees, other than as specified below, qualify as “independent” under the applicable independence tests and standards and that all members of each of our Audit Committee, Compensation Committee and Nominating/Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. The Board has also determined that Messrs. Kirby and Johnsen and Captain Worster do not qualify as “independent” under the applicable tests and standards. Mr. Kirby is not independent because he is an employee of the Company. Captain Worster is not independent because she is an employee of United Airlines, Inc. and affiliated with the ALPA, a union that represents certain of the Company’s employees. Mr. Johnsen is not independent because he is an employee of United Airlines, Inc. and affiliated with the IAM, a union that represents certain of the Company’s employees.

40	2024 Proxy Statement

Board and Corporate Governance Matters

Board and Committee Evaluation Process

The Board conducts an annual self-evaluation to determine whether the Board and its Committees are functioning effectively and meeting their objectives and goals. The Nominating/Governance Committee develops and oversees the overall evaluation framework. The annual self-evaluation has periodically been conducted by a third-party consultant, as appropriate.

1 Annual Self-Assessment Questionnaires and Evaluation

The Nominating/Governance Committee reviews the format and substance of the Board evaluation and director peer review process, including the questions to be addressed, as necessary to help ensure that the solicited feedback remains relevant and appropriate. The charter of each Committee also requires an annual performance evaluation, which traditionally is overseen by the chair of each Committee.

Directors complete an electronic questionnaire responding to questions about the Board and Committee structure and responsibilities, Board culture and dynamics, oversight of strategy and risk, meeting agendas, adequacy of information to the Board, Board and Committee composition and refreshment, Committee effectiveness and other Board-related topics. The questionnaire also allows directors to provide written feedback and make anonymous comments.

Committee members also complete an electronic questionnaire, which included questions approved by each Committee chair with topics covering each Committee’s responsibilities and effectiveness.

2 One-on-One Conversations between Chairman of the Board and Each Director

The Chairman of the Board speaks with each other director individually to obtain candid feedback with respect to Board, Committee and individual director performance, including to:

●
confirm the director’s continued desire to serve on the Board and discuss Committee assignments;
●
solicit the director’s suggestions on Board and Committee effectiveness and practices;
●
solicit additional feedback on Board composition and priority agenda topics; and
●
address any other issues the director wishes to discuss.

3 Discussion of Results and Feedback Incorporated

The results from the questionnaires are anonymously compiled, reviewed by the Nominating/Governance Committee and presented by the Chairman of the Board to the full Board for discussion. Committee chairs also report to their Committees the results of their respective Committee’s evaluation and any follow-up actions.

The Nominating/Governance Committee uses the results of the annual assessment to make enhancements and continue to improve board effectiveness as part of its annual governance review. Any feedback for management is provided by the Chairman of the Board.

The Chairman of the Board also discusses with the full Board the anonymized feedback from the one-on-one director discussions. Any notable results from the individual director self-assessments are shared with the relevant directors.

2024 Proxy Statement	41

Board and Corporate Governance Matters

Board Governance

Governance Framework

The Board has developed a corporate governance framework designed to ensure the Board has the authority and practices in place to review and evaluate the Company’s business operations and to make decisions independent of management. The Board’s goal is to align the interests of directors, management and stockholders and comply with or exceed the requirements of the applicable Nasdaq Listing Rules and any other applicable rules or regulations. This framework establishes the practices that the Board follows with respect to, among other things, Board composition and member selection, Board leadership structure, Board meetings and involvement of senior management, director compensation, the Chief Executive Officer performance evaluation, management succession planning and Board Committees. The Board is committed to seeking opportunities for improvements to this framework on an ongoing basis.

We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. The Board has responsibility for establishing broad corporate policies and for overseeing the Company’s business and strategy on behalf of the Company’s stockholders and other stakeholders pursuant to the Delaware General Corporation Law and our Amended and Restated Bylaws. To this end, the Board has adopted Corporate Governance Guidelines that, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Committee charters, form the governance framework for the Board and its Committees. The Nominating/Governance Committee regularly reviews the Corporate Governance Guidelines and other governing documents and policies each year in light of changing regulatory requirements, evolving best practices and feedback from our stockholders and other stakeholders and recommends appropriate changes to the Board for consideration and approval. The Corporate Governance Guidelines may be viewed on the Company’s investor relations website at ir.united.com by following the link “Corporate Governance” and selecting “Corporate Governance Guidelines” under the heading “Governance Documents.” Each Committee of the Board is governed by a charter adopted by the Board and any potential changes to the Committees’ charters are also considered at least once a year. In addition, the Compensation Committee regularly reviews compensation issues and recommends adoption of policies and procedures that strengthen our compensation practices. The “Compensation Discussion and Analysis” section beginning on page 77 discusses many of these policies and procedures.

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Board Oversight of Key Risks

The Board takes an active role in overseeing corporate and business strategy and seeks to ensure the long-term interests of United and our stockholders are being served. The Board believes that evaluating the executive team’s management of the risks confronting United is an important area of oversight.

BOARD OF DIRECTORS

Our Board oversees corporate strategy, executive succession planning, and other matters reserved to the full Board. Our Board reviews and discusses with management significant risks affecting United, including directly overseeing safety matters and other matters escalated by its Committees from within their respective areas of direct oversight.

Audit Committee

Oversees financial and audit matters, including financial reporting, internal audit, ethics, and legal and regulatory compliance, including cybersecurity and internal controls, and has primary responsibility for assisting in Board oversight of the enterprise risk management program.

Compensation Committee

Oversees the design and administration of executive compensation programs and policies, including incentive plans, and has primary responsibility for assisting the Board with executive compensation.

Executive Committee

Oversees and monitors trends, strategic, operational, and financial matters that affect United and has primary responsibility for assisting the Board with human resources matters and labor relations.

Finance Committee

Oversees financial and strategic planning and budgeting and has primary responsibility for assisting the Board with oversight of matters relating to our treasury and capital structure.

Nominating/ Governance Committee

Oversees Board structure, governance, and independence and director compensation and has primary responsibility for assisting the Board with Board succession planning and overseeing management succession planning.

Public Responsibility Committee

Oversees the design and administration of our government affairs and public policy, safety and diversity, equity and inclusion programs and primary responsibility for assisting the Board with environmental sustainability matters, including climate.

MANAGEMENT Led by our CEO and executive team, implements and supervises day-to-day risk management processes and reports to the Board and its Committees on significant matters.

Internal Audit

Directly overseen by the Audit Committee and operating pursuant to a charter, which is reviewed and approved annually by the Audit Committee, identifies and helps mitigate risk, and improves internal controls.

Enterprise Risk Management Program Designed to identify, assess, and monitor our business risks, including financial, operational, compliance, safety and reputational risks.

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Oversight of SAFETY

At United, safety is first in everything the Company does and is our first service standard of Core4 (we are safe, then caring, dependable and efficient). Our Board provides significant oversight on safety matters, which includes oversight of our safety management system and management’s ongoing efforts to enhance our safety procedures and culture. Every full Board session typically starts with a presentation about safety trends and considerations affecting the Company and our industry.

Oversight of Business Strategy

Overseeing management’s formulation, implementation and ongoing execution of the Company’s strategy is one of our Board’s primary responsibilities. The Board believes that a fundamental understanding of the Company’s strategy assists it in fulfilling its oversight role on behalf of the Company’s stockholders and other stakeholders. As part of its oversight role, the Board regularly reviews the Company’s strategy, controls and procedures, as well as issues and opportunities facing the Company in light of trends and developments in the aviation industry and broader business environment. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

Throughout the year, the Board provided guidance to management on strategy and helps to refine operating plans to implement the strategy. While elements of strategy are embedded in every regularly-scheduled meeting of the Board, the Board holds an annual multi-day strategy session with the Company’s senior leadership team and other members of management who present our Board with important information about the Company’s short-term and long-term strategic plans, including their development, execution, ongoing implementation, performance relative to goals under the strategic plans and the principal issues that the Company will face in the future. As stated previously, engagement of the Board on matters of strategic importance continues in between meetings, including through updates to the Board.

Oversight of United Next Plan

The Board has been actively involved in the development of the Company’s United Next plan since its inception. The Board has centered its focus on drawing on its collective leadership experiences and areas of expertise to provide guidance on the Company’s execution of its United Next plan-specifically the introduction of hundreds of new, and newly upgraded, aircraft to the United fleet. Management is focused on the various components of the United Next strategy, utilizing the resources of all operational groups to ensure the successful execution of our United Next strategy. The Board receives updates and engages in dialogue with the members of our executive management team on the United Next plan at each Board meeting.

oversight of Financial and Competitive Performance

Throughout the year, the Board reviews the Company’s financial and competitive performance and financial condition, including overseeing management’s execution against the Company’s capital, liquidity, strategic and financial operating plans. The Board, through the Finance Committee, dedicates significant focus to reviewing our capital allocation strategy.

Oversight of ESG Approach

Our governance framework includes direct oversight by our Board and our various Committees of our ESG goals, targets, commitments, strategies, initiatives, risks, assessments, disclosures and external engagement. The Public Responsibility Committee, the Audit Committee, the Nominating/Governance Committee, the Executive Committee and the Compensation Committee each have key responsibilities relating to ESG topics and they align and collaborate to enable achievement of our ESG goals.

Management is responsible for reviewing, refining and implementing long-term ESG strategy and periodically updates the full Board and its Committees, as applicable, on issues related to the implementation of our ESG strategy.

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oversight of cybersecurity risks

The Company considers management of cybersecurity and digital risk as essential for enabling success. United established a risk-based strategy informed by guiding principles from industry standard cybersecurity and risk management frameworks, such as those published by the National Institute of Standards and Technology (“NIST”). The Company's cybersecurity risk management framework is integrated with the Company's Enterprise Risk Management ("ERM") process that is subject to oversight by the Audit Committee. Cybersecurity risks are one of the key risks regularly evaluated, assessed and monitored as part of the Company's overall ERM process. The Company’s Cybersecurity and Digital Risk (“CDR”) organization established its risk-based approach using guiding principles from well-regarded cybersecurity and risk management frameworks published by the NIST. The Company’s approach is centered on five pillars of focus: 1) Protecting and Defending United’s Critical Assets, Data and Operations; 2) Reducing and Mitigating United’s Cybersecurity, Digital and Technology Risks; 3) Evolving Best in Class Cybersecurity and Digital Risk Capabilities; 4) Ensuring Cyber-Resilient Business Operations; and 5) Enabling Business Outcomes and Growth Through Secure Digital Solutions. To operationalize these pillars and maintain the confidentiality, integrity and availability of its data and systems, the Company uses various technologies, processes and teams of skilled individuals. The Company incorporates regular information security training as part of its employee education and development program. The Company also participates with industry organizations to exchange timely threat information and improve the collective defense of the aviation sector. The Company consistently seeks opportunities to improve its capabilities to protect the Company and its customers, including through cybersecurity trainings and skill development programs for its CDR members.

United’s Chief Information Security Officer oversees the CDR organization and the Company’s approach to managing cybersecurity and digital risk. United’s Chief Information Security Officer is supported by the Company at the highest levels and regularly engages with cross-functional teams at the Company, including Digital Technology, Legal, Audit, Human Resources, Facilities and Corporate Risk.

The Audit Committee provides oversight of the Company’s assessment and risk management policies and strategies with respect to significant business risks, including cybersecurity and digital risk. On a regular basis, the Audit Committee receives reports from the Company's Chief Information Security Officer or her representative(s) regarding the identification and management of cybersecurity risks, including when applicable, notable cybersecurity threats or incidents impacting the aviation sector or the Company, results of independent third-party assessments of the Company's cybersecurity program, key metrics, capabilities, resourcing and strategy regarding the Company's cybersecurity program and updates related to cybersecurity regulatory developments. For more information, please see Item 1C, “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

INTERNAL AUDIT

The internal audit function is directly overseen by the Audit Committee and operating pursuant to a charter, which is reviewed and approved annually by the Audit Committee, identifies and helps mitigate risk, and improves internal controls.

The Audit Committee is responsible for reviewing and approving management’s appointment, replacement, reassignment or dismissal of the Vice President - Internal Audit (or any other individual performing the function of the senior internal audit executive (the “Chief Audit Executive" or the "CAE”)). The Audit Committee reviews the summaries of the internal audit reports to management and management’s responses and discussion with the CAE, management, and the independent auditors, as appropriate. The Audit Committee further reviews the significant internal audit findings and management’s responses to such findings.

The Audit Committee reviews with independent auditors, the CAE and management the extent to which changes or improvements in financial or accounting practices and internal controls that were previously reviewed and/or approved by the Audit Committee have been implemented.

The Audit Committee also meets separately, periodically, with management, the independent auditors and the CAE.

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MANAGEMENT SUCCESSION PLANNING AND TALENT DEVELOPMENT

One of the primary responsibilities of the Board is to ensure that United has a high-performing executive leadership team. To meet that goal, especially in light of the critical importance of executive leadership to United’s business strategy and the Company’s overall success, we have an annual succession planning process that is enterprise-wide and designed to help ensure that an appropriate succession plan is in place for our CEO and other members of senior management. Our talent management and succession planning process is designed to help ensure continuity of leadership, provide for a talent-rich leadership organization that can drive the Company’s strategic objectives and prepare us for expected transitions, such as those arising from promotions, retirements and other role changes, as well as unexpected departures.

The Board maintains an effective planning process to select successors to the CEO and other members of executive management. Our Board’s involvement in our annual succession planning process is outlined in the Company’s Corporate Governance Guidelines. Our Board believes that the directors and the CEO should collaborate on succession planning and that the Board should be involved in the critical aspects of the management succession planning process. The Board has assigned to the Nominating/Governance Committee and the Executive Committee the responsibility to oversee the Company’s talent management and succession planning process, including long-term succession plans for the CEO and other executive officers as well as oversight of the Company’s readiness for turnover in key positions and ability to act swiftly in response to unplanned turnover.

The CEO, our Executive Vice President, Human Resources and Labor Relations, and other executives report annually to the Nominating/Governance Committee on succession planning (including plans in the event of an emergency) and management development and provide the Nominating/Governance Committee with an assessment of persons considered potential successors to certain senior management positions. The Board may review development and succession planning more frequently as it deems necessary or desirable. The Executive Committee also is regularly updated on key talent indicators for the overall workforce.

More broadly, our talent review process for senior management roles involves the Board engaging with the Company’s leadership team on matters of talent and culture, including the development of the Company’s talent pipeline and review of diverse talent for business and function groups across the Company. As a part of this process, potential successors engage with Board members through formal presentations and during informal events.

Political Contributions and Lobbying Expenditure Oversight and Disclosure TRANSPARENCY

United works with government officials at all levels (international, federal, state and local), as well as our extensive network of partners and stakeholders to advocate for policies and a regulatory environment to enable our industry to safely and sustainably grow and contribute to the economy. We participate in the political and policy process via regular engagement with government officials and policymakers, by making contributions to candidates and organizations and by encouraging political engagement by our employees in order to advocate for the long-term interests of the Company. We advocate for policies that modernize infrastructure and improve safety, advance industry sustainability goals, rationalize our tax burden, reduce unnecessary regulation, enhance the customer experience, mitigate fuel cost and enhance global competitiveness in the airline industry, among other items. More information and additional disclosures referenced below can be found in our Lobbying and Political Activity Policy, available at https://crreport.united.com/.

Corporate Political Contributions

●	The Company may make contributions to state or local candidate campaigns, parties, political committees, and ballot measures that enhance the interests of the Company’s stakeholders, to the extent permitted by applicable law, and subject to the approval of the Board of Directors of the UAPAC.
●	We file publicly available reports that disclose our political contributions with state and local agencies as required by state and local law. We provide information regarding our corporate political contributions on our website that is updated semi-annually.

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Lobbying Expenditures

●	Our lobbying activities are governed by policies and practices designed to facilitate compliance with laws and regulations, including those relating to the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes.
●	The Company fully supports appropriate disclosure of its lobbying criteria, activities and expenditures. Our lobbying disclosures are made on a regular basis as required by federal, state, or local jurisdictions.
●	We also provide annual disclosure of the member organizations where our dues and other contributions used for lobbying activities exceed $25,000, which is available at https://crreport.united.com/. For disclosures in 2023 and beyond, we will also include the amounts of such dues attributable to lobbying, any 501(c)(4) organization to which we paid more than $25,000 and the amount of such payments, and the Company’s total spending on lobbying as defined in the Internal Revenue Code.
●	In addition, we published our “Climate Lobbying Report: Aligning Climate Leadership with Advocacy” in 2022, which is available at https://ir.united.com/corporate-governance/governance-documents. This report describes how our lobbying practices are aligned with our corporate climate strategy.

Oversight

●	The Board has delegated oversight responsibility of our political contributions to its Public Responsibility Committee. Our Government Affairs and Global Public Policy organization makes recommendations on political contributions to the UAPAC Board of Directors, who in turn reviews and approves all UAPAC and corporate political contributions. Our Senior Vice President, Government Affairs and Global Public Policy provides the Public Responsibility Committee an annual report on political contributions of the Company and the UAPAC for the prior year.

Our policy advocacy and lobbying activities are determined by senior management with oversight by the Board, which has delegated this oversight responsibility to its Public Responsibility Committee. Our Government Affairs and Global Public Policy organization oversees and executes our policy advocacy, lobbying expenditures and related activities. Our Executive Vice President, Government Affairs and Global Public Policy, also reports regularly to the Board on our policy advocacy, lobbying expenditures and related activities, periodically reviewing with the Public Responsibility Committee the strategic priorities for the Company’s lobbying activity.

Board Meetings and Director Attendance

Each quarter, our Board holds a series of two-day meetings of the Board and its Committees to review significant developments affecting the Company and to act on matters requiring Board approval. Committee meetings occur the first and second day before the full Board meeting. In addition to the quarterly meetings, there are other regularly scheduled Committee meetings and several special Board and Committee meetings each year. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are expected to attend all Board meetings and meetings of the Committees on which they serve. Our Board met seven times in 2023 and our Committees met the number of times shown beginning on page 52.

Each incumbent director nominee attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2023 and (ii) the meetings of any Committees held during their tenure as members of such Committees during 2023.

In addition, absent extenuating circumstances, directors are required to attend our annual meetings of stockholders. All of the directors who stood for election in 2023 attended our 2023 Annual Meeting.

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Executive Sessions of independent Directors

Our independent directors meet separately in executive session outside the presence of any management director at each quarterly Board meeting. Our Corporate Governance Guidelines provide that the Chairman preside over independent director executive sessions. When deemed appropriate, the Chairman invites the Chief Executive Officer and the President to join a portion of the executive session to receive feedback from the Board and to provide direct insight on relevant topics. Executive sessions are also scheduled for each regular quarterly meeting of each Committee, other than the Executive Committee.

Director Orientation and Continuing Education

Upon joining our Board, in accordance with our Corporate Governance Guidelines, all new non-employee directors participate in the Company’s orientation program with senior management from all areas of the Company who provide the new directors with a thorough understanding of their fiduciary duties as well as an overview of the Company’s business; strategy; significant financial, accounting and risk management matters; corporate governance; and key policies and practices. Directors typically attend site visits to one or more of our locations. The Nominating/Governance Committee develops and oversees this orientation program with the assistance of our management.

On an ongoing basis, senior management and experts outside of the Company are periodically invited to attend portions of Board and Committee meetings to provide presentations on a variety of topics related to the aviation industry and general industry trends, governance, regulatory, legal and financial matters.

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Governance Policies and Principles

Certain Relationships and Related Transactions

Policy Statement Regarding Related Party Transactions

The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interests of its stockholders, the Board has adopted a written Policy Statement Regarding Related Party Transactions (the “Policy”) for the review and approval of any Related Party Transaction (as defined below). It is the Policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors, as applicable, must (i) satisfy themselves that they have been fully informed as to the Related Party’s relationship and interest and as to the material facts of the proposed transaction; (ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in the transaction.

As set forth in the policy, a “Related Party Transaction” is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

(a)	the aggregate amount involved exceeds or is expected to exceed $120,000;
(b)	a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction); and
(c)	the Company is a participant.

For purposes of this definition, a “Related Party” means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities or (iv) an individual who is an immediate family member (as defined below) of an executive officer, director, nominee for director or 5% stockholder of the Company.

An “immediate family member” includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any person (other than a tenant or employee) sharing such person’s home.

Related Party Transactions Since January 1, 2023

John Gebo, Senior Vice President and Chief Transformation Officer of United Airlines, Inc., is the spouse of Kate Gebo, Executive Vice President, Human Resources and Labor Relations, of the Company. For 2023, Mr. Gebo received compensation, including base salary, incentive compensation awards and other customary officer and employee benefits that were determined in the ordinary course consistent with the process used for determining compensation levels for other officers and employees of United. The 2023 cash compensation and equity award values for Mr. Gebo were approximately $2,069,000. Mr. Gebo and Ms. Gebo do not report to, or determine the compensation of, each other.

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Conflict and Code of Ethics and Business Conduct

The Policy operates in conjunction with other aspects of the Company’s compliance program, including the requirement in the Corporate Governance Guidelines that directors disclose any potential conflict of interest to the Chairman before any decision is made related to the matter. If the Chairman, in consultation with legal counsel, determines that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

The Company has a code of ethics, the “Code of Ethics and Business Conduct,” for its directors, officers and employees. The Code serves as a “Code of Ethics” as defined by SEC regulations and as a “Code of Conduct” under Nasdaq Listing Rule 5610. The Code of Conduct addresses conflicts of interest, including disclosure of any situations or activities that might be perceived as a conflict of interest. The Code is available on the Company’s investor relations website at ir.united.com. Waivers granted to certain officers from compliance with or future amendments to the code will be disclosed on the Company’s investor relations website in accordance with Item 5.05 of Form 8-K.

Prohibition on Hedging and Pledging

Under our securities trading policy, our officers, directors and certain other management employees are prohibited from engaging in speculative and derivative trading, short-selling or otherwise hedging our securities. This restriction includes the purchase and sale of puts, calls, warrants, options, forward-sale contracts, prepaid collars and similar derivative instruments.

Our officers, directors and certain other management employees are also prohibited from pledging our securities.

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How the Board Is Organized

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both independent oversight of management and a highly engaged and high-functioning Board. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and Chief Executive Officer may be either combined or separated, in the Board’s discretion, and establish well-defined responsibilities with respect to the Board Chairman and Lead Independent Director roles, including the requirement that the Board have a Lead Director if the Board Chair is not an independent director. The Board regularly reevaluates its Board leadership structure as part of the Board evaluation process described and also considers stockholder feedback on the topic.

Our Company has separate Chairman and Chief Executive Officer roles, which the Board believes currently best serves its ability to carry out its roles and responsibilities on behalf of the Company and its stockholders. Our independent Chairman oversees corporate governance matters, ensuring that the Board provides strong oversight of management and the Company’s strategy and business and that all directors have access to the resources required to discharge their duties appropriately. Our Chief Executive Officer is in charge of the business and strategic direction of the Company, subject to the overall direction and supervision of the Board and its Committees. The Board does not have a Lead Director given that the Chairman is currently an independent director. The duties of the Chairman are substantially similar to those of the independent Lead Director. In addition, independent directors chair our Board Committees. Our overall structure promotes effective oversight, strengthens our Board’s independent leadership and supports our commitment to enhancing stockholder value and strong governance.

Effective May 2021, Edward “Ted” Philip was appointed Board Chairman. Mr. Philip is an independent director and has a wealth of leadership experience and deep understanding of the Board from his experience as independent Lead Director of the Board from 2020 to 2021 and serving as a director of the Board since 2016. Mr. Philip manages the relationship between the Board and the Chief Executive Officer and seeks to ensure that interactions with the directors facilitate a useful exchange of viewpoints. Mr. Kirby is available to all directors between meetings and meets regularly with the Chairman and with the directors as a group to advise on the Company’s business and affairs and to receive feedback from the Board. Mr. Philip’s collaboration with Mr. Kirby allows the Board to focus attention on the issues of greatest importance to the Company and its stockholders and Mr. Kirby to focus primarily on executing the Company’s business and strategic goals in his role as Chief Executive Officer.

Edward M. Philip Chairman of the Board (Since 2021)

Robust responsibilities:

●
Convene meetings. Has the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting.
●
Preside at certain meetings. Presides at all meetings of the Board at which he is present, including executive sessions of independent directors and stockholder meetings.
●
CEO performance review. Consults with the Compensation Committee as it conducts the annual performance review of the CEO.
●
Director liaison. Serves as liaison between the CEO and the non-employee directors by facilitating open, transparent and candid dialogue.
●
Meeting schedules, agendas, and information. Approves meeting schedules, agendas, and the information furnished to the Board in connection with Board meetings or other Board action to ensure that the Board has sufficient time and information for discussion.
●
Stockholder engagement. Engages in consultation and direct communication with major stockholders, as appropriate.
●
Composition and director succession planning. Consults with the Nominating/Governance Committee regarding Board and Committee composition, Committee Chair selection, the annual performance review of the Board and its Committees and director succession planning.

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Committees of the Board

The Board has six standing Committees: Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility. The Audit Committee, Compensation Committee and Nominating/Governance Committee are composed solely of independent directors. The current membership and function of each standing Committee is described on the following pages. Each Committee operates under a written charter adopted by the Board, which is available at https://ir.united.com/corporate-governance/governance-documents. Each Committee reviews and assesses its charter annually.

AUDIT COMMITTEE[1]

Primary Responsibilities

●Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
●Assist the Board in fulfilling its responsibility to oversee (a) the quality and integrity of the Company’s financial statements and related disclosures and adequacy of the Company’s system of disclosure controls and internal control over financial reporting and risk management, (b) the Company’s compliance with legal and regulatory requirements and ethical standards, (c) the independent auditors’ qualifications, performance and independence, and (d) the performance of the Company’s internal audit function and independent auditors;
●Oversee and periodically review the security of the Company’s information technology systems and controls, including programs and defenses against cybersecurity threats;
●Oversee the Company’s controls and procedures relating to its ESG material disclosures and reporting, including assurance processes where applicable;
●Prepare an audit committee report as required by the rules and regulations of the SEC to be included in the Company’s annual proxy materials;
●Oversee the internal audit function; and
●Provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board.

Chair: Michele J. Hooper Additional Committee Members: Matthew Friend Barney Harford Edward M. Philip FY23 Meetings Held: 8 Committee Report: Page 73

1 The Board has determined that all members of the Audit Committee are independent as defined by the applicable Nasdaq Listing Rules and SEC standards. The Board has determined that each of the Audit Committee members satisfies the financial literacy requirements under the Nasdaq Listing Rules and that each of Ms. Hooper and Messrs. Philip and Friend qualifies as an “audit committee financial expert” as defined by SEC regulations.

The Audit Committee also appoints the Company’s independent registered public accounting firm and pre-approves the services performed by them. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in the section entitled “Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 72.

As provided in the Audit Committee’s charter, no member of the Audit Committee may serve on the audit committee of more than two other public companies.

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COMPENSATION COMMITTEE

Primary Responsibilities

●
Oversee the administration of the Company’s compensation plans, including the equity-based plans and executive compensation programs of the Company;
●
Discharge the Board’s responsibilities relating to the performance evaluation and compensation of the Company’s executive officers, including the Chief Executive Officer; and
●
Prepare the compensation committee report required by the SEC to be included in the Company’s annual proxy statement or Form 10-K, which is set forth in this Proxy Statement under “Executive Compensation-Compensation Committee Report.”

Chair: James M. Whitehurst Additional Committee Members: Rosalind Brewer Carolyn Corvi[1] Matthew Friend James A. C. Kennedy[1] FY23 Meetings Held: 6 Committee Report: Page 112

1 Member will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of the current term as a director.

The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis (the “CD&A”) and, based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company’s annual proxy statement or Form 10-K, as applicable.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain, at the expense of the Company, the advice of a compensation consultant, independent legal counsel or other adviser (each, a “compensation adviser”). The Compensation Committee may select a compensation adviser only after taking into consideration all factors relevant to the compensation adviser’s independence from management, including the factors specified under applicable SEC rules and Nasdaq Listing Rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers as it deems advisable. The Compensation Committee can also form and delegate authority to subcommittees.

The Compensation Committee has delegated to the Chief Executive Officer the authority to grant, modify and interpret the terms of stock awards to eligible participants (other than executive officers of the Company). Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the senior management team. His recommendations are based on input from the Executive Vice President of Human Resources and Labor Relations, her staff and the Compensation Committee’s independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

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Compensation Committee Interlocks and Insider Participation

During 2023 and as of the date of the Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee the Company or its subsidiaries and no executive officer of the Company served or serves on the compensation committee (or its equivalent) or board of any company that employed or employs any member of the Company’s Compensation Committee or the Board. In addition, no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

Role of Compensation Consultant in Determining Executive Compensation

The Compensation Committee has retained Exequity LLP (“Exequity”) as its independent compensation consultant. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company other than advising the Nominating/ Governance Committee with respect to director compensation.

The Compensation Committee maintains a conflict of interest policy governing the relationship with its compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management’s obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Compensation Committee through its Chair (or in the case of services being provided to the Board, through the Chairman of the Board or, as applicable, the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to applicable SEC rules and Nasdaq Listing Rules and concluded that Exequity’s work for the Compensation Committee does not raise any conflict of interest.

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EXECUTIVE COMMITTEE[1]

Primary Responsibilities

●
Act on such matters as are specifically assigned to it from time to time by the Board and exercise all of the powers that are held by the Board to the extent permitted by law with certain exceptions enumerated its charter;
●
Monitor trends, strategic, operational and financial matters and other items that materially affect, or could materially affect, the Company’s business; and
●
Oversee the Company’s significant human resources and labor relations strategies, including, but not limited to, culture, talent management and DEI matters.

Chair: Edward M. Philip Additional Committee Members: Carolyn Corvi[2] Michele J. Hooper Walter Isaacson Scott Kirby James M. Whitehurst FY23 Meetings Held: 4

1 Consists of the Chairman of the Board, the Chairpersons of our five other standing Committees, each of whom is an independent director, and our Chief Executive Officer.

2 Member will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of the current term as a director.

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Board and Corporate Governance Matters

FINANCE COMMITTEE

Primary Responsibilities

●
Review financial plans and budgets and cash management policies and activities;
●
Evaluate and advise the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets;
●
Evaluate and advise the Board on business opportunities and financing transactions;
●
Evaluate the Company’s capital structure and recommend certain proposed issuances of securities; and
●
Review strategies relating to financial, operating, or economic risk.

Chair: Carolyn Corvi[1] Additional Committee Members: Rosalind Brewer Michelle Freyre Barney Harford James A. C. Kennedy[1] Scott Kirby Edward L. Shapiro FY23 Meetings Held: 4

1 Member will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of the current term as a director.

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NOMINATING/GOVERNANCE COMMITTEE

Primary Responsibilities

●
Identify, evaluate and recommend for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company;
●
Develop, recommend to the Board and periodically review the Corporate Governance Guidelines and oversee corporate governance matters;
●
Review and oversee the Company’s succession planning process for executive officers, including the Chief Executive Officer;
●
Oversee an annual evaluation of the Board, its Committees and individual directors, as applicable; and
●
Review and make recommendations to the Board with respect to director compensation.

Chair: Edward M. Philip Additional Committee Members: Michele J. Hooper Walter Isaacson Edward L. Shapiro Laysha Ward James M. Whitehurst FY23 Meetings Held: 4

PUBLIC RESPONSIBILITY COMMITTEE

Primary Responsibilities

●
Review and make recommendations to the Board regarding the Company’s policies and positioning with respect to safety, corporate social responsibility, governmental affairs and the Company’s ESG initiatives and risks, including DEI and climate-related strategic goals and objectives; and
●
Oversee the Company’s policies and practices regarding political expenditures, including an annual review of the Company’s political contributions policy and corporate political contributions and trade association dues and payments, and receives an annual report on political contributions of the Company and the UAPAC for the prior year.

Chair: Walter Isaacson Additional Committee Members: Michelle Freyre Barney Harford Richard Johnsen Edward L. Shapiro Laysha Ward Captain Anne Worster FY23 Meetings Held: 4

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Board and Corporate Governance Matters

Communications with Directors and Stockholder Engagement

Written Communications with the Board

The Board welcomes input from stockholders and other interested parties and has established a process for stockholders and other interested parties to communicate directly with the Board as a whole, or any individual member, including the Chairman or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Airlines Holdings, Inc., c/o the Corporate Secretary’s Office, 233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing the Board at UALBoard@united.com. Any matter relating to our financial statements, internal accounting practices, internal controls or auditing matters should be addressed to the chair of the Audit Committee.

Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the Corporate Secretary’s Office as its agent for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary’s Office. The Corporate Secretary’s Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary’s Office maintains communications and they are available for review by any member of the Board at his or her request.

WHY WE ENGAGE

The Board and management are committed to driving long-term stockholder value through strong corporate governance, which includes continuing dialogue with our stockholders and other stakeholders to enable us to understand and respond to their concerns. We have a robust outreach program, aimed at providing visibility and transparency into financial, compensation and corporate governance practices and assessing those issues to better inform our decision-making, enhance our disclosures and help shape our policies and practices.

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Board and Corporate Governance Matters

when we engage: Year-Round Stockholder Engagement Program

before meeting	AT ANNUAL MEETING

●
Publish annual report and proxy statement
●
Issue our Corporate Responsibility Report, which highlights our recent developments relating to various topics, including corporate governance and environmental sustainability
●
Discuss Board's rationale for its voting recommendations with key stockholders and address concerns and questions
●
Discuss stockholder proposals with proponents
● Engage directly with stockholders ● Receive and review voting results for management and stockholder proposals

OFF-SEASON ENGAGEMENT	AFTER ANNUAL MEETING

●
Engage with stockholders and other stakeholders regarding topics of interest to better understand their priorities and viewpoints, to seek feedback on our initiatives, disclosures, and proposals and to inform Board discussions
●
Attend and participate in investor and corporate governance-related events to learn about emerging trends and issues and further engage stockholders
●
Review changes to our largest stockholders’ proxy voting policies and perspectives
●
Evaluate potential changes to corporate governance or executive compensation practices as well as disclosure enhancements in light of stockholder feedback and review of practices
●
Develop strategy for proxy season outreach meetings

●
Discuss voting results from annual meeting in light of existing corporate governance and executive compensation practices, as well as feedback received from stockholders, and determine if any follow-up actions are appropriate
●
Review corporate governance trends, recent regulatory developments, and the Company’s corporate governance documents, policies, and procedures to determine if any changes should be considered
●
Determine topics for discussion during off-season stockholder engagement

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Board and Corporate Governance Matters

Stockholder Engagement and Responsiveness

To inform our corporate governance practices, understand and consider the issues that matter most to our stockholders and keep our stockholders informed about our business, we engage with our stockholders and the broader corporate governance community year-round to seek their feedback on areas where we are performing well and areas for potential improvement. We held discussions with a number of our stockholders in the spring before the 2023 Annual Meeting. However, we believe it is most productive to discuss these matters well in advance of the annual meeting of stockholders to enable management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for the Company’s diverse stockholder base and in the Company’s best interests. Since our 2023 Annual Meeting, we contacted stockholders representing approximately 56% of our outstanding shares to offer engagement meetings based on filings made by our stockholders with the SEC on or before March 1, 2024. Members of our Investor Relations department and Corporate Secretary’s Office, as well as other subject-matter experts within the Company, spoke with a substantial number of stockholders representing holdings both large and small on strategy, financial and operating performance, executive compensation and corporate governance matters, among others. We shared these discussions with our Board as appropriate and our Chairman met with one of our top stockholders. We took feedback and insights from our engagement with stockholders and other stakeholders into consideration as we reviewed and evolved our corporate practices and policies. As noted above, the Board updates our corporate governance framework each year based on a number of inputs, including stockholder feedback. We also engaged with proponents who submitted stockholder proposals this year to better understand the rationale and requests of their proposals. In addition, throughout the year, our Investor Relations group engages with our stockholders, frequently along with our CEO and Michael Leskinen, our Chief Financial Officer. This engagement includes attending investor conferences, holding one-on-one and small group meetings and calls with investors, and also interacting with investors and the analyst community during our quarterly earnings conference calls.

We encourage our registered stockholders to use the space provided on the proxy card to let us know your thoughts about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

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Board and Corporate Governance Matters

Some key themes in 2023 and early 2024 emerged as part of our various engagements as set forth below.

Topic	Stockholder Feedback	Company Response
Executive Compensation	Stockholders expressed concerns related to changes made to our 2021 compensation program, which were made to comply with the limits under the CARES Act, as previewed in our 2021 proxy statement.

Our executive compensation program design has since returned to our more typical structure, including long-term performance awards and a three-year vesting schedule for our time-vested equity awards. We also:

●
eliminated overlapping metrics in our short- and long-term incentive programs,
●
increased the program’s emphasis on our financial metrics,
●
did not grant any retention or special bonuses to any of our NEOs in 2023, and
●
do not currently intend to grant any retention or special bonuses to any of our NEOs in 2024 except in the case of extraordinary circumstances.

DIRECTOR SKILLS MATRIX	Stockholders were appreciative of the Board’s skills matrix but also suggested additional enhancements to more appropriately identify the most applicable skills of our directors.	We updated our Board skills matrix on page 19 to account for the skills and qualifications that the Board considers most important for future candidates.
Disclosure of Consolidated EEO-1 Report	A number of our stakeholders have requested we adopt a policy to publicly disclose our Consolidated EEO-1 Report yearly.

We publicly disclosed our Consolidated EEO-1 Report (which includes only our and United Ground Express, Inc.’s U.S. workforces) for the first time in 2023 in Corporate Responsibility Report and committed to continue to do so annually.

ESG STRATEGY	Several stockholders inquired about our current ESG strategy, commitments and internal governance around ESG reporting.

We have continued to enhance our Corporate Responsibility Report disclosure on ESG matters.

In addition, at the end of 2020, we set a goal to reduce our greenhouse gas emissions by 100% by 2050 without relying on the use of voluntary carbon offsets. In order to meet our 2050 goal, we established a mid-term target of reducing, compared to 2019, our carbon intensity by 50% by 2035. This 2035 target received independent validation from the Science Based Targets initiative (SBTi) in May 2023.

MANAGEMENT SUCCESSION	Given recent Chief Financial Officer transition at the Company, investors were interested in understanding more about the Company’s management succession planning processes.	We added disclosure on page 37 on our management succession planning process.

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Board and Corporate Governance Matters

Availability of Governance Materials

You may access financial and other information on the investor section of our investor relations website, ir.united.com. Copies of these documents and other information are also available free of charge by sending a request to the Corporate Secretary-United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606. Also available on our website or upon request, free of charge, are copies of the following documents:

●
Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act;
●
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;
● Committee Charters; ● Corporate Governance Guidelines; ● Climate Lobbying Report; and ● Code of Ethics and Business Conduct, which applies to all directors, officers and employees.

To view the United Airlines, Inc. Lobbying and Political Activity Policy and our comprehensive index that maps our corporate governance and ESG disclosures across metrics outlined in the TCFD framework, please view our Corporate Responsibility Report at https://crreport.united.com/.

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Board and Corporate Governance Matters

How Directors Are Paid

HIGHLIGHTS OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

●
No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.
●
Emphasis on Equity: There is an emphasis on equity-based compensation with a one-year vesting period in the overall non-employee director compensation pay mix to align non-employee director and stockholder interests.
●
Recognition of Roles: Roles requiring extra time commitment and responsibilities, such as the Chairman of the Board and the Committee Chairpersons, are recognized for the supplemental service they provide to the Board.

STRUCTURE OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Overview of Non-Employee Director Compensation Program

The members of our Board play a critical role in guiding United’s strategic direction. In light of the demanding nature of the role and responsibilities of a public company board, including the time commitment and risks associated with board service, the market for highly qualified and experienced individuals who are capable of serving as qualified directors of a large public company such as United is highly competitive.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors.

We have structured the compensation of our non-employee directors with the following objectives in mind:

Recognize the substantial investment of time and expertise necessary for the non-employee directors to discharge their duties to oversee United’s affairs.	Align the non-employee directors’ interests with the long-term interests of our stockholders.	Provide a non-employee director compensation program that is competitive, reasonable and clearly disclosed.

Our non-employee directors are accordingly compensated based on their respective levels of Board participation and responsibilities, including service on Committees, and receive a combination of annual cash retainers and equity compensation in the form of share unit awards.

As a United employee, Scott Kirby, our Chief Executive Officer, does not receive compensation for his service on the Board. Additionally, directors elected by a class of stock other than the Company’s Common Stock are not entitled to receive any cash or equity compensation from United as a director but are entitled to receive certain travel and charitable contribution benefits related to service as a director. For purposes of disclosure in this section, we refer to the non-employee directors elected by the holders of our Common Stock as “non-employee directors.”

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Board and Corporate Governance Matters

In 2023, non-employee directors received the following compensation:

Compensation Element	Amount
REGULAR RETAINER
Cash(1)	$100,000
Equity(2)	$170,000
COMMITTEE CHAIR RETAINERS (CASH)(1)
Audit Committee Chairperson Annual Retainer	$25,000
Compensation Committee Chairperson Annual Retainer	$20,000
Executive Committee Chairperson Annual Retainer	$20,000
Finance Committee Chairperson Annual Retainer	$20,000
Nominating/Governance Committee Chairperson Annual Retainer	$20,000
Public Responsibility Committee Chairperson Annual Retainer	$20,000
COMMITTEE MEMBER RETAINERS (CASH)(1)(3)
Audit Committee Member Annual Retainer	$15,000
Compensation Committee Member Annual Retainer	$12,500
Executive Committee Member Annual Retainer	$12,500
Finance Committee Member Annual Retainer	$12,500
Nominating/Governance Committee Member Annual Retainer	$12,500
Public Responsibility Committee Member Annual Retainer	$12,500
ADDITIONAL RETAINER FOR CHAIRMAN OF THE BOARD (EQUITY)(2)	$225,000
(1)	Director retainers are paid quarterly in arrears with retainers pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.
(2)

The equity award size is calculated based on the average of the high and low sales prices of Common Stock on the date of grant. Each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Upon settlement, the share units are designed to be settled: (i) 50% in cash based on the average of the high and low trading prices per share of Common Stock on the one-year anniversary of the grant date and (ii) 50% in shares of Common Stock. Any fractional units are settled in cash. Pursuant to the terms of the 2006 Director Equity Incentive Plan, as amended and restated on May 24, 2023 (the “DEIP”), a director may elect to receive the cash-settled portion of the award in shares and, if a director has elected to defer the annual equity award, the award is deferred into a share unit account under the DEIP.

(3)	Committee Chairpersons are not eligible for Committee Member Retainers.

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The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of United’s non-employee directors.

The Compensation Committee’s independent compensation consultant, Exequity LLP (“Exequity”), has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits and stock ownership guidelines. United’s non-employee director compensation program was designed with reference to median director pay levels among the companies that comprise United’s compensation peer group. See “Executive Compensation-Compensation Discussion and Analysis- Peer Group Used for 2023 Pay Analysis” for a listing of the companies included in our compensation peer group. Based on the annual review that was conducted in December 2022, no changes were made to non-employee director compensation levels for 2023 as compared to the program established for 2022.

The 2023 compensation for the non-employee directors was approved by the independent members of the Board upon recommendation of the Nominating/Governance Committee.

2024 Non-Employee Director Compensation

In December 2023, the Nominating/Governance Committee undertook its annual review of non-employee director compensation for fiscal year 2024. As part of this review, the Nominating/Governance Committee engaged Exequity to review market data and competitive information on non-employee director compensation. After considering the recommendation of Exequity, the Nominating/Governance Committee recommended that the Board approve the following changes to our non-employee director compensation program, effective January 1, 2024 for the cash component and effective at the Annual Meeting for the equity component:

●	Increased annual Board retainer for each non-employee director from $100,000 to $115,000;
●	Increased value of the annual equity award for each non-employee director from $170,000 to $180,000;
●	Increased annual cash retainer for the Audit Committee Chair from $25,000 to $30,000; and
●	Increased annual cash retainer for the Compensation Committee Chair from $20,000 to $25,000.

Such changes were approved by the Board and were made to better align our non-employee director compensation program with non-employee director compensation practices applicable to United’s overall compensation peer group (as well as with the director pay programs at United’s major U.S.-based airline competitors) and to continue to attract and retain highly qualified and engaged non-employee directors. Prior to the 2024 changes taking effect, United’s non-employee director compensation program was last adjusted in 2019.

Stock Ownership Guidelines

The Board believes that non-employee directors should hold meaningful equity ownership positions in United. To that end, within five years after joining our Board, each non-employee director must hold shares of our Common Stock having a value equal to at least five times the annual cash retainer ($500,000, based on the 2023 retainer of $100,000) and maintain at least that ownership level while a member of our Board. Shares owned outright by the non-employee directors, shares acquired upon settlement of RSUs, unvested RSUs, and share equivalents acquired upon the deferral of fees, are counted toward the ownership requirement. Unexercised stock options are not counted.

STOCK OWNERSHIP REQUIREMENT 5X DIRECTOR’S ANNUAL CASH RETAINER

As of March 31, 2024, all of the non-employee directors were in compliance with the stock ownership guidelines or were in the transition period (with respect to Ms. Brewer and Ms. Freyre).

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Board and Corporate Governance Matters

Cash Compensation

Director retainers are paid quarterly in arrears. At the end of each quarterly period, we pay 25% of the total annual retainer to each director. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period. Please see the table above under the heading “Structure of Our Non-Employee Director Compensation Program” for a description of the director retainer rates in effect for 2023.

Equity Compensation

A substantial portion of each non-employee director’s annual compensation is in the form of share units granted annually under the DEIP, currently with an initial equity value of $170,000, which the Board believes helps align director compensation with the interests of our stockholders. Our Chairman received an additional annual retainer with an initial equity value of $225,000 in light of the increased duties and responsibilities demanded by this role, which are described in further detail on page 51.

Upon settlement, the share units are designed to be settled: (i) 50% in cash based on the average of the high and low trading prices per share of Common Stock on the one-year anniversary of the grant date and (ii) 50% in shares of Common Stock. Any fractional units are settled in cash. Pursuant to the terms of the DEIP, a director may elect to receive the cash-settled portion of the award in shares and, if a director has elected to defer the annual equity award, the award is deferred into a share unit account under the DEIP.

The number of share units subject to each non-employee director’s award granted in 2023 was calculated by taking the quotient of (x) $170,000 (or $170,000+$225,000 for Mr. Philip) divided by (y) the average of the high and low sales prices of Common Stock on the date of grant (rounded up to the nearest whole share unit). Each share unit represents the economic equivalent of one share of Common Stock and vests in full on the first anniversary of the grant date, subject to the director’s continued service on our Board.

New non-employee directors who join the Board between our Annual Meetings are generally eligible to receive a pro-rated portion of the annual cash retainer to reflect the period of time that they serve prior to the Annual Meeting that immediately follows their appointment.

Director Compensation Deferral Opportunities

A non-employee director may elect to defer payment of all or part of the cash compensation received as a non-employee director under the DEIP through credits to a share account established under the terms of the DEIP. Non-employee directors may also defer the receipt of shares that would otherwise be issued under an equity compensation award through credits to his or her share account. Unless otherwise specified by the director at the time of the deferral election or pursuant to certain pre-merger deferral arrangements, distribution from the share account will be made within 60 days following the date on which such non-employee director separates from the Board.

Charitable Contribution Program

Each director was eligible to participate in our matching gift program in 2023. We matched dollar for dollar a director’s contribution to qualified charitable and educational organizations up to $20,000.

In the case of each of the ALPA director and the IAM director, United will provide matching charitable contributions of up to $20,000 per year in the aggregate to qualifying nonprofit organizations to which either the director or the director’s union contributes.

During 2023, United also donated complimentary positive space air travel to qualified charitable organizations selected by the non-employee directors. In 2023, such directors were permitted to donate up to four round trip tickets to qualified charitable organizations.

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Travel Benefits

United believes it is in its best interest for directors to have exposure to United’s operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director’s spouse or qualified domestic partner and certain other eligible travelers, and access to our United Club facilities.

These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by United. Over a decade ago, United eliminated tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits. The tax indemnification provided to the non-employee directors is subject to an annual limit.

A non-employee director who retires from the Board with at least five consecutive years of service as a director will receive lifetime travel benefits, subject to certain exceptions.

Director Cybersecurity

In light of the high level of scrutiny and elevated cybersecurity threat level faced by United and our directors, in 2023, United made available cybersecurity / identity protection services to our directors, with an annual per participant cost to United of $7,200, plus voluntary director-paid additional coverage. Such cybersecurity/ identify protection services are reported as a perquisite in the Director Compensation for 2023 table below.

Reimbursements

All directors are reimbursed for expenses incurred in attending Board, Committee and stockholder meetings and certain United events (including travel and lodging) in accordance with United’s Board travel policies and administrative expenses that may be approved by the Board from time to time.

Indemnification

United has a policy that provides liability insurance for non-employee directors of United and its subsidiaries. United also provides indemnification for directors as set forth in the Restated Certificate of Incorporation of United Airlines Holdings, Inc.

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Board and Corporate Governance Matters

Director Compensation for 2023

The following table includes the amount of director compensation in 2023 for each director who served during that year other than Mr. Kirby. The 2023 compensation for Mr. Kirby is shown in the 2023 Summary Compensation Table and Mr. Kirby does not receive additional compensation for his service on the Board.

					All Other
	Fees Earned or		Stock Awards		Compensation
Name	Paid in Cash ($)(1)		($)(2)(3)		($)(4)	Total ($)
Carolyn Corvi	145,000		170,437		35,122	350,559
Matthew Friend	127,500		170,833		26,773	325,106
Barney Harford	140,000		170,437		68,128	378,565
Michele J. Hooper	150,000		170,833		43,172	364,005
Walter Isaacson	145,000		170,833		30,790	346,623
Richard Johnsen	—	(5)	—	(5)	50,728	50,728
James A. C. Kennedy	125,000		170,437		67,780	363,217
Edward M. Philip	155,000		396,885		55,520	607,405
Edward L. Shapiro	137,500		170,833		66,719	375,052
Laysha Ward	125,000		170,833		33,700	329,533
James M. Whitehurst	145,000		170,437		54,784	370,221
Former Directors who served as a Director in 2023
Captain Garth Thompson	—	(5)	—	(5)	21,266	21,266

(1)

Messrs. Friend, Isaacson and Shapiro and Ms. Ward each elected to receive 100% of their 2023 Board and Committee retainer fees in deferred share units as described above under “Director Compensation Deferral Opportunities.”

(2)

Mses. Hooper and Ward and Messrs. Friend, Isaacson, Philip and Shapiro each elected to defer 100% of their 2023 equity awards in deferred share units as described above under “Director Compensation Deferral Opportunities”

(3)

The amounts shown in this column represent the grant date fair value of 3,598 share units granted to each of the non-employee directors on May 25, 2023 determined in accordance with FASB ACS Topic 718. With respect to Mr. Phillip, the grant date fair value of his 2023 award of 4,761 share units for his service as United’s independent Chairman of the Board is also included. The number of share units subject to each director’s award was calculated by taking the quotient of (x) $170,000 (or $170,000+$225,000 for Mr. Philip) divided by (y) the average of the high and low sales prices of Common Stock on the date of grant (rounded up to the nearest whole share unit).

Upon settlement, the share units generally are structured to be settled: (i) 50% in cash based on the average of the high and low sales prices of Common Stock on the vesting date and (ii) 50% in shares of Common Stock. For those directors who elected to defer their equity award, the full award is deferred into deferred share units as described above under “Director Compensation Deferral Opportunities.”

As of December 31, 2023, the aggregate number of share units outstanding (including, as applicable, deferred share units) for each individual who served as a non-employee director was: Ms. Corvi-3,598; Mr. Friend-13,620; Mr. Harford-3,598; Ms. Hooper-18,964; Mr. Isaacson-67,133; Mr. Kennedy- 3,598; Mr. Philip-36,830; Mr. Shapiro-39,664; Ms. Ward-18,455; and Mr. Whitehurst-31,204. Captain Thompson and Mr. Johnsen did not hold any outstanding share units as of December 31, 2023.

(4)

All other compensation includes: (a) with respect to certain directors, matching contributions of up to $20,000 to nonprofit organization(s) to which the director made a contribution(s) (including contributions as follows: $20,000 for each of Mses. Corvi, Hooper and Ward and Messrs. Harford, Johnsen, Kennedy and Shapiro and $18,000 for Captain Thompson), as discussed under the caption “Charitable Contribution Program” above; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to United of providing such benefits) for each director as follows: Ms. Corvi-$6,092; Mr. Friend-$20,764; Mr. Harford-$36,950; Ms. Hooper-$13,053; Mr. Isaacson-$19,485; Mr. Johnsen-$25,358; Mr. Kennedy-$33,745; Mr. Philip-$36,950; Mr. Shapiro-$30,895; Ms. Ward-$5,064; Mr. Whitehurst-$36,950; and Captain Thompson-$2,610; and (c) as required by SEC rules, the aggregate incremental cost to United of such director’s flight benefits.

(5)

Our directors who are employees of United or who are directors elected by a class of stock other than Common Stock do not receive any cash or equity compensation from United related to their service as directors. However, each of the ALPA director and the IAM director are entitled to receive certain travel and charitable contribution benefits. See “Travel Benefits” and “Charitable Contribution Program” above and footnote 4 above. With respect to 2023, Captain Thompson and Mr. Johnsen did not receive any director compensation other than the benefits set forth in the “All Other Compensation” column.

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Securities Ownership

Certain Beneficial Owners

The following table shows the number of shares of our voting securities owned by any person or group known to us, as of March 25, 2024, to be the beneficial owner of more than 5% of any class of our voting securities.

		Amount and Nature	Percent of
Name and Address of Beneficial Owner	Title of Class	of Ownership	Class(1)

The Vanguard Group(2)	Common Stock	37,024,814	11.3%
100 Vanguard Blvd.
Malvern, PA 19355
PRIMECAP Management Company(3)	Common Stock	23,353,324	7.1%
177 E. Colorado Blvd., 11th Floor,
Pasadena, CA 91105
BlackRock, Inc.(4)	Common Stock	21,530,333	6.5%
50 Hudson Yards
New York, NY 10001
Capital International Investors (5)	Common Stock	18,506,587	5.6%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(6)	Class Pilot MEC Junior Preferred Stock	1	100%
9550 West Higgins Road, Suite 1000
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(6) District #141 900 Machinists Place	Class IAM Junior Preferred Stock	1	100%
Upper Marlboro, MD 20722
(1)	For beneficial owners of Common Stock, percentages are calculated based upon 328,803,086 shares of Common Stock outstanding as of March 25, 2024.
(2)

Based solely on a Schedule 13G/A (Amendment No. 11) filed on February 13, 2024, in which The Vanguard Group, on behalf of itself and certain wholly-owned subsidiaries, reported shared voting power for 276,619 shares, sole dispositive power for 36,086,062 shares and shared dispositive power for 938,752 shares.

(3)

Based solely on a Schedule 13G/A (Amendment No. 10) filed on February 12, 2024, in which PRIMECAP Management Company reported sole voting power for 22,919,012 shares and sole dispositive power for 23,353,324 shares.

(4)

Based solely on a Schedule 13G/A (Amendment No. 3) filed on January 29, 2024, in which BlackRock, Inc., on behalf of itself and certain subsidiaries, reported sole voting power for 20,557,095 shares and sole dispositive power for 21,530,333 shares.

(5)

Based solely on a Schedule 13G filed on February 9, 2024, in which Capital International Investors, on behalf of itself and certain subsidiaries, reported sole voting power for 18,490,770 shares and sole dispositive power for 18,506,587 shares.

(6)

Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

2024 Proxy Statement	69

Securities Ownership

Directors and Executive Officers

The following table shows the number of shares of our Common Stock owned by our directors, director nominees, the named executive officers identified in this Proxy Statement and all our directors, director nominees and executive officers as a group as of March 25, 2024. The persons listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse, or as otherwise described in the footnotes following the table.

	Amount and
	Nature of		Percent of
Name of Beneficial Owner	Ownership		Class

Directors
Rosalind Brewer	—		*
Carolyn Corvi	22,433		*
Michelle Freyre	—		*
Matthew Friend	10,786	(1)	*
Barney Harford	113,040		*
Michele J. Hooper	18,408	(1)	*
Walter Isaacson	44,022	(1)	*
Richard Johnsen	—		*
Scott Kirby (2)	689,776	(3)	*
James A. C. Kennedy	29,363		*
Edward M. Philip	29,324	(1)(4)	*
Edward L. Shapiro	236,868	(1)	*
Laysha Ward	1,486	(1)	*
Anne Worster	—		*
James M. Whitehurst	34,796	(1)	*
Named Executive Officers
Brett Hart	197,724	(5)	*
Torbjorn Enqvist	44,927		*
Linda Jojo	137,947	(6)	*
Michael Leskinen	18,355		*
Gerald Laderman	146,655		*
Gregory Hart	48,088		*
Directors and Executive Officers as a Group (22 persons)	2,078,820		*
*	Less than 1% of outstanding shares.
(1)

Includes share units representing non-employee director compensation that the director elected to defer into a share account pursuant to the terms of the DEIP, as follows: Mr. Friend-10,771 share units; Mr. Harford-815 share units, Ms. Hooper-15,366 share units; Mr. Isaacson-37,669 share units; Mr. Philip-28,471 share units; Mr. Shapiro-36,868 share units; Ms. Ward-1,486 share units; and Mr. Whitehurst-20,637 share units. The share units will be settled in Common Stock within 60 days following the director’s separation from service on the Board. Deferred share units that will be settled more than 60 days following the director’s separation from service are not included.

(2)	Mr. Kirby is also a named executive officer.

70	2024 Proxy Statement

Securities Ownership

(3)

Includes 159,321 and 33,755 options to purchase shares of our Common Stock at $58.69 and $110.21 per share, respectively. Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby’s children and other relatives in which Mr. Kirby serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes 8,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby’s children in which Mr. Kirby’s brother serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities.

(4)	Includes shared voting and investment power for six shares of Common Stock.
(5)	Includes 21,521 options to purchase shares of our Common Stock at $77.56.
(6)	Includes 14,348 options to purchase shares of our Common Stock at $77.56.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans.

					Number of securities
					remaining available for
	Number of securities to		Weighted average		future issuance under
	be issued upon exercise		exercise price of		equity compensation
	of outstanding options,		outstanding options,		plans (excluding securities
Plan Category	warrants and rights		warrants and rights		reflected in first column)

Equity compensation plans approved by security holders
Options	502,055		$91.53
Restricted Stock Units	6,466,676	(1)	-
Subtotal	6,968,731		$91.53	(2)	4,771,910	(3)
Equity compensation plans not approved by security holders	-		-		-
Total	6,968,731		$91.53	(2)	4,771,910	(3)
(1)

Includes outstanding Performance-Based RSUs under the Company’s 2021 Incentive Compensation Plan assuming the awards achieve the maximum “stretch” level of performance. Settlement of these Performance-Based RSUs is subject to the Compensation Committee’s certification of achievement of specified performance conditions.

(2)	Weighted average exercise price excludes restricted stock units that convert to shares of Common Stock.
(3)

Includes 299,679 shares available under the DEIP and 4,472,231 shares available under the Company’s 2021 Incentive Compensation Plan, assuming that the Performance-Based RSUs referenced in footnote 1 above achieve the level of performance as described in footnote 1 for such awards.

Delinquent Section 16(a) Reports

To the best of our knowledge, based solely on our review of reports filed with the SEC by our directors, executive officers and beneficial owners of more than ten percent of our outstanding Common Stock, and a review of written certifications provided to the Company by our directors and executive officers, we believe that our directors and executive officers filed on a timely basis reports required by Section 16(a) of the Exchange Act during fiscal year 2023 except for one late Form 4 filed by Kate Gebo, our Executive Vice President, Human Resources and Labor Relations, reporting a gift of shares from her revocable trust to her spouse’s revocable trust.

2024 Proxy Statement	71

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by the holders of Common Stock of the Company. The Board is presenting a resolution to our stockholders requesting ratification of Ernst & Young’s appointment as the Board and the Audit Committee believes that the continued retention of Ernst & Young for 2024 is in the best interest of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention, termination, oversight and evaluation of the independent registered public accounting firm that audits our consolidated financial statements and internal controls over financial reporting. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chair participate in the process for the selection of Ernst & Young’s new lead engagement partner.

In making the determination to reappoint of Ernst & Young, the Audit Committee considered, among other factors, Ernst & Young’s performance as our independent registered public accounting firm since its retention in 2009, its independence with respect to the services to be performed and the quality and candor of Ernst & Young’s communications with the Audit Committee and management. Although ratification of the appointment of Ernst & Young is not required by law or our Amended and Restated Bylaws, we value the opinion of our stockholders on our independent auditors and, as a matter of good corporate governance, the Board is presenting the appointment to our stockholders for ratification. If ratification is withheld, the Audit Committee and the Board will reconsider its appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives from Ernst & Young are expected to attend the Annual Meeting to respond to appropriate questions and to make any statements as they may desire.

The Board and Audit Committee recommend you vote FOR Item 2

Vote Required

Approval of Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Because brokers will have discretionary authority to vote on this proposal, there will not be any broker non-votes.

72	2024 Proxy Statement

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

To the Board of United Airlines Holdings, Inc.:

As of February 29, 2024 (the date the Company filed its 2023 Form 10-K), the Audit Committee was comprised of the four non-employee members of the Board named below. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act; (2) all current Audit Committee members are “independent” as that concept is defined in the applicable Nasdaq Listing Rules and meet the standards for committee independence as set forth in the Company’s Corporate Governance Guidelines; (3) all current Audit Committee members are financially literate under the applicable Nasdaq Listing Rules; and (4) each of Mr. Friend, Ms. Hooper and Mr. Philip qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes to the Board for approval as appropriate to reflect the evolving role of the Audit Committee. A copy of the charter is available on the Company’s website at https://ir.united.com/investor-relations.

As part of the oversight of the Company’s financial statements, during the last year, and earlier this year in preparation for the filing with the SEC of the 2023 Form 10-K, the Audit Committee, among other matters:

●	reviewed and discussed the audited financial statements and related footnotes included in the 2023 Form 10-K with management and the Company’s independent registered public accounting firm, referred to in this report as the “independent auditors,” as well as the report of the independent auditors on those financial statements;
●	reviewed the overall scope and plan for the annual audit of the Company’s financial statements to be included in the 2023 Form 10-K and the results of the examinations by the Company’s independent auditors;
●	met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;
●	reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company’s financial reporting; (2) the critical audit matters (“CAMs”) addressed in the audit and the relevant financial statement accounts or disclosures that relate to each CAM; (3) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence, and the independence of the independent auditors; and (4) the matters required to be discussed with the Audit Committee under the applicable requirements of the PCAOB and the SEC;
●	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2023 Form 10-K; and
●	determined that the non-audit services provided to the Company by the independent auditors (discussed under Item 2) are compatible with maintaining the independence of the independent auditors.

In addition, as a result of the Audit Committee’s evaluation referred to above, the Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by the holders of Common Stock of the Company.

The Audit Committee’s pre-approval policies and procedures are discussed below.

2024 Proxy Statement	73

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee and monitor the Company’s accounting and financial reporting process and internal control structure. Management has primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an audit in accordance with the standards of the PCAOB to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. The independent auditors are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that the Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditors’ report. The functions of the Audit Committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the Audit Committee members cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certifications as to the work of the independent auditors. Audit Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors, and receives the communications described above. The Audit Committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters; and (2) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained: (i) appropriate accounting and financial reporting principles or policies; or (ii) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Audit Committee
Michele J. Hooper, Chair
Matthew Friend
Barney Harford
Edward M. Philip

74	2024 Proxy Statement

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy on pre-approval of services of the Company’s independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm’s annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chair of the Audit Committee. The chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2023 and 2022 non-audit services provided by Ernst & Young are compatible with maintaining auditor independence and concluded that such services were compatible with maintaining Ernst & Young’s independence.

All of the services in 2023 and 2022 under the Audit Fees, Audit-Related Fees and Tax Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for professional services rendered by the Company’s independent auditors in 2023 and 2022 are as follows (in thousands):

Service	2023	2022

Audit Fees	$4,467	$4,315
Audit-Related Fees	—	50
Tax Fees	38	138
Total	$4,505	$4,503

Audit Fees

For 2023 and 2022, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of the Company and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United Airlines, Inc., attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees

For 2022, fees for audit-related services primarily consisted of assessments of climate-related disclosures.

Tax Fees

Tax fees for 2023 and 2022 relate to professional services provided for research and consultations regarding tax accounting and tax compliance matters and review of U.S. and international tax impacts of certain transactions, exclusive of tax services rendered in connection with the audit.

2024 Proxy Statement	75

Item 3-Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board is seeking a nonbinding advisory vote (frequently referred to as “Say-on-Pay”) from our stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

Accordingly, the Board is presenting the following resolution to our stockholders recommending approval, on a nonbinding advisory basis, of the compensation paid to our NEOs:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures, each as set forth in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders) is hereby APPROVED on an advisory basis.”

The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in the Proxy Statement. As an advisory vote, the approval or disapproval of the Say-on-Pay resolution by stockholders will not require management, the Compensation Committee or the Board to take any action regarding our executive compensation practices and will not be construed as overruling any decision by management, the Compensation Committee or the Board. However, consistent with our record of responsiveness to stockholders, the Compensation Committee and the Board will carefully consider the outcome of the advisory vote on executive compensation and the feedback that we receive from stockholders during our stockholder engagement process when considering future decisions concerning our executive compensation program.

We currently hold our advisory vote on executive compensation annually and our next advisory vote on executive compensation will be held at the 2025 annual meeting of stockholders.

The Board recommends you vote FOR Item 3

Vote Required

Approval of Item 3-Advisory Vote to Approve Executive Compensation-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the advisory vote to approve executive compensation.

76	2024 Proxy Statement

Compensation Discussion and Analysis

2024 Proxy Statement	77

Executive Summary

Introduction

At United, our shared purpose of “Connecting People. Uniting the World” drives our decision making, supported by our core values of Safety, Caring, Dependability and Efficiency. The Compensation Committee of the Board (referred to as the “Committee” throughout the Executive Compensation section of the Proxy Statement) oversees the design of our executive compensation program to promote achievement of goals that further the realization of our shared purpose.

This Compensation Discussion and Analysis describes and analyzes our executive compensation program as it applies to our NEOs for fiscal year 2023:

Named Executive Officers	Position(1)
Scott Kirby	Chief Executive Officer
Brett Hart	President
Torbjorn Enqvist	Executive Vice President and Chief Operations Officer
Linda Jojo	Executive Vice President and Chief Customer Officer
Michael Leskinen(2)	Executive Vice President and Chief Financial Officer
Gerald Laderman(2)	Executive Vice President, Finance
Gregory Hart(3)	Executive Vice President and Special Advisor
(1)	Represents the NEO’s position as of December 31, 2023.
(2)	Mr. Laderman served as United’s Executive Vice President and Chief Financial Officer during 2023 until September 21, 2023, at which point his role changed to Executive Vice President, Finance. Mr. Leskinen began serving as United’s Executive Vice President and Chief Financial Officer on September 21, 2023.
(3)	On July 1, 2023, Mr. Gregory Hart’s role changed from Executive Vice President and Chief Growth Officer to Executive Vice President and Special Advisor in connection with a reorganization initiative.

United’s executive compensation program is thoughtfully designed by the Committee to align with United’s long-term strategy. Over the years, we have evolved our executive compensation program while maintaining an overarching executive compensation philosophy aimed at achieving strong alignment between our executives’ and our stockholders’ interests, linking pay to performance and attracting, retaining and appropriately rewarding our executives in line with market practice.

Our current executive compensation program has been structured to align with our business strategy and each year the Committee reviews the executive compensation program, taking into consideration stockholder feedback, business performance, and United’s business strategy and goals.

78	2024 Proxy Statement

Compensation Discussion and Analysis

Incentive Compensation Elements

The elements of our 2023 Program were as follows:

	Pay Element	Metrics/Weighting
FIXED

SALARY

Fixed cash compensation reviewed annually and adjusted as appropriate based on individual performance, level of responsibility, specialized qualifications, experience and internal equity and pay levels of comparable positions within peer group.

N/A
AT RISK / PERFORMANCE-BASED	2023 SHORT-TERM INCENTIVES (“STI”) Cash STI award earned based on achievement of performance metrics designed to align with our business strategy.	Financial (33%)—this metric is based on our adjusted EBITDA margin relative to our industry peers and is designed to focus management on our commitments to our stockholders to achieve earnings growth.

Net Promoter Score (“NPS”) (33%)—this customer-based metric provides continued focus on taking care of our customers and measures success toward positioning the United brand as the preferred choice for airline travel.

Operational Excellence (33%)—this element of the 2023 STI features three key airline operational metrics—on-time departures (referred to as Customer D:00), mishandled baggage rate and seat cancellations—which were included to focus management on operational reliability as United expanded operations during the year in its continued return to pre-pandemic levels of service.

LONG-TERM INCENTIVES (“LTI”)

Our 2023 LTI opportunity is equally divided between Performance-Based RSU awards and time-based RSU awards with a three-year vesting cycle. The performance measures described in the next column apply to the first tranche of the 2023 Performance-Based RSU awards and the second tranche of the 2022 Performance-Based RSU awards.

Performance-Based RSUs (50% of LTI opportunity)—one half of the 2023 LTI opportunity was awarded in the form of Performance-Based RSU awards with goals established and measured on an annual basis during the three-year performance period, with cliff vesting of earned PBRSUs at the end of the 3-year performance period, contingent on continued employment through the full performance period.

-Cost per available seat miles (capacity) excluding Fuel and 3rd party cost of sales (“CASM-ex”) (40%)—this PBRSU metric was included to provide further emphasis on a financial performance metric that management and the Committee believe is a key factor in achieving our commitment to earnings growth in 2023 and beyond.

-United Next (40%)—this PBRSU metric is based on United’s hiring of frontline technicians and six action items aimed at increasing efficiency and is designed to further support the execution of our United Next growth strategy.

-Environmental sustainability, People Impact and Supply Chain Integrity (20%)—these PBRSU metrics were included to motivate management efforts concerning matters that are of increasing importance to our employees, customers, stockholders and the communities we serve.

-Liquidity (100%)—vesting of PBRSUs is also subject to an $8 billion cash liquidity hurdle at the end of the three-year performance period.

Time-Based RSUs (50% of LTI opportunity)—the remaining half of the 2023 LTI opportunity was delivered in the form of time-based RSU awards that vest in one-third increments over three years, subject to continued service requirements.

2024 Proxy Statement	79

Compensation Discussion and Analysis

2023 Pay SUMMARY

The following table summarizes annual target compensation effective as of December 31, 2023 based on decisions made by the Committee with respect to each of the NEOs during fiscal year 2023. Note that the target grant values associated with 2023 awards of PBRSUs reflects the full target value of all three annual tranches of the awards, despite the fact that the portions attributable to performance goals in 2024 and 2025 will not be treated as formally “granted” for purposes of the proxy tables following this CD&A, such as the 2023 Summary Compensation Table and the Grants of Plan-Based Awards for 2023 table, until the performance goals for those future tranches are established. Accordingly, the target values for the PBRSU awards reflected in the table below differ from those of the subsequent proxy tables, which, consistent with disclosure rules, are included as grants only when the performance goals for each year are established.

	Target NEO Compensation as of 12/31/2023
			Target Grant	Grant
			Value of	Value of
			PBRSUs	RSUs
		2023 STI	Awarded in	Granted in
NEO	Salary (1)	Target (2)	2023 (3)	2023 (3)	Total

Scott Kirby	$1,100,000	$2,750,000	$6,325,000	$6,325,000	$16,500,000
Brett Hart	$900,000	$1,575,000	$3,825,000	$3,825,000	$10,125,000
Torbjorn Enqvist	$800,000	$1,000,000	$1,800,000	$1,800,000	$5,400,000
Linda Jojo	$770,000	$924,000	$1,540,000	$1,540,000	$4,774,000
Michael Leskinen	$700,000	$840,000	$1,225,000	$1,225,000	$3,990,000
Gerald Laderman	$770,000	$924,000	$1,540,000	$1,540,000	$4,774,000
Gregory Hart	$850,000	$1,020,000	$1,700,000	$1,700,000	$5,270,000
(1)

Represents annual base salary rates that were approved by the Committee in February 2023 and took effect on April 1, 2023, except Mr. Leskinen’s salary reflects the rate that took effect on September 21, 2023 in connection with his promotion to Executive Vice President and Chief Financial Officer.

(2)

Represents the target amounts pursuant to the 2023 STI program (“2023 STI”), which had a performance period from January 1, 2023 through December 31, 2023, not taking into account blended salary or target STI opportunity rates. Our 2022 STI program (“2022 STI”) had a performance period that extended from January 2022 through April 2023 and is not reflected in the table above, as those 2022 target opportunities applied to a performance period that was primarily associated with performance that occurred in 2022. For a summary of our 2022 STI and the payouts thereunder, please see the “2022 Short-term Incentive” section of our Proxy Statement filed with the SEC on April 13, 2023. Because the performance period for the 2022 STI awards ended in 2023, both the earned 2023 STI and the earned 2022 STI award values are included in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table as 2023 compensation in this Proxy Statement.

(3)

This represents the RSU and PBRSU components of target compensation for 2023. The target grant values associated with 2023 awards of PBRSUs in this table reflect the full target value of all three annual tranches of such awards, even though in accordance with applicable SEC and accounting rules, the portions attributable to performance goals set in 2024 and 2025 will not be treated as “granted” for purposes of the proxy tables following this CD&A until the performance goals for those future tranches are established. Accordingly, the target grant values in this table differ from the values reported for 2023 in the “2023 Summary Compensation Table” and the “Grants of Plan-Based Awards for 2023” table below.

The table above is not a substitute for, and should be read together with, the 2023 Summary Compensation Table in this Proxy Statement. The table above includes only the primary elements of 2023 target compensation (salary, 2023 STI, and RSU and PBRSU grants) and does not include the indirect elements (such as perquisites and other amounts reported in the “All Other Compensation” column of the 2023 Summary Compensation Table) or earned 2022 STI values.

80	2024 Proxy Statement

Compensation Discussion and Analysis

KEY EXECUTIVE COMPENSATION PROGRAM CHANGES IN 2023

As previously disclosed, our Payroll Support Program and loan agreement entered into with the United States Treasury Department in connection with the Coronavirus Aid, Relief, and Economic Security (“CARES Act”) limited the total compensation that United could provide to any employee whose 2019 total compensation exceeded $425,000. Under the restrictions applicable to employees who received compensation in excess of $3 million in 2019, United was not permitted to provide to any of our NEOs, during any 12 consecutive months, total compensation in excess of the sum of (i) $3 million plus (ii) 50% of the excess over $3 million of total compensation received by such NEO in calendar year 2019. These limits represented a significant reduction to the levels of total target compensation as compared to the competitive target compensation in relation to peer companies. United remained subject to these compensation restrictions until April 1, 2023, at which point they expired.

Largely due to the CARES Act compensation restrictions, many of our NEOs had not received increases in their annual base salary rates, target STI opportunities or target LTI opportunities (collectively, “total target compensation”) for several years. Prior to 2023, the most recent total target compensation increases occurred for each NEO as follows: Messrs. Kirby (2020), B. Hart (2020), Enqvist (2022), Leskinen (2022), Laderman (2020) and G. Hart (2020) and Ms. Jojo (2021). However, during the period that the CARES Act restrictions were in place, the NEOs total target compensation was reduced to below 2019 levels and remained below competitive total target compensation levels based on a study of our peers. Moreover, Messrs. Kirby, B. Hart, Enqvist, Leskinen, Laderman and G. Hart and Ms. Jojo each waived a portion of his or her base salary and did not receive a short-term incentive payment in 2020 in recognition of the impact of the COVID-19 pandemic on the Company’s business.

With the expiration of the restriction period under the CARES Act, United is returning to its traditional compensation philosophy, including positioning compensation competitively against peer practices. As a result, the Committee made a number of significant increases to NEO total target compensation in 2023, as described in detail in this Compensation Discussion and Analysis in order to ensure that the NEOs’ total target compensation would be set at competitive market levels. Specifically, the lapse of such restrictions gave the Committee the flexibility to set total target compensation levels that reflect the NEOs’ tenure and roles, market rates, United’s compensation philosophy and other considerations. Moreover, the increases in the NEOs’ total target compensation were not intended to compensate the NEOs for any portion of compensation that they waived or did not receive while the CARES Act restrictions were in place. The NEO 2023 total target compensation increases were approved by the Committee in consultation with Exequity LLP (“Exequity”), the Committee’s independent compensation consultant, who believed that these compensation increases were aligned with competitive market practices and critical in retaining our high-performing executive team.

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Compensation Discussion and Analysis

Other key changes to our executive compensation program that took effect in 2023 include:

● ●
OVERALL CONSIDERATIONS
●
While we featured customer and operational goals in the 2022 STI, as United managed the COVID-19 crisis, our traditional financial metrics (all profit-based) were not reliably predictable due to volatile market conditions presented by the pandemic and, therefore, were deemed to be too uncertain during this period to appropriately support our objectives of attracting, retaining and motivating executives. Accordingly, we temporarily shifted to strategic-based goals (such as Structural Cost Reduction, Cash Burn Reduction, and Action Items) to prepare for the United Next growth. After successfully navigating through the volatility of the COVID-19 crisis, we have reverted back to our more traditional compensation program, changing the financial goal metric and increasing its weighting in the 2023 STI, eliminating the United Next STI metrics and including a relative profit metric (relative adjusted EBITDA margin).
●
Our LTI program remains entirely equity-based and has an increased weighting on financial goals which measure our long-term profit growth and incentivize stockholder value creation, including a relative CASM-ex metric.
●
We intend to continue to feature relative financial metrics in our executive compensation program to minimize the overlap of goals under the STI and LTI programs and have limited use of future supplemental awards to NEOs, given the expiration of the CARES Act compensation restrictions.

STI PROGRAM CHANGES

The 2023 STI differed from the 2022 STI in the following important ways:

●
Financial metric weighting was increased from 25% under the 2022 STI to 33% under the 2023 STI, with the sole financial metric being tied to relative adjusted EBITDA margin (rather than CASM-ex, which applied under the 2022 STI);
●
Customer metric (“NPS”) weighting increased from 25% under the 2022 STI to 33% under the 2023 STI;
●
Operating excellence metrics (customer D:00, mishandled baggage rate, seat cancel rate) overall weighting increased from 25% under the 2022 STI to 33% under the 2023 STI and each quarter of the year was weighted evenly, compared with back-end weighting under the 2022 STI;
●
In contrast to the 2022 STI, the 2023 STI did not have United Next or CASM-ex metrics, resulting in the elimination of the overlapping goals in the 2023 STI and LTI programs and ensuring that all 2023 STI goals were based on quantitative metrics;
●
A liquidity hurdle applied to the 2022 STI while a liquidity hurdle did not apply to the 2023 STI, with the liquidity hurdle included in tranche 2 of the 2022 PBRSUs and tranche 1 of the 2023 PBRSUs; and
●
The 2023 STI’s performance period reverted back to calendar year as compared to the extended performance period used in the 2022 STI.

LTI PROGRAM CHANGES

For performance goals set for PBRSUs in 2023 (which applied to tranche 2 of the 2022 PBRSUs and tranche 1 of the 2023 PBRSUs), compared with the performance goals and terms set for tranche 1 of the 2022 PBRSUs:

●
The financial metric (CASM-ex) was changed from absolute to relative performance;
●
United Next goals evolved to track to the current stage of implementation of our United Next strategy; and
●
In connection with the removal of the liquidity hurdle from the STI (which took effect for the 2023 STI), tranche 2 of the 2022 PBRSUs and tranche 1 of the 2023 PBRSUs have a financial hurdle tied to liquidity measured at the end of the three-year performance period.

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Compensation Discussion and Analysis

Company Performance Update

Achieving Strong Financial Results

Our strong business execution throughout fiscal year 2023 was achieved despite unique challenges in 2023, including a continued return to pre-pandemic air traffic control operations, staffing level concerns at our vendors and the FAA, adjustments to our fleet mix, and increasing seat factors that increased customer handling and bag delays. Despite these headwinds, we benefited from cost convergence across the industry that resulted in a stronger relationship between our unit costs and unit revenue performance. Combined with durable demand for travel and an increasing preference for our reliable operational excellence and premium offerings, we were able to deliver the following results for fiscal year 2023:

Pre-Tax Margin		Operating Margin
6.3%	8.0%	7.8%	9.6%
Pre-tax Margin	Adjusted Pre-Tax Margin (Non-GAAP)(1)	Operating Margin	Adjusted Operating Margin (Non-GAAP)(1)
The 8% adjusted pre-tax margin we generated in fiscal year 2023 was the second highest among our U.S. competitors(2).

Our operating margin and adjusted operating margin increased since 2022 – an indication that we have made significant progress as we work to overcome operational challenges facing the airline industry.

TRASM Growth		EPS
1.7% ä	21.5% ä	$7.89	$10.05
TRASM Growth Year-Over-Year	TRASM growth since 2019	Diluted EPS	Adjusted Diluted EPS (Non-GAAP)(1)
TRASM measures how much revenue we generated for each seat mile flown. Our TRASM growth since 2019 is leading the industry.		We were able to deliver on our EPS target for fiscal year 2023 that few thought possible in light of a wide range of headwinds.
(1)

Adjusted Pre-Tax Margin, Adjusted Operating Margin and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(2)	For purposes of this comparison, our U.S. competitors include Delta, American, Southwest, JetBlue, Alaska, Spirit and Frontier.

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Compensation Discussion and Analysis

DRIVING BUSINESS SUCCESS

Mr. Kirby assumed his role as Chief Executive Officer in 2020 amid the COVID-19 pandemic, the most disruptive crisis in aviation history. In 2022, our business was recovering, generating an operating margin of 5.2% and an adjusted operating margin(1) of 5.5%, a pre-tax margin of 2.2% and an adjusted pre-tax margin(1) of 2.5% and diluted earnings per share of $2.23 and adjusted diluted earnings per share(1) of $2.52. This trend continued in 2023, with an operating margin of 7.8% and an adjusted operating margin(1) of 9.6%, a pre-tax margin of 6.3% and an adjusted pre-tax margin(1) of 8.0% and diluted earnings per share of $7.89 and adjusted diluted earnings per share(1) of $10.05. Our strategy has nearly brought us back to our pre-pandemic performance. In addition to another year of consistently strong financial performance, Mr. Kirby and his leadership team have positioned United to continue to drive performance for years to come and have made key contributions to the development and execution of our United Next growth strategy. For example, in 2023, we announced orders for 110 more aircraft for delivery beginning in 2028, which was a significant United Next milestone. Our United Next strategy is expected to increase United’s average gauge in North America, increase the total number of available seats per departure and significantly lower carbon emissions per seat. As discussed in more detail below, we have achieved this through:

Our diversified revenue strategy consisting of basic offerings competitive with low-cost carriers and premium offerings that set us apart from our competitors	Achieving operational excellence through innovation and delivering on our ambition to set new operational records for our customers	Establishing United as a reliable brand that excels in high-quality customer service
(1)

Adjusted Operating Margin, Adjusted Pre-Tax Margin and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

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Compensation Discussion and Analysis

Executive Compensation Program Overview

We design our executive compensation program to attract, motivate and retain the key executives who drive our success and industry leadership while considering individual and United performance and alignment with the long-term interests of our stockholders.

EXECUTIVE COMPENSATION PHILOSOPHY

Our core executive compensation philosophy is based on achieving the following objectives:

ALIGNING THE INTERESTS OF OUR STOCKHOLDERS AND EXECUTIVES

The 2023 Program was designed to be aligned with the interests of our stockholders by linking executive pay to performance measures that we view as key to achievement of our commitments to our customers and stockholders.

All of our LTI awards granted in 2023 are equity awards that provide a direct link to the creation of stockholder value. We also maintain robust stock ownership guidelines for our NEOs that are designed to further align the financial interests of our executives with our stockholders’ interests.

LINKING EXECUTIVE PAY TO PERFORMANCE

Our 2023 Program used STI performance goals that were deemed by the Committee to be critical to United’s success. The NPS and operational excellence metrics are key factors toward building the United brand into the preferred choice for airline travel.

Metrics for tranche 1 of the Performance-Based RSUs granted in 2023 and tranche 2 of the Performance-Based RSUs granted in 2022 were similarly focused on goals deemed by the Committee to be critical to United’s success, with focus on advancing United Next initiatives, which provide critical groundwork for United’s work that will continue in the coming years to execute on our growth strategy, as well as cost-effectiveness through a CASM-ex metric and environmental sustainability, people impact and supply chain integrity metrics.

Overall, management and the Committee are pleased with the choice of metrics under the 2023 Program and believe they will help drive performance toward United’s goals throughout the year and beyond.

ATTRACTING, RETAINING AND APPROPRIATELY REWARDING OUR EXECUTIVES IN LINE WITH MARKET PRACTICES

We seek to attract world-class executives and to retain our existing executives by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our management team has skills that are transferrable across industries, and because we recruit for talent both within the airline industry and from a broad spectrum of leading businesses, we compare the overall compensation levels of our officers with the compensation provided to officers of a compensation peer group comprised both of major US-based airline competitors and similarly sized companies outside the airline industry that face comparable operating environments.

Compensation decisions are also considered and balanced in light of responsibility levels and value added to the organization. See “—Executive Compensation Setting Governance and Process” below for further discussion of factors, in addition to the competitive market analysis, that the Committee uses to set total compensation for our executives.

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Compensation Discussion and Analysis

WHAT WE DO	WHAT WE DO NOT DO

●
Maintain stock ownership guidelines that reinforce the alignment of executive officer and stockholder interests (including requiring stock ownership of 6x base salary for the Chief Executive Officer)
●
Promote long-term focus through multi-year vesting requirements
●
Link pay to performance with multiple performance metrics aimed at supporting stockholder value creation
●
Deliver a significant majority of our target pay opportunities for our NEOs in the form of variable pay tied to strong performance
●
Target pay with reference to peer group median levels
●
Have trading blackout periods under our securities trading policy and require officers to pre-clear trades in Company securities with our Corporate Secretary’s office
●
Retain an independent compensation consultant
●
Have a Committee comprised solely of independent directors, which considers and approves all compensation for our Section 16 reporting officers
●
Solicit investor feedback on our compensation program and potential enhancements through an extensive stockholder engagement program
●
Hold an annual Say-on-Pay vote
●
Have a strong compensation clawback policy that includes a mandatory recovery element to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Act and Nasdaq listing standards and a discretionary element that permits United to seek recovery of compensation if a covered executive commits certain misconduct
●
Maintain standardized severance benefits for our officers, as set forth in severance plans applicable by officer level
●
LTI equity awards subject to “double-trigger” acceleration on a change in control

●
No excise tax gross-ups related to change in control transactions
●
No employment agreements or fixed employment terms
●
No enhanced severance multiple upon a change in control
●
We do not pay dividends or dividend equivalents on unearned equity awards under our LTI plan
●
We do not allow repricing of underwater stock options under our LTI plan without stockholder approval
●
We do not allow officers or directors to hedge or pledge our securities

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Compensation Discussion and Analysis

2023 TARGET COMPENSATION BENCHMARKS

The following charts provide an overview of the 2023 executive compensation components for the Chief Executive Officer and other NEOs and highlights the percentage of total target compensation that is variable and at risk.

2023 CHIEF EXECUTIVE OFFICER TARGET PAY TOTAL TARGET COMPENSATION	● 93% of target pay at-risk and fluctuating based on our performance and/or our stock price ● 76% of target pay delivered in LTI equity incentives with multi-year vesting

2023 AVERAGE NEO TOTAL TARGET COMPENSATION	● 86% of target pay at-risk and fluctuating based on our performance and/or our stock price ● 68% of target pay delivered in LTI equity incentives with multi-year vesting

This target pay mix supports the core elements of our executive compensation philosophy by emphasizing long-term, stock-based incentives while providing competitive annual cash components, thus aligning our executive compensation program with our business strategy and the creation of stockholder value.

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Compensation Discussion and Analysis

Executive Compensation Setting Governance and Process

SETTING PERFORMANCE GOALS AND MAKING COMPENSATION DETERMINATIONS

The Committee establishes the design of our executive compensation program and also approves the annual target compensation (base salaries, target STI and equity compensation) for our NEOs.

before end of year	Beginning of Year

The Committee begins with a review of our compensation program, including its design and components, to determine if any changes should be made to the program for the next fiscal year. The Committee also discusses executive officer performance.

The Committee determines the principal components of compensation for the NEOs and sets the performance goals for each performance-based compensation component. The Committee also certifies performance under the STI program for the prior year and performance for Performance-Based RSU performance periods scheduled to vest.

AFTER END OF YEAR	during the year

The Committee conducts a review of each NEO’s and United’s performance for the preceding year measured against the pre-established performance goals and makes annual compensation determinations. The Committee’s objective is to offer the opportunity for earned compensation at a level consistent with the level of performance delivered.

The Committee meets regularly throughout the year, with management and in executive session, and reviews United’s performance to date against the corporate performance goals.

The Committee also reviews the executive compensation program to assess whether it remains competitive and aligned with our stakeholders’ interests and the other principles of the program. The Committee’s independent consultant attends Committee meetings at the invitation of the Committee.

To help achieve its design objectives and help ensure that the executive compensation program aligns with our overall pay philosophy, the Committee considers a variety of inputs, including stockholder feedback from our engagement sessions, results of our annual “Say-on-Pay” vote, the advice of the Committee’s independent compensation consultant, Company and NEO-focused considerations, the input of our Chief Executive Officer and management, and risk mitigation considerations. We address each of these inputs here. Ultimately, the Committee makes all final decisions regarding the executive compensation program design, performance goals and the compensation levels of United’s executive officers following its review and consideration of all recommendations and data it deems appropriate.

Contacted approximately 56% of our top stockholders

STOCkholder Engagement

Our executive compensation program is grounded in an executive compensation philosophy aimed at achieving strong alignment between our long-term strategic goals and our stockholders’ interests. Feedback received from our stockholders through ongoing engagement discussions informs the Committee’s deliberations as it reviews the incentive structures in place on an ongoing basis.

Our Board and the Committee deeply value the continued interest of and feedback from our stockholders on our executive compensation program and are committed to maintaining an active dialogue with our stockholders to allow us to take into account their perspectives.

As in prior years, in fiscal year 2023, we continued our active stockholder engagement program, discussing compensation and a broad range of corporate governance issues with stockholders representing approximately 56% of our outstanding shares of Common Stock, including participation by the Chairman of the Board.

In evaluating our compensation practices in fiscal year 2023, the Committee was mindful of the support our stockholders expressed for our philosophy and our practice of aligning pay with performance, including by emphasizing performance-based awards.

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Compensation Discussion and Analysis

CONSIDERATION OF ANNUAL SAY ON PAY VOTE

In 2023, stockholders continued their historically strong support for our executive compensation program with approximately 87% of the votes cast in favor of the Say-on-Pay proposal. Based on this outcome and the Committee’s ongoing analysis of the executive compensation program’s ability to support our objectives, we did not make significant changes to the structure of our executive compensation program in 2023 in response to the 2023 Say-on-Pay vote. While we did not make any changes that were specifically in response to the 2023 Say-on-Pay vote, as discussed above, we made a number of changes to our program to further align the program with our compensation philosophy and business strategy. See “Key Executive Compensation Program Changes in 2023” and “Elements of 2023 Executive Compensation” for a further discussion of these changes. Consistent with United’s strong interest in stockholder engagement and the importance on aligning pay with performance, the Committee continues to evaluate our executive compensation program to assess and refine its alignment between executive and stockholder interests.

In addition, as noted above, we actively solicited feedback from stockholders and other stakeholders throughout the year to understand their perspectives on corporate governance and other topical issues and offered additional insights on a wide range of topics, including our executive compensation program. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our executive compensation practices and disclosures and further share them with our Board as appropriate. The results of these discussions are noted in the “Board and Corporate Governance Matters—Communications with Directors and Stockholder Engagement—Stockholder Engagement and Responsiveness” section of the Proxy Statement on page 60.

ADVICE FROM INDEPENDENT COMPENSATION CONSULTANT

During 2023, final executive compensation decisions with respect to the NEOs were made by the Committee, after considering input from Exequity, the Committee’s independent compensation consultant. Exequity provides the Committee with background materials, including preparation of reports to inform our compensation peer group composition and participates in Committee meetings to support the Committee’s executive compensation decision-making process. Exequity services also include consultation regarding the targeted levels of executive pay, the design of incentives, technical issues (such as tax and accounting implications of pay) and assisting the Committee in performing an annual compensation risk assessment of United’s compensation programs. Exequity reports directly to the Committee and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity’s fees and other retention terms.

The Committee has adopted an “Independent Executive Compensation Consultant Conflict of Interest Policy” pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for United. During 2023, Exequity did not perform any work on behalf of United other than the executive compensation services provided to the Committee and director compensation advice provided to the Nominating/Governance Committee. The Committee has assessed the independence of Exequity pursuant to SEC rules and the Nasdaq Listing Rules and concluded that Exequity’s work for the Committee does not raise any conflicts of interest.

PEER GROUP USED FOR 2023 PAY ANALYSIs

United’s Peer Group

The Committee reviews executive and director pay relative to a peer group composed of relevant airline peers and other comparably sized companies in general industry that have a customer service orientation and that are considered to be representative of the competitive talent market for United.

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Compensation Discussion and Analysis

As was the case in connection with pay benchmarking in the previous year, Exequity noted that the relationship between revenue size and pay for United and peers in the travel industry continued to be temporarily disrupted, observing that revenues for these companies have been disproportionately skewed by the pandemic, while target pay levels have not decreased in a corresponding way. For the pay study, in order to avoid distortive revenue-based pay regressions, Exequity retained reference to the pre-pandemic revenues for United and the peers in the travel industry (American Airlines Group, Inc., Carnival Corporation, Delta Airlines, Inc., Marriott International, Inc. and Southwest Airlines, Inc.). For the remaining peers, the pay study referenced annual revenues for the last completed year at the time of the December 2022 pay study.

The following primary factors are considered in identifying the most appropriate peer companies that are size-relevant (generally 0.5x-2.0x the Company’s revenue, with a continued use of 2019 revenue levels for United and the peers in the travel industry for the December 2022 benchmarking review due to the continued skewing of 2021 revenue levels associated with the COVID-19 pandemic) for compensation benchmarking purposes: the labor market for United’s executive talent, including a focus on geographic proximity; well-run companies in general industry, with a primary focus on the three most size-relevant U.S.-based airline peers (American, Delta and Southwest); and other transportation companies, non-airline travel companies with a customer-centric dynamic and aerospace and defense companies. Using these factors as a guide, no changes were made to the composition of the benchmarking peer group for 2023 compensation decisions. The competitive benchmarking analysis presented to the Committee in December, in advance of the March 2023 compensation decisions, included the 16 comparator companies noted below.

PEER GROUP COMPANIES
● 3M Company ● American Airlines Group Inc. ● The Boeing Company ● Carnival Corporation ● Caterpillar Inc. ● Cummins Inc. ● Deere & Company ● Delta Air Lines, Inc. ● FedEx Corporation	● General Dynamics Corporation ● Honeywell International Inc. ● Marriott International, Inc. ● Northrop Grumman Corporation ● Southwest Airlines Co. ● Union Pacific Corporation ● United Parcel Service, Inc.
(1)	Represents 2019 pre-pandemic revenues, consistent with how we used the data in the December 2022 pay study that informed 2023 pay decisions.
(2)

Reflects a mix of 2019 pre-pandemic revenues for the peers in the travel industry as well as annual revenues as of the most recently completed fiscal year at the time of the pay study was conducted for remaining peers.

(3)	Reflects market capitalization as of September 30, 2022.
(4)	Reflects the average of the peers’ market capitalization as of September 30, 2022.

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Company and NEO Focused Matters

The Committee also generally considered the following Company and NEO focused matters in making fiscal year 2023 compensation decisions, among other factors:

Company-Focused Matters	Key NEO-Focused Matters
●
Company performance in prior years and expectations for the future;
●
The anticipated degree of difficulty inherent in the targeted incentive performance goals;
●
The level of risk-taking the program would reward;
●
The general business environment; and
●
Practices and developments in compensation design and governance among our peers and more broadly, in general industry.

●
Individual performance history and long-term leadership potential;
●
Changes in an NEO’s tenure, roles and responsibilities since the NEO’s total target compensation was last increased;
●
Internal pay equity; and
●
Retention risks related to the competitive market for talent.

Input from our Chief Executive Officer and Management

Mr. Kirby, our Chief Executive Officer, attends Committee meetings and provides input to the Committee with respect to compensation of the management team other than himself. Management also supports the Committee in making executive compensation decisions as needed. Mr. Kirby does not attend portions of the meetings relating to his compensation.

SELECTING PERFORMANCE METRICS AND TARGETED PERFORMANCE LEVELS

An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To support the Committee’s pay-for-performance philosophy, selected metrics are tied to stockholder value creation. In addition, performance targets are set at levels designed to balance investor expectations against achievability, without incentivizing undue risk taking. As appropriate, members of our management team prepare background materials and participate in discussions with the Committee relating to the Company’s financial plan, customer-centered initiatives and results, operational excellence, strategic initiatives and proposed performance goals under the executive compensation program.

ASSESSING COMPANY PERFORMANCE

Financial performance is a significant component of our incentive programs. Members of our internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the degree of achievement of performance goals and payout of incentives for completed performance periods.

ASSESSING individual PERFORMANCE

During 2023, Mr. Kirby attended Committee meetings and had opportunities to provide input regarding individual performance assessments during the Committee’s executive sessions with respect to NEOs other than himself.

The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present. No NEO played a direct role in his or her own compensation determination for fiscal year 2023.

Internal Equity

The Committee also reviews our NEOs’ target annual compensation levels to maintain relative parity of pay levels among the executive team and to provide an NEO compensation program that is viewed as competitive, non-discriminatory and performance based. In addition, as circumstances warrant, we may provide compensation to executives outside of our regular compensation structure in connection with their hiring, promotion or retention (see “NEO Retirements and Chief Financial Officer Transition” below for more information related to Mr. Leskinen’s promotion).

Compensation risk oversight

In September 2023, the Committee retained Exequity to conduct a risk review of our compensation policies, practices and programs and assess whether any of such policies, practices and programs, either individually or in the aggregate, would encourage our executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on us. The Committee reviewed this external risk assessment and considered several factors, including the various design elements of our compensation plans, the impact of our leadership and culture and the presence of risk-mitigating controls.

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Compensation Discussion and Analysis

In agreement with the overall findings of the 2023 risk assessment conducted by Exequity, the Committee concluded that the structure of United’s compensation policies, practices and programs currently in place do not create risks that are reasonably likely to have a material adverse effect on United.

Notably in this regard:

●	The establishment of United’s executive compensation opportunities references median market levels;
●	Current and other outstanding awards employ an array of financial and non-financial performance metrics, which help to create a “portfolio” of incentive opportunities, because this design structure reduces motivation to manipulate a single metric to generate a big payout;
●	We allocate compensation among base salary, annual short-term cash incentive and long-term incentives, such as RSUs and Performance-Based RSUs that include both time-based and performance-based criteria;
●	Targets for performance-based awards are set based on United’s Board-approved budgets, updated forecast information, current business strategy (e.g., United Next) and expectations regarding the evolution of business conditions throughout the post-pandemic recovery period;
●	Our program incorporates a focus on the customer experience in the incentive programs, helping to balance the safeguards against financial risk and behaviors that could contribute to reputational risk;
●	For performance-based awards, the Committee provides written certification of performance based on results reviewed by internal audit before payments are made;
●	The annual short-term cash incentive component includes cash-based awards with payouts tied to the achievement of pre-established performance objectives;
●	Performance-Based RSUs vest over multiple years for a long-term performance horizon, which mitigates short-term behavioral incentives and reinforces retention;
●	All short-term and long-term performance-based awards include a cap on maximum payout opportunities, as this mitigates against the possibility of excessively high earn-out potentials that could motivate inappropriate behavior;
●	Executives are required to own a specified level of shares of our Common Stock in order to comply with the stock ownership guidelines described in “Robust Stock Ownership Guidelines” below, which discourage short-term risks that disadvantage the long-term stock price;
●	As described below under “Compensation Clawback Policy,” we have a clawback policy applicable to all Company officers that is designed to allow us to recover compensation in the event of certain misconduct and also provides for mandatory recoupment under certain circumstances to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded incentive-based compensation in the event of an accounting restatement;
●	As described below under “Policy Prohibiting Hedging and Pledging,” we have a policy that prohibits our officers, directors and certain other management employees from hedging, pledging or short sale transactions involving Company stock; and
●	The Committee retains discretion to reduce short-term incentive payouts below the formulaic operational results.

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Compensation Discussion and Analysis

2023 Compensation Program Design

2023 Executive Compensation Overview

The following table provides information regarding the elements of our fiscal year 2023 executive compensation program.

	Pay Element	Vehicle	Rationale and Link to Stockholder Value
FIXED	BASE SALARY	Cash	Fixed cash compensation rewards scope of responsibility, experience and individual performance to attract and retain top talent.
AT RISK / PERFORMANCE-BASED	SHORT-TERM INCENTIVES	Cash

Promotes strong short-term business results by rewarding value drivers, without creating an incentive to take excessive risk.

Serves as key compensation vehicle for rewarding annual results and differentiating performance each year.

	LONG-TERM INCENTIVES	Performance-based RSUs (paid in shares of Common Stock) Time-based restricted stock units (RSUs) (paid in shares of Common Stock)

Performance-Based RSUs reward achievement of financial, operational and strategic goals as well as retention through the three-year performance period.

Equity awards provide a significant stake in the long-term financial success of United that is aligned with stockholder interests and promotes employee retention.

Performance-Based RSUs link a meaningful portion of long-term compensation with our environmental sustainability, people impact and supply chain integrity goals.

Time-based RSUs vest one-third per year over a three-year period.

OTHER	RETIREMENT BENEFITS	401(k) plan and excess 401(k) cash direct and cash match program	Creates shared responsibility for retirement through matching contributions.
	PERQUISITES	Non-cash benefits, such as active flight benefits, health-related benefits, and reimbursement for certain tax and financial services

Enhances retention and strengthens our relationships with our executives and generally aligns with market practice for perquisites provided to executives at similar levels at companies within the airline industry and general industry groups.

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Compensation Discussion and Analysis

Elements of 2023 Executive Compensation

Base Salary

The Committee generally reviews and approves base salaries annually in February, with the new rates effective as of April 1, and makes periodic adjustments in connection with promotions, changes in roles and/or responsibilities, or to reward individual performance and promote market competitiveness. In making any such adjustments, the Committee considers the breadth, scope and complexity of the NEO’s role, internal equity and whether the NEO’s base salary is appropriately positioned relative to similarly situated executives in our peer group, among other factors.

To comply with CARES Act compensation limits discussed under “Key Executive Compensation Program Changes in 2023” above, the Committee was unable to provide our executives competitive levels of target compensation since 2020. The CARES Act compensation restrictions expired on April 1, 2023, giving the Committee the flexibility to set base salary levels for our NEOs consistent with our compensation philosophy and proportionate with increases in their responsibilities and peer group pay levels since the CARES Act compensation limits took effect. While the 2023 salary levels of individual NEOs vary in terms of their relationship to median peer levels, the aggregate salary level of our top five executives falls below the median aggregate top-five salary level among our peers.

		Base Salary (Annualized Rate)
	Year of Last
Named Executive Officer	Salary Increase	2022(1)	2023(2)		% Change

Scott Kirby	2020	$1,000,000	$1,100,000		10.0%
Brett Hart	2017	$775,000	$900,000		16.1%
Torbjorn Enqvist	2022	$700,000	$800,000		14.3%
Linda Jojo	2019	$700,000	$770,000		10.0%
Michael Leskinen	2022	$356,470	$700,000	(3)	96.4%
Gerald Laderman	2019	$725,000	$770,000		6.2%
Gregory Hart	2014	$850,000	$850,000		-%
(1)	Represents the annual base salary rate for each of the NEOs other than Mr. Leskinen as of the end of Fiscal 2022. Mr. Leskinen’s base salary rate was $341,120 as of December 31, 2022 and was increased to $356,470 on April 1, 2023. The annual base salary rate in this column for Mr. Leskinen represents his salary in effect on April 1, 2023.
(2)	Represents the annual base salary rate that took effect on April 1, 2023, except with respect to Mr. Leskinen as described in footnote 3.
(3)	Represents the annual base salary rate for Mr. Leskinen that took effect on September 21, 2023 in connection with his promotion. The Committee approved such compensation increase in connection with Mr. Leskinen’s promotion based on its review of United’s compensation peer group practices and Mr. Leskinen’s experience.

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Compensation Discussion and Analysis

Short-Term Incentive Program

The 2023 STI is designed to align with our business strategy and mission by sharpening management’s focus on key financial, operational and customer service goals to promote achievement of our commitments to our customers and stockholders.

The 2023 STI was structured with a target opportunity granted to each NEO (based on a percentage of base salary), with an entry payout equal to 50% of the target opportunity, target payout equal to 100% of the target opportunity and a stretch (also called “maximum”) payout equal to 200% of the target opportunity. The 2023 STI awards were earned on December 31, 2023 and were paid out in March 2024 after the Committee certified performance.

The graphic below illustrates the calculation used to determine 2023 STI payouts:

Earned Base Salary	X	STI TARGET OPPORTUNITY %	X	Performance Against Annual Goals	=	ACTUAL STI AWARD PAYOUT
Determined by reviewing: ● Internal and market-based peer group data ● Individual performance		Established using: ● Market-based peer group benchmarks ● Internal calibration		● Relative weighted average adjusted EBITDA margin (33%) ● Net Promoter Score (NPS) (33%) ● Operational Excellence (33%)		● Capped at 200% of target

STI Target Opportunities

The target opportunities as a percentage of base salary for 2023 for our NEOs are shown below.

Such STI target opportunities are determined by the Committee after considering a number of factors, including the executive’s role and responsibilities, whether the target annual incentive is competitive with target annual incentives for similarly situated executives in our peer group, consideration of internal pay parity and our recent and projected financial performance. For 2023, we increased STI opportunities for some of our NEOs to better align total compensation with market ranges and to increase the portion of their target direct compensation delivered as performance-based compensation.

The STI target opportunity for each NEO is expressed as a percentage of the executive’s base salary. If mid-year salary adjustments are made, the target annual incentive award will include the pro-rated impact of the adjustments based on the length of time served at each salary level.

	2023 STI Target Opportunity
	Percentage of Base Salary
Named Executive Officer	2022		2023		% Change

Scott Kirby	250%		250%		-%
Brett Hart	175%		175%		-%
Torbjorn Enqvist	106%		125%		~18%
Linda Jojo	106%		120%		~13%
Michael Leskinen	60	%(1)	120	%(2)	100%
Gerald Laderman	106%		120%		~13%
Gregory Hart	106%		120%		~13%
(1)	Does not include the amount of the special bonus Mr. Leskinen was eligible for under a 2022 subsidiary incentive program.
(2)	Represents the non-blended rate that took effect upon Mr. Leskinen’s promotion to Executive Vice President and Chief Financial Officer in September 2023. Under the terms of his offer letter, Mr. Leskinen’s 2023 STI target award was pro-rated based on his base salary and target opportunity in effect prior to and following the effective date of his promotion.

2024 Proxy Statement	95

Compensation Discussion and Analysis

Performance Metrics Underlying the STI Program

Our 2023 STI metrics were as follows, with the metrics selected and the targets set by the Committee in February 2023.

2023 Metric and Weighting	What It Is	Why It’s Important
Relative weighed average adjusted EBITDA margin vs. 2019 (33%)

Relative Adjusted EBITDA Margin

- Adjusted EBITDA is a non-GAAP financial measure calculated as EBITDA (Earnings before interest, taxes, depreciation, and amortization) excluding operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, and, as applicable, adjusted for refinery and fuel hedges. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by operating revenue.

- Industry Adjusted EBITDA margin is the revenue weighted average other airline Adjusted EBITDA margin (excluding United).

- Calculated to reflect change in adjusted EBITDA margin gap vs industry from 2019 baseline.

A critical measure of annual profitability aligning our management’s interests with those of our stockholders. This metric was introduced to our STI program in 2023. Though our relative adjusted EBITDA margin improved in 2022, United’s profitability was still significantly impacted by COVID-19. Therefore, relative adjusted EBITDA margin was not as representative of United’s performance in 2022 as it was in 2023 and comparisons against pre-COVID-19 profit levels were appropriate.

Operational Excellence (33%)

Three Key Airline Operational Metrics:

- 33% Customer D:00 (CD:00) (An industry reference for on-time performance that measures departures within minutes of the scheduled departure time.)

- 33% Seat Cancel Rate (This metric replaced departure completion based on flights. It is a measure of passengers impacted by flight cancellations adjusted to exclude non-revenue passengers.)

- 33% Mishandled Baggage Rate (MBR)

A measure of operational reliability that focuses management on successfully rebounding operations as travel demand returns to pre-pandemic levels, while also preparing for further growth.
Net Promoter Score (33%)	Based on United Customer Survey Results “How likely are you to recommend United Airlines to a friend, relative or colleague?”	A measure of customer feedback that provides continued focus on customer satisfaction and positioning the United brand as the preferred choice for airline travel.

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Compensation Discussion and Analysis

Financial, Operational and Customer Service Metric Target Setting Considerations

At the beginning of the performance year, the Committee undertakes an incentive target setting process to establish predefined targets that it believes will motivate our executives appropriately to deliver the high performance that supports stockholder value creation in both the short- and long-term.

Financial targets are:

●	Tied to the key financial objectives of the Company;
●	Aligned with industry benchmarks, with limited adjustments for labor contracts timing, refinery hedge gains and losses, delays to airplane induction in fleet due to OEM delivery issues and force majeure; and
●	Have stretch goals that exceed earnings guidance and competitor levels.

Operational excellence targets are:

●	Aligned with the Company’s strategic plan and key value drivers;
●	Aligned with industry benchmarks; and
●	Separated into three reliability metrics, ‘‘CD:00”, ‘Seat Cancel Rate,’’ and “MBR”.

Customer Service targets are:

●	Stratified based on reliability, mainline/express mix, international/domestic mix; and
●	Tied to the Company’s strategic plan to transform the United brand into the preferred choice for airline travel.

The 2023 STI had a performance period of January 1, 2023 through December 31, 2023.

In establishing targets and goals each year, the Committee considers budget, operational priorities, long-term strategic plans, historical performance and external factors, including external expectations, competitive developments and the regulatory environment, among other things. Threshold, target and maximum performance goals are evaluated independently and are set to provide appropriate awards across a range of performance outcomes.

The Committee set 2023 STI targets in the first quarter of 2023 in consideration of anticipated performance, in line with guidance provided to the market in early 2023 and in line with commercial, pipeline and corporate governance expectations. Later in the year, as shown below under the heading “2023 STI Outcomes,” we met or exceeded financial and operational goals in certain key areas, including significant growth of our relative adjusted EBITDA margin to one of the highest in the airline industry and positive reliability ratings for on-time departures and seat cancellations that exceeded 2023 STI target levels. Notably, our relative adjusted EBITDA margin exceeded our ambitious stretch goal for the 2023 STI by 2.7 points.

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Compensation Discussion and Analysis

2023 STI Outcomes

The payouts for the 2023 STI were based on an executive’s target bonus amount and the total payout percentage.

Company performance results for the year led to a formulaic payout percentage of 139% of target for 2023. The calculation was based on the following performance against the goals shown below. To encourage continued focus on the operational excellence metrics, the target level goals were intended to be challenging but achievable with strong management performance. The entry and stretch level goals with respect to CD:00 were set at three points above and below the target goal, the entry and stretch level goals for Seat Cancel Rate were set at one point above and below the target goal and the entry and stretch level goals for MBR were set at one point above and below the target goal:

Financial	Weighting	Performance: Threshold	Performance: Target	Performance: Maximum	Payout%
Relative adjusted EBITDA Margin v. 2019 Full-Year Weighted Average	33%	50% Payout 2 pts worse	100% Payout -0.5 to 0.5 pts vs. Industry Avg	200% Payout 2 pts better Actual: 4.7 pts better	200

Non-Financial	Weighting	Component & Weighting		Performance & Score		Payout%
Operational Excellence	33%	CD:00	33%	Above Target	138.5%	120
		Seat Cancel Rate	33%	Above Target	135.5%	
		MBR	33%	Below Target	86.8%	
Customer (NPS-Full year Stratified Results)	33%	50% Payout: 28	100% Payout: 32-35 Actual: 31.8	200% Payout: 39		98
Total Payout						**139**

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Compensation Discussion and Analysis

2023 STI Payments

The actual 2023 STI awards paid to our NEOs are shown in the table below and are also included in the 2023 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column:

EARNED BASE SALARY	X	STI TARGET OPPORTUNITY %	X	PERFORMANCE AGAINST ANNUAL GOALS	=	ACTUAL STI AWARD PAYOUT

		2023 STI
		2023 STI
	Annual Base Salary	Target	2023 STI Target	Formulaic	Final
Named Executive Officer	(as of 12/31/23)	Opportunity	Opportunity (1)	Payout	Award

Scott Kirby	$1,100,000	250%	$2,688,356	139%	$3,736,815
Brett Hart	$900,000	175%	$1,521,062	139%	$2,114,276
Torbjorn Enqvist	$800,000	125%	$936,384	139%	$1,301,573
Linda Jojo	$770,000	120%	$879,124	139%	$1,221,983
Michael Leskinen	$700,000	120%	$384,866	139%	$534,963
Gerald Laderman	$770,000	120%	$885,658	139%	$1,231,064
Gregory Hart	$850,000	120%	$990,657	139%	$1,377,014
(1)	2023 STI target opportunity ($) is determined based on a blended rate, which is the product of the NEO’s (x) 2023 STI Target Opportunity (%) and (y) blended base salary rate for 2023 (i.e., generally reflecting the lower rate in effect prior to April 1, 2023 for 25% of the year and the rate in effect on and after April 1, 2024 for 75% of the year). However, given that both Mr. Leskinen’s base salary and target bonus opportunity increased during the 2023 fiscal year, Mr. Leskinen’s STI Target Opportunity ($) in the table above reflects proration to take into account his base salary and FY23 STI Target Opportunity in effect prior to and after his appointment to Executive Vice President and Chief Financial Officer on September 21, 2023. Mr. Leskinen’s 2023 STI Target Opportunity (%) in the table reflects the Target Opportunity (%) that took effect upon his appointment.

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Compensation Discussion and Analysis

Long-Term Incentive Program

Our LTI program employs time-based and performance-based equity and is designed to promote creation of sustainable long-term value for stockholders by focusing on strong year-to-year financial and operational excellence and on the continued growth of our operations over the long-term.

The Committee’s Process for Granting Annual LTI Awards

LTI awards are typically approved in or near the first quarter of the fiscal year. We believe that consistent timing of equity award grants is consistent with “best practice” in corporate governance and reduces the risk of selecting a grant date with a preferential stock price and positions the Committee to consider the full results for the prior year in determining equity grants.

Each year the Committee establishes annual equity award guidelines for all of our executives, including our NEOs, as a percentage of base salary. Each NEO’s LTI award level is assessed by the Committee annually. For performance-based long-term equity awards, an executive may receive payouts ranging from 0% to 200% of the target award.

In determining the size of the individual LTI awards granted to our NEOs in 2023, the Committee considered annual financial forecasts, capital expenditure budgets and United’s annual business plan, along with input from the Committee’s independent compensation consultant, Exequity, on compensation trends, peer long-term incentive levels and compensation risk factors. Given that each year’s awards have an overlapping performance period from the prior year, we believe these awards provide the right balance between short-term and long-term focus. The Committee approved Company-wide target values for each of the three categories of performance metrics applicable to LTI awards granted in 2023.

2023 Long-Term Incentive Program Summary

Like our STI plan, our LTI program is designed to reward performance that supports our strategic objectives and creates value for our stockholders. A significant percentage of our NEOs’ compensation is in the form of equity with three-year vesting periods, which is designed to promote retention and closely tie the interests of our NEOs to the interests of our stockholders.

In 2023, we continued to grant two long-term types of award vehicles, each of which served a different purpose:

●	Performance-Based RSUs: reward the achievement of key financial, operational and strategic goals. Following our decision to abstain from granting long-term performance-based RSUs in 2021 in connection with the COVID-19 pandemic, we returned to our practice of awarding long-term performance-based RSUs in 2022 in response to stockholder feedback. However, continued uncertainty in the business environment in light of the unique adverse impacts of the COVID-19 pandemic on the travel industry raised challenges in selecting appropriate long-term performance metrics and establishing related long-term performance goals over a three-year performance period. Based on this concern and a desire to design a long-term performance award that would provide meaningful incentives to drive performance throughout the entire vesting cycle, the Committee structured the 2022 and 2023 Performance-Based RSU awards so that the performance metrics and goals are set in one-third increments at the beginning of each year of the three-year performance periods. The three-year nature of each Performance-Based RSU grant means that in any year, an NEO can have Performance-Based RSUs relating to up to three performance periods outstanding at any time. In fiscal year 2023, for example, each NEO had outstanding fiscal year 2022 to 2024 Performance-Based RSUs and fiscal year 2023 to 2025 Performance-Based RSUs. Amounts earned for each of these one-year tranches are accrued and paid at the end of the full three-year award cycle, contingent on continued employment through this period.

To summarize, our Performance-Based RSU awards are measured over a three-year performance period, with specific goals established and measured on an annual basis during the three-year performance period, with 1/3 of the target number of Performance-Based RSUs eligible to vest based on performance during each annual period. Goals are established and measured annually so they can be appropriately aligned with evolving operational and strategic priorities and our financial forecasts. Each tranche represents the performance metrics and goals established by the Committee with respect to 1/3 of the target opportunity under the Performance-Based RSUs. The Performance-Based RSUs support our retention objective by requiring continued employment through the full three-year performance period, subject to limited exceptions.

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Compensation Discussion and Analysis

Performance-Based RSUs awarded in 2023 are referred to herein as “2023 Performance-Based RSUs” and the Performance-Based RSUs awarded in 2022 are referred to as “2022 Performance-Based RSUs.”

	2022	2023	2024	2025
2022 PBRSU	Year 1 ● 2022 ESG ● 2023 United Next ● 2023 CASM-ex(1)	Year 2 ● Strategic ● CASM-ex(1) ● United Next	Year 3 ● Goals TBD

	2023 Pbrsu	Year 1 ● Same as above	Year 2 ● Goals TBD	Year 3 ● Goals TBD

(1)	CASM-ex (adjusted cost or operating expense per available seat mile) is a measure that is not calculated in accordance with GAAP. CASM-ex is calculated as cost or operating expense per available seat mile (“CASM”) excluding fuel expense, profit sharing, third-party business expenses and special charges (credits).
●	RSUs: reward long-term Company performance, support executives’ stock ownership and align with stockholders’ interests. In addition, time-based RSUs are designed to balance performance with stability and retention of our executive leadership team by vesting ratably over three years, generally subject to continued employment requirements. Granting time-based RSUs is also consistent with our compensation peer group’s practices.

We believe our long-term equity incentive program serves the best interests of our stockholders by focusing the efforts of our executives on key drivers of both short- and long-term success and on stockholder value. Key aspects of the long-term equity incentive program include:

●	Executives’ long-term equity incentive awards are equally divided between time-based RSUs and Performance-Based RSUs;
●	The Committee sets performance goals annually; and
●	Our long-term equity incentive program serves as a retention lever, through vesting and payout over several years.
	Tranche 1 2023 Performance-Based RSUs and Tranche 2 2022 Performance-Based RSUs	Time-Based RSUs
Proportion of Annual Grant	PBRSUs represent 50% of each annual LTI grant, and each tranche of PBRSUs represents one-third of the annual grant of PBRSUs	Time-based RSUs represent 50% of each annual grant
Metrics & Weighting	CASM-ex: 40% United Next: 40% Strategic (environmental sustainability, people impact and supply chain integrity): 20% Liquidity hurdle: $8 billion in liquidity at end of three-year performance period	Number of shares earned based on continued employment, the value of which increase or decrease with fluctuations in the value of our Common Stock
Min / Max Payout (% of Target Units)	0% / 200%	N/A
Vesting	3-Year Cliff	3-Year Ratable, with vesting occurring on an annual basis

2024 Proxy Statement	101

Compensation Discussion and Analysis

The following table summarizes the equity awards awarded to our NEOs in 2023. The Committee increased LTI opportunities for our NEOs in 2023 after consulting with Exequity and considering a market study of 2021 data, which showed that their 2022 total pay levels were below market. Following the 2023 LTI increases, the aggregate target grant value of our LTI awards to our top-five executives nearly equaled the median of the LTI grant values delivered by our peers to their top-five executives.

	Target Grant Value	Grant
	of PBRSUs	Value of RSUs	Total Target 2023
	Awarded in	Granted in	Equity Compensation
Named Executive Officer	2023 (1)	2023 (1)	($)(2)

Scott Kirby	$6,325,000	$6,325,000	$12,650,000
Brett Hart	$3,825,000	$3,825,000	$7,650,000
Torbjorn Enqvist	$1,800,000	$1,800,000	$3,600,000
Linda Jojo	$1,540,000	$1,540,000	$3,080,000
Michael Leskinen(3)	$906,941	$906,941	$1,813,882
Gerald Laderman	$1,540,000	$1,540,000	$3,080,000
Gregory Hart	$1,700,000	$1,700,000	$3,400,000
(1)	Except as stated otherwise in footnote 3 below, represents the annual RSU and Performance-Based RSU awards made in April 2023, assuming target performance for PBRSUs. The number of shares of Common Stock subject to the awards was determined by dividing the applicable value in the table by the closing stock price on the grant date and rounding down to the nearest whole unit.
(2)	Except as stated otherwise in footnote 3 below, the target grant values associated with 2023 awards of PBRSUs in this table reflect the full target value of all three annual tranches of the awards, despite the fact that the portions attributable to performance goals in 2024 and 2025 will not be treated as formally “granted” for purposes of the executive compensation tables following this CD&A until the performance goals for those future tranches are established. Accordingly, the target values reflected in this table differ from those of the subsequent tables, which, consistent with disclosure rules, are included as grants only when the performance goals for each year are established.
(3)	For Mr. Leskinen, the target grant value of 2023 RSUs and PBRSUs includes a one-time promotional award granted on September 25, 2023 in connection with his promotion to Executive Vice President and Chief Financial Officer. The one-time award had a grant value of $1,600,000, with 50% of the award in the form of RSUs and 50% in the form of PBRSUs, assuming target performance for PBRSUs. The number of shares subject to the promotional RSUs and PBRSUs was determined based on the closing price of United’s Common Stock on the September 25, 2023 grant date, with the promotional equity awards subject to the same vesting conditions as the 2023 annual grants to the NEOs. The remainder of value is attributable to his annual RSU and Performance-Based RSU awards granted in April 2023.

2023 Performance-Based RSUs

2023 Performance-Based RSU awards have a target opportunity of 100% of the target award value and a maximum or “stretch” opportunity equal to 200% of the target award value. Payment opportunities under awards are subject to linear interpolation between performance levels.

For tranche 1 of the 2023 Performance-Based RSUs and tranche 2 of the 2022 Performance-Based RSUs, the Committee included the following performance metrics: a financial metric based on CASM-ex (40% of the LTI performance target opportunity); United Next metrics based on hiring of technicians and successful completion of six action items aimed at increasing efficiency (40% of the LTI performance target opportunity); and strategic metrics based on completion of action items relating to environmental sustainability, people impact and supply chain integrity (20% of the LTI performance target opportunity). Each of these performance metrics consists of predefined goals and action items against which performance is measured objectively.

The metrics and weights used for tranche 2 of the 2022 Performance-Based RSUs and Tranche 1 of the 2023 Performance Based RSUs are identical to each other and are set forth in the table below. Achievement against these goals has not been certified as of the Record Date.

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Compensation Discussion and Analysis

Goal	Entry (50%)	Target (100%)	Stretch (200%)
CASM – EX (40%)
Relative change in CASM-ex from 2019 compared to the industry average	Equal to industry avg	1 to 2 pts better than industry avg	4 pts better than industry avg
UNITED NEXT (40%)
33% of United Next weight: Technician Hiring - Number of frontline technicians hired (as a % of 4th quarter authorization)	Target level -5%	Significantly higher than historical levels	Target level +5%
67% United Next weight for the following six goals:
1. Tech Ops line maintenance footprint expansion ● Successful completion of routine maintenance checks in three new stations ● Opening of four additional domestic maintenance stations		Significantly expand our current maintenance location footprint
2. Aircraft parking position ● Identify remote parking needs for each hub based on 2030 schedule and pursue design funding as needed	EWR + 4 other hubs	EWR + 5 other hubs	All 7 hubs
3. Aircraft parts supply/availability ● Improvement in year-end no-go empty bin status (2023 year-end vs. 2022 actual)	1 pt improve	1.25 pts improve	1.5 pts improve
4. AirTop surface/air traffic mgmt. simulation model ● Utilize AirTop simulation models by year-end at hubs to better manage surface and air congestion	57% of hub departures	75% of hub departures	85% of hub departures
5. Leverage FAA system-wide info management ● Based on FAA data to improve operations	Build and test an air traffic management tool	Implementation of an enhanced air traffic management tool and the management of 50% of Ground Delay Program traffic	Implementation of an enhanced air traffic management tool and the management of 85% of Ground Delay Program traffic
6. Enhance efficiency of air traffic flow ● Develop Trajectory Option Set (TOS) tool to provide ability to file multiple flight plans for single segment to provide flexibility for route congestion	Develop TOS capability	TOS testing 1 location	TOS in live operation
STRATEGIC (20%)
Environmental Sustainability Action Items

Ten action items aimed at supporting our publicly stated 2050 and 2035 climate goals, achieving operational excellence through environmental compliance and engaging customers and employees in our transition to cleaner flying

	6 actions completed	8 actions completed	10 actions completed
People Impact and Supply Chain Integrity Action Items

Eight action items aimed at growing our teams and culture together at United, focused on innovating for new sources of talent as well as leadership and technical roles reflecting the diversity of our broader workforce, health and wellness equity, pay equity and increasing supplier diversity

	6 actions completed	7 actions completed	8 actions completed

2024 Proxy Statement	103

Compensation Discussion and Analysis

Cash Liquidity Hurdle

In addition to the above performance metrics measured during calendar year 2023, payout of the Performance-Based RSUs are contingent on the achievement of a cash liquidity hurdle ($8 billion) as of the end of the three - year performance period.

2023 Time-Based RSUs

Time-Based RSUs make up the remaining 50% of our executives’ target long-term equity incentives. Each grant of RSUs vests one-third on each of February 28, 2024, February 28, 2025 and February 28, 2026.

Performance Metrics for Tranche 1 of the 2022 Performance-Based RSUs

For goals established in 2022 for tranche 1 of the 2022 Performance-Based RSUs, 80% of the goals were set with reference to 2023 performance levels, which supports the long-term focus of the awards. The Committee included the following performance metrics for tranche 1 of the 2022 Performance-Based RSUs: a financial metric based on 2023 CASM-ex (40% of the LTI performance target opportunity); United Next metrics based on aircraft utilization and availability to schedule in 2023 (40% of the long-term performance target opportunity); and 2022 strategic metrics relating to environmental sustainability, people impact and supply chain integrity (20% of the long-term performance target opportunity).

The metrics and weights used for tranche 1 of the 2022 Performance-Based RSUs are set forth in the table below. Achievement against these goals has not been certified as of the Record Date.

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Compensation Discussion and Analysis

Goal	Entry (50%)	Target (100%)	Stretch (200%)
CASM – EX (40%)
Based on absolute 2023 CASM-ex performance with capacity adjustment compared against 2019. This financial metric differs from the CASM-ex metric used for tranche 2 of the 2022 Performance-Based RSUs and tranche 1 of the 2023 Performance-Based RSUs in that the CASM-ex metric for tranche 1 of the 2022 Performance-Based RSUs is based on absolute 2023 CASM-ex performance with a capacity adjustment compared against 2019.	7%	4%	1%
UNITED NEXT (40%) Each sub-goal is weighted at 50% of United Next
●
2023 Mainline Aircraft Utilization (“Utilization”)—defined as block hours flown per available aircraft per day. The utilization goal is non-consolidated and measured quarterly (with varying weightings as set forth in United’s proxy statement filed with the SEC on April 13, 2023) with a 50/50 weighting of narrowbody and widebody aircraft.
	● Narrowbody: 11 ● Widebody: 13.4	● Narrowbody: 11.2 ● Widebody: 13.7	● Narrowbody: 11.4 ● Widebody: 14
●
2023 Mainline Aircraft Available to Schedule (“ATS”)—calculated as total aircraft in the fleet minus out-of-service aircraft due to maintenance, commercial projects, spares, paint, charters and delivery/induction timing. The ATS goal is measured quarterly on a consolidated basis with a 50/50 weighting of narrowbody and widebody aircraft and with equal weighting of 25% in each quarter of 2023. The quarterly goals reflect differing expectations regarding the narrowbody and widebody fleets.
	Q1: 84.5% Q2: 85.6% Q3: 86.3% Q4: 86.5%	Q1: 85.5% Q2: 86.6% Q3: 87.3% Q4: 87.5%	Q1: 86.5% Q2: 87.6% Q3: 88.3% Q4: 88.5%
ESG (20%)

The ESG metric under tranche 1 of Performance-Based RSU awards is the only metric that is based on performance for the 2022 fiscal year. It is based on the completion in 2022 of:

●
15 total actions based on environmental sustainability.
●
8 total actions related to people impact and increasing supplier diversity.

	● Environmental Sustainability: 8 actions completed ● People Impact and Supplier Diversity: 4 actions completed	● Environmental Sustainability: 11 actions completed ● People Impact and Supplier Diversity: 6 actions completed	● Environmental Sustainability: 15 actions completed ● People Impact and Supplier Diversity: 8 actions completed

2024 Proxy Statement	105

Compensation Discussion and Analysis

Use of Adjustments in Incentive Programs

Our goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure United performance. To incentivize management to make decisions that have positive, long-term impacts, even at the expense of shorter-term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee reviews whether to adjust results under the 2023 STI, tranches 1 and 2 of the 2022 Performance-Based RSU awards and tranche 1 of the 2023 Performance-Based RSU awards, although no such adjustment has been made as of the Record Date with respect to such awards.

RETENTION AND TRANSFORMATION AWARDS GRANTED TO NEOS IN PRIOR FISCAL YEARS THAT VESTED OR PAID OUT IN FISCAL YEAR 2023

Prior to fiscal year 2023, as previously disclosed for NEOs for the applicable year, the Committee approved special awards, which continued to vest in 2023. Please see the “Narrative to 2023 Summary Compensation Table and Grants of Plan-Based Awards for 2023 Table” below for a summary of such awards.

We did not grant retention bonuses to NEOs in 2023 and do not currently intend to grant retention bonuses to NEOs in 2024.

NEO RETIREMENTS AND CHIEF FINANCIAL OFFICER TRANSITION

On May 24, 2023, Mr. Laderman informed United of his plans to retire in 2024 after more than three decades of service with United. At such time, Mr. Laderman agreed to continue to serve as United’s Chief Financial Officer until his successor was appointed, after which time he would transition to serve as Executive Vice President, Finance until his expected retirement in September 2024.

In connection with Mr. Laderman’s retirement, United, United Airlines, Inc. and Mr. Laderman entered into a Retirement and Transition Agreement on May 25, 2023 (the “Laderman Retirement Agreement”). Under the terms of the Laderman Retirement Agreement, Mr. Laderman’s target compensation will remain unchanged through the date of his retirement, which is to be on September 30, 2024 or such earlier date as agreed to by the parties. In addition, Mr. Laderman will be entitled to receive a pro-rata portion of his 2024 short-term incentive award, subject to the achievement of the underlying performance conditions. Mr. Laderman’s other incentive awards will receive retirement treatment in accordance with the terms of the applicable award agreements, as his termination of employment qualifies as a retirement under such agreements. Mr. Laderman will remain subject to restrictive covenants related to non-solicitation, non-competition and no-hire provisions pursuant to the terms of his time-based restricted stock unit agreements and his prior employment agreement with United and Mr. Laderman will receive no other severance or separation payment in connection with his retirement.

Effective July 1, 2023, Gregory Hart moved into an advisory role providing guidance to the Company on near and long-term strategic issues. On December 21, 2023, Mr. Hart informed United of his intent to retire in 2024. In connection with Mr. Hart’s retirement, United, United Airlines, Inc. and Mr. Hart entered into a Retirement and Transition Agreement on December 21, 2023 (the “Hart Retirement Agreement”). Under the terms of the Hart Retirement Agreement, Mr. Hart’s target compensation will remain unchanged through the date of his retirement, which is to be on September 30, 2024 or such earlier date as agreed to by the parties. In addition, Mr. Hart will be entitled to receive a pro-rata portion of his 2024 short-term incentive award, subject to the achievement of the underlying performance conditions. Mr. Hart’s other incentive awards will receive retirement treatment in accordance with the terms of the applicable award agreements, as his termination of employment qualifies as a retirement under such agreements. Mr. Hart will remain subject to restrictive covenants related to non-solicitation, non-competition and no-hire provisions pursuant to the terms of his time-based restricted stock unit agreements and his prior employment agreement with United and Mr. Hart will receive no other severance or separation payment in connection with his retirement.

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Compensation Discussion and Analysis

On September 21, 2023, Mr. Leskinen was appointed as United’s Executive Vice President and Chief Financial Officer and Mr. Laderman transitioned to serve as Executive Vice President, Finance. In connection with his appointment, Mr. Leskinen entered into an offer letter with United on September 21, 2023 (the “Leskinen Offer Letter”). Pursuant to the Leskinen Offer Letter, Mr. Leskinen’s annual base salary rate was increased to $700,000 effective as of September 21, 2023, his short-term target incentive opportunity was increased to 120% of his base salary (provided that his target 2023 STI award would be pro-rated based on his base salary and target opportunity in effect prior to and following the effective date of his promotion), and he was eligible for a 2024 long-term incentive compensation opportunity equal to 350% of his base salary. The Committee also approved one-time promotional equity awards for Mr. Leskinen with a total target value of $1.6 million, sized based on the closing price of the Common Stock on the September 25, 2023 grant date, with 50% granted as PBRSUs (assuming target performance) for the performance period ending December 31, 2025 and 50% granted as time-based RSUs vesting in one-third increments on February 28, 2024, 2025 and 2026. The Committee approved such compensation increases in connection with Mr. Leskinen’s promotion based on its review of United’s compensation peer group’s practices and Mr. Leskinen’s experience.

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Compensation Discussion and Analysis

Other Elements of the Executive Compensation Program

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

RETIREMENT BENEFITS

United maintains a tax qualified 401(k) plan and an excess 401(k) cash direct and cash match program for management and administrative employees, including the NEOs. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

Certain NEOs participate in legacy retirement plans, including the Continental Retirement Plan (“CARP”) and a pre-merger supplemental executive retirement plan (“SERP”). Details about these retirement plans and NEO benefits thereunder are provided below under the headings “2023 Pension Benefits Table” and “Narrative to Pension Benefits Table.”

PERQUISITES AND OTHER EXECUTIVE BENEFITS

We offer our officers, including our NEOs, certain perquisites that we believe are generally consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to United and strengthens our relationships with our executives. The aggregate incremental cost of providing these perquisites and other benefits to our NEOs is detailed in footnote 6 to the 2023 Summary Compensation Table below.

For example, travel privileges on United flights provide the opportunity to become familiar with our network, product, and locations and to interact with customers and employees. The incremental cost to United of providing such flight benefits is minimal, while we believe United benefits from providing these benefits and the value of these benefits to the officers is perceived by them to be high. Consistent with historic practice and the travel policies at other airlines, United provides tax indemnification, subject to an annual limit, on the travel benefits provided to active and certain former officers. United has eliminated tax indemnification for post-separation perquisites provided to officers who did not have a pre-existing contractual right to post-separation indemnity as of the date the policy was adopted. Mr. Laderman is the only NEO who retains this legacy tax indemnity.

In sum, we offer the following perquisites to our NEOs:

●	Active flight benefits pursuant to United’s Officer travel policy, including a tax gross-up on the flight benefits while an executive, up to an annual cap and other travel-related benefits.
●	Cybersecurity / identity protection services to certain individuals, with an annual per participant cost to United of $7,200, plus voluntary NEO-paid additional coverage. This perquisite was newly approved in 2023.
●	Basic and supplemental life insurance.
●	Voluntary employee-paid group insurance benefits (supplemental disability, supplemental life insurance, and personal excess liability coverage).
●	An annual executive physical available through preferred providers.
●	Health Club Membership Reimbursement for health club membership dues and services up to a $2,500 annual limit.
●	Reimbursement for certain tax preparation and financial services, with annual reimbursement limited to $20,000 for our Chief Executive Officer and $10,000 for our other NEOs.
●	Parking benefits.
●	Community Support Travel Program: NEOs are eligible to direct a donation of up to 4 domestic coach tickets (or 2 domestic first class tickets) to qualifying charitable organizations and nominate one United Club Membership per calendar year.
●	Package delivery services.

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SEVERANCE AND CHANGE IN CONTROL BENEFITS

In order to attract and retain high-performing NEOs, we believe it is appropriate to provide severance to an executive officer in certain circumstances. Each of our NEOs is covered by the terms of United’s Executive Severance Plan, which provides for certain payments and benefits upon qualifying termination events, as described in “Potential Payments Upon Termination or Change in Control” below. Based on the advice of Exequity, we believe that our severance benefits are in line with market practices and provide appropriate levels of compensation and terms and conditions related to executive separations. Further, we believe that these arrangements are an important component of our compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles and in defining terms and conditions of executive separation events. We do not gross up for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change in control, we generally require a qualifying termination of employment in addition to the change in control, with limited exceptions. See “Potential Payments upon Termination or Change in Control” below for a discussion and estimate of the potential compensation and benefits provided pursuant to these arrangements.

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Compensation Discussion and Analysis

Significant Compensation Policies and Other Information Regarding Executive Compensation

COMPENSATION Clawback Policy

Accountability is a fundamental value of United. To reinforce this value through our executive compensation program, we have a compensation clawback policy (the “clawback policy”) that is applicable to our executive officers. Specifically, in May 2023, we replaced our former policy on recoupment of incentive compensation adopted in 2018 with the clawback policy, which includes both (1) a mandatory recovery element applicable to our current and former Section 16 officers to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Act and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of certain accounting restatements on a “no fault” basis and (2) a discretionary element that permits United to seek recovery of compensation (including any incentive-based compensation, which may be in the form of cash or equity, variable compensation, bonus, severance or sign-on compensation, including, without limitation, time-based and performance-based awards) over a three year look-back period awarded or paid to any current or former officer of United and/or United Airlines, Inc. at the level of Vice President or above if such covered executive committed a significant legal or compliance violation, irrespective of whether such violation occurred in connection with a restatement. The clawback policy was filed as Exhibit 97.1 to United’s Annual Report on Form 10-K for the year ended December 31, 2023.

Robust Stock Ownership GUIDELINES

Our executive officers and certain other senior executives are required to maintain a minimum equity stake in United. We believe that the current levels of stock ownership specified in our stock ownership guidelines provide an appropriate balance between keeping executive stock ownership at a level that supports alignment with stockholder interests while also providing officers sufficient flexibility. Each covered executive is required to acquire and maintain ownership of shares of our Common Stock equal to a specified multiple of his or her base salary, which for our NEOs ranges from 3 to 6 times base salary, as shown in the table below. Each covered executive must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. Covered executives are required to achieve compliance with the stock ownership guidelines within five years of becoming subject to such guidelines. If a covered executive is promoted to a higher level, the covered executive will have five years (beginning on the date of such promotion) to achieve the ownership target associated with the higher officer level.

Stock Ownership Guideline
Named Executive Officer	(Multiple of Salary)

Scott Kirby	6.0x
Brett Hart	4.0x
Torbjorn Enqvist	3.0x
Linda Jojo	3.0x
Michael Leskinen	3.0x
Gerald Laderman	3.0x
Gregory Hart	3.0x

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Compensation Discussion and Analysis

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP
● Shares owned outright by the executive ● Outstanding time-based RSU awards that will settle in shares of our Common Stock ● Restricted stock awards	● Unexercised stock options ● Unvested Performance-Based RSUs

The Committee reviews compliance with these stock ownership guidelines annually. Based on the most recent annual evaluation, all of our NEOs are in compliance or are in the transition period (with respect to Mr. Leskinen).

Policy Prohibiting Hedging and Pledging

Under our Securities Trading Policy, our officers, directors and certain other management employees are prohibited from engaging in speculative and derivative trading, short-selling or otherwise hedging our securities. This restriction includes the purchase and sale of puts, calls, warrants, options, forward-sale contracts, prepaid collars and similar derivative instruments. Our officers, directors and certain other management employees are also prohibited from pledging our securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the Chief Executive Officer, Chief Financial Officer and certain other current or former executive officers. Compensation to our NEOs over this limit is nondeductible.

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Compensation Discussion and Analysis

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” prepared in accordance with Item 402(b) of Regulation S-K with management. Based on such review and related discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and United’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

Compensation Committee

james M. whitehurst	ROSALIND BREWER	CAROLYN CORVI	matthew friend	James A. C. Kennedy
Compensation Committee Chairperson	Compensation Committee Member	Compensation Committee Member	Compensation Committee Member	Compensation Committee Member

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Compensation Discussion and Analysis

2023 Summary Compensation Table

The following table provides information regarding our NEOs for fiscal year 2023, determined in accordance with applicable SEC disclosure rules. The table provides information for 2023 and, to the extent required by applicable SEC disclosure rules, 2022 and 2021.

						Change in
					Non-Equity	Pension Value
					Incentive	Non-Qualified
				Stock	Plan	Deferred Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Scott Kirby	2023	1,075,000	—	10,705,744	6,636,815	—	155,740	18,573,299
Chief Executive Officer	2022	1,000,000	—	8,666,624	—	—	129,978	9,796,602
	2021	1,000,000	—	8,729,907	—	—	115,157	9,845,064
Michael Leskinen	2023	447,103	1,128,240	1,255,601	770,131	—	109,090	3,710,165
Executive Vice President and
Chief Financial Officer
Brett Hart	2023	868,750	3,875,000	6,420,817	3,687,526	—	132,851	14,984,944
President	2022	775,000	—	2,603,683	—	—	100,912	3,479,595
	2021	775,000	—	2,612,131	—	—	89,252	3,476,383
Torbjorn Enqvist	2023	775,000	1,525,000	2,996,475	2,121,677	19,595	116,480	7,554,227
Executive Vice President and
Chief Operations Officer
Linda Jojo	2023	752,501	500,000	2,649,817	2,082,709	—	116,219	6,101,246
Executive Vice President and	2022	700,005	—	1,749,976	—	—	87,601	2,537,582
Chief Customer Officer	2021	700,005	—	2,438,720	—	—	81,092	3,219,817
Former Chief Financial Officer:
Gerald Laderman	2023	758,750	375,000	2,671,129	2,122,524	—	150,270	6,077,673
Executive Vice President, Finance	2022	725,000	—	1,812,439	—	—	115,939	2,653,378
	2021	725,000	—	2,433,762	—	—	107,169	3,265,931
Former Chief Growth Officer:
Gregory Hart	2023	850,000	250,000	2,990,945	2,422,174	21,005	131,160	6,665,284
Executive Vice President and Special Advisor	2022	850,000	—	2,124,938	—	—	124,014	3,098,952
(1)	Represents the actual salary paid to each NEO in 2023.
(2)

For Mr. Leskinen, payment represents a special bonus paid under a 2022 subsidiary incentive program, payment was contingent upon continued employment with the Company through the applicable vesting date. For Mr. Brett Hart, payment represents the portion of the one-time $4 million retention and recognition award made in May 2022 that vested on May 25, 2023 (75% of the award), with the remaining $1 million (25% of the award) vesting on May 25, 2024, with each payment contingent on Mr. Hart’s continued employment with the Company through the applicable vesting date. For Mr. Enqvist, payment represents a special long-term cash award relating to 2021 promotional and long-term incentives which were delayed due to CARES Act restrictions. Payment of this award was contingent upon continued employment with the Company through the applicable vesting date. Also included is payment of the first 25% of the Transformation Incentive Awards made in 2022 to Messrs. B. Hart, Enqvist, Laderman and G. Hart and Ms. Jojo. The awards vest 25% on both September 22, 2023 and 2024, and the remainder in 2025, with each payment contingent on continued employment through the applicable vesting date.

(3)

For each named executive officer, represents the grant date fair value of RSU and Performance-Based RSUs granted in 2023 (i.e., tranche 1) and, the Performance-Based RSUs granted in 2022 (i.e., tranche 2), each as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation referenced in this column, see note 4 to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K. As discussed in the CD&A, the Committee designed the 2023 and 2022 Performance-Based RSUs so that the performance metrics and goals are set in one-third increments at the beginning of each year of the three-year performance Period (January 1, 2023 – December 31, 2025 for the 2023 Performance-Based RSUs and January 1, 2022- December 31, 2024 for the 2022 Performance-Based RSUs). The Committee will set goals for the remaining two-thirds of the 2023 Performance-Based RSU awards in each of 2024 and 2025 and for the remaining one-third of the 2022 Performance-Based RSU awards in 2024. For 2023, in accordance with FASB Topic 718, amounts in this column include the grant date fair value of tranche 1 of the 2023 Performance-Based RSUs, tranche 2 of the 2022 Performance-Based RSUs and the time-vested RSUs granted in 2023. Values with respect to Performance-Based RSUs were calculated based on the probable satisfaction of the applicable performance conditions as of the date of grant (which was target performance) and the closing price per share of Common Stock on the date of grant.

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Compensation Discussion and Analysis

The following table reflects the aggregate grant date fair value at the maximum or “stretch” level (200% of the target level) of (i) the second tranche of the 2022 Performance-Based RSUs and (ii) the first tranche of the 2023 Performance-Based RSUs, in each case using the closing price per share of Common Stock on the date of grant (as referenced in the table below).

			2022	2023
		Closing Share	Performance-Based	Performance-Based
		Price on the	RSUs Maximum	RSUs Maximum
	Grant Date	Grant Date ($/Sh)	Value ($)	Value ($)

Scott Kirby	4/04/23	42.54	4,544,889	4,216,650
Michael Leskinen	4/04/23	42.54	92,992	71,212
Michael Leskinen	9/25/23	42.93	—	533,276
Brett Hart	4/04/23	42.54	2,641,734	2,549,933
Torbjorn Enqvist	4/04/23	42.54	1,192,992	1,199,968
Linda Jojo	4/04/23	42.54	1,192,992	1,026,660
Gerald Laderman	4/04/23	42.54	1,235,617	1,026,660
Gregory Hart	4/04/23	42.54	1,448,657	1,133,266

For the time-vested RSU awards, the grant date fair value was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant. See the footnotes to the Grants of Plan-Based Awards for 2023 table below for the share price on the date of grant.

(4)

The amounts reported for 2023 in the “Non-Equity Incentive Plan Compensation” column include payments under both the 2022 STI (which had a performance period of January 1, 2022 through April 3, 2023) and the 2023 STI. The 2023 STI’s performance period reverted back to calendar year as compared to the extended performance period used in the 2022 STI. The following table provides details regarding amounts disclosed in the “Non-Equity Incentive Plan Compensation” column for 2023:

		2022 STI
		2022 STI					Total
	Annual Base Salary	Target	2022 STI Target	Formulaic	2022	2023	Non-Equity
	(as of 12/31/22) ($)	Opportunity (%)	Opportunity ($)	Payout	STI ($)	STI (S)	Incentives ($)
Scott Kirby	1,000,000	250%	2,500,000	116%	2,900,000	3,736,815	6,636,815
Michael Leskinen	341,120	60%	202,731	116%	235,168	534,963	770,131
Brett Hart	775,000	175%	1,356,250	116%	1,573,250	2,114,276	3,687,526
Torbjorn Enqvist	700,000	106%	706,986	116%	820,104	1,301,573	2,121,677
Linda Jojo	700,000	106%	742,005	116%	860,726	1,221,983	2,082,709
Gerald Laderman	725,000	106%	768,500	116%	891,460	1,231,064	2,122,524
Gregory Hart	850,000	106%	901,000	116%	1,045,160	1,377,014	2,422,174
(5)

Prior to the 2010 merger, Messrs. Enqvist, Laderman and G. Hart participated in pension benefits provided as part of the compensation program of Continental Airlines, including the CARP and also, with respect to Mr. Laderman, the SERP. None of the other NEOs participate in the pension benefits. The amounts are calculated based on the difference in the present value of accumulated benefits determined as of December 31, 2023 and December 31, 2022. These benefits are frozen, but the values of the frozen benefits continue to fluctuate based on changes in actuarial assumptions and the passage of time. Decreases in pension values are shown as zeroes in the Summary Compensation Table. For the period from December 31, 2022 to December 31, 2023, the passage of time, change in CARP mortality table, and increases in the discount rate and lump sum interest rate had offsetting effects on the present value of accumulated benefits resulting in a net decrease in value for Mr. Laderman of $111,172. See “Narrative to Pension Benefits Table” below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

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Compensation Discussion and Analysis

(6)	The following table provides details regarding amounts disclosed in the “All Other Compensation” column for 2023:

	Insurance		401(k) Cash
	Premiums		Direct and	Perquisites
	Paid by	401(k) Company	Cash Match	and Other	Tax
	Company	Contributions	Program	Benefits	Indemnification	Total
Name	($)(a)	($)(b)	($)(b)	($)(c)	($)(d)	($)

Scott Kirby	11,883	23,100	52,150	31,657	36,950	155,740
Michael Leskinen	1,504	20,625	7,319	42,692	36,950	109,090
Brett Hart	8,265	23,100	37,713	37,895	25,878	132,851
Torbjorn Enqvist	6,170	24,750	33,375	28,406	23,779	116,480
Linda Jojo	10,433	23,100	29,575	37,956	15,155	116,219
Gerald Laderman	23,388	26,400	34,300	35,948	30,234	150,270
Gregory Hart	11,779	26,400	41,600	23,617	27,764	131,160
(a)	Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.
(b)

Amounts shown represent Company contributions to the 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Internal Revenue Code.

(c)

For each named executive officer, this column includes the Company’s incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as “United Express,” financial planning and tax services and an annual physical. Amounts for Messrs. Leskinen, B. Hart, Enqvist and Laderman and Ms. Jojo also include costs related to reserved parking at the Company’s offices. The NEOs also have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus® programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners and flight privileges on certain other air carriers. In connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites that have no additional aggregate incremental cost to the Company, including tickets, memberships and parking access, are made available to the CEO and, in certain circumstances, other officers of the Company. Officers have access to certain package delivery services, which are provided at no incremental cost to the Company. Officers of the Company also are eligible to purchase on a voluntary basis group excess liability or “umbrella” insurance. The Company has no interest in these policies and does not subsidize the cost or make any other payment with respect to such coverage.

(d)	In each case, this amount represents taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as “United Express.”
(7)

The total compensation reported for the 2023 Summary Compensation Table aligns with the total compensation methodology utilized for compensation restrictions under the CARES Act agreements, provided, however, that the CARES Act agreements measure total compensation on a rolling 12-month basis. The compensation restrictions under the CARES Act agreements continued until April 1, 2023. During the period of the CARES Act agreement restrictions, the Company was prohibited from paying our NEOs total compensation that exceeds the sum of a) $3 million plus b) 50 percent of the excess over $3 million of total compensation received by such employee in calendar year 2019.

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Compensation Discussion and Analysis

Grants of Plan-Based Awards for 2023

The following table sets forth information regarding plan-based awards granted during 2023 to our NEOs. These awards include the 2023 STI cash awards, Performance-Based RSUs for the 2022-2024 performance period (representing one-third of the award with respect to which goals were established in 2023) and Performance-Based RSUs for the 2023-2025 performance period (representing one-third of the award with respect to which goals were established in 2023) and time-vested RSU awards. All of these awards were granted pursuant to the 2021 Plan.

									All Other	Grant
									Stock	Date
									Awards:	Fair Value
									Number of	of Stock
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	and
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	Date	($)	($)(5)	($)	(#)	(#)	(#)	(#)	($)(6)
Scott Kirby	4/04/23 (1)		1,344,178	2,688,356	5,376,712	-	-	-	-	-
	4/04/23 (2)		-	-	-	26,710	53,419	106,838	-	2,272,444
	4/04/23 (3)		-	-	-	24,781	49,561	99,122	-	2,108,325
	4/04/23 (4)		-	-	-	-	-	-	148,683	6,324,975
Michael Leskinen	4/04/23 (1)		192,433	384,866	769,731	-	-	-	-	-
	4/04/23 (2)		-	-	-	547	1,093	2,186	-	46,496
	4/04/23 (3)		-	-	-	419	837	1,674	-	35,606
	4/04/23 (4)		-	-	-	-	-	-	2,513	106,903
	9/25/23 (3)		-	-	-	3,106	6,211	12,422	-	266,638
	9/25/23 (4)		-	-	-	-	-	-	18,634	799,958
Brett Hart	4/04/23 (1)		760,531	1,521,062	3,042,123	-	-	-	-	-
	4/04/23 (2)		-	-	-	15,525	31,050	62,100	-	1,320,867
	4/04/23 (3)		-	-	-	14,986	29,971	59,942	-	1,274,966
	4/04/23 (4)		-	-	-	-	-	-	89,915	3,824,984
Torbjorn Enqvist	4/04/23 (1)		468,192	936,384	1,872,767	-	-	-	-	-
	4/04/23 (2)		-	-	-	7,011	14,022	28,044	-	596,496
	4/04/23 (3)		-	-	-	7,052	14,104	28,208	-	599,984
	4/04/23 (4)		-	-	-	-	-	-	42,313	1,799,995
Linda Jojo	4/04/23 (1)		439,562	879,124	1,758,249	-	-	-	-	-
	4/04/23 (2)		-	-	-	7,011	14,022	28,044	-	596,496
	4/04/23 (3)		-	-	-	6,034	12,067	24,134	-	513,330
	4/04/23 (4)		-	-	-	-	-	-	36,201	1,539,991
Gerald Laderman	4/04/23 (1)		442,829	885,658	1,771,315	-	-	-	-	-
	4/04/23 (2)		-	-	-	7,262	14,523	29,046	-	617,808
	4/04/23 (3)		-	-	-	6,034	12,067	24,134	-	513,330
	4/04/23 (4)		-	-	-	-	-	-	36,201	1,539,991
Gregory Hart	4/04/23 (1)		495,329	990,657	1,981,315	-	-	-	-	-
	4/04/23 (2)		-	-	-	8,514	17,027	34,054	-	724,329
	4/04/23 (3)		-	-	-	6,660	13,320	26,640	-	566,633
	4/04/23 (4)		-	-	-	-	-	-	39,962	1,699,983
(1)

Represents the 2023 STI cash award for the performance period January 1, 2023 through December 31, 2023. As described in the CD&A, the 2023 STI awards paid out in March 2024 with overall performance at 139% of the target level after the Committee certified performance.

(2)

Represents award opportunities for one-third of the full number of shares for which performance goals were established in 2023 for the Performance-Based RSUs granted for the performance period January 1, 2022 through December 31, 2024. See also footnote 6, below.

(3)

Represents award opportunities for one-third of the full number of shares for which performance goals were established in 2023 for the Performance-Based RSUs granted for the performance period January 1, 2023 through December 31, 2025. See also footnote 6, below.

116	2024 Proxy Statement

Compensation Discussion and Analysis

(4)

Represents 2023 LTI awards granted as stock-settled RSUs that are scheduled to vest in one-third increments on February 28, 2024, 2025 and 2026, subject to the NEO’s continued employment through the applicable vesting date or qualifying termination of employment.

(5)

Represents the product of the NEO’s (x) FY23 STI Target Opportunity (%) and (y) the NEO’s blended base salary rate for 2023. Mr. Leskinen’s STI Target Opportunity ($) was prorated to reflect his base salary and FY23 STI Target Opportunity in effect prior to and after his appointment to Executive Vice President and Chief Financial Officer on September 21, 2023.

(6)

Represents the grant date fair value of the 2022 and 2023 Performance-Based RSU awards and the time-vested RSU awards determined in accordance with ASC Topic 718. In accordance with ASC Topic 718, only the portion of the Performance-Based RSUs for which the performance metrics were established in 2023 (i.e., one-third of the total number of shares subject to the award) is reflected in this table. Performance goals with respect to the remaining one-third of the 2022 Performance-Based RSUs will be established in 2024 and performance goals with respect to the remaining two-thirds of the 2023 Performance-Based RSUs will be established in 2024 and 2025, and will be reported in the Summary Compensation Table for the applicable year in which the goals are established.

In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs granted in April 2023, and for Mr. Leskinen in September 2023, was calculated based on the target level (100%) of performance based on the probable satisfaction of the required performance conditions and the closing price per share of Common Stock on the date of grant ($42.54 per share for the awards granted on April 4, 2023 and $42.93 per share for the awards granted on September 25, 2023).

For the time-vested RSUs, the amount was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant ($42.54 per share for the awards granted on April 4, 2023 and $42.93 per share for the awards granted on September 25, 2023).

2024 Proxy Statement	117

Compensation Discussion and Analysis

Narrative to 2023 Summary Compensation Table and Grants of Plan-Based Awards for 2023 Table

The following is a description of material factors necessary to understand the information disclosed in the 2023 Summary Compensation Table and the Grants of Plan-Based Awards for 2023 and which are not otherwise described in the Compensation Discussion and Analysis or the footnotes to the 2023 Summary Compensation Table and the Grants of Plan-Based Awards for 2023.

Prior to fiscal year 2023, as previously disclosed for NEOs for the applicable year, the Committee approved the following special awards, which continued to vest in 2023:

Mr. Leskinen participated in a 2022 subsidiary incentive program which provided for a special bonus, the payment of which was contingent upon continued employment with the Company through the applicable vesting date in 2023.

In May 2021, Mr. Enqvist was granted a special cash promotion incentive award in the amount of $900,000 in connection with his promotion to Executive Vice President in May 2021, which vested and was paid in April 2023.

In May 2022, the Committee approved a one-time retention and recognition award to Mr. Brett Hart. Such award has a total cash payment opportunity of $4,000,000, $3,000,000 of which vested on May 25, 2023 and $1,000,000 of which is scheduled to vest on May 25, 2024, contingent on Mr. Hart's continued employment with the Company through the applicable vesting date. The Committee approved such award in recognition of the expansion in Mr. Brett Hart's role since his promotion in 2020, including his oversight responsibility for airport operations, technical operations and flight operations. Payout occurs shortly following vesting.

In September 2022, the Committee approved performance-based incentive awards (the “Transformation Incentive Awards”) to each of our NEOs other than Mr. Leskinen. The Transformation Incentive Awards provide an incentive opportunity of 50% to 150% of the target opportunity (or 0%-150% with respect to Mr. Kirby) based on the achievement of a pre-established human capital performance goal during the period January 1, 2023 through June 30, 2025, with a service-based vesting condition over a three year period beginning September 22, 2022 and ending September 22, 2025. For recipients other than Mr. Kirby, the Transformation Incentive Award vested with respect to 25% of the target opportunity on September 22, 2023 and will vest with respect to 25% of the target opportunity on September 22, 2024, subject to the NEO’s continued employment with the Company through the applicable interim vesting date. Mr. Kirby’s Transformation Incentive Award does not include interim vesting dates and his entire Transformation Award opportunity vests on September 22, 2025 based on performance achieved during the applicable performance period. Following September 22, 2025, NEOs will receive the portion of their target opportunity earned based on the achievement of the underlying performance goal, reduced by the amounts received on the interim vesting dates, if any. The Transformation Incentive Awards provide for pro-rata vesting in the event of certain qualifying terminations of employment.

The target opportunities for the Transformation Incentive Awards granted to the Company’s NEOs are as follows: Mr. Kirby—$3,000,000 and 58,055 Performance-Based RSUs; Mr. Brett Hart—$3,500,000; Mr. Enqvist - $2,500,000; Ms. Jojo - $2,000,000; Mr. Laderman - $1,500,000; and Mr. Greg Hart—$1,000,000.

The RSU portion of Mr. Kirby’s Transformation Incentive Award will be settled in shares of our Common Stock upon vesting. The remainder of Mr. Kirby’s total Transformation Incentive Award opportunity and all of the Transformation Incentive Awards to each of Messrs. B. Hart, Enqvist, Laderman and G. Hart and Ms. Jojo was granted in the form of a cash performance incentive award.

118	2024 Proxy Statement

Compensation Discussion and Analysis

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each NEO as of December 31, 2023. In accordance with SEC reporting requirements, if performance through 2023 has exceeded the entry level, then the year-end number of Performance-Based RSUs that have not yet vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2023 fiscal year.

At year-end 2023, the first-third of the 2022 Performance-Based RSUs were estimated at below the target level and therefore are shown at the target level (100% of the target opportunity) and the second-third of the 2022 Performance-Based RSUs and the first-third of the 2023 Performance-Based RSUs were each estimated at above the target level and therefore are shown at the stretch level (200% of the target opportunity) and the equity portion of the Transformation Incentive Award granted to Mr. Kirby as Performance-Based RSUs was estimated at above the target level and therefore is shown at the stretch level (150% of the target opportunity). The final value of these awards will be based on the Committee’s determination of the achievement of the performance conditions and the value of the Common Stock at the time of vesting.

	Option Awards						Stock Awards
											Equity		Equity
											Incentive		Incentive
											Plan		Plan
											Awards;		Awards;
											Number		Market or
											of		Payout
							Number		Market		Unearned		Value of
							of		Value of		Shares,		Unearned
							Shares or		Shares or		Units or		Shares,
							Units of		Units of		Other		Units
	Number of		Number of				Stock		Stock		Rights		or Other
	Securities		Securities				That		That		That		Rights
	Underlying		Underlying				Have		Have		Have		That
	Unexercised		Unexercised		Option	Option	Not		Not		Not		Have Not
	Options (#)		Options (#)		Exercise	Expiration	Vested		Vested		Vested		Vested
Name	Exercisable		Unexercisable		Price ($)	Date	(#)		($)		(#)		($)

Scott Kirby	159,321	(1)	-		58.69	8/29/26	-		-		-		-
	33,755	(2)	273,110	(2)	110.21	12/04/29	-		-		-		-
	-		-		-	-	106,838	(3)	4,408,136	(5)	-		-
	-		-		-	-	148,683	(4)	6,134,661	(5)	-		-
	-		-		-	-	-		-		160,256	(6)	6,612,163	(9)
	-		-		-	-	-		-		99,122	(7)	4,089,774	(9)
	-		-		-	-	-		-		87,083	(8)	3,593,045	(9)
Michael Leskinen	-		-		-	-	2,187	(3)	90,236	(5)	-		-
	-		-		-	-	2,513	(4)	103,686	(5)	-		-
	-		-		-	-	18,634	(10)	768,839	(5)	-		-
	-		-		-	-	-		-		3,279	(6)	135,292	(9)
	-		-		-	-	-		-		1,674	(7)	69,069	(9)
	-		-		-	-	-		-		12,422	(11)	512,532	(9)
Brett Hart	21,521	(12)	-		77.56	6/14/27	-		-		-		-
	-		-		-	-	27,511	(3)	1,135,104	(5)	-		-
	-		-		-	-	89,915	(4)	3,709,893	(5)	-		-
	-		-		-	-	-		-		93,149	(6)	3,843,328	(9)
	-		-		-	-	-		-		59,942	(7)	2,473,207	(9)
Torbjorn Enqvist	-		-		-	-	8,974	(3)	370,267	(5)	-		-
	-		-		-	-	42,313	(4)	1,745,834	(5)	-		-
	-		-		-	-	-		-		42,066	(6)	1,735,643	(9)
	-		-		-	-	-		-		28,208	(7)	1,163,862	(9)
Linda Jojo	14,348	(12)	-		77.56	6/14/27	-		-		-		-
	-		-		-	-	8,546	(13)	352,608	(5)	-		-
	-		-		-	-	28,045	(3)	1,157,137	(5)	-		-
	-		-		-	-	36,201	(4)	1,493,653	(5)	-		-
	-		-		-	-	-		-		42,066	(6)	1,735,643	(9)
	-		-		-	-	-		-		24,134	(7)	995,769	(9)
Gerald Laderman	-		-		-	-	29,046	(3)	1,198,438	(5)	-		-
	-		-		-	-	36,201	(4)	1,493,653	(5)	-		-
	-		-		-	-	-		-		43,568	(6)	1,797,616	(9)
	-		-		-	-	-		-		24,134	(7)	995,769	(9)
Gregory Hart	-		-		-	-	34,054	(3)	1,405,068	(5)	-		-
	-		-		-	-	39,962	(4)	1,648,832	(5)	-		-
	-		-		-	-	-		-		51,080	(6)	2,107,561	(9)
	-		-		-	-	-		-		26,640	(7)	1,099,166	(9)

2024 Proxy Statement	119

Compensation Discussion and Analysis

(1)

Represents premium-priced stock options that Mr. Kirby was granted in connection with joining the Company, which have an exercise price that was set at 25% higher than the closing stock price on the date of grant.

(2)

In connection with the CEO transition process, Mr. Kirby received an award in December 2019 of premium-priced stock options (with an exercise price that was set 25% higher than the closing stock price on the date of grant). The options have a ten-year term and vest in accordance with the following schedule: (i) 11% of the options vested on May 20, 2023; (ii) 22% of the options will vest on May 20, 2024; (iii) 22% of the options will vest on May 20, 2025; (iv) 22% of the options will vest on May 20, 2026; (v) 11% of the options will vest on May 20, 2027; and (vi) 12% of the options will vest on May 20, 2028, subject to continued employment through each vesting date or qualifying termination of employment.

(3)

Represents RSUs granted in 2022 which vested or will vest in one-third increments on February 28, 2023, 2024 and 2025, subject to continued employment through each vesting date or qualifying termination of employment.

(4)

Represents RSUs granted in 2023 which vested or will vest in one-third increments on February 28, 2024, 2025 and 2026, subject to continued employment through each vesting date or qualifying termination of employment.

(5)

The market value shown in the table was calculated based on the number of RSUs held as of December 31, 2023 multiplied by the closing price per share of Common Stock on December 29, 2023 (the last trading day of 2023) ($41.26).

(6)

Represents two-thirds of the 2022 Performance-Based RSU awards assuming that one-third of the award achieves the “target” level of performance (100% of the target opportunity) and one-third of the award achieves the “stretch” level of performance (200% of the target opportunity) with respect to the portions of the award with respect to which goals have been established. Vesting of each one-third of these awards is subject to the Committee’s certification of key financial, operational and strategic goals established and measured on an annual basis during the January 1, 2022 through December 31, 2024 performance period, with vesting of both tranches occurring on December 31, 2024, subject to continued employment or qualifying termination of employment. Additional details about goals for the 2022 Performance-Based RSU awards can be found under the headings “Performance Metrics for Tranche 1 of the 2022 Performance-Based RSUs” and “2023 Performance-Based RSUs” in the Compensation Discussion and Analysis.

(7)

Represents one-third of the 2023 Performance-Based RSU award assuming the award achieves the “stretch” level of performance (200% of the target opportunity) with respect to the portions of the award with respect to which goals have been established. Vesting of this award is subject to the Committee’s certification of achievement of key financial, operational and strategic goals established and measured on an annual basis during the January 1, 2023 through December 31, 2025 performance period, with vesting occurring on December 31, 2025, subject to continued employment or qualifying termination of employment. Additional details about goals for tranche 1 of the 2023 Performance-Based RSU awards can be found under the heading “2023 Performance-Based RSUs” in the Compensation Discussion and Analysis.

(8)

Represents the equity Transformation Incentive Award granted in 2022 to Mr. Kirby as a Performance-Based RSU award assuming that the award achieves the “stretch” level of performance (150% of the target opportunity). Mr. Kirby’s entire Transformation Incentive Award opportunity vests on September 22, 2025 based on achievement of a pre-established human capital performance goal during the period from January 1, 2023 through June 30, 2025, subject to his continued employment or qualifying termination of employment.

(9)

The market value of the unvested Performance-Based RSUs shown in the table was calculated based on the number of unvested RSUs as of December 31, 2023 that represent the level of performance as reflected in footnotes 6, 7 and 8 to this table, respectively, multiplied by the closing price per share of Common Stock on December 29, 2023 ($41.26). Subject to achievement of the specified performance conditions, the Performance-Based RSUs will be settled in shares of Common Stock.

(10)

Represents an RSU award granted to Mr. Leskinen on September 25, 2023 in accordance with his promotion to Executive Vice President and Chief Financial Officer. This award vests in one-third increments on February 28, 2024, 2025 and 2026, subject to continued employment through each vesting date or qualifying termination of employment.

(11)

Represents one-third of the 2023 Performance-Based RSU award granted to Mr. Leskinen in accordance with his promotion to Executive Vice President and Chief Financial Officer in September 2023, assuming the award achieves the “stretch” level of performance (200% of the target opportunity) with respect to the portions of the award with respect to which goals have been established. Vesting of this award is subject to the Committee’s certification of achievement of key financial, operational and strategic goals established and measured on an annual basis during the January 1, 2023 through December 31, 2025 performance period, with vesting occurring on December 31, 2025, subject to continued employment or qualifying termination of employment, on the same basis as awards described in footnote 7.

(12)	Represents special stock option awards granted to Mr. Hart and Ms. Jojo on June 14, 2017. These awards are fully vested.
(13)

Represents a special RSU award granted to Ms. Jojo on February 21, 2020. This award vested or will vest in one-third increments over the third, fourth and fifth anniversary of the date of grant (February 21, 2023, 2024 and 2025), subject to continued employment through each vesting date or qualifying termination of employment.

120	2024 Proxy Statement

Compensation Discussion and Analysis

Option Exercises and Stock Vested for 2023

The following table presents information regarding the vesting of RSUs during 2023. There was no vesting of PBRSUs during 2023 nor were there option exercises by the named executive officers during 2023.

	Stock Awards
	Number of Units Vesting		Value Realized on Vesting
Name	(#)		($)

Scott Kirby	42,937	(1)	2,231,007	(1)
	28,491	(2)	1,480,392	(2)
	53,418	(3)	2,775,599	(3)
Michael Leskinen	1,254	(1)	65,158	(1)
	597	(2)	31,020	(2)
	1,093	(3)	56,792	(3)
Brett Hart	29,430	(1)	1,529,183	(1)
	5,311	(2)	275,960	(2)
	13,755	(3)	714,710	(3)
Torbjorn Enqvist	4,041	(1)	209,970	(1)
	2,025	(2)	105,219	(2)
	4,487	(3)	233,145	(3)
Linda Jojo	5,609	(1)	291,444	(1)
	7,957	(2)	413,446	(2)
	14,022	(3)	728,583	(3)
	4,273	(4)	205,959	(4)
Gerald Laderman	5,809	(1)	301,836	(1)
	7,810	(2)	405,808	(2)
	14,523	(3)	754,615	(3)
Gregory Hart	6,811	(1)	353,900	(1)
	7,763	(2)	403,365	(2)
	17,027	(3)	884,723	(3)
(1)	Represents the vesting on February 28, 2023 of one-third of the time-vested RSUs granted in 2020 and valued based on the closing price per share of Common Stock on the vesting date ($51.96).
(2)	Represents the vesting on February 28, 2023 of one-fourth of the time-vested RSUs granted in 2021 and valued based on the closing price per share of Common Stock on the vesting date ($51.96).
(3)	Represents the vesting on February 28, 2023 of one-third of the time-vested RSUs granted in 2022 and valued based on the closing price per share of Common Stock on the vesting date ($51.96).
(4)

Represents the vesting on February 21, 2023 of one-third of a special award granted to Ms. Jojo in the form of time-vested RSU awards and valued based on the closing price per share of Common Stock on the vesting date ($48.20).

2024 Proxy Statement	121

Compensation Discussion and Analysis

2023 Pension Benefits Table

Prior to the 2010 merger, Continental Airlines maintained a SERP benefit for Mr. Laderman that provides an annual retirement benefit expressed as a percentage of his final average compensation. The SERP is not a current element of the Company’s compensation program. For Mr. Laderman, final average pay used in the SERP calculation was frozen as of December 31, 2010 and the SERP benefit was fully frozen as of December 31, 2013. Messrs. Enqvist, Laderman and G. Hart also participate in the CARP, which was frozen as of December 31, 2013.

The following table sets forth information as of December 31, 2023 for Messrs. Enqvist, Laderman and G. Hart concerning the present value of their accumulated benefits under the CARP, which was frozen with respect to all management and administrative employees, including officers, as of December 31, 2013, and, with respect to Mr. Laderman, his SERP benefit. The SERP amounts shown in this Proxy Statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the year Mr. Laderman retires or terminates employment.

			Present Value of	Payments During
		Number of Years	Accumulated	Last Fiscal
		of Credited Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(2)	($)

Torbjorn Enqvist	CARP	17.4	272,690	-
Gerald Laderman	CARP	23.3	669,147	-
	SERP	19.0	3,760,430	-
Gregory Hart	CARP	15.4	329,980	-
(1)

Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) through December 31, 2013 is shown with respect to the CARP.

(2)

The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2023 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 “Compensation—Retirement Benefits—Defined Benefit Plans—General” (“ASC 715-20”), as of each measurement date with three exceptions: pre-retirement mortality; pre-retirement turnover; and the age at which participants are assumed to retire.

122	2024 Proxy Statement

Compensation Discussion and Analysis

Narrative to Pension Benefits Table

Measurement Date
Assumption	12/31/2021	12/31/2022	12/31/2023
Discount Rate and Lump Sum Interest Rate:
• CARP	2.97%	5.26%	5.08%
• SERP	4.40%	4.40%	4.40%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum—CARP	2022 IRS	2023 IRS	2024 IRS
	417(e) Table	417(e) Table	417(e) Table
	projected with	projected with	projected with
	mortality	mortality	IRS-modified mortality
	improvement scale	improvement scale	improvement scale
	MP-2021 through the	MP-2021 through the	MP-2021 through the
	year of	year of	year of
	commencement	commencement	commencement

• Lump Sum—SERP	2019 IRS	2019 IRS	2019 IRS
	417(e) Table	417(e) Table	417(e) Table

Assumed Retirement Age (earliest unreduced age):

• CARP	Age 65	Age 65	Age 65
	(or current age if	(or current age if	(or current age if
	older)	older)	older)

• SERP	Age 60	Age 60	Age 60
	(or current age if	(or current age if	(or current age if
	older)	older)	older)

CARP. The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental’s non-pilot domestic employees (including Messrs. Enqvist, G. Hart and Laderman) were entitled to participate. During 2023, the Company did not contribute to the CARP.

Effective December 31, 2013, the Company froze benefit accruals under the CARP for all management and administrative employees, including Messrs. Enqvist, G. Hart and Laderman. Effective January 1, 2014, all management and administrative employees of the Company, including the named executive officers, participate in defined contribution plans. In addition, management employees with compensation greater than the tax-qualified plan limit, including officers, participate in the United Airlines, Inc. Management Cash Direct & Cash Match Program. The Company’s decision to freeze the CARP was part of the Company’s efforts to standardize management and administrative benefits following the 2010 merger with Continental.

The CARP benefit is based on a formula that utilizes final average compensation and service while the participant was an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as United’s 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest five consecutive calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the frozen accrued CARP benefit for Messrs. Enqvist, G. Hart and Laderman is $170,000.

2024 Proxy Statement	123

Compensation Discussion and Analysis

The benefit under the CARP is calculated as (A) times (B), where:

(A)	is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant’s average Social Security wage base; and
(B)	is credited service, limited to 30 years.

Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age. Messrs. Enqvist and G. Hart were eligible for early retirement as of December 31, 2023. Mr. Laderman was eligible for normal retirement as of December 31, 2023.

The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66-2∕3%, 75%, or 100% of the participant’s payments continuing for the life of the surviving spouse following the participant’s death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates their employment before being eligible for either normal or early retirement.

Frozen SERP. The SERP benefit originally was granted in connection with Mr. Laderman’s employment agreement with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. Mr. Laderman’s SERP benefit was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013.

Payouts under the SERP are based on final average compensation, which was frozen as of December 31, 2010 for all SERP participants, and credited years of service, which was frozen as of December 31, 2013 for Mr. Laderman. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant’s highest five years of compensation during their last ten calendar years through the 2010 freeze date. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain other award payments, such as proceeds from awards under any option or stock incentive plan and any cash awards paid under a long-term incentive plan. The final average compensation used to calculate the frozen SERP accrued benefit is $655,357 for Mr. Laderman and credited years of service recognized under the SERP began January 1, 2000 for Mr. Laderman. Mr. Laderman received one additional credited year of service under the SERP for each actual year of service during the period 2000 through 2004. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are greater than actual years worked while participating in the SERP is $1,096,919 for Mr. Laderman.

The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

(a)	is 2.50% of final average compensation;
(b)	is credited service; and
(c)	is the benefit payable from the CARP.

The Company will increase the amount for the executive’s portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the year the executive terminates.

Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60. The lump sum is calculated using the same mortality table disclosed in the footnote to the financial statements for SERP (the Internal Revenue Service (“IRS”) prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody’s Aa Corporate Bond rate for the three-month period ending on the last day of the second month preceding payment.

124	2024 Proxy Statement

Compensation Discussion and Analysis

Potential Payments upon Termination or Change in Control

This section quantifies and describes potential payments that may be made to our NEOs upon termination of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2023. This section does not include payments for awards that already were earned or vested as of December 31, 2023. This section describes the termination benefits of our NEOs as provided under the terms of the Company’s Executive Severance Plan and, as applicable, outstanding incentive compensation awards.

Termination Benefits under the Executive Severance Plans and Award Agreements

As of December 31, 2023, each of our NEOs were eligible for termination benefits pursuant to the Company’s Executive Severance Plan. The Company’s incentive awards also specify benefits and obligations under certain separation scenarios. Below is a narrative description of potential payments to these NEOs upon the following separation scenarios:

●	termination for “cause;”
●	retirement (only Messrs. Enqvist, Laderman and G. Hart were eligible at year-end) or resignation without “good reason;”
●	termination due to death or disability;
●	involuntary termination without “cause” or voluntary termination for “good reason;” and
●	a change in control.

A tabular summary of the estimated payments and benefits for each of these officers as of December 31, 2023 is set forth below the narrative descriptions of these scenarios.

Termination for “Cause”

Upon a termination for “cause,” our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for “cause,” Mr. Laderman would retain his frozen SERP benefits.

●	Frozen SERP benefit. The value of the frozen SERP benefit as of December 31, 2023 is set forth in the 2023 Pension Benefits Table and the benefits are described under “Narrative to Pension Benefits Table.” This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2023 other than due to death, the lump sum benefit payable to Mr. Laderman would have been $3,432,033 (payable on July 1, 2024). Assuming a termination on December 31, 2023 due to death, the lump sum benefit would have been $1,502,427, payable to the surviving spouse on January 1, 2024. The SERP benefits were calculated using the assumptions in effect as of January 1, 2024, including a lump sum interest rate of 5.71% and the 2024 IRS prescribed 417(e) table for mortality assumptions.

2024 Proxy Statement	125

Compensation Discussion and Analysis

Retirement or Resignation without “Good Reason”

Messrs. Enqvist, Laderman and G. Hart were retirement eligible on December 31, 2023 and were entitled to the retirement benefits described below. Such benefits are in addition to the frozen SERP benefit of Mr. Laderman described above. The remaining NEOs were not retirement eligible as of December 31, 2023 and therefore voluntary separation would be treated as resignation without “good reason” (as defined in the Executive Severance Plan). The only separation benefit provided to the remaining NEOs would be lifetime flight benefits. Each of our NEOs was eligible for lifetime flight benefits as of December 31, 2023, which eligibility requires five years of Company service.

●	Performance-Based RSUs. Retirement eligible participants receive payments (pro-rata through the retirement date) under the Performance-Based RSUs if and when actively employed participants receive payments based on the Company’s actual performance results through the end of the performance period. The performance period for the 2022 awards ends on December 31, 2024 and the performance period for the 2023 awards ends on December 31, 2025. Assuming retirement at December 31, 2023, Messrs. Enqvist, Laderman and G. Hart would be eligible for payment of one-third of the 2023 awards based on the Company’s actual performance achieved through December 31, 2024 and subject to achievement of a liquidity hurdle, and two-thirds of the 2022 awards based on the Company’s actual performance achieved through December 31, 2025, one-third of which is subject to achievement of a liquidity hurdle.

As an estimate of the future payment to Messrs. Enqvist, Laderman and G. Hart, assuming retirement at year-end 2023, the termination table set forth below includes one-third of the estimated value of the 2023 Performance-Based RSUs and two-thirds of the 2022 Performance-Based RSUs assuming the awards meet the target level of performance and based on the closing price per share of Common Stock on December 29, 2023 ($41.26).

No amounts are payable under the Performance-Based RSU awards upon a voluntary resignation without “good reason” and therefore no amounts have been included for these awards under this scenario for Messrs. Kirby (including the Transformation Incentive Award to Mr. Kirby granted as a Performance-Based RSU award) and B. Hart and Ms. Jojo.

●	Time-vested RSUs. The time-vested RSUs granted to Messrs. Enqvist, Laderman and G. Hart vest on a pro-rata basis with respect to the portion of the award scheduled to vest on the next vesting date and the remainder of the time-vested RSUs are forfeited. The estimated retirement benefit amounts shown in the separation table for Messrs. Enqvist, Laderman and G. Hart were calculated based on a pro-rata portion of the value of such awards included in the Outstanding Equity Awards at 2023 Fiscal Year-End table, which represents the portion of the awards which vested on February 28, 2024.
●	Stock Options. The unvested stock options held by Mr. Kirby terminate upon resignation without “good reason.” Mr. Kirby is the only named executive officer who held unvested stock options on December 31, 2023.
●	Transformation Incentive Award (cash). Retirement eligible holders of the cash Transformation Incentive Award are eligible for payment if and when actively employed award recipients receive payments based on the Company’s actual performance results through the end of the performance period. The payment is prorated through the retirement date based on service during the three-year period September 22, 2022 through September 22, 2025.

As an estimate of the future payment to Messrs. Enqvist, Laderman and G. Hart assuming retirement at year-end 2023, the termination tables set forth below includes a pro-rated (approximately 33%) target level Transformation Incentive Award value in the retirement scenario. No amounts are payable under these awards upon a voluntary resignation without “good reason” and therefore no amounts have been included for these awards under this scenario for Messrs. Kirby and B. Hart and Ms. Jojo.

●	Flight Benefits. Upon any termination other than for “cause,” flight benefits are provided to each of the named executive officers for the remainder of the executive’s lifetime, subject to an annual limit. The Company previously adopted a policy to eliminate tax indemnification for post-separation perquisites, however Mr. Laderman had grandfathered rights to post-separation tax reimbursements. Upon death, Mr. Laderman’s survivors will receive a limited flight benefit.

126	2024 Proxy Statement

Compensation Discussion and Analysis

Termination Due to Death or Disability

If a named executive officer terminated employment due to death or disability on December 31, 2023, in addition to applicable benefits as described above, the officer would have been entitled to the following benefits:

●	Performance-Based RSUs. Upon termination of employment due to death or disability, the Performance-Based RSU awards vest at the target level and are paid out immediately on a pro-rata basis. As an estimate of the payment to the named executive officers in the termination tables set forth below, one-third of the target opportunity under the 2023 Performance-Based RSU awards, two-thirds of the 2022 Performance-Based RSU awards and approximately 50% of the target opportunity under the equity Transformation Incentive Award granted to Mr. Kirby has been included with the estimated payout value determined based on the closing price per share of Common Stock on December 29, 2023 ($41.26).
●	Time-Vested RSUs. The time-vested RSU awards vest in full upon termination of employment due to death or disability. The value of each time-vested RSU was estimated based on the closing price of a share of Common Stock on December 29, 2023 ($41.26 per share).
●	Stock Options. Outstanding unvested stock options vest in full upon termination of employment due to death or disability. Mr. Kirby is the only named executive officer who held unvested stock options on December 31, 2023. The value, if any, of the acceleration of vesting of the unexercisable stock options would be estimated based on the difference between the applicable option exercise price and the closing price of a share of Common Stock on December 29, 2023 ($41.26 per share). No value is included for stock options in the separation table estimates because the exercise price for Mr. Kirby’s unvested stock options exceeded the closing price of a share of Common Stock on December 29, 2023.
●	Transformation Incentive Awards (cash). Upon termination of employment due to death or disability, the cash Transformation Incentive Awards vest at the target level and are paid out immediately on a pro-rata basis, subject to 50% minimum vesting. As an estimate of the payment upon death or disability, the termination tables set forth below include 33% of the target level Transformation Incentive Award value for each of the NEOs.
●	Long-term Contingent Cash and Cash Retention. Upon termination of employment due to death or disability, the long-term contingent cash awards vest in full and are paid out immediately. These awards do not vest upon any other separation scenario and are otherwise contingent upon continued employment through the vesting date in February 2024. This treatment also applies to the 2022 special one-time cash recognition and retention award granted to Mr. B. Hart. The death and disability scenarios in the termination tables set forth below include the full value of the outstanding long-term contingent cash awards for each of the NEOs and the full value of the 2022 special recognition and retention award to Mr. B. Hart.
●	Continuation Coverage Benefits. In the case of death, the NEOs’ beneficiaries are entitled to receive proceeds of life insurance benefits equal to three times base salary (up to a maximum of $3 million) at the time of death. In the case of disability, the NEO is eligible to receive monthly benefits under the Company’s applicable disability policies. There is no additional cost to the Company associated with payments under these disability policies and therefore no additional amounts are included in the tables with respect to these policies.

2024 Proxy Statement	127

Compensation Discussion and Analysis

Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”

If any of the named executive officers was terminated by the Company without “cause” or terminated voluntarily for “good reason” (as defined in the Company’s Executive Severance Plan) on December 31, 2023, in addition to the applicable benefits described above, the named executive officer would have been entitled to the following:

●	Cash Severance. Under the Executive Severance Plan, the named executive officers would receive a cash severance payment equal to two times the sum of the executive’s (i) base salary (Mr. Kirby—$1,100,000, Mr. Leskinen -- $700,000, Mr. B. Hart—$900,000, Mr. Enqvist— $800,000; Ms. Jojo—$770,000; Mr. Laderman—$770,000; and Mr. G. Hart—$850,000) and (ii) annual incentive target bonus percentage (Mr. Kirby—250%; Mr. Leskinen – 120%; Mr. B. Hart—175%; Mr. Enqvist—125%; Ms. Jojo—120%; Mr. Laderman—120%; and Mr. G. Hart—120% of base salary) multiplied by year-end base salary.

The estimated severance payments included in the tables are calculated using the target opportunity percentages referenced above which were in effect as of December 31, 2023. However, in an actual separation event, if the officer was expected to be a named executive officer for the year of termination, then the Executive Severance Plan specifies that the payment calculation uses the target opportunity percentage that was applicable in the year prior to the separation event. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment and, if the payment is subject to a six-month delay, interest will be paid on the delayed payment.

●	Performance-Based RSUs. Upon an involuntary termination without cause or voluntary termination for good reason, Messrs. Enqvist, Laderman and G. Hart would receive payment for the Performance Based RSUs based on their retirement eligibility described above. For the remaining NEOs, such awards would be forfeited.
●	Time-vested RSUs. Messrs. Enqvist, Laderman and G. Hart would vest with respect to a pro-rata portion of the time-vested RSUs scheduled to vest on the next vesting date, as described above based on their retirement eligibility, and their remaining time-vested RSUs would be forfeited. All time-vested RSUs held by the remaining NEOs would be forfeited.
●	Stock Options. Unvested stock options would be forfeited.
●	Transformation Incentive Awards (cash). Messrs. Laderman and G. Hart would vest with respect to a pro-rata portion of the cash Transformation Incentive Awards, as described above based on their retirement eligibility. Awards held by the remaining NEOs would be forfeited.
●	Continuation Coverage Benefits. Each of the NEOs is eligible for continued coverage under the Company’s welfare benefit plans for themselves and their eligible dependents and continued life insurance for 24 months following termination (until December 31, 2025) or, if earlier, until the executive receives similar benefits from a subsequent employer. The continuation coverage benefits require the executives to pay for the benefits at rates equivalent to those paid by similarly-situated employees who continue in service and are subject to any Medicare or other coordination of benefits provisions under the applicable welfare benefit plan.
●	Outplacement Services. Outplacement consulting services are provided for 12 months following termination. The estimated cost set forth in the tables below is based on our current contracted rates and officer position.

128	2024 Proxy Statement

Compensation Discussion and Analysis

“Change in Control”

If a “change in control” of the Company had occurred on December 31, 2023, no payments or benefits would have been provided to the NEOs unless there were also a qualifying termination of employment as noted below. A “qualifying termination” includes involuntary termination without “cause” and voluntary termination for “good reason.” These payments and benefits are generally the same as those provided upon a qualifying termination without a change in control.

●	Time-vested RSUs. The outstanding time-vested RSU awards include a double-trigger with respect to a change in control, with vesting accelerated only if the holder terminates for “good reason” or upon a qualifying termination within two years of the change in control.
●	Performance-Based RSUs. The outstanding Performance-Based RSU awards also include double-trigger provisions. Upon a change in control, the performance goals would be deemed satisfied at the target level but payment requires continued employment through the end of the performance period except in situations involving a qualifying termination event, death or disability. Payments with respect to the Performance-Based RSUs would be made on a pro-rated basis upon a qualifying termination event, death or disability.
●	Stock Options. The outstanding and unvested stock option awards held by Mr. Kirby would only accelerate vesting if he experiences a qualifying termination within two years following a change in control. No value is included for stock options in the separation table estimates because the exercise price for all of the outstanding stock options exceeded the closing price of a share of Common Stock on December 29, 2023 ($41.26).
●	Transformation Incentive Awards (cash). The Transformation Incentive Awards also include double-trigger vesting provisions with respect to a change in control. Upon a change in control, the performance goals would be deemed satisfied at the target level but payment requires continued employment through the end of the performance period except in situations involving a qualifying termination event, death or disability, in which case the target-level payments would be made on a pro-rated basis. For each of the NEOs, the termination tables set forth below include a pro-rated (approximately 33%) target level Transformation Incentive Award value in the scenario for a change in control with a qualifying termination.

None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless the executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Restrictive Covenants and Release Requirement

Our time-vested RSU awards include restrictive covenants related to non-solicitation, non-competition and no-hire provisions for a period of one year following termination of employment. The non-competition covenant does not apply upon an involuntary termination by the Company without “cause” or by the executive for “good reason.” Similar restrictive covenants apply under the terms of the stock option award granted to Mr. Kirby in 2019 and pursuant to surviving obligations under the prior employment agreements between the Company and Messrs. B. Hart, Laderman and G. Hart. In addition, each of the officers is bound by an obligation of confidentiality for an indefinite duration. The Company’s Executive Severance Plan contains a requirement to execute a release of claims in favor of the Company to receive the separation benefits under those arrangements.

2024 Proxy Statement	129

Compensation Discussion and Analysis

Material Defined Terms and Calculation Methodologies and Assumptions

Material Defined Terms. The terms “cause” and “good reason” as used above are defined under the Executive Severance Plan and are summarized below.

●	“Cause” means, in general, (i) gross neglect or willful gross misconduct, (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude, (iii) the executive’s commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company’s expense, (iv) a material breach of a material obligation of the executive under the Company’s Bylaws or pursuant to any award or agreement with the executive, (v) the executive’s abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required by his position, or (vi) a material violation of Company policies.
●	“Good Reason” means, in general, (i) a material diminution in the executive’s authority, duty or responsibilities, (ii) a material diminution in the executive’s base salary, except as part of an across-the-board reduction in salary, (iii) a relocation of the executive’s principal place of employment by more than 50 miles, or (iv) a material breach by the Company of the Executive Severance Plan.
●	“Change in Control” means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company’s then outstanding voting securities, (ii) consummation of certain mergers or consolidations of the Company with any other corporation, (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company, (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company, or (v) certain changes in the membership of the Company’s board of directors.

Calculation Methodologies and Assumptions. For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the assumptions and methodologies described below to calculate the applicable costs to the Company.

●	Continuation Coverage benefits. The expected future present values of medical and prescription drug coverage were calculated based on 2024 employer gross costs, including employer contributions to the health savings and health reimbursement accounts less employee contributions based on 2024 coverage elections and using a discount rate of 5.43%. The estimates use a health care cost trend related to the medical and prescription drug benefits (including employer and employee contributions) of 6.75% in 2024, grading down to 4.5% in 2033. The value of continued life insurance benefits was calculated using the January 2024 term life insurance cost to the Company of purchasing this coverage. The separation scenarios include the portion of the benefits that is greater than the benefit that would be provided to all management employees.

130	2024 Proxy Statement

Compensation Discussion and Analysis

●	Flight benefits and related tax reimbursements. The value of lifetime travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years following termination; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2023; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2023. Based on these assumptions, the Company determined the value of lifetime travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive’s eligible family members over a 20-year period using a discount rate of 5.43%. With respect to Mr. Laderman, the tax indemnification on lifetime flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of Mr. Laderman’s future assumed annual tax indemnification (equal to his actual 2023 tax indemnity) over a 20-year period using a discount rate of 5.43%.

Estimate of Mr. Kirby’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
	Resignation			Voluntary		Control
	without			Termination	Change	With
	Good			for Good	In	Qualifying
	Reason	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)	($)	($)	($)	($)(1)	($)

Cash Severance	-	-	-	7,700,000	-	7,700,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	-	10,542,797	10,542,797	-	-	10,542,797
Performance-Based RSUs (2022—2024)	-	4,408,108	4,408,108	-	-	4,408,108
Performance-Based RSUs (2023—2025)	-	2,044,887	2,044,887	-	-	2,044,887
Performance-Based RSUs (Transformation Incentive Award)	-	1,596,900	1,596,900	-	-	1,596,900
2019 CEO Transition Stock Option Award(2)	-	-	-	-	-	-
Transformation Incentive Award (cash)	-	3,000,000	3,000,000	-	-	999,088
Long-term Contingent Cash Award	-	3,000,000	3,000,000	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	46,109	-	46,109
Life Insurance	-	-	-	1,643	-	1,643
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	141,981	-	141,981	141,981	-	141,981
(1)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.
(2)	The exercise prices for all outstanding stock options at year-end exceeded the Company’s closing stock price at December 29, 2023.

2024 Proxy Statement	131

Compensation Discussion and Analysis

Estimate of Mr. Leskinen’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
	Resignation			Voluntary		Control
	without			Termination	Change	With
	Good			for Good	In	Qualifying
	Reason	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)	($)	($)	($)	($)(1)	($)

Cash Severance	-	-	-	3,080,000	-	3,080,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	-	193,922	193,922	-	-	193,922
Performance-Based RSUs (2022—2024)	-	90,222	90,222	-	-	90,222
Performance-Based RSUs (2023—2025)	-	34,562	34,562	-	-	34,562
Long-term Contingent Cash Award	-	569,307	569,307	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	26,364	-	-
Life Insurance	-	-	-	1,648	-	-
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits (2)	-	-	-	-	-	-
(1)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.
(2)

Mr. Leskinen will not be entitled to post-employment flight benefits until he has been in an Executive Vice President position for five years. Once eligible, unless terminated for cause, he will receive lifetime flight benefits with no tax gross-up.

132	2024 Proxy Statement

Compensation Discussion and Analysis

Estimate of Mr. Brett Hart’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
	Resignation			Voluntary		Control
	without			Termination	Change	With
	Good			for Good	In	Qualifying
	Reason	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)	($)	($)	($)	($)(1)	($)

Cash Severance	-	-	-	4,950,000	-	4,950,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	-	4,844,997	4,844,997	-	-	4,844,997
Performance-Based RSUs (2022—2024)	-	2,562,218	2,562,218	-	-	2,562,218
Performance-Based RSUs (2023—2025)	-	1,236,631	1,236,631	-	-	1,236,631
Transformation Incentive Award	-	2,625,000	2,625,000	-	-	874,202
Long-term Contingent Cash Award	-	2,325,000	2,325,000	-	-	-
2022 Recognition and Retention Cash Award	-	1,000,000	1,000,000	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	84,631	-	84,631
Life Insurance	-	-	-	1,643	-	1,643
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	87,951	-	87,951	87,951	-	87,951
(1)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.

2024 Proxy Statement	133

Compensation Discussion and Analysis

Estimate of Mr. Enqvist’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
				Voluntary		Control
				Termination	Change	With
				for Good	In	Qualifying
	Retirement	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)(1)	($)	($)	($)	($)(2)	($)

Cash Severance	-	-	-	3,600,000	-	3,600,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	767,065	2,116,101	2,116,101	767,065	-	2,116,101
Performance-Based RSUs (2022—2024)	1,157,123	1,157,123	1,157,123	1,157,123	-	1,157,123
Performance-Based RSUs (2023—2025)	581,945	581,945	581,945	581,945	-	581,945
Transformation Incentive Award (cash)	1,250,000	1,875,000	1,875,000	1,250,000	-	624,430
Long-term Contingent Cash Award	-	1,595,980	1,595,980	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	48,275	-	48,275
Life Insurance	-	-	-	1,644	-	1,644
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	58,009	-	58,009	58,009	-	58,009
(1)

The time-vested RSUs, the Performance-Based RSUs and the Transformation Incentive Awards would be paid in accordance with the retirement separation based on Mr. Enqvist’s retirement eligibility at December 31, 2023. The 2022 and 2023 Performance-Based RSUs and the Transformation Incentive Awards reflect pro-rata payment at “target” level performance.

(2)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.

134	2024 Proxy Statement

Compensation Discussion and Analysis

Estimate of Ms. Jojo’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
	Resignation			Voluntary		Control
	without			Termination	Change	With
	Good			for Good	In	Qualifying
	Reason	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)	($)	($)	($)	($)(1)	($)

Cash Severance	-	-	-	3,388,000	-	3,388,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	-	2,650,790	2,650,790	-	-	2,650,790
Performance-Based RSUs (2022—2024)	-	1,157,123	1,157,123	-	-	1,157,123
Performance-Based RSUs (2023—2025)	-	497,884	497,884	-	-	497,884
2020 Special Award—Time vested RSUs	-	352,608	352,608	-		352,608
Transformation Incentive Award (cash)	-	1,500,000	1,500,000	-	-	499,544
Long-term Contingent Cash Award	-	2,100,000	2,100,000	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	35,476	-	35,476
Life Insurance	-	-	-	1,644	-	1,644
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	38,969	-	38,969	38,969	-	38,969
(1)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.

2024 Proxy Statement	135

Compensation Discussion and Analysis

Estimate of Mr. Laderman’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
				Voluntary		Control
				Termination	Change	With
				for Good	In	Qualifying
	Retirement	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)(1)	($)	($)	($)	($)(2)	($)

Cash Severance	-	-	-	3,388,000	-	3,388,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	1,097,103	2,692,091	2,692,091	1,097,103	-	2,692,091
Performance-Based RSUs (2022—2024)	1,198,438	1,198,438	1,198,438	1,198,438	-	1,198,438
Performance-Based RSUs (2023—2025)	497,884	497,884	497,884	497,884	-	497,884
Transformation Incentive Award (cash)	750,000	1,125,000	1,125,000	750,000	-	374,658
Long-term Contingent Cash Award	-	2,175,000	2,175,000	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	49,085	77,971	77,971	-	77,971
Life Insurance	-	-	1,639	1,639	-	1,639
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	79,489	-	79,489	79,489	-	79,489
Tax Indemnification on Flight Benefits	363,416	-	363,416	363,416	-	363,416
(1)

The time-vested RSUs, the Performance-Based RSUs and the Transformation Incentive Awards would be paid in accordance with the retirement separation based on Mr. Laderman’s retirement eligibility at December 31, 2023. The 2022 and 2023 Performance-Based RSUs and the Transformation Incentive Awards reflect pro-rata payment at “target” level performance.

(2)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.

136	2024 Proxy Statement

Compensation Discussion and Analysis

Estimate of Mr. Greg Hart’s Potential Post-Employment Payments and Benefits as of December 31, 2023
				Involuntary
				Termination
				without
				Cause or		Change In
				Voluntary		Control
				Termination	Change	With
				for Good	In	Qualifying
	Retirement	Death	Disability	Reason	Control	Termination
Type of Payment or Benefit	($)(1)	($)	($)	($)	($)(2)	($)

Cash Severance	-	-	-	3,740,000	-	3,740,000
Long-Term Incentives
Time-vested RSUs (2022 and 2023)	1,252,117	3,053,900	3,053,900	1,252,117	-	3,053,900
Performance-Based RSUs (2022—2024)	1,405,068	1,405,068	1,405,068	1,405,068	-	1,405,068
Performance-Based RSUs (2023—2025)	549,611	549,611	549,611	549,611	-	549,611
Transformation Incentive Award (cash)	500,000	750,000	750,000	500,000	-	249,772
Long-term Contingent Cash Award	-	4,082,114	4,082,114	-	-	-
Continuation Coverage Benefits
Health and Welfare	-	-	-	84,588	-	84,588
Life Insurance	-	-	-	1,642	-	1,642
Perquisites
Outplacement Services	-	-	-	25,000	-	25,000
Flight Benefits	70,991	-	70,991	70,991	-	70,991
(1)

The time-vested RSUs, the Performance-Based RSUs and the Transformation Incentive Awards would be paid in accordance with the retirement separation based on Mr. Greg Hart’s retirement eligibility at December 31, 2023. The 2022 and 2023 Performance-Based RSUs and the Transformation Incentive Awards reflect pro-rata payment at “target” level performance.

(2)	No benefits are changed or enhanced upon a change in control without a qualifying termination event.

2024 Proxy Statement	137

Compensation Discussion and Analysis

2023 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Scott Kirby. The CEO pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In complying with the CEO pay ratio disclosure requirements, companies are permitted to use a variety of assumptions and methodologies. As a result, the CEO pay ratio reported by other companies may not be comparable with the ratio reported below since all results are impacted by the nature of each company’s compensation reward structure and employee demographics and the chosen assumptions and methodologies permitted under the SEC rules.

Ratio. For the fiscal year that ended December 31, 2023, the estimated median annual total compensation of all employees of the Company (including our consolidated subsidiaries, but excluding our CEO) was $81,050 and the 2023 annual total compensation of our CEO, Mr. Kirby, was $18,573,299, as reported in the “Total” column of the 2023 Summary Compensation Table on page 119. Based on the foregoing, the estimated 2023 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is estimated to be approximately 229 to 1.

Identifying the Median Employee and Calculating Total Compensation. For purposes of identifying the median employee in 2023, we utilized the dollar amount reported in Box 5 of the 2023 Form W-2 Wage and Tax Statement provided for each U.S. employee on the Company’s payroll as of December 31, 2023. This consistently applied compensation measure was chosen because it is a readily available measure for all U.S. employees and we believe it is a reasonable measure of total annual compensation. For purposes of identifying the median employee as of December 31, 2023, we determined that there were approximately 102,500 active employees, of which approximately 85% were represented by various labor organizations. These employee totals are based on our internal payroll records and include employees of Company subsidiaries. In our process for identifying the 2023 median employee, we also identified a group of alternate median employees with 2023 compensation substantially similar to the original median employee in order to provide alternate median employee if appropriate and as permitted under the CEO pay ratio disclosure rules.

As of December 31, 2023, approximately 4,700 of our employees were located outside of the United States. Pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K, because our non-U.S. employees accounted for less than 5% of our total U.S. and non-U.S. employees, a majority of our international employees (except for the those located in the United Kingdom) were excluded from the determination of the median employee. Our Guam employees are included with our U.S. employees for purposes of these calculations.

As of December 31, 2023, our international employee locations and the number of excluded employees in each location were as follows: Argentina—130; Aruba—2; Australia—44; Bahamas—2; Belgium—47; Belize—17; Brazil—865; Canada—12; Cayman Islands—1; Chile—9; China—78; Colombia—49; Costa Rica—119; Dominican Republic—82; Ecuador—33; El Salvador—71; France—88; French Polynesia—3; Germany—136; Ghana—4; Greece—1; Guatemala—68; Honduras—51; Hong Kong—72; India—776; Ireland—16; Israel—30; Italy—18; Jamaica—1; Japan—471; Jordan—3; Korea (Republic of)—1; Marshall Islands—26; Mexico—878; Micronesia (Federated States)—82; Netherlands—28; New Zealand—3; Nicaragua—20; Nigeria—4; Palau—32; Panama—60; Peru—40; Philippines—10; Portugal—27; Singapore—26; Saint Maarten—1; South Korea—1; South Africa—8; Spain—30; Sweden—1; Switzerland—12; Taiwan—96; Trinidad/Tobago—4; and United Arab Emirates—6. After taking into account the de minimis exemption, approximately 97,800 employees in the United States and the United Kingdom were considered for identifying the median employee.

138	2024 Proxy Statement

Compensation Discussion and Analysis

Pay Versus Performance

This section provides another view of the compensation provided to our NEOs in comparison to certain performance metrics.

Pay Versus Performance
							Value of Initial Fixed $100
							Investment Based On:(4)
					Average
	Summary	Summary			Summary	Average			Net
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation		Peer Group	Income
	Table	Table	Actually	Actually	Table Total	Actually Paid	Total	Total	(Loss)	CASM-ex
	Total for	Total for PEO	Paid to PEO	Paid to PEO	for Non-PEO	to Non-PEO	Shareholder	Shareholder	(in	(in dollars
	PEO (Kirby)	(Munoz)	(Kirby)	(Munoz)	NEOs	NEOs	Return	Return	millions)	and cents)
Year(1)	($)(2)	($)(2)	($)(3)	($)(3)	($)(2)	($)(3)	($)	($)(5)	($)	($)(6)

2023	18,573,299	N/A	23,055,816	N/A	7,515,590	8,392,360	46.84	62.69	2,618	12.03
2022	9,796,602	N/A	9,915,781	N/A	2,942,377	3,414,487	42.80	48.50	737	11.73
2021	9,845,064	N/A	11,099,444	N/A	3,220,759	4,011,244	49.70	74.47	(1,964)	12.96
2020	8,891,854	12,098,693	(3,452,005)	5,522,588	4,516,414	2,597,497	49.10	75.79	(7,069)	17.13
(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

2023: Scott Kirby served as the Company's PEO for the entirety of 2023 and the Company's other NEOs were: Michael Leskinen, Brett Hart, Torbjorn Enqvist, Linda Jojo, Gerald Laderman and Gregory Hart.

2022: Scott Kirby served as the Company’s PEO for the entirety of 2022 and the Company’s other NEOs were: Brett Hart, Gregory Hart, Gerald Laderman and Linda Jojo.

2021: Scott Kirby served as the Company’s PEO for the entirety of 2021 and the Company’s other NEOs were: Brett Hart, Gerald Laderman, Linda Jojo and Andrew Nocella.

2020: Scott Kirby was promoted to the role of PEO on May 20, 2020, the date of the Company’s 2020 annual meeting of stockholders. Oscar Munoz served as the Company’s PEO during 2020 up until May 20, 2020, and then transitioned to the role of Executive Chairman of the Board. The Company’s other NEOs for 2020 were: Brett Hart, Gerald Laderman, Linda Jojo and Andrew Nocella.

(2)

Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Kirby and Munoz and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO NEOs for the applicable year.

(3)

To calculate the compensation actually paid (“CAP”) as required under SEC disclosure rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each person who served as PEO during the covered period and for the average of the non-PEO NEOs is set forth following the footnotes to this table. As a result of new interpretive guidance about option valuation provided by the SEC, during 2023 the amounts reported as CAP for 2020, 2021 and 2022 are different than the amounts for those years that were shown in our Proxy Statement filed with the SEC on April 13, 2023.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)

The TSR Peer Group consists of the NYSE Arca Airline Index (“XAL”), an independently prepared index that includes companies in the airline industry and which is used for the stock performance graph in the Company’s 2023 Form 10-K.

(6)

The Committee selected CASM-ex as its Company-Selected Measure, because, in the Company’s assessment, it represents the most important financial performance measure used by the Company to link compensation actually paid to the NEOs for 2023 to Company performance. The Committee believes that management’s success with respect to cost discipline during the period of executing on the Company’s United Next growth strategy is critical to meeting the long-term financial objectives of the Company and stockholders. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. The Company reports CASM excluding special charges (credits), third-party business expenses, fuel expense and profit sharing (“CASM-ex”). The Company believes that adjusting for special charges (credits) is useful to investors because special charges (credits) are not viewed as indicative of the Company’s ongoing performance. The Company also believes that excluding third-party business expenses, such as maintenance, flight academy, ground handling and catering services for third parties, provides more meaningful disclosure because these expenses are not directly related to the Company’s core business. The Company also believes that excluding fuel expense from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company excludes profit sharing from CASM-ex because it believes that this exclusion allows investors to better understand and analyze the Company’s operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

2024 Proxy Statement	139

Compensation Discussion and Analysis

Reconciliation of CAP Adjustments

CAP Adjustments—PEO—Scott Kirby
						Plus/(Minus)	Minus
						Change in Fair	Fair Value as of
						Value as of Vesting	Prior Fiscal Year-
			Plus	Plus/(Minus)		Date of Option and	End of Option and
			Fair Value at Fiscal	Change in Fair	Plus	Stock Awards	Stock Awards
		Minus	Year-End of	Value of	Fair Value at	Granted in Prior	Granted in Prior
		Grant Date Fair	Outstanding and	Outstanding and	Vesting of Option	Years for which	Fiscal Years that
	Summary	Value of Option	Unvested Option	Unvested Option	and Stock Awards	Applicable Vesting	Failed to Meet
	Compensation	and Stock Awards	and Stock Awards	and Stock Awards	Granted in Fiscal	Conditions Were	Applicable Vesting	Equals
	Table	Granted in Fiscal	Granted in Fiscal	Granted in Prior	Year that Vested	Satisfied During	Conditions During	Compensation
	Total	Year	Year	Fiscal Years	During Fiscal Year	Fiscal Year	Fiscal Year	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

2023	18,573,299	10,705,744	12,465,603	794,170	-	1,928,488	-	23,055,816
2022	9,796,602	8,666,624	10,244,183	(1,072,561)	-	(385,819)	-	9,915,781
2021	9,845,064	8,729,907	3,741,920	(117,988)	5,656,806	703,549	-	11,099,444
2020	8,891,854	8,585,093	7,317,424	(8,660,954)	-	(2,415,236)	-	(3,452,005)

CAP Adjustments—PEO—Oscar Munoz
						Plus/(Minus)	Minus
						Change in Fair	Fair Value as of
						Value as of Vesting	Prior Fiscal Year-
			Plus	Plus/(Minus)		Date of Option and	End of Option and
			Fair Value at Fiscal	Change in Fair	Plus	Stock Awards	Stock Awards
		Minus	Year-End of	Value of	Fair Value at	Granted in Prior	Granted in Prior
		Grant Date Fair	Outstanding and	Outstanding and	Vesting of Option	Years for which	Fiscal Years that
	Summary	Value of Option	Unvested Option	Unvested Option	and Stock Awards	Applicable Vesting	Failed to Meet
	Compensation	and Stock Awards	and Stock Awards	and Stock Awards	Granted in Fiscal	Conditions Were	Applicable Vesting	Equals
	Table	Granted in Fiscal	Granted in Fiscal	Granted in Prior	Year that Vested	Satisfied During	Conditions During	Compensation
	Total	Year	Year	Fiscal Years	During Fiscal Year	Fiscal Year	Fiscal Year	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	12,098,693	10,500,146	5,821,450	(405,696)	-	(1,491,713)	-	5,522,588

140	2024 Proxy Statement

Compensation Discussion and Analysis

CAP Adjustments—Other Non-PEO NEOs (Average)(h)
Minus
Fair Value
						Plus/(Minus)	as of
						Change in Fair	Prior Fiscal
						Value as of	Year-End
						Vesting Date of	of Option
						Option	and Stock
				Plus/(Minus)		and Stock	Awards
			Plus	Change in Fair		Awards	Granted in	Minus
		Minus	Fair Value at	Value of	Plus	Granted	Prior Fiscal	Change in
		Grant Date	Fiscal Year-	Outstanding	Fair Value at	in Prior	Years	Accumulated
		Fair	End of	and	Vesting of	Years for	that Failed	Benefits	Plus Service
		Value of	Outstanding	Unvested	Option and	which Applicable	to Meet	Under	Costs Under
		Option	and Unvested	Option and	Stock Awards	Vesting	Applicable	Defined	Defined
	Summary	and Stock	Option and	Stock Awards	Granted in	Conditions	Vesting	Benefit and	Benefit and
	Compensation	Awards	Stock Awards	Granted	Fiscal Year that	Were	Conditions	Actuarial	Actuarial	Equals
	Table	Granted in	Granted in	in Prior	Vested During	Satisfied During	During	Pension	Pension	Compensation
	Total	Fiscal Year	Fiscal Year	Fiscal Years	Fiscal Year	Fiscal Year	Fiscal Year	Plans	Plans	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(i)	($)(j)	($)

2023	7,515,590	3,164,131	3,674,938	10,359	-	362,371	-	6,767	-	8,392,360
2022	2,942,377	2,072,759	2,399,624	(135,765)	-	281,010	-	-	-	3,414,487
2021	3,220,759	2,412,489	912,342	28,094	1,881,136	381,402	-	-	-	4,011,244
2020	4,516,414	3,918,816	2,676,364	(212,449)	-	(461,712)	-	2,304	-	2,597,497
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)

Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)

Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)

Represents the fair value at vesting of the option and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)

Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)

Represents the fair value as of the last day of the prior fiscal year of the option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	See footnote 1 for a list of the NEOs included in the average for each indicated fiscal year.
(i)

Represents the change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(j)

Represents the sum of the actuarial present value of the benefit under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

2024 Proxy Statement	141

Compensation Discussion and Analysis

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” amounts as required to be calculated in accordance with SEC disclosure rules, in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to our stock performance and varying levels of achievement against pre-established performance goals under our 2023 STI and our LTI awards, including our CASM-ex performance.

●	As the Company experienced significant net losses in the first year of the pandemic, NEOs’ CAP was also low.
●	In 2022 and 2023, net income increased and 2023 CAP for our PEO and other NEOs increased accordingly compared to 2021.

●	There is intended to be an inverse relationship between performance with respect to cost measures and compensation. The above graph illustrates that as the Company’s CASM-ex results decreased, pay generally increased or slightly decreased with respect to the improved financial performance.
●	As the Company implemented structural cost reductions (which were a measure of performance under the Company’s 2021 STI awards) and increased flying, CASM-ex decreased.
●	In 2023, the airlines and many other industries, experienced significant inflation pressures which were reflected in CASM-ex results. However, as measured versus 2019, the increase in United’s CASM-ex was significantly below the industry average.

142	2024 Proxy Statement

Compensation Discussion and Analysis

●	In 2020, the impact of the pandemic on the Company was amplified versus the TSR Peer Group as a result of the Company’s disproportionally greater levels of business and international travel, which were more adversely impacted than domestic leisure travel.
●	As the impacts of the pandemic on travel eased, our TSR first stabilized and then improved in two of the last four years. Overall, TSR versus our peers has improved significantly compared to 2020 and 2021.

Our Performance Metrics

The following is a list of financial performance measures, which in the Company’s assessment are the most important financial performance measures used by the Company to link CAP to the NEOs for 2023 to Company performance.

2023 Most Important Financial Measures (unranked)(1)

●	CASM-ex (which was included in the 2022 and 2023 Performance-Based RSU awards, measured based on full-year 2023 results relative to industry peers);
●	Liquidity hurdle (which was included in tranche 2 of the 2022 Performance-Based RSU awards and tranche 1 of the 2023 Performance-Based RSU awards, and is measured at the end of the three-year performance period); and
●	Adjusted EBITDA margin (which was the financial metric used in our 2023 STI awards, measured based on full-year 2023 results relative to industry peers).

____________________________________________

(1)	CASM-ex and Adjusted EBITDA margin relative to industry peers are non-GAAP financial measures.

(a) CASM-ex is calculated as cost or operating expense per available seat mile (“CASM”) excluding fuel expense, profit sharing, third-party business expenses and special charges (credits).

(b) Adjusted EBITDA is calculated as EBITDA (earnings before interest, taxes, depreciation and amortization excluding operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, and, as applicable, adjusted for refinery and fuel hedges. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by operating revenue. Industry adjusted EBITA margin is calculated to reflect the change in adjusted EBITDA margin gap versus industry from 2019 baseline.

2024 Proxy Statement	143

Item 4-Vote to Approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan to Increase the Available Shares by 2,700,000 Shares

At the Annual Meeting, stockholders will be asked to approve the Plan Amendment, which was approved by the Board upon the recommendation of the Compensation Committee on February 29, 2024, subject to stockholder approval. If approved, the Plan Amendment will become effective on May 22, 2024.

At our 2023 Annual Meeting of Stockholders, our stockholders approved the First Amendment to the 2021 Plan. As of March 25, 2024, there were 750,886 shares of Common Stock that remained available for issuance under the 2021 Plan, assuming that outstanding Performance-Based RSUs are counted at the maximum “stretch” performance level. The Board, upon the recommendation of the Compensation Committee, recommends that our stockholders approve the amendment to increase the number of shares authorized for issuance under the 2021 Plan and to clarify that shares used to pay the exercise price or taxes with respect to an option or a stock appreciation award will not be recycled into the 2021 Plan for re-use. Given the limited number of shares that remain available under the 2021 Plan, management and the Board believe that it is important that the Plan Amendment be approved in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success and to further align their interests with stockholder interests. The Board believes that the Company has used equity in a reasonable manner under the 2021 Plan and its prior equity plans.

Based on a review of our historical and projected grant practices, we estimate that the shares reserved for grant under the 2021 Plan should meet the Company’s equity grant needs for approximately two years. The shares reserved may, however, last for more or less than three years depending on currently unknown factors, such as the number of grant recipients, future grant practices and the Company’s Common Stock price.

A summary of the material features of the 2021 Plan is set forth below. This summary is, however, qualified in its entirely by and subject to the full text of the 2021 Plan, as proposed to be amended by the Plan Amendment, which is attached as Appendix B-1. For ease of reference, the marked copy of the 2021 Plan in Appendix B-2 shows the proposed changes of the Plan Amendment with the deleted text in strikethrough format and added text underlined. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given to such terms in the 2021 Plan. If our stockholders approve the Plan Amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the 2021 Plan.

The Board recommends you vote FOR Item 4

Vote Required

Approval of Item 4-Vote to Approve the Second Amendment to the Amended and Restated 2021 Incentive Compensation Plan – requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

144	2024 Proxy Statement

Item 4-Vote to Approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan to Increase the Available Shares by 2,700,000 Shares

Proposed Amendment

At the Annual Meeting, our stockholders will be asked to approve an amendment to the 2021 Plan to increase the available shares authorized for issuance under the 2021 Plan by 2,700,000 shares of Common Stock (the “Plan Amendment”). The Board approved the Plan Amendment, subject to stockholder approval at the Annual Meeting.

As of March 25, 2024, there were 750,886 shares of Common Stock that remained available for future issuances under the 2021 Plan, assuming that outstanding Performance-Based RSUs are counted at the “stretch” performance level. After adding the current shares of Common Stock that remained available for future issuances under the 2021 Plan to the additional shares approved by the Plan Amendment (2,700,000 shares), there will be a total of 3,450,886 shares available for future issuance under the 2021 Plan. Under the original terms of the 2021 Plan, the maximum number of shares of Common Stock authorized to be issued was equal to the sum of (i) 3,600,000 and (ii) the number of shares of Common Stock that remained available for issuance under the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (the “2017 Plan”) as of the effective date of the 2021 Plan. The First Amendment to the 2021 Plan, which increased the number of shares of Common Stock authorized for issuance under the 2021 Plan by 2,200,000 shares was approved by our stockholders at the 2023 Annual Meeting.

If the Plan Amendment is approved, the maximum number of shares of Common Stock authorized to be issued under the 2021 Plan will increase by 2,700,000 shares. If the Plan Amendment is approved by stockholders, we will continue to be able to make awards of equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success.

If the Plan Amendment is not approved, we will continue to operate the 2021 Plan in accordance with its terms.

Additional Information Regarding Requested Share Increase

In determining the number of shares of Common Stock to request under the Plan Amendment, management, the Board and the Compensation Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards in consultation with our independent compensation consultant. We believe the increased dilution resulting from the approval of the Plan Amendment remains consistent with stockholder interests.

The 2,700,000 share increase requested to be approved by stockholders represents 0.82% of our total shares of Common Stock outstanding as of March 25, 2024. Dilution is the total number of shares subject to equity awards granted (at stretch level and less cancellations) divided by the total shares of Common Stock outstanding at the end of the year. The average annual dilution over the last three fiscal years was 2.02%.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate at target level over the last three fiscal years has averaged approximately 0.79%.

An additional metric that we use to measure the cumulative impact of the requested share increase is overhang (number of shares subject to equity awards outstanding at stretch level but not exercised, plus number of shares available to be granted, divided by total shares of Common Stock outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 3.26%. If the requested share increase is approved, our overhang would increase to 4.16%.

We calculate dilution, burn rate and overhang based upon total shares of Common Stock outstanding at the end of the fiscal year. Cash-settled awards are not included in the dilution, burn rate or overhang calculations because these awards have no dilutive effect.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2023	Fiscal 2022	Fiscal 2021	Three Year Average
	(%)	(%)	(%)	(Fiscal 2021-2023)
Dilution	2.12%	1.71%	2.22%	2.02%
Burn rate	0.76%	0.70%	0.90%	0.79%
Overhang	2.44%	3.17%	4.15%	3.26%

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Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

The following table sets forth certain information as of March 25, 2024 with respect to United’s outstanding equity awards:

Shares available for grant under all United plans (a)(1)(2)	1,050,565
Additional shares requested for approval under the 2021 Plan (b)	2,700,000
Shares subject to outstanding stock options under all United plans(1)	502,055
Weighted-average exercise price of outstanding stock options	$91.53
Weighted-average remaining term of outstanding stock options (in years)	4.88
Shares subject to outstanding full-value stock awards under all United plans(1)(3)	9,419,313
Total outstanding stock options and full-value stock awards under all United plans (c)	9,921,368
Shares of Common Stock outstanding (d)	328,803,086
Fully-diluted overhang (a+b+c) divided by (a+b+c+d)	3.99%

(1) “All United plans” includes the DEIP, 2021 Plan, 2017 Plan and the Company’s 2008 Incentive Compensation Plan (the “2008 Plan”).

(2) Includes 299,679 shares available under the DEIP and 750,886 shares available under the 2021 Plan.

(3) Includes 218,451 RSUs outstanding under the DEIP and 9,200,862 RSUs and PBRSUs under the 2021 Plan, assuming that the PBRSUs achieve the stretch level of performance.

General

Under the 2021 Plan, the Company may grant: nonqualified stock options; incentive stock options (within the meaning of Section 422 of the Code); stock appreciation rights (“SARs”); restricted shares; restricted share units (“RSUs”); performance units; cash incentive awards; other equity-based and equity-related awards; and dividends and dividend equivalents (collectively, the “Awards”).

Total shares subject to outstanding awards under the 2021 Plan, the 2017 Plan and the 2008 Plan as of March 25, 2024 was 9,702,917 assuming that outstanding Performance-Based RSUs are counted at the “stretch” performance level. As of March 25, 2024, 502,055 stock options were outstanding with a weighted average exercise price of $91.53 per share and weighted average remaining term of 4.88 years. Moreover, as of December 31, 2023, 502,055 stock options were outstanding and unexercised (including 228,945 that were vested and 273,110 that were unvested) with a weighted average exercise price of $91.53 per share and weighted average remaining term of 5.12 years, provided that no options were outstanding as of December 31, 2023 under the 2021 Plan. See “Securities Ownership-Equity Compensation Plan Information” for information as of December 31, 2023 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans. The numbers in this paragraph are inclusive of awards under the 2021 Plan, 2017 Plan and 2008 Plan.

Purpose of the 2021 Plan

The Board believes that the 2021 Plan is an important part of the Company’s overall compensation program. The purpose of the 2021 Plan is to promote the interests of the Company and its stockholders by (i) aligning the interests of the Company’s stockholders and award recipients by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) providing opportunities to link compensation of award recipients to the Company’s short-term and/or long-term performance and (iii) attracting, retaining and rewarding officers and employees (including prospective officers and employees) through compensation opportunities designed to motivate such persons to act in the best interests of the Company and its stockholders.

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Certain Features of the 2021 Plan

The following features of the 2021 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2021 Plan and our stockholders’ interests:

The number of shares available for Awards under the 2021 Plan was initially equal to 3,600,000 shares of Common Stock, plus the number of shares of Common Stock that remained available for issuance under the 2017 Plan as of the effective date of the 2021 Plan, which was subsequently increased by 2,200,000 shares of Common Stock in 2023, with the available shares of Common Stock under the 2021 Plan to be increased by 2,700,000 shares if our stockholders approve the Plan Amendment.

The 2021 Plan contains the following key features:

●	No discounting of stock options or SARs;
●	No repricing or replacement of underwater stock options or SARs without stockholder approval;
●	No dividend equivalents on stock options or SARs;
●	Dividends and dividend equivalents paid with respect to Awards other than stock options and SARs are subject to the same restrictions as the underlying Award;
●	No liberal definition of “change of control;” and
●	Awards granted under the 2021 Plan are subject to any claw-back policy adopted by the Company, as in effect from time to time.

In addition, the Plan Amendment will prohibit the recycling of shares used to pay withholding taxes with respect to options or SARs, which is in addition to the current prohibition on using shares to pay the exercise price or purchase price with respect to options or SARs.

Description of the 2021 Plan

The following description is qualified in its entirety by reference to the plan document, as amended by the Plan Amendment, copies of which are attached as Appendices B-1 and B-2 and which are incorporated into this proxy statement by reference. The following does not purport to be a complete description of all of the provisions of the 2021 Plan, as amended by the Plan Amendment.

ADMINISTRATION

The 2021 Plan is administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the plan (the “Committee”). Subject to the terms of the 2021 Plan and applicable law, the Committee has the sole authority to administer the 2021 Plan, including, but not limited to, the authority to (i) designate plan participants; (ii) determine the type or types of Awards to be granted to a participant; (iii) determine the number of shares of Common Stock to be covered by Awards; (iv) determine the terms and conditions of Awards; (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (vi) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2021 Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2021 Plan; (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards and (ix) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the 2021 Plan.

The Committee may delegate some or all of its power and authority under the 2021 Plan to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, or to one or more senior officers of the Company as the Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board or senior officers of the Company with regard to the selection for participation in the 2021 Plan of an officer or other employee subject to Section 16 of the Exchange Act.

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AVAILABLE SHARES

Subject to adjustment for changes in capitalization in accordance with the terms of the 2021 Plan, the number of shares of Common Stock available under the 2021 Plan, other than substitute awards in a corporate transaction, was initially equal to the sum of (i) 3,600,000 shares of Common Stock and (ii) the number of shares of Common Stock that remained available for issuance under the 2017 Plan as of the effective date of the 2021 Plan, all of which may be delivered as incentive stock options. The authorized number of shares of Common Stock available under the 2021 Plan was increased in 2023 by 2,200,000 shares. If the Plan Amendment is approved by the stockholders, the maximum number of shares of Common Stock authorized to be issued under the 2021 Plan will increase by 2,700,000 shares. On March 25, 2024, the closing sales price per share of our Common Stock as reported on The Nasdaq Stock Market LLC (“NASDAQ”) was $44.89.

Each share with respect to which any Award denominated in shares is granted under the 2021 Plan reduces the aggregate number of shares available under the 2021 Plan by one. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR was exercised would be counted as one share against the aggregate number of shares available under the 2021 Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR.

If, after the effective date of the 2021 Plan, any Award granted under the 2021 Plan or the 2017 Plan or any other equity plan maintained by the Company under which awards are outstanding as of the effective date of the 2021 Plan (together with the 2017 Plan, the “Prior Plans”), other than a substitute award granted in connection with a corporate transaction, (i) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all of the shares subject to such Award (including the forfeiture of shares subject to a performance-based Award due to the failure to achieve the maximum level of performance) or (ii) is settled in cash, then the shares covered by such Award would again be available to be delivered pursuant to Awards under the 2021 Plan. In addition, shares subject to an Award (other than an option or SAR) under the 2021 Plan or a Prior Plan will again be available for issuance under the 2021 Plan if such shares are delivered to or withheld by the Company to pay the withholding taxes related to such outstanding Award. Shares of Common Stock subject to an Award under the 2021 Plan or a Prior Plan will not again be available for issuance under the 2021 Plan if such shares are (w) shares that were subject to a stock option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such stock option or SAR, (x) shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Award, (y) shares delivered to or withheld by the Company to pay the withholding taxes related to an outstanding option or SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

CHANGE OF CONTROL

Unless otherwise provided in an Award agreement, in the event of a change of control of the Company, the Board (as constituted prior to such change of control) may, in its discretion, provide that (i) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately upon the change of control or upon a subsequent termination of employment (other than voluntary termination without good reason or due to retirement or for cause termination events); (ii) the time-based vesting requirements applicable to some or all outstanding Awards will lapse in full or in part, either immediately upon the change of control or upon a subsequent termination of employment (other than voluntary termination without good reason or due to retirement or for cause termination events); (iii) the performance period applicable to some or all outstanding Awards will lapse in full or in part and (iv) the performance criteria applicable to some or all outstanding Awards will be deemed satisfied at the target or actual level of performance. In addition, in the event of a change of control, the Board may, in its discretion, require that shares of stock of the company resulting from such change of control, or the parent thereof, or other property be substituted for some or all of the shares of Common Stock subject to outstanding Awards and/or require outstanding Awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change of control, or the parent thereof, or a combination of cash, other property and shares.

Under the terms of the 2021 Plan, a change of control is generally defined as (i) the consummation of a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (ii) the acquisition of securities of the Company representing 25% or more of the total combined voting power of the Company’s then outstanding securities by any person or entity, or group of persons or entities acting in concert, subject to certain exceptions; (iii) the disposition by the Company of all or substantially all of the Company’s assets to an entity, other than an entity of which at least 80% of the combined voting

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power of the voting securities are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; (iv) stockholder approval of a liquidation of the Company or (v) change in the composition of the majority of our Board over a 12-month period.

ADJUSTMENTS

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring”, the Committee will, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (a) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted and (b) the terms of any outstanding Award.

In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction affects the shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (a) adjust (1) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the maximum aggregate number of shares that may be delivered pursuant to Awards granted under the 2021 Plan and (2) the terms of any outstanding Award, (b) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such award and (c) if deemed appropriate or desirable by the Committee, cancel and terminate any underwater option or stock appreciation rights without consideration therefore.

AWARD AGREEMENTS

Each Award is evidenced by an Award agreement, which is delivered to the participant and specifies the terms and conditions of the Award and any rules applicable thereto. The Committee may approve an Award agreement that, upon the termination of a participant’s employment, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award agreement such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of the time-based vesting requirements applicable to any outstanding Award will lapse, (iii) all or a portion of the performance period applicable to any outstanding Award will lapse and (iv) the performance criteria applicable to any outstanding Award (if any) will be deemed to be satisfied at the target or any other level.

NO REPRICING

Under the terms of the 2021 Plan, in no event may any stock option or SAR (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another Award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock option or SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders, other than in connection with a change of control or pursuant to the adjustment provisions of the 2021 Plan.

CLAW-BACK OF AWARDS

Awards granted under the 2021 Plan and any cash payment or shares of Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any claw-back or recoupment policy which the Company may adopt from time to time, such as the clawback policy described under the heading “Compensation Clawback Policy” in the Compensation Discussion and Analysis above, or any other recoupment policy which the Company may be required to adopt under the Dodd-Frank Act or as otherwise required by law. As noted in the CD&A, in addition to the Dodd-Frank mandatory clawback provisions, the Company’s clawback policy includes a discretionary element that permits United to seek recovery of compensation (including any incentive-based compensation, which may be in the form of cash or equity, variable compensation, bonus, severance or sign-on compensation) over a three year look-back period awarded or paid to any current or former officer of United and/or United Airlines, Inc. at the level of Vice President or above if such covered executive committed a significant legal or compliance violation, irrespective of whether such violation occurred in connection with a restatement.

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TRANSFERABILITY OF AWARDS

Awards generally are not transferable, except by will or the laws of descent and distribution, provided that, unless prohibited by the applicable Award agreement, Awards may be transferred for no consideration to immediate family members, family partnerships and family trusts and other individuals and entities that are considered “family members” within the meaning of the instructions to Registration Statements on Form S-8 under the Securities Act of 1933. In no event may any Award be transferred to any third party in exchange for value.

EFFECTIVE DATE, TERMINATION, AND AMENDMENT

The 2021 Plan became effective on May 26, 2021. The 2021 Plan will terminate as of May 26, 2031, unless earlier terminated by the Board. The Board may amend the 2021 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of Nasdaq. No modification, amendment or termination of the 2021 Plan that is materially adverse to a participant will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable Award agreement.

Subject to the prohibition on stock option and SAR repricings, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable Award agreement or in the 2021 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant with respect to any Award previously granted will not be effective without the consent of the affected participant.

ELIGIBILITY

Participants in the 2021 Plan consist of such officers or other employees (including any prospective officer or other employee) of the Company and its affiliates as selected by the Committee. Although all officers and other employees of the Company (approximately 65 officers and 98,400 employees as of March 25, 2024) are eligible to participate in the 2021 Plan if selected by the Committee, our historical practice has been to limit participation to officers and management employees at levels 1 through 4, representing approximately 4,200 officers and other employees.

TYPES OF AWARDS

Stock Options. The Committee is permitted to grant both incentive stock options and nonqualified stock options under the 2021 Plan. The exercise price for stock options may not be less than the fair market value (as defined in the 2021 Plan) of a share of Common Stock on the grant date. Stock options vest and become exercisable as set forth in the applicable Award agreement. Provisions regarding the exercisability of stock options following termination of employment, other than as a result of death or disability, are set forth in the applicable Award agreement. Except as otherwise provided for in an Award agreement, in the event of a termination of a participant’s employment due to death or disability (as defined in the 2021 Plan), unvested stock options immediately vest and all stock options held by the participant remain exercisable for 12 months following such termination of employment. Notwithstanding any provision in the 2021 Plan, in no event will a stock option be exercisable for more than ten years after its grant date. The 2021 Plan prohibits the payment of dividend equivalents with respect to stock options.

Stock Appreciation Rights. The Committee is permitted to grant SARs under the 2021 Plan. The exercise price for SARs may not be less than the fair market value (as defined in the 2021 Plan) of a share of our Common Stock on the grant date. Upon exercise of a SAR, the holder receives cash, shares of our Common Stock, other securities, other Awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our Common Stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2021 Plan and the applicable Award agreement, the Committee determines the vesting criteria, term, methods of exercise, and any other terms and conditions of any SAR. Provisions regarding the exercisability of SARs following termination of employment, other than as a result of death or disability, are set forth in the applicable Award agreement. Except as otherwise provided for in an Award agreement, in the event of termination of a participant’s employment due to death or disability (as defined in the 2021 Plan), unvested SARs immediately vest and all SARs held by the participant remain

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exercisable for 12 months following such termination. Notwithstanding any provision in the 2021 Plan, in no event will a SAR be exercisable for more than ten years after its grant date. The 2021 Plan prohibits the payment of dividend equivalents with respect to SARs.

Restricted Shares and Restricted Stock Units. Subject to the provisions of the 2021 Plan, the Committee is permitted to grant restricted shares and RSUs. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2021 Plan or the applicable Award agreement. Restricted shares are evidenced in such manner as the Committee determines.

An RSU may be granted with respect to one share of Common Stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our Common Stock, other securities, other Awards or other property, as determined by the Committee, or in accordance with the applicable Award agreement. In connection with each grant of restricted shares, except as provided in the applicable Award agreement, the holder is entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. Except as otherwise provided for in an Award agreement, in the event of termination of a participant’s employment due to death or disability (as defined in the 2021 Plan), unvested restricted shares and RSUs subject to time-based vesting restrictions immediately vest upon such termination.

Performance Units. Subject to the provisions of the 2021 Plan, the Committee may grant performance units to participants. Performance units have an initial value established by the Committee (or determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee may set performance criteria that, depending on the extent to which they were met during a specified performance period, determines the number and/or value of performance units that will be paid out to the participant. The Committee, in its sole discretion, is permitted to pay earned performance units in the form of cash, shares of our Common Stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units is set forth in the applicable Award agreement.

Cash Incentive Awards. Subject to the provisions of the 2021 Plan, the Committee is permitted to grant cash incentive Awards payable upon the attainment of performance criteria.

Other Stock-Based Awards. Subject to the provisions of the 2021 Plan, the Committee is permitted to grant to participants other equity-based or equity-related compensation Awards, including vested stock. The Committee determines the amounts and terms and conditions of any such Awards.

Dividends and Dividend Equivalents. In the discretion of the Committee, an Award, other than a stock option, SAR or a cash incentive Award, may provide the participant with dividends or dividend equivalents, payable in cash, shares, other securities, other Awards or other property on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (A) withholding of such amounts by the Company subject to vesting of the Award or (B) reinvestment in additional shares, restricted shares or other Awards; provided, however, that any dividends or dividend equivalents shall be subject to the same restrictions as the underlying Award to which they relate.

Performance Criteria. The Committee may grant Awards with criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a stock option or SAR or (ii) during the applicable performance period as a condition to the vesting of the participant’s interest, in the case of restricted shares, of the shares of Common Stock subject to such Award, or, in the case of RSUs, performance units, cash incentive Awards or other equity-based or equity-related Awards, to the participant’s receipt of the shares of Common Stock subject to such Award or of payment with respect to such Award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing performance criteria under the 2021 Plan: net income before or after taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA margin; earnings before interest, taxes, depreciation, amortization and rent; operating income; earnings per share; total shareholder return, return on shareholders’ equity, or shareholder value appreciation; return on investment or capital; return on assets; net operating profit; share price; profitability/profit margins; market share (in the aggregate or by segment); revenues or sales (in the aggregate or by segment) (based on units and/or dollars); costs (including

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cost reductions or costs by category (e.g. interest expense); cash flow; cost per available seat mile (“CASM”); CASM ex-fuel; economic value added; strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to on-time arrivals, on-time departures, baggage delivery, customer satisfaction, employee satisfaction, or any combination of the foregoing; or such other goals as the Committee may determine whether or not listed in the 2021 Plan. Performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. The Committee is authorized at any time, in its sole and plenary discretion, to include or exclude components of any performance criteria, including, without limitation, foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance criteria shall be subject to such other special rules and conditions as the Committee may establish at any time.

New Plan Benefits. The number of stock options and other forms of Awards that will be granted in the future under the 2021 Plan is not currently determinable. Awards granted under the 2021 Plan are within the Committee’s discretion and the Committee has not determined future Awards or who might receive them. The 2021 Plan does not have set benefits or amounts and no grants or awards have been made by the Committee subject to stockholder approval. Please see the “Grants of Plan-Based Awards for 2023” disclosure above for information regarding the grants made to our named executive officers during 2023.

Historical Equity Awards Table. The following table sets forth the number of shares subject to Awards granted over the lifetime of the 2021 Plan to the individuals and groups as indicated as of March 25, 2024.

	Stock	Restricted	Restricted	Performance
Name and Position	Options	Stock	Stock Units	Units(1)

Scott Kirby, Chief Executive Officer	-	-	487,242	1,160,004
Michael Leskinen, Executive Vice President and Chief Financial Officer	-	-	56,164	144,065
Brett Hart, President	-	-	245,849	646,649
Torbjorn Enqvist, Executive Vice President and Chief Operations Officer	-	-	99,300	299,338
Linda Jojo, Executive Vice President and Chief Customer Officer	-	-	113,814	263,174
Gerald Laderman, Executive Vice President - Finance	-	-	113,623	261,099
Gregory Hart, Executive Vice President and Special Advisor	-	-	128,413	294,196
All current executive officers as a group (11 persons)	-	-	1,582,564	3,834,989
All employees (other than current executive officers) as a group (approximately 4,300 persons)	-	-	4,103,643	1,720,904

(1) Assumes stretch level of performance.

No awards have been granted under the 2021 Plan over its lifetime to the following categories of persons: (i) our current non-employee directors; (ii) our nominees for election as a director; (iii) any associates of our non-employee directors, executive officers or nominees; or (iv) any other person who received or who is to receive 5% of such options, warrants or rights.

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Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to Awards under the 2021 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2021 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2021 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any Awards.

SECTION 162(M)

Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s (i) chief executive officer, (ii) chief financial officer, (iii) three most highly compensated executive officers other than the chief executive officer or chief financial officer and (iv) any employee of the corporation who was an individual described in clauses (i), (ii) or (iii) in any preceding taxable year beginning after December 31, 2016.

STOCK OPTIONS

A participant will not recognize taxable income at the time a stock option is granted and the Company (or the subsidiary employer) will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) apply). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company (or the subsidiary employer) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise, as applicable, over the exercise price, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) apply).

SARS

A participant will not recognize taxable income at the time SARs are granted and the Company (or the subsidiary employer) will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

STOCK AWARDS

A participant will not recognize taxable income at the time restricted shares (i.e., shares subject to a substantial risk of forfeiture) are granted and the Company (or the subsidiary employer) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the subsidiary employer) as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

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Item 4-Vote to Approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan to Increase the Available Shares by 2,700,000 Shares

A participant will not recognize taxable income at the time RSUs or performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of the RSUs or performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant who receives shares of Common Stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

CASH INCENTIVE AWARDS

A participant will not recognize taxable income at the time a cash incentive Award is granted and the Company (or the subsidiary employer) will not be entitled to a tax deduction at that time. Upon payment of a cash incentive Award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to any cash paid by the Company, and the Company (or the subsidiary employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

GENERAL

Any compensation includable in the gross income of a 2021 Plan participant will generally be subject to applicable federal, state and local income tax withholding.

REGISTRATION WITH THE SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the Company’s Common Stock reserved for issuance under the 2021 Plan if the Plan Amendment is approved.

154	2024 Proxy Statement

Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan

On December 4, 2020, the Board adopted the Tax Benefits Preservation Plan, which was entered into with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), on December 4, 2020 and was approved by the Company’s stockholders at the 2021 annual meeting of the Company’s stockholders. As originally adopted, the Tax Benefits Preservation Plan was scheduled to expire at the close of business on December 4, 2023. On January 21, 2021, the Company and the Rights Agent entered into Amendment No. 1 to the Tax Benefits Preservation Plan (the “First Amendment”), which added that certain Warrant Agreement, dated as of January 15, 2021, between the Company and the United States Department of the Treasury to the definition of “Warrant Agreements.”

On December 1, 2023, the Board adopted, and the Company and the Rights Agent entered into, Amendment No. 2 to the Tax Benefits Preservation Plan (the “Second Amendment”). The Second Amendment (i) added that certain Warrant Agreement, dated as of April 29, 2021, between the Company and the United States Department of the Treasury to the definition of “Warrant Agreements,” (ii) extended the expiration time to the close of business on December 4, 2026 (subject to other earlier termination events, including if stockholder approval is not obtained at the Annual Meeting) and (iii) changed the exercise price for each one one-thousandth of a share of Series A Junior Participating Serial Preferred Stock, without par value (“Preferred Stock”), of the Company from $250.00 to $200.00 (and made other conforming changes). The Board is asking stockholders to approve the Tax Benefits Preservation Plan, as amended by the First Amendment and Second Amendment. Except as the context otherwise requires, as used in this Item 5, the term “TBP Plan” refers to the Tax Benefits Preservation Plan as so amended.

The Board recommends you vote FOR Item 5

Vote Required

Approval of Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan – requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

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Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan

Background

As of December 31, 2023, the Company had consolidated U.S. federal net operating loss carryforwards of approximately $12.0 billion, which the Company may be able to use to offset future tax liability. The Company’s ability to utilize its net operating loss carryforwards and certain other tax attributes (collectively, the “Tax Benefits”) to offset future taxable income may be limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code” and, such section of the Code, “Section 382”). An ownership change generally occurs when the percentage of the Company’s ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50 percentage points over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate published monthly by the Internal Revenue Service (the “IRS”) (subject to certain adjustments). The limitation on the Company’s ability to utilize the Tax Benefits arising from an ownership change under Section 382 would depend on the value of the Company’s equity at the time of any ownership change. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may, under certain circumstances, be increased by built-in gains in the assets held by the Company at the time of the ownership change.

For the purpose of determining whether there has been an “ownership change,” the change in ownership as a result of purchases by “5-percent shareholders” is aggregated with certain changes in ownership that occurred over the three-year period ending on the date of such purchases. If the Company were to experience an ownership change, the Company’s U.S. federal income taxes may be greater, or could be paid earlier, than they otherwise would be, and a portion of the Tax Benefits could expire before the Company is able to use them to offset future tax liability.

In order to preserve long-term stockholder value by protecting against a possible limitation on the Company’s ability to use the Tax Benefits to reduce potential future U.S. income tax obligations, the Board proposes to approve the TBP Plan.

In accordance with the terms of the TBP Plan, the Board is asking the Company’s stockholders to approve the TBP Plan at the Annual Meeting. Neither the Company’s governing documents nor applicable law requires stockholder approval of the TBP Plan. However, the Company considers this proposal for stockholders to approve the TBP Plan to be an important opportunity for the Company’s stockholders to provide direct feedback on an important matter of corporate governance. If the Company’s stockholders do not approve the TBP Plan, the TBP Plan will expire at the close of business on the first business day following the certification of the voting results of the Annual Meeting. Likewise, even if the TBP Plan is approved by stockholders, the Board may terminate the TBP Plan at any time prior to the Stock Acquisition Date (as defined below), including if it determines at any time that the Tax Benefits are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

It is important to note that an ownership change may occur even if the TBP Plan is approved. In particular, under the TBP Plan, certain “grandfathered stockholders” (generally, stockholders that owned at least 4.9% of the outstanding shares of Common Stock as of immediately prior to the time when the TBP Plan was first publicly announced) are (excluded from the definition of “Acquiring Person” (as defined below) for purposes of the TBP Plan so long as they do not acquire additional shares of Common Stock. Warrants (and shares issued upon the exercise of warrants) held by the U.S. Department of the Treasury are exempt from the calculation of ownership under the TBP Plan for certain purposes. Furthermore, the TBP Plan may deter, but ultimately cannot block, transfers of Common Stock that might result in an ownership change. The limitations of the TBP Plan are described in more detail below. The Board believes that the TBP Plan will serve as an important tool to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of the Tax Benefits. Accordingly, the Board recommends that stockholders approve the TBP Plan.

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Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan

Certain Considerations Related to the TBP Plan

The Board believes that attempting to protect the Tax Benefits is in the Company’s and its stockholders’ best interests. However, the IRS has not audited or otherwise validated the amount of the Tax Benefits. The IRS could challenge the amount of the Tax Benefits, which could limit the Company’s ability to use the Tax Benefits to reduce its future income tax liability. In addition, the Company cannot eliminate the possibility that an ownership change will occur even if the TBP Plan is approved. The complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, the Company cannot assure you that the IRS will not claim that the Company experienced an ownership change and attempt to reduce or eliminate the benefit of the Tax Benefits even if the TBP Plan is in place. Please consider the items discussed below in voting on Proposal 5.

Continued Risk of Ownership Change

Although the TBP Plan is intended to reduce the likelihood of an ownership change, the Company cannot provide assurance that it would prevent all transfers of the Company’s securities that could result in such an ownership change.

Anti-Takeover Effect

The reason the Board approved and adopted the TBP Plan is to preserve the long-term value of the Tax Benefits. While the TBP Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because any person or group acquiring 4.9% or more of the outstanding shares of Common Stock may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the TBP Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of the Company’s securities.

Effect of a Vote Against Approval of the TBP Plan

Neither the Company’s governing documents nor applicable law requires stockholder approval of the TBP Plan. However, the Company considers this proposal for stockholders to approve the TBP Plan to be an important opportunity for the Company’s stockholders to provide direct feedback on an important matter of corporate governance. If the Company’s stockholders do not approve the TBP Plan, the TBP Plan will expire at the close of business on the first business day following the certification of the voting results of the Annual Meeting. Likewise, even if the TBP Plan is approved by stockholders, the Board may terminate the TBP Plan at any time prior to the Stock Acquisition Date, including if it determines at any time that the Tax Benefits are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or materially impair the amount of Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

The TBP Plan

On December 4, 2020, the Board adopted the TBP Plan and declared a dividend of one right per share of Common Stock payable to the Company’s stockholders of record as of the close of business on December 14, 2020. The rights also attach to any shares of Common Stock that become outstanding on or after the rights dividend but prior to the earlier of when the rights separate from the Common Stock and the TBP Plan expires. Each right entitles its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of Preferred Stock at an exercise price of $200.00 per right, subject to adjustment.

The TBP Plan is designed to deter any person from buying Common Stock (or any interest in Common Stock) if the acquisition would result in a stockholder owning 4.9% or more of the then-outstanding shares of Common Stock. The TBP Plan is intended to protect stockholder value by attempting to preserve the Company’s ability to use the Tax Benefits to reduce its future income tax liability. Because of the limitations of the Protective Amendment in preventing transfers of Common Stock that may result in an ownership change, the Board believes the TBP Plan is in the Company’s and its stockholders’ best interests.

A summary of the material features of the TBP Plan is set forth below. This summary is, however, qualified in its entirely by and subject to the full text of the TBP Plan (including the First Amendment and the Second Amendment), which is attached as Appendix C. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given to such terms in the TBP Plan.

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Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan

The Rights

Until the Distribution Time (as defined below), the rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, and the rights are transferable with and only with the underlying shares of Common Stock. Thus, until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the rights.

Until a right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Exercisability

Subject to certain exceptions, the rights become exercisable and trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

●	the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns 4.9% or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person); or
●	the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

The Board may determine that any person is an Acquiring Person if such person becomes the beneficial owner of 4.9% of the then-outstanding shares of Common Stock under the regulations promulgated under the Code.

An Acquiring Person does not include any person or group that, together with its affiliates and associates, as of 5:08 p.m. ET on December 4, 2020, beneficially owned 4.9% or more of the outstanding shares of Common Stock so long as such person or group continues to beneficially own at least 4.9% of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of 4.9% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the TBP Plan plus one share of Common Stock.

In addition, the TBP Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own 4.9% or more of the shares of Common Stock then outstanding under specified regulations promulgated under the Code.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, for purposes of the TBP Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 or the regulations promulgated under the Code), and Warrants and Warrant Shares (as each is defined in the April 20, 2020, September 28, 2020, January 15, 2021 and April 29, 2021 Warrant Agreements between the Company and the U.S. Department of the Treasury) are generally disregarded for purposes of determining beneficial ownership.

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Item 5-Vote to Approve the Company’s Tax Benefits Preservation Plan

Flip-in Event

In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person, each holder of a right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate, whose rights will have become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the right.

Exchange

At any time after any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company may exchange the rights (other than rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate, whose rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Redemption

At any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date or (ii) December 4, 2026, the Company may redeem the rights at a price of $0.001 per right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board).

Exemptions

The Board recognizes that there may be instances when an acquisition of Common Stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger the availability of the Tax Benefits or there may be situations when the acquisition would otherwise be in the Company’s best interests. Accordingly, the TBP Plan grants discretion to the Board to exempt acquisitions in such instances (provided that the applicable procedures are followed).

Anti-Dilution Provisions

The number of rights, the exercise price and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of Common Stock.

Amendments

The Company and the rights agent may from time to time amend or supplement the TBP Plan without the consent of the holders of the rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of the Acquiring Person or of any such affiliate or associate).

Expiration

The rights will expire on the earliest to occur of (a) the close of business on December 4, 2026, (b) the time at which the rights are redeemed or exchanged by the Company (as described above), (c) the close of business on the first business day following the certification of the voting results of the Annual Meeting, if stockholder approval of the TBP Plan Amendment has not been obtained at the Annual Meeting, (d) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (e) the time at which the Board determines that the Tax Benefits are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or materially impair the amount of Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes (we refer to the earliest of (a), (b), (c), (d) and (e) as the “Expiration Time”).

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Annual Meeting Information

General Information About the Annual Meeting

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting.

Where and when will the Annual Meeting take place?

In light of last year’s successful virtual annual meeting, which allowed for greater participation by our stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting, on Wednesday, May 22, 2024, at 9:00 a.m., Central Time, via the Internet at www.virtualshareholdermeeting.com/UAL2024.

At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their duly appointed proxy holder) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/UAL2024. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. For those stockholders who have elected to receive the proxy materials via electronic delivery, you will receive an email from Broadridge (as defined below) containing your control number. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.

The meeting will begin promptly at 9:00 a.m., Central Time, on Wednesday, May 22, 2024. We encourage you to access the meeting prior to the start time. We encourage you to access the Annual Meeting before it begins as participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis once electronic entry begins. If you cannot attend the meeting, it will be webcast and available on our Investor Relations website. Online access will open at 8:45 a.m., Central Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording the meeting will be available at www.virtualshareholdermeeting.com/UAL2024 for one year after the meeting.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Additional rules and procedures regarding asking questions will be available on the virtual meeting website. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials to ask questions during the meeting. A question and answer session will follow the formal business of the Annual Meeting. To submit questions in advance of the Annual Meeting, visit www.virtualshareholdermeeting.com/UAL2024 before 9:00 a.m. Central Time on May 22, 2024 and enter the control number. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/UAL2024, enter your control number and type your question into the “Ask a Question” field and click “Submit.”

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page: www.virtualshareholdermeeting.com/UAL2024.

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Annual Meeting Information

What will I be voting on?

●	The election as directors of the applicable nominees named in this Proxy Statement for a one-year term.
●	The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
●	A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.
●	A vote to approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan.
●	A vote to approve the Company’s Tax Benefits Preservation Plan.

Who is entitled to vote?

If you are a stockholder with shares of our voting stock, including our Common Stock, registered in your name with Computershare Investor Services, the Company’s transfer agent and registrar, then you are considered a “stockholder of record.” Stockholders of record at the close of business on March 25, 2024, which is known as the “Record Date” for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

A list of the names of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact our Corporate Secretary at UALBoard@united.com if you wish to examine the list prior to the Annual Meeting.

The following chart shows the number of shares of each class of our voting stock outstanding as of the Record Date, the number of record holders of each class as of the Record Date entitled to vote at the Annual Meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which a class is entitled is equal to the number of shares outstanding of such class.

	Shares	Holders of	Votes per	Voting for
Title of Class	Outstanding(a)	Record(a)	Share	Directors

Common Stock	328,803,086	5,670	1	Class elects 11 directors
Class Pilot MEC Junior Preferred Stock(b)	1	1	1	Class elects 1 director
Class IAM Junior Preferred Stock(b)	1	1	1	Class elects 1 director
(a)	As of the Record Date, March 25, 2024.
(b)	The holder of record of Class Pilot MEC Junior Preferred Stock is the ALPA. The holder of record of Class IAM Junior Preferred Stock is the IAM.

How do I vote if I am a stockholder of record?

If you are a stockholder of record that holds shares as of the Record Date, you have four options for delivering your proxy to vote your shares:

Vote by Internet

You can vote via the Internet by logging onto www.proxyvote.com and following the prompts using the control number located on your Notice of Internet Availability of Proxy Materials or proxy card. This vote will be counted immediately, and there is no need to mail your proxy card.

Vote by Telephone

To use the telephone voting procedure, dial 1-800-690-6903 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately, and there is no need to mail your proxy card.

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Annual Meeting Information

Vote by Mail

Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

Vote by QR Code

Scan the QR code here to vote with your mobile device (which may require a free app):

Proxies submitted by Internet (including QR code), telephone or mail must be received by 10:59 p.m., Central Time, on Tuesday, May 21, 2024, the day before the Annual Meeting.

We encourage you to vote by Internet as instructed on the Notice of Internet Availability of Proxy Materials or proxy card.

How are my shares voted if I do not indicate how to vote on the proxy card?

If we receive a properly signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board, including FOR the election of each of the nominees for director (Item 1); and FOR each of the following proposals:

●	The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Item 2);
●	A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (Item 3);
●	A vote to approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (Item 4); and
●	A vote to approve the Company’s Tax Benefits Preservation Plan (Item 5).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and you should have received a Notice of Internet Availability of Proxy Materials or voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the Notice of Internet Availability of Proxy Materials or voting instruction card and the voting instructions that you receive. To vote during the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction card.

How do I vote my shares if I participate in one of the United 401(k) plans?

If you hold shares in an account under the United Airlines 401(k) Savings Plan or the United Airlines Flight Attendant 401(k) Plan (each a “Plan,” and collectively, the “United 401(k) Plans”), Broadridge Financial Solutions, Inc. (“Broadridge”) is sending you the Company’s Notice of Internet Availability of Proxy Materials or proxy materials directly, including the proxy card. You may direct the trustee of the United 401(k) Plans, Newport Trust Company, on how to vote your Plan shares by directing the voting of your Plan shares by Internet, telephone or mail pursuant to the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card. Please note that, in order to permit the trustee for the United 401(k) Plans to tally and vote all of the shares of Common Stock held in the United 401(k) Plans, your instructions, whether by Internet, telephone or proxy card, must be completed and received prior to 10:59 p.m., Central Time, on Sunday, May 19, 2024. You may not change your vote related to such Plan shares after this deadline.

If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

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Annual Meeting Information

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the Company in connection with the Annual Meeting and to reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

●	view on the Internet the Company’s proxy materials for the Annual Meeting; and
●	instruct the Company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or sets of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials or proxy cards that you receive.

Who counts the votes?

Representatives of Broadridge will tabulate the votes and act as Inspector of Election at the Annual Meeting.

How is a quorum determined?

A quorum is necessary for conducting a valid Annual Meeting. The presence, in person or represented by proxy, of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Where a separate vote of a class or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or series is necessary to constitute a quorum thereof entitled to take action with respect to such separate vote.

What are “broker non-votes”?

Under Nasdaq Listing Rules, brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.

2024 Proxy Statement	163

Annual Meeting Information

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank, trust or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm (Item 2), which is the only “routine” matter to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on Item 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.”

How are abstentions and broker non-votes treated for quorum purposes, and how do they impact the voting results?

Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors (Item 1). Abstentions have no effect with respect to the voting results of Item 1.

As explained above under “What are ‘broker non-votes’?,” if brokers exercise their discretionary voting authority on Item 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.” Broker non-votes will have no impact on the voting results of the items to be presented for a vote of the stockholders at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee holding shares on your behalf, we urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the Annual Meeting. Please see “How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?” above for a discussion of the procedures.

What classes of stock vote on each proposal, and what is the vote required?

The holders of Common Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the Annual Meeting other than the election of directors (Item 1).

Item 1

Each director will be elected by vote of a majority of the votes cast with respect to that director’s election in person or represented by proxy and entitled to vote on the election of directors. “Majority of the votes cast” means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST that director (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director’s election). Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance Guidelines require any current director who does not receive a majority of votes cast must tender his or her resignation as a director to the Board promptly following the certification of the stockholder vote. The Nominating/Governance Committee, without participation by any director tendering their resignation, will consider the resignation offer and recommend to the Board whether to accept or reject the resignation offer or take another action. The Board, without participation by any director tendering their resignation, will act on the Nominating/Governance Committee’s recommendation within 120 days following certification of the stockholder vote and promptly disclose its decision by press release, filing of a Current Report on Form 8-K or any other public means of disclosure deemed appropriate.

Items 2-5

The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Item 2), the advisory vote to approve the compensation of the Company’s named executive officers (Item 3), the approval of the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (Item 4) and the approval of the Company’s Tax Benefits Preservation Plan (Item 5).

164	2024 Proxy Statement

Annual Meeting Information

How does the proxy voting process work?

If you vote using the Internet or telephone procedures, or your proxy card is properly dated, signed and returned by mail, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by it (or if there are no such instructions, then in accordance with the recommendations of the Board).

If a quorum is not present at the time the Annual Meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Annual Meeting with the vote of the stockholders then present.

How do I revoke a proxy?

Any proxy may be revoked by the person giving it at any time before it is voted (except as discussed above with respect to shares held in a Plan account). A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by written notice mailed to the Secretary of the Company prior to the Annual Meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may vote during the Annual Meeting, which revokes a previously granted proxy.

Who pays solicitation expenses?

All expenses of the solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. In addition to mailed proxy materials and proxy materials available over the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. To help assure the attendance or representation by proxy of the largest number of stockholders possible, we have engaged D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies on our behalf. We expect to pay D.F. King a proxy solicitation fee of approximately $17,500 plus reimbursement for reasonable out-of-pocket costs and expenses for its services.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that will be considered at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Submission of Stockholder Proposals and Director Nominations for the 2025 Annual Meeting

If a stockholder of record wishes to submit a proposal for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders, the proposal must be received by the Company no later than December [●], 2024 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

Stockholders who intend to submit director nominees for inclusion in the Company’s proxy materials for the 2025 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Amended and Restated Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company no earlier than November [●], 2024, and no later than December [●], 2024.

To propose business or nominate a director at the 2025 annual meeting of stockholders without inclusion of such matters in our proxy materials, proper notice must be submitted by a stockholder of record no earlier than January 22, 2025 and no later than February 21, 2025 in accordance with the Amended and Restated Bylaws. The notice must contain the information required by the Amended and Restated Bylaws. No business proposed by a stockholder can be transacted at the 2025 annual meeting of stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Amended and Restated Bylaws. If we do not receive timely notice of any other matter that a stockholder wishes to raise at the 2025 annual meeting of stockholders, the Amended and Restated Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

2024 Proxy Statement	165

Annual Meeting Information

In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 24, 2025.

Householding

The rules of the SEC allow us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or set of proxy materials to multiple stockholders who share an address, unless we have received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and proxy materials, contact Broadridge by telephone at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and are receiving multiple copies of our Notice of Internet Availability of Proxy Materials or proxy materials and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials and proxy materials for your household, please contact Broadridge at the above telephone number or address.

Other Business

The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in the Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the Board’s recommendations.

166	2024 Proxy Statement

Appendix A: Reconciliation of GAAP and
Non-GAAP Financial Measures

UNITED AIRLINES HOLDINGS, INC.

NON-GAAP FINANCIAL INFORMATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating margin, adjusted pre-tax income and adjusted pre-tax margin, among others. The non-GAAP financial measures are provided as supplemental information to the financial measures presented that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(in millions, except per share data)	2022	2023

Net income (GAAP)	$737	$2,618
Adjusted to exclude:
Special charges	140	949
Unrealized gains on investments, net	(20)	(27)
Debt extinguishment and modification fees	7	11
Income tax benefit on adjustments, net	(33)	(214)
Adjusted net income (Non-GAAP)	$831	$3,337
Diluted weighted average shares	330.1	331.9

Diluted earnings per share (GAAP)	$2.23	$7.89
Adjusted to exclude:
Special charges	0.42	2.86
Unrealized gains on investments, net	(0.06)	(0.08)
Debt extinguishment and modification fees	0.03	0.03
Income tax benefit on adjustments, net	(0.10)	(0.65)
Adjusted diluted earnings per share (Non-GAAP)	$2.52	$10.05

2024 Proxy Statement	A-1

Annual Meeting Information

(in millions, except margins)	2022	2023

Total operating revenue	$44,955	$53,717

Operating income (GAAP)	$2,337	$4,211
Adjusted to exclude:
Special charges	140	949
Adjusted operating income (Non-GAAP)	$2,477	$5,160
Operating margin	5.2%	7.8%
Adjusted operating margin (Non-GAAP)	5.5%	9.6%

Pre-tax income (GAAP)	$990	$3,387
Adjusted to exclude:
Special charges	140	949
Unrealized gains on investments, net	(20)	(27)
Debt extinguishment and modification fees	7	11
Adjusted pre-tax income (Non-GAAP)	$1,117	$4,320
Pre-tax margin	2.2%	6.3%
Adjusted pre-tax margin (Non-GAAP)	2.5%	8.0%

A-2	2024 Proxy Statement

Appendix B-1: Second Amendment to United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

SECOND AMENDMENT TO

UNITED AIRLINES HOLDINGS, INC.

AMENDED AND RESTATED 2021 INCENTIVE COMPENSATION PLAN

WHEREAS, United Airlines Holdings, Inc. (the “Company”) has heretofore adopted the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (the “Plan”) which was approved by stockholders effective May 26, 2021 at the Company’s 2021 Annual Meeting of Stockholders and which was subsequently amended effective May 24, 2023 at the Company’s 2023 Annual Meeting of Stockholders; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share, available for issuance under the Plan by up to 2,700,000 and to prohibit the recycling of shares used to satisfy the withholding tax requirements related to stock option and stock appreciation rights awards; and

NOW, THEREFORE, the Plan shall be amended, effective as of the date on which the stockholders of the Company approve such amendment at the 2024 Annual Meeting of Stockholders, as follows:

1. The first sentence of Section 4(a) is deleted and replaced with the following:

Subject to adjustment as provided in Section 4(b), the number of Shares initially available under this Plan, other than Substitute Awards, shall be the sum of (i) 8,500,000 and (ii) the number of Shares that remained available for issuance under the Prior Plan effective as of May 26, 2021 when the Plan was first approved by stockholders, all of which may be delivered pursuant to Incentive Stock Options

2.  The third paragraph of Section 4(a) is deleted and replaced with the following:

2024 Proxy Statement	B-1-1

Appendix B 1: Second Amendment to United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plan, other than a Substitute Award, (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto (including the forfeiture of Shares subject to a performance-based award due to the failure to achieve the maximum level of performance), or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award shall again be available under this Plan. In addition, the Shares subject to an Award (other than an Option or SAR) under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Shares are Shares delivered to or withheld by the Company to pay the withholding taxes related to such outstanding Award. For the avoidance of doubt, any Award granted under the Plan that in accordance with its terms may only be settled in cash, including cash-settled RSUs, shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such Shares are (w) Shares that were subject to an Option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (x) Shares delivered to or withheld by the Company to pay the purchase price relating to an outstanding Award, (y) Shares delivered to or withheld by the Company to pay the withholding taxes related to an outstanding Option or SAR or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

3.Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to authority granted to him by the Board of Directors of the Company, has executed this instrument on this        day of       , 2024.

UNITED AIRLINES HOLDINGS, INC.

By:

Name:
Title:

B-1-2	2024 Proxy Statement

Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

UNITED AIRLINES HOLDINGS, INC.

AMENDED AND RESTATED 2021 INCENTIVE COMPENSATION PLAN

Amended and Restated as of May 26, 2021

1. Purpose

The purpose of this United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (the “Plan”) is to promote the interests of United Airlines Holdings, Inc. and its stockholders by (i) aligning the interests of the Company’s stockholders and award recipients by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) providing opportunities to link compensation of award recipients to the Company’s short-term and/or long-term performance, and (iii) attracting, retaining and rewarding officers and employees (including prospective officers and employees) through compensation opportunities designed to motivate such persons to act in the best interests of the Company and its stockholders;

This Plan replaces the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (the “2017 Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any outstanding awards granted under the Prior Plan shall remain in effect pursuant to their terms.

2. Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)	“Award” means any award that is permitted under Section 6 and granted under the Plan.
(c)	“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
(d)	“Board” means the Board of Directors of the Company.
(e)	“Cash Incentive Award” means an Award (i) that is granted pursuant to Section 6(f), (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

2024 Proxy Statement	B-2-1

Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(f)	“Change of Control” shall mean the first of the following events to occur:
(A)	there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
(B)	the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its Subsidiaries; (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (A) above, does not constitute a Change of Control;
(C)	there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;
(D)	the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or
(E)	the occurrence within any 12-month or shorter period of a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this subparagraph, “Continuity Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was as a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.
(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(h)	“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee shall mean the Board.
(i)	“Company” means United Airlines Holdings, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.
(j)	“Disability” means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

B-2-2	2024 Proxy Statement

Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(l)	“Exercise Price” means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
(m)	“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on NASDAQ or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.
(n)	“Incentive Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify and meets the requirements for special Federal income tax treatment pursuant to Section 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
(o)	“Independent Director” means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
(p)	“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
(q)	“NASDAQ” means the Nasdaq Stock Market LLC.
(r)	“Nonqualified Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Stock Option.
(s)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
(t)	“Participant” means any officer or employee (including any prospective officer or employee) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c).
(u)	“Performance Criteria” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Performance Period as a condition to the vesting of the Participant’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a RSUs, Performance Units, Cash Incentive Awards or other equity-based or equity-related Awards, to the Participant’s receipt of the Shares subject to such Award or of payment with respect to such Award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Criteria under this Plan: net income before or after taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA margin; earnings before interest, taxes, depreciation, amortization and rent; operating income; earnings per share; total shareholder return, return on shareholders’ equity, or shareholder value appreciation; return on investment or capital; return on assets; net operating profit; share price; profitability/profit margins; market share (in the aggregate or by segment); revenues or sales (in the aggregate or by segment) (based on units and/or dollars); costs (including cost reductions or costs by category (e.g. interest expense); cash flow; cost per available seat mile (CASM); CASM ex-fuel; economic value added; strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to on-time arrivals, on-time departures, baggage delivery, customer satisfaction, employee satisfaction, or any combination of the foregoing; or such other goals as the Committee may determine whether or not listed herein. Such Performance Criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or

2024 Proxy Statement	B-2-3

Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

indices or any combination thereof. The Committee is authorized at any time, in its sole and plenary discretion, to include or exclude components of any Performance Criteria, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Criteria shall be subject to such other special rules and conditions as the Committee may establish at any time.

(v)	“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant’s right to and the payment with respect to an Award subject to Performance Criteria.
(w)	“Performance Unit” means an Award under Section 6(e) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Criteria during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
(x)	“Person” means a “person” as such term is used in Section 13(d) of the Exchange Act.
(y)	“Plan” shall have the meaning specified in Section 1.
(z)	“Prior Plan” means the 2017 Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
(aa)	“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
(bb)	“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
(cc)	“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
(dd)	“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver, Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
(ee)	“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
(ff)	“Shares” means shares of common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).
(gg)	“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.
(hh)	“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

B-2-4	2024 Proxy Statement

Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(ii)	“Termination of Employment” means a complete severance of an employee’s relationship with the Company and all Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.
(jj)	“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
3.	Administration
(a)	Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of NASDAQ and Rule 16b-3 and to satisfy any applicable requirements of any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall meet the independence requirements of NASDAQ. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to be an Independent Director or to satisfy the independence requirements of NASDAQ.
(b)	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, including imposing, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities or requiring adherence to stock ownership guidelines, (v) determine the vesting schedules of Awards and, if certain Performance Criteria must be attained in order for an Award to vest or be settled or paid, establish such Performance Criteria and certify whether, and to what extent, such Performance Criteria have been attained, (vi) determine the treatment of an Award upon various Termination of Employment events, including terminations due to retirement, without cause or due to good reason, (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b), and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)	Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(d)	Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)	Delegation of Authority. The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, or to one or more senior officers of the Company as the Committee deems appropriate, provided, however, that the Committee may not delegate its power and authority to a member of the Board or senior officers of the Company with regard to the selection for participation in this Plan of an officer or other employee subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other employee.
4.	Shares Available for Awards; Cash Payable Pursuant to Awards
(a)

Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the number of Shares initially available under this Plan, other than Substitute Awards, shall be the sum of (i) 8,500,000 and (ii) the number of Shares that remain available for issuance under the Prior Plan as of May 26, 2021 when the Plan was first approved by stockholders, all of which may be delivered pursuant to Incentive Stock Options. Each Share with respect to which any Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one.

Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR.

If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plan, other than a Substitute Award, (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto (including the forfeiture of Shares subject to a performance-based award due to the failure to achieve the maximum level of performance), or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award shall again be available under this Plan. In addition, the Shares subject to an Award (other than an Option or SAR) under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Shares are Shares delivered to or withheld by the Company to pay the withholding taxes related to such outstanding Award. For the avoidance of doubt, any Award granted under the Plan that in accordance with its terms may only be settled in cash, including cash-settled RSUs, shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such Shares are (w) Shares that were subject to an Option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

such Option or SAR, (x) Shares delivered to or withheld by the Company to pay the purchase price relating to an outstanding award, (y) Shares delivered to or withheld by the Company to pay the withholding taxes related to an outstanding Option or SAR or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

The number of Shares available for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).

(b)	Adjustments for Changes in Capitalization and Similar Events.
(i)	In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, that, such adjustments to be made in the case of outstanding Options and SARs shall be in accordance with Section 409A of the Code.
(ii)

In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.	Eligibility

Any officer or employee (including any prospective officer or employee) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

6.	Awards
(a)	Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
(b)	Options.
(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option, including any Performance Criteria. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
(ii)

Exercise Price. The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or Subsidiary (a “Ten Percent Holder”), the per-Share Exercise Price shall be no less than the price (currently 110% of Fair Market Value) required by the Code on the date of the grant.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the per-Share Exercise Price of the Shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(iii)

Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable. In the event of a Participant’s Termination of Employment due to death or Disability, the terms of Section 9(a) shall apply with respect to such Participant’s outstanding Options.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(iv)

Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 10(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion as specified in the Award Agreement, (1) by delivery (either actual delivery or by attestation procedures established by the Company) of whole Shares, (2) authorizing the Company to withhold whole Shares, (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to or withheld by the Company, together with any Shares tendered to or withheld by the Company in accordance with Section 10(d), as of the date of such tender or withholding is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(v)

Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option.

(vi)

Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(b)(vi), the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring Option by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 6(b)(vi) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6(b)(vi) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

(vii)

Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any Option; provided, however, that in no event may any Option be exercisable later than ten years after the date the Option is granted; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after the date the Option is granted. Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(b)(vii) may be changed by the Committee from time to time and may govern the exercise of Options granted or exercised thereafter.

(c)	SARs.
(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) the number of Shares subject to SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof, including any Performance Criteria.
(ii)

Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted; provided, however, that the Exercise Price of an SAR granted in tandem with an Option shall be the per-Share Exercise Price of the related Option.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the per-Share Exercise Price of the shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(iii)

Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine and specify in the Award Agreement, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)

Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such SAR.

(v)

Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an SAR outstanding on the last business day of the term of such SAR (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(c)(v), the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring SAR by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of SARs pursuant to this Section 6(c)(v) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an SAR pursuant to this Section 6(c)(v) shall apply only to an SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.

(vi)

Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable later than ten years after the date the SAR is granted. Provisions relating to exercisability of SARs following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(c)(vi) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(d)	Restricted Shares and RSUs.
(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) the number of Restricted Shares and the number of Shares subject to RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards, including any Performance Criteria.
(ii)	Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(iii)	certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse. If the Restricted Shares shall be held by a custodian in book entry form, restrictions on such Shares shall be duly noted.
(iv)	Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee and set forth in the applicable Award Agreement, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. In the event of a Participant’s Termination of Employment due to death or Disability, such Participant’s outstanding Restricted Shares and RSUs shall be governed by Section 9(a) or as set forth in the applicable Award Agreement.
(e)	Performance Units.
(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.
(ii)	Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Criteria in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.
(iii)	Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Criteria have been achieved.
(iv)	Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.
(f)	Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Criteria.
(g)	Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
(h)	Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) withholding of such amounts by the Company subject to vesting of the Award or (B) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends or dividend equivalents shall be subject to the same restrictions as the underlying Award to which they relate.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

7.	Amendment and Termination
(a)	Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), (ii) change the class of employees eligible to participate in the Plan or (iii) seek to modify the prohibition on repricing set forth in Section 7(b). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8(a) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
(c)	Adjustment of Awards Upon the Occurrence of Certain Unusual, Infrequently Occurring or Nonrecurring Events. Subject to the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, infrequently occurring, nonrecurring or one-time events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
8.	Change of Control

Subject to the terms of the applicable Award Agreements, in the event of a “Change of Control,” the Board, as constituted prior to the Change of Control, may, in its discretion:

(a)	require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part upon the Change of Control or a subsequent Termination of Employment (other than voluntary without good reason or due to retirement or for cause termination events), (B) the time-based vesting requirements applicable to some or all

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

outstanding Awards shall lapse in full or in part upon the Change of Control or subsequent Termination of Employment (other than voluntary without good reason or due to retirement or for cause termination events), (C) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and (D) the Performance Criteria applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or actual level of performance;

(b)	require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, or other property be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Committee or the Board in accordance with Section 4(b) and Section 409A of the Code; and/or
(c)	require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive, as of the date of the Change of Control or as otherwise required under Section 409A of the Code, (I) a cash payment or other property in an amount equal to (A) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change of Control, over the per-Share Exercise Price subject to such Option or SAR, (B) in the case of an Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered to the extent the Performance Criteria applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above, whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change of Control, and (C) in the case of an Award denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the Performance Criteria applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above; (II) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (I) above; or (III) a combination of the payment of cash or other property pursuant to clause (I) above and the issuance of shares pursuant to clause (II) above.
9.	Effect of Termination of Employment
(a)	Termination of Employment Due to Death or Disability. Except as otherwise provided for in an Award Agreement, in the event of a Participant’s Termination of Employment by reason of death or Disability (i) all outstanding Options and SARs then held by the Participant that are subject to vesting based solely on the Participant’s continued employment shall become immediately vested and exercisable in full and shall remain exercisable for a period of 12 months after such Termination of Employment (but in no event after the ten year anniversary of the date of grant of any such Option or SAR), (ii) all outstanding Restricted Shares and RSUs then held by the Participant that are subject to vesting based solely on the Participant’s continued employment shall become fully vested and (iii) all outstanding Awards then held by the Participant that are subject to Performance Criteria shall vest at the “target” performance level on a prorated basis based on the number of days elapsed during the applicable Performance Period up to and including the date of Termination of Employment due to death or Disability.
(b)	Termination of Employment for Reasons Other than Death or Disability. In the event of a Participant’s Termination of Employment for any reason other than death or Disability, or if a Participant is employed by an Affiliate of the Company and the entity ceases to be an Affiliate of the Company (unless the Participant continues in the employ of the Company or another Affiliate), the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by the Participant.
10.	General Provisions
(a)	Nontransferability. During the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) unless prohibited by the applicable Award Agreement, Awards may be transferred for no consideration to immediate family members, family partnerships and family trusts and other individuals and entities that are considered “family members” within the meaning of the instructions to Registration Statements on Form S-8 under the Securities Act of 1933, as amended; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)	No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)	Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d)	Withholding.
(i)	Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
(ii)

Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by (1) delivery of cash, whole Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability, (2) to the extent permitted by the Company, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of whole Shares having a Fair Market Value equal to such withholding liability, (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise or vesting of the Award and to deliver promptly to the Company an amount equal to such withholding liability, (4) through any other method (or combination of methods) as approved by the Committee, or (5) any combination of the foregoing methods.

(iii)

Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Award holder.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(e)	Section 409A.
(i)	It is intended that the provisions of the Plan comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii)

No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)

If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

(iv)

Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f)	Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. Notwithstanding anything contained herein to the contrary, the Committee may approve an Award Agreement that, upon the Participant’s Termination of Employment, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award Agreement such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the time-based vesting requirements applicable to any outstanding Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Award shall lapse and (iv) the Performance Criteria applicable to any outstanding award (if any) shall be deemed to be satisfied at the target or any other level.
(g)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(h)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an officer or employee of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i)	No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such Restricted Shares; provided, however, that any dividends paid with respect to Restricted Shares shall be subject to the same vesting conditions as applicable to the underlying Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(j)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(k)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l)	Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
(m)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(o)	Clawback. The Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
(p)	Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible Participants who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
(q)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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Appendix B-2: United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

11.	Term of the Plan
(a)	Effective Date. This Plan, as amended and restated, will become effective on the date of its approval by the stockholders of the Company at the Company’s 2021 annual meeting of stockholders. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
(b)	Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan, as amended and restated, is approved by the Company’s stockholders under Section 11(a); provided, however, no Incentive Stock Option may be granted later than ten years after the date on which the Plan, as amended and restated, was approved by the Board. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

2024 Proxy Statement	B-2-17

Appendix C:

Tax Benefits

Preservation Plan

TAX BENEFITS PRESERVATION PLAN

United Airlines Holdings, Inc.

and

Computershare Trust Company, N.A.,

as Rights Agent

Dated as of December 4, 2020

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Page
Section 1.	Certain Definitions	C-3
Section 2.	Appointment of Rights Agent	C-11
Section 3.	Issuance of Rights Certificates	C-11
Section 4.	Form of Rights Certificates	C-13
Section 5.	Countersignature and Registration	C-14
Section 6.	Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates	C-14
Section 7.	Exercise of Rights; Exercise Price; Expiration Time of Rights	C-15
Section 8.	Cancellation and Destruction of Rights Certificates	C-17
Section 9.	Reservation and Availability of Capital Stock	C-17
Section 10.	Preferred Stock Record Date	C-18
Section 11.	Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights	C-19
Section 12.	Certificate of Adjusted Exercise Price or Number of Shares	C-24
Section 13.	Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power	C-25
Section 14.	Fractional Rights and Fractional Shares	C-28
Section 15.	Rights of Action	C-29
Section 16.	Agreement of Rights Holders	C-29
Section 17.	Rights Certificate Holder Not Deemed a Stockholder	C-30
Section 18.	Concerning the Rights Agent	C-34
Section 19.	Merger or Consolidation or Change of Name of Rights Agent	C-34
Section 20.	Duties of Rights Agent	C-29
Section 21.	Change of Rights Agent	C-32
Section 22.	Issuance of New Rights Certificates	C-32
Section 23.	Redemption and Termination	C-33
Section 24.	Exchange	C-33
Section 25.	Notice of Certain Events	C-35
Section 26.	Notices	C-36
Section 27.	Supplements and Amendments	C-36
Section 28.	Successors	C-37
Section 29.	Determination and Action by the Board	C-39
Section 30.	Benefits of this Agreement	C-39
Section 31.	Tax Compliance and Withholding	C-39
Section 32.	Process to Seek Exemption	C-40
Section 33.	Severability	C-40
Section 34.	Governing Law; Submission to Jurisdiction	C-41
Section 35.	Counterparts	C-41
Section 36.	Descriptive Headings; Interpretation	C-41
Section 37.	Force Majeure	C-41
Section 38.	Confidentiality	C-41
Section 39.	Warrant Agreement	C-42
Exhibit A —Form of Certificate of Designation
Exhibit B —Form of Rights Certificate
Exhibit C —Summary of Rights to Purchase Preferred Stock

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

TAX BENEFITS PRESERVATION PLAN

This TAX BENEFITS PRESERVATION PLAN, dated as of December 4, 2020 (this “Agreement”), is by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company has generated net operating losses for United States federal income tax purposes (“NOLs”) and certain other Tax Attributes (as defined below) that may potentially provide valuable tax benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below) and thereby preserve the ability to utilize fully such NOLs and other Tax Attributes and, in furtherance of such objective, the Company desires to enter into this Agreement; and

WHEREAS, on December 4, 2020, 2020 (the “Rights Dividend Declaration Date”), the board of directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as defined below) for each share of Common Stock (as defined below), outstanding at the Close of Business (as defined below) on December 14, 2020 (the “Record Date”), and has further authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to Section 11) for each share of Common Stock that shall become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Time and the Expiration Time (as such terms are defined below) or, in certain circumstances provided in Section 22, after the Distribution Time.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person which, together with all of its Related Persons, is the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding, but shall exclude (x) Exempt Persons and (y) Grandfathered Persons. Notwithstanding anything in this Agreement to the contrary, no Person shall become an “Acquiring Person:”

(i)as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to the Specified Percentage or more of the shares of Common Stock then outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Specified Percentage or more of the shares of Common Stock then outstanding;

(ii)   if (A) the Board determines in good faith that such Person has become an “Acquiring Person” inadvertently (including because (1) such Person was unaware that it Beneficially Owned a percentage of the then outstanding shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Agreement); and (B) such Person divests as promptly as practicable (as determined by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person”;

(iii)   solely as a result of any unilateral grant of any security by the Company or through the exercise or vesting of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to clause (ii) above, such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own the Specified Percentage or more of the Common Stock then outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock or (B) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers or employees;

(iv)   by means of share purchases or issuances (including debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding following such transaction and (B) following such transaction, becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns the Specified Percentage or more of the shares of Common Stock then outstanding; or

(v)   if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company.

Notwithstanding the foregoing definition of “Acquiring Person,” no Person who is an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations shall be deemed to be an Acquiring Person if, immediately after any increase in beneficial ownership of Common Stock by such Person, (A) no single mutual fund or trust advised by such investment advisor or such trustee, respectively, actually owns or beneficially owns, pursuant to clause (i) of the definition of “Beneficial Owner,” the Specified Percentage or more of the shares of Common Stock then outstanding and (B) such investment advisor or trustee beneficially owns (other than with respect to such mutual funds or such trusts, as applicable) less than the Specified Percentage of the shares of Common Stock then outstanding, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to Beneficially Own the Specified Percentage or more of the shares of Common Stock then outstanding under the applicable standards of Treasury Regulation 1.382-3. In determining whether any such investment advisor or trustee is an Acquiring Person, the filing of a statement under Section 13 of the Exchange Act with respect to such investment advisor or trustee shall not be deemed to establish that such investment advisor or trustee has acquired Beneficial Ownership of the Specified Percentage or more of the shares of Common Stock then outstanding; provided, that the Board shall be entitled to rely upon any such filing unless such investment advisor or trustee provides information and diligence that permits the Board to conclude, in its reasonable discretion,

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that such investment advisor or trustee has not acquired Beneficial Ownership of the Specified Percentage or more of the shares of Common Stock then outstanding pursuant to the standards of Treasury Regulation 1.382-3.

Also, notwithstanding the foregoing definition of “Acquiring Person,” the Board may determine that any Person is an “Acquiring Person” under this Agreement if such Person becomes the Beneficial Owner of the Specified Percentage of the shares of Common Stock then outstanding.

“Act” shall mean the Securities Act of 1933, as amended.

“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement and, to the extent not included within the foregoing clause, shall also include, with respect to any Person, any other Person (other than an Exempt Person or a Grandfathered Person) whose shares of Common Stock would be deemed constructively owned by such first Person, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 and the Treasury Regulations; provided, however, that a Person will not be deemed to be an Affiliate of another Person solely because either or both Persons are or were directors or officers of the Company.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement and, to the extent not included within the foregoing clause, shall also include, with respect to any Person, any other Person (other than an Exempt Person or a Grandfathered Person) whose shares of Common Stock would be deemed constructively owned by such first Person, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 and the Treasury Regulations; provided, however, that a Person will not be deemed to be an Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities (that are as such, “Beneficially Owned”):

(i)that such Person would be deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 or the Treasury Regulations), including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 and the Treasury Regulations);

(ii)   that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement;

(iii)   that such Person or any of such Person’s Related Persons, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or

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exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any such Person’s Related Persons prior to the Distribution Time or pursuant to Section 22 (the “Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights or (D) securities which such Person or any of such Person’s Related Persons may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons), if such agreement has been approved by the Board prior to such Person’s becoming an Acquiring Person;

(iv)   that are Beneficially Owned, directly or indirectly, by any other Person (or any Related Person of such Person) with which such Person (or any of such Person’s Related Persons) has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(v)   that are Beneficially Owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Related Persons) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Related Persons is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities Beneficially Owned by each Counterparty (including its Related Persons) under a Derivatives Contract shall, for purposes of this clause (v) include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Related Persons) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Related Persons) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided, however, that (x) nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition; (y) no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in such capacity; and (z) notwithstanding the foregoing provisions of this definition of “Beneficial Ownership,” for purposes of determining “Beneficial Ownership” and whether any Person “Beneficially Owns” or has “Beneficial Ownership” under this Agreement, all Warrants and all Warrant Shares shall be disregarded, it being understood that, (i) to the extent that any Warrant Shares are outstanding at a particular time, such Warrant Shares shall be taken into account for purposes of determining the number of shares of Common Stock outstanding at such time and (ii) except with respect to any Warrant Shares held by the United States Department of the Treasury from the time such shares were issued by the Company, the burden of demonstrating that any shares of Common Stock are Warrant Shares shall be on any Person desiring to rely on this clause (z). The Board shall have sole discretion to determine whether such burden has been satisfied.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise

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deemed to Beneficially Own for purposes of this Agreement; provided, however, that the number of shares of Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own, for purposes of this Agreement, such shares of Common Stock not outstanding).

“Board” shall have the meaning set forth in the recitals to this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, “Close of Business” shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

“Closing Price” in respect of any security for any day shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or the NYSE or, if such shares of common stock (or other security) are not listed or admitted to trading on the Nasdaq or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of common stock (or other security) are listed or admitted to trading or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the OTC Bulletin Board service or such other quotation system then in use, or, if on any such date such shares of common stock (or other security) are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such common stock (or other security) selected by the Board. If on any such date no such market maker is making a market in such common stock (or other security), the fair value of such common stock (or other security) on such date as determined in good faith by the Board shall be used.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and any other interest that the Board determines would be treated as “stock” of the Company for purposes of Section 382 of the Code (including Treasury Regulation Section 1.382-2T(f)(18)) in this Agreement in which such meaning is necessary in order to ensure that this Agreement is effective in preserving the Company’s Tax Attributes.

“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Counterparty” shall have the meaning set forth in the definition of “Derivatives Contract.”

“Current Market Price” shall have the meaning set forth in Section 11(d).

“Current Value” shall have the meaning set forth in Section 11(a)(iii).

“Derivatives Contract” shall mean a contract, including all related documentation, between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the

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Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

“Distribution Time” shall mean the earlier of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date (or, if the tenth (10th) day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth (10th) Business Day (or, if such tenth (10th) Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date that a tender or exchange offer by any Person (other than any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, if upon consummation thereof, such Person would become an Acquiring Person.

“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” shall mean the general rules and regulations promulgated under the Exchange Act.

“Exchange Ratio” shall have the meaning set forth in Section 24(a).

“Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, (ii) any officer, director or employee of the Company or of any Subsidiary of the Company solely in respect of such Person’s status or authority as such (including any fiduciary capacity), (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (iv) any other Person (together with all of its Related Persons) whose Beneficial Ownership of the Specified Percentage or more of the then-outstanding shares of Common Stock will not jeopardize or endanger the availability to the Company of any Tax Attribute, as determined by the Board in its sole discretion prior to the time any Person becomes an Acquiring Person, provided, however, that such Person will cease to be an Exempt Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination or (v) any other Person who is determined by the Board to be deemed an “Exempt Person” in accordance with Section 32.

“Exemption Request” shall have the meaning set forth in Section 32.

“Exercise Price” shall have the meaning set forth in Section 4(a).

“Expiration Time” shall have the meaning set forth in Section 7(a).

“Final Expiration Time” shall have the meaning set forth in Section 7(a).

“Flip-in Event” shall have the meaning set forth in Section 11(a)(ii).

“Flip-in Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

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“Flip-over Event” shall have the meaning set forth in Section 13(a).

“Flip-over Party” shall have the meaning set forth in Section 13(b).

“Flip-over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Flip-over Party.

“Grandfathered Person” shall mean (x) any Person who or which, together with all of such Person’s Related Persons, is, as of immediately prior to the first public announcement of the adoption of this Agreement, the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding and (y) any Person who or which becomes the Beneficial Owner of the Specified Percentage or more of the shares of Common Stock then outstanding as the result of the acquisition of Beneficial Ownership of shares of Common Stock from an individual described in the preceding clause (x) if such acquisition occurs upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than the Specified Percentage of the shares of Common Stock then outstanding; or (ii) such Person increases such Person’s Beneficial Ownership of shares of Common Stock to an amount equal to or greater than the greater of (A) the Specified Percentage of the shares of Common Stock then outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock outstanding as of any time from and after the first public announcement of the adoption of this Agreement (other than as a result of an acquisition of shares of Common Stock by the Company) plus (2) one share of Common Stock. The foregoing definition shall grandfather the security or instrument underlying such Beneficial Ownership only in the type and form as of the date of this Agreement and shall not grandfather any subsequent change, modification, swap or exchange of such security or instrument into a different type or form of security or instrument underlying such Beneficial Ownership (unless such change, modification, swap or exchange is contemplated explicitly by the terms of such security or instrument (e.g., as would be the case for options to purchase shares of Common Stock, in which case the shares of Common Stock purchased upon the exercise of such options would be grandfathered)). For the avoidance of doubt, cash-settled swap or exchange contracts for differences in the price of shares of Common Stock or other equity securities of the Company shall not be grandfathered under this Agreement.

“Nasdaq” shall mean the Nasdaq Stock Market.

“NOLs” shall have the meaning set forth in the recitals to this Agreement.

“Notional Common Shares” shall have the meaning set forth in the definition of “Derivatives Contract.”

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, limited liability partnership or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a “Public Group” (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

“Preferred Stock” shall mean the Series A Junior Participating Serial Preferred Stock, without par value, of the Company having the designations, preferences and rights set forth in the form of certificate of designation attached to this Agreement as Exhibit A, and, to the extent that there is not a sufficient number of shares of Series A Junior Participating Serial Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, without par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Serial Preferred Stock.

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“Receiving Party” shall have the meaning set forth in the definition of “Derivatives Contract.”

“Record Date” shall have the meaning set forth in the recitals to this Agreement.

“Redemption Period” shall have the meaning set forth in Section 23(a).

“Redemption Price” shall have the meaning set forth in Section 23(a).

“Related Person” shall mean, as to any Person, any Affiliate or Associate of such Person.

“Requesting Person” shall have the meaning set forth in Section 32.

“Right” shall mean a right initially representing the right to purchase one one-thousandth of one share of Series A Junior Participating Serial Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions set forth in this Agreement.

“Rights Agent” shall have the meaning set forth in the preamble to this Agreement.

“Rights Certificates” shall have the meaning set forth in Section 3(b).

“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

“Section 382” shall mean Section 382 of the Code or any successor or replacement provision.

“Signature Guarantee” shall have the meaning set forth in Section 6(a).

“Specified Percentage” means four and nine-tenths percent (4.9%).

“Spread” shall have the meaning set forth in Section 11(a)(iii).

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

“Stockholder Approval” shall mean the approval or ratification by the stockholders of the Company of this Agreement (or such agreement as then in effect or as contemplated to be in effect following such Stockholder Approval).

“Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first- mentioned Person or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors (or other Persons similarly responsible for the direction of the business and affairs of such other Person) of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

“Summary of Rights” shall have the meaning set forth in Section 3(c).

“Tax Attributes” shall mean NOLs, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized

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built-in loss” within the meaning of Section 382 and any other attribute the benefit of which is subject to possible limitation under Section 382.

“Trading Day” shall mean a day on which the principal national securities exchange on which shares of an issuer’s common stock (or other security) are listed or admitted to trading is open for the transaction of business or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, a Business Day.

“Treasury Regulations” shall mean final, temporary and proposed tax regulations promulgated under the Code, including any amendments thereto.

“Triggering Event” shall mean a Flip-in Event or a Flip-over Event.

“Trust” shall have the meaning set forth in Section 24(a).

“Trust Agreement” shall have the meaning set forth in Section 24(a).

“Warrant Agreements” shall mean (i) that certain Warrant Agreement, dated as of April 20, 2020, between the Company and the United States Department of the Treasury and (ii) that certain Warrant Agreement, dated as of September 28, 2020, between the Company and the United States Department of the Treasury, as each such agreement may be amended from time to time in accordance with its terms.

“Warrant Shares” shall mean the “Warrant Shares” as defined in the Warrant Agreements.

“Warrants” shall mean the “Warrants” as defined in the Warrant Agreements.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company reasonably determines, provided that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of any such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

Section 3.  Issuance of Rights Certificates.

(a)Until the earlier of the Distribution Time and the Expiration Time, (i) with respect to shares of Common Stock outstanding as of the Record Date, or which become outstanding subsequent to the Record Date, the Rights shall be evidenced by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for Common Stock shall be deemed also to be certificates or book entries for Rights), and not by separate certificates (or book entries), (ii) the surrender for transfer of any certificate representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock and (iii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock. As of and after the Distribution Time, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights shall be transferable separately from the Common Stock.

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(b)The Company shall promptly notify the Rights Agent of a Distribution Time and request its transfer agent (if its transfer agent is not the Rights Agent) to give the Rights Agent a stockholder list together with all other relevant information. As soon as practicable after the Rights Agent is notified of the Distribution Time and receives such information, the Rights Agent shall send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Time, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. To the extent that a Flip-in Event has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), to minimize the possibility that Rights Certificates are received by Persons whose Rights would be null and void under Section 7(e) and provide reasonably prompt written notice thereof to the Rights Agent. In the event that any adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.
(c)The Company shall make available, as promptly as practicable, a copy of a Summary of Rights, in substantially the form attached as Exhibit C (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Time.
(d)Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Time or the Expiration Time or, in certain circumstances provided in Section 22, after the Distribution Time. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear a legend substantially in the following form:

This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in the Tax Benefits Preservation Plan, dated as of December 4, 2020 (as the same may be amended from time to time, the “Tax Benefits Preservation Plan”), by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (and any successor thereto), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, the Rights shall be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.

Under certain circumstances set forth in the Tax Benefits Preservation Plan, any Rights that are Beneficially Owned by any Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan) or certain transferees of an Acquiring Person or of any such Related Person, whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void and will no longer be transferable.

With respect to any book-entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares to the extent required by applicable law. With respect to certificated shares of Common Stock containing the foregoing legend, or any notice of the foregoing legend delivered to record holders of book-entry shares, until the earlier of (i) the Distribution Time or (ii) the Expiration Time, the Rights associated with such shares of Common Stock represented by certificates or registered in book-entry form shall be evidenced by such certificates alone, or such registration in book-entry form alone, and registered holders of such shares of Common Stock shall also be the registered

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holders of the associated Rights, and the transfer of any of such shares of Common Stock represented by such certificates or book-entries shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates or book entries. In the event the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Time, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding. The omission of any legend described in this Section 3 shall not affect the status, validity or enforceability of any part of this Agreement or the rights of any holder of the Rights.

(e)Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Rights Certificates, to the extent permitted by applicable law.

Section 4.  Form of Rights Certificates.

(a)The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when and if issued, shall each be substantially in the form set forth in Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the stock certificate evidencing such shares (or, with respect to uncertificated shares of Common Stock, the date of the issuance of such shares of Common Stock indicated in the books of the registrar and transfer agent), and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Exercise Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a).
(b)Any Rights Certificate issued pursuant to Section 3(a), Section 11(a)(ii) or Section 22 that represents Rights Beneficially Owned by any Person known to be (i) an Acquiring Person or any Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Related Person thereof) to holders of equity interests in such Acquiring Person (or any Related Person thereof) or to any Person with whom such Acquiring Person (or any Related Person thereof) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect of avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were Beneficially Owned by an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan, dated as of December 4, 2020 (as the same may be amended from time to time, the “Tax Benefits Preservation Plan”), by and between United Airlines Holdings, Inc. and Computershare Trust Company, N.A. (and any successor thereto), or a certain

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

transferee of an Acquiring Person or of any such Related Person. Accordingly, this Rights Certificate and the Rights represented hereby will become null and void in the circumstances specified in Section 7(e) of such Tax Benefits Preservation Plan.

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including the provisions of Section 7(e). The Company shall instruct the Rights Agent in writing of the Rights that should be so legended. The Company shall give written notice to the Rights Agent as soon as practicable after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof.

Section 5.  Countersignature and Registration.

(a)The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer or General Counsel, or any other authorized officer of the Company, either manually or by facsimile or other electronic signature. The Rights Certificates shall be countersigned manually or by facsimile or other electronic signature by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed or attested any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed or attested such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed or attested on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign or attest such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
(b)Following the Distribution Time, the Rights Agent shall keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)Subject to Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Time, and at or prior to the Close of Business on the Expiration Time, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e), that have been redeemed pursuant to Section 23 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one- thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged at the offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee (a “Signature Guarantee”) by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program,” and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder has properly completed and duly executed the

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

certificate contained in the form of assignment on the reverse side of such Rights Certificate accompanied by a Signature Guarantee and such other documentation as the Rights Agent reasonably requests and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company reasonably requests. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under this Agreement that requires the payment by such Rights holder of any tax or governmental charge unless and until the Rights Agent is satisfied that all such taxes and charges have been paid.

(b)Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and holding them harmless, absent notice to the Rights Agent that such Rights Certificates have been acquired by a bona fide purchaser, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificates if mutilated, the Company shall prepare, execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Exercise Price; Expiration Time of Rights.

(a)Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 7(c), Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Time upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request together with payment of the aggregate Exercise Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on December 4, 2023 (the “Final Expiration Time”), (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which such Rights are exchanged pursuant to Section 24, (iv) the Close of Business on the first Business Day following the certification of the voting results of the Company’s 2021 annual meeting of stockholders, if at such meeting Stockholder Approval has not been obtained, (v) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f), at which time, the Rights are terminated and (vi) the time at which the Board determines that the Tax Attributes are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of (i), (ii), (iii), (iv), (v) and (vi) being herein referred to as the “Expiration Time”).
(b)The Exercise Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $250.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in accordance with Section 7(c).

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

(c)Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price per one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Rights Agent shall, subject to Section 20(m), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Preferred Stock) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other property. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.
(d)In case the registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to Section 14.
(e)Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Related Person thereof) to holders of equity interests in such Acquiring Person (or any Related Person thereof) or to any Person with whom such Acquiring Person (or any Related Person thereof) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent in writing when this Section 7(e) applies and shall use commercially reasonable efforts to ensure that the provisions

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or other Person (without limiting the rights of the Rights Agent under Section 18) as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its Related Persons or transferees hereunder.

(f)Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent reasonably requests.

Section 8.  Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof, executed by the Rights Agent, to the Company.

Section 9.  Reservation and Availability of Capital Stock.

(a)The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities, or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities, if any) that, as provided in this Agreement, including Section 11(a)(iii), shall be sufficient to permit the exercise in full of all outstanding Rights.
(b)So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities, if any) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares (and other securities, if any) reserved for such issuance to be listed on such exchange, upon official notice of issuance upon such exercise.
(c)If the Company is required to file a registration statement pursuant to the Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use commercially reasonable efforts to (i) prepare and file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by applicable law following the Distribution Time, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Time. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

in connection with the exercisability of the Rights. The Company may temporarily suspend (with prompt written notice to the Rights Agent), for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement is required following the Distribution Time, and a Flip-in Event has not occurred, the Company may temporarily suspend (with prompt written notice thereof to the Rights Agent) the exercisability of Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d)The Company shall take all such actions as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities, if any) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares and/or other securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable.
(e)The Company shall be responsible for the payment of any and all transfer taxes and governmental charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one- thousandths of a share of Preferred Stock (or Common Stock and/or other securities) in a name other than that of the registered holder upon the exercise of any Rights until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.  Preferred Stock Record Date.  Each Person in whose name any certificate for shares of Preferred Stock (or Common Stock and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock and/or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities) is delayed pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities) only when such shares of Preferred Stock (or Common Stock and/or other securities) first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares or other securities for which the Rights are exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Section 11.  Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.  The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on any outstanding shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivides any outstanding shares of Preferred Stock, (C) combines any outstanding shares of Preferred Stock into a smaller number of shares or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)   Subject to Section 24, in the event any Person (other than any Exempt Person) becomes an Acquiring Person (such event, a “Flip-in Event”), unless the event causing such Person to become an Acquiring Person is a Flip-over Event, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e)) thereafter has the right to receive, upon exercise thereof at a price equal to the then-current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall be equal to the result obtained by (A) multiplying the then-current Exercise Price by the number of one one- thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event and (B) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii)   In the event that the number of shares of Common Stock authorized by the Charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”) and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for some or all of the Adjustment Shares, upon the exercise of a Right and payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) shares or fractions of a share of preferred stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has determined to have substantially the same value or economic rights as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

equal to the Current Value (less the amount of any reduction in the Exercise Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Flip-in Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Flip-in Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30)-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30)-day period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the first sentence or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice of such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the Flip-in Trigger Date, and the value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board may establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)In case the Company fixes a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and/or Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock and/or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock and/or Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock and Equivalent Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)In case the Company fixes a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.
(d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of common stock (or similar equity interest) of an issuer on any date shall be deemed to be the average of the daily Closing Prices per share of such common stock (or other security) for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of common stock (or other security) of an issuer is determined during a period following the announcement by the issuer of such common stock (or other security) of (A) a dividend or distribution on such common stock (or other security) payable in shares of such common stock (or other security) or securities convertible into shares of such common stock (or other security) (other than the Rights) or (B) any subdivision, combination or reclassification of such common stock (or other security), and the ex- dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “Current Market Price” shall be properly adjusted, as determined in good faith by the Board, to take into account any trading during the period prior to such ex-dividend date or record date. If an issuer’s shares of common stock (or other security) are not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “Current Market Price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above, or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i), the “Current Market Price” per share of Preferred Stock shall be conclusively

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “Current Market Price” per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “Current Market Price” of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

(e)Notwithstanding anything in this Agreement to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Time.
(f)If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Section 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g)All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock (or other securities, other assets or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one- thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (A) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.
(i)The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect

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immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.
(k)Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, upon advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Preferred Stock at such adjusted Exercise Price.
(l)In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment (and shall provide the Rights Agent prompt written notice of such election); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(m)Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled (but not obligated) to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of Preferred Stock shall not be taxable to such stockholders.
(n)The Company shall not, at any time after the Distribution Time, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

that complies with Section 11(o)), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating to fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Flip-over Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Related Persons; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets of earning power to, any other Subsidiary of the Company.

(o)After the Distribution Time and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e)), the Company shall not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
(p)Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides any outstanding shares of Common Stock, (iii) combines any of the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Time, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12.  Certificate of Adjusted Exercise Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Time has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. Notwithstanding the foregoing sentence, the failure of the Company to make such certification, give such notice or mail such summary shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Section 13.  Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company is not the continuing or surviving entity of such consolidation or merger, (ii) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o)) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person or cash or any other property or (iii) the Company sells or otherwise transfers (or one or more of its direct or indirect, wholly- owned Subsidiaries sells or otherwise transfers) in one transaction or a series of related transactions, assets, cash flow or earning power aggregating to fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions each of which complies with Section 11(o)) (any event described in clause (i), (ii) or (iii) of this Section 13(a) following the Stock Acquisition Date, a “Flip-over Event”), then, and in each such case, proper provision shall be made so that: (A) each holder of a Right, except as provided in Section 7(e), shall have the right to receive upon the exercise thereof at the then-current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Flip-over Stock, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Exercise Price in effect immediately prior to such first occurrence) and (2) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i)) per share of the Flip-over Stock on the date of consummation of such Flip-over Event; (B) such Flip-over Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Flip-over Party, it being specifically intended that the provisions of Section 11 shall apply only to such Flip-over Party following the first occurrence of a Flip-over Event; (D) such Flip-over Party shall take such steps (including the reservation of a sufficient number of shares of Flip-over Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Flip-over Event.
(b)“Flip-over Party” shall mean:
(i)in the case of any transaction described in Section 13(a)(i) or (ii), (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities into which shares of Common Stock are converted or exchanged in such share exchange, consolidation or merger, or, if there is more than one such issuer, the issuer whose common stock (or similar equity interest) has the highest aggregate market value; and (B) if no securities are so issued, (1) the Person that is the other party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person whose common stock

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

(or similar equity interest) has the highest aggregate market value, (2) if the Person that is the other party to such share exchange, consolidation or merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives) or (3) the Person resulting from the consolidation; and

(ii)   in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever such Person the common stock (or similar equity interest) of which has the highest aggregate market value;

provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13(b), (x) if the common stock (or similar equity interest) of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the common stock (or similar equity interest) of which is and has been so registered, “Flip-over Party” shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock (or similar equity interest) of two or more of which are and have been so registered, “Flip-over Party” shall refer to whichever of such Persons is the issuer of the common stock (or similar equity interest) having the greatest aggregate market value; and (z) if the common stock (or similar equity interest) of such Person is not at such time and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in the foregoing clauses (x) and (y) will apply to each of the chains of ownership having an interest in such joint venture as if such Person were a Subsidiary of both or all of such joint ventures, and the Flip-over Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)The Company shall not consummate any Flip-over Event unless the Flip-over Party has a sufficient number of authorized shares of Flip-over Stock (or similar equity interest) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Flip-over Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any exchange, consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Flip-over Party, at its own expense, shall:
(i)if required to file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement on an appropriate form and (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Time;
(ii)qualify or register the Rights and take such action as may be required to ensure that any such acquisition of such securities purchasable upon exercise of the Rights under blue sky laws of each jurisdiction, as may be necessary or appropriate;
(iii)deliver to holders of the Rights historical financial statements for the Flip- over Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

(iv)use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities purchasable upon exercise of the Rights;
(v)use its best efforts, if the common stock of the Flip-over Party is listed or admitted to trading on the Nasdaq, the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the Nasdaq, the NYSE or on such securities exchange, or if the securities of the Flip-over Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on the Nasdaq, the NYSE or on another national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be authorized for quotation on any other system then in use; and
(vi)obtain waivers of any rights of first refusal or preemptive rights in respect of the common stock of the Flip-over Party subject to purchase upon exercise of outstanding Rights.
(d)In case the Flip-over Party has, at any relevant time (including the time of the Flip- over Event or immediately thereafter), a provision in any of its authorized securities or in its certificate or articles of incorporation, bylaws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Flip- over Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a Flip-over Event, shares of common stock (or similar equity interests) of such Flip-over Party at less than the then Current Market Price or securities exercisable for, or convertible into, common stock of such Flip-over Party at less than such then Current Market Price; (ii) providing for any special payment, tax or similar provision in connection with the issuance of common stock of such Flip-over Party pursuant to this Section 13 or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, a Flip-over Event, then in each such case, the Company may not consummate any such Flip-over Event unless prior thereto, the Company and such Flip-over Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Flip-over Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such Flip-over Event.
(e)The Company covenants and agrees that it shall not, at any time after a Flip-in Event, enter into any transaction of the type described in Section 13(a)(i) through Section 13(a)(iii) if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; (ii) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Flip-over Party for purposes of Section 13(b) have received a distribution of Rights previously owned by such Person or any Related Person thereof or (iii) the form or nature of organization of the Flip-over Party would preclude or limit the exercisability of the Rights.
(f)Notwithstanding anything herein to the contrary, in the event of any merger or acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Related Persons), which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).
(g)The provisions of this Section 13 shall similarly apply to successive exchanges, consolidations, mergers, sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Section 14.  Fractional Rights and Fractional Shares.

(a)The Company shall not be required to issue fractions of Rights, except prior to the Distribution Time as provided in Section 11, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.
(b)The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.
(c)Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, Common Stock Equivalents or such other securities. For purposes of this Section 14(c), the current market value of one share of Common Stock or other security (other than a Common Stock Equivalent) shall be the Closing Price of one share of Common Stock or such other security, as applicable, for the Trading Day immediately prior to the date of such exercise, and the current market value of a Common Stock Equivalent shall be deemed to equal the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.
(d)The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
(e)Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional

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Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to the terms of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Time, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Time, any registered holder of shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Time, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations by the Company of its obligations under this Agreement.

Section 16.  Agreement of Rights Holders.  Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every holder of a Right that:

(a)prior to the Distribution Time, the Rights shall be transferable only in connection with the transfer of Common Stock;
(b)after the Distribution Time, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request;
(c)subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Time, any associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or any associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and
(d)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the

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rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a)The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable and documented expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, execution, administration, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) paid, incurred or suffered by the Rights Agent, or to which the Rights Agent becomes subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement.
(b)The Rights Agent shall be fully authorized and may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or Common Stock certificate or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be duly signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received notice of such event in writing.
(c)To the extent the Company is not also a party to an action, proceeding, suit or claim against the Rights Agent concerning this Agreement or the performance by the Rights Agent of its duties hereunder, the Rights Agent shall notify the Company in accordance with Section 26 of the assertion of such action, proceeding, suit or claim against the Rights Agent, as promptly as reasonably practicable after the Rights Agent has actual notice of such assertion of an action, proceeding, suit or claim or has been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to so provide such notice shall not affect the rights of the Rights Agent hereunder, except to the extent such failure actually prejudiced the Company. The Company shall be entitled to participate, at its own expense, in the defense of any such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)Section 18 and Section 20 shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the Rights.

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Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and to hold it harmless against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever; provided, in each case, that such claims are not based on the gross negligence, bad faith or willful misconduct of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a)Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates has been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates has not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b)In case at any time the name of the Rights Agent is changed, and at such time any of the Rights Certificates has been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates has not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.

(a)The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform such duties and obligations, by all of which the Company and the holders of Rights Certificates, or, prior to the Distribution Time, shares of Common Stock, by their acceptance thereof, shall be bound.
(b)The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall have no liability for or in respect of any action taken or omitted by it in the absence of bad faith and in accordance with such advice or opinion.
(c)Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the

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determination of the Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer or General Counsel of the Company, or any other authorized officer of the Company, and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate as set forth in this Section 20(c).

(d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any adjustment or calculation required under Section 11, Section 13, Section 14 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment or calculation (except with respect to the exercise of Rights evidenced by Rights Certificates subject to the terms and conditions hereof after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.
(f)The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law.
(g)The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(h)The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(i)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer or General Counsel of the Company, or any other authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such instructions shall provide full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for and it shall incur no liability for or in respect of any action taken, suffered or omitted to be taken in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights

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Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date, in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

(j)The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(k)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, the holders of the Rights or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
(l)No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(m)If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, that the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(m).
(n)The Rights Agent shall have no responsibility to the Company, the holders of the Rights or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.
(o)The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, determination, event or condition hereunder, including any fact, determination, event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such fact, determination, event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be delivered to the Rights Agent as specified in Section 26, and in the absence of such delivery to the Rights Agent of such notice, the Rights Agent may conclusively assume that no such fact, determination, event or condition exists.
(p)The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant

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in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing or (ii) any law, act, regulation or any interpretation of the same.

(q)In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall promptly notify the Company thereof, and the Rights Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Right or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company that eliminate such ambiguity or uncertainty to the satisfaction of the Rights Agent.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing to the Company and, if such resignation or discharge occurs after the Distribution Time, to the holders of the Rights Certificates by first-class mail. In the event any transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon no less than thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Time, to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States (so long as such Person is authorized to do business as a banking institution in such state), in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority and which, along with its Affiliates, has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose; provided that the predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Time, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Time and prior to the redemption or expiration of the Rights, the

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Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to the Distribution Time, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption and Termination.

(a)The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) day following the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth (10th) day following the Record Date) and (ii) the Final Expiration Time (such time being hereinafter referred to as the “Redemption Period”), cause the Company to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.
(b)Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) or such later time as the Board may establish for the effectiveness of such redemption, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten (10) days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Time, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

Section 24.  Exchange.

(a)The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all of its Related Persons, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding. From and after the occurrence of a Flip-over Event, any rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with

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Section 13 and may not be exchanged pursuant to this Section 24(a). Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of Common Stock issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (with prompt written notice thereof to the Rights Agent) of any exchange. The Company promptly thereafter shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 7(e)) held by each holder of Rights. Prior to effecting any exchange and registering shares of Common Stock in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e). No failure to give, or any defect in, any notice provided under this Section 24(b) shall affect the validity of any exchange. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and non-assessable shares of Common Stock or of such other securities, as the case may be.
(c)Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e).
(d)In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.
(e)In the event that there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such actions as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company, after good faith effort, is unable to take all such actions as may be necessary to authorize such additional shares of

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Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(f)The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(f), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Certain Events.

(a)In the event the Company proposes, at any time after the earlier of the Distribution Time or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a direct or indirect, wholly- owned Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by the foregoing clause (i) or (ii) at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Charter; provided further that no such notice is required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.
(b)In case a Flip-in Event occurs, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references to Preferred Stock in Section 25(a) shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

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(c)In case any Flip-over Event occurs, the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a).

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, or by facsimile transmission or email, if receipt is confirmed telephonically, addressed (until another address is filed in writing with the Rights Agent) as follows:

United Airlines Holdings, Inc.

233 South Wacker Drive

Chicago , Illinois 60606

Attention: Robert S. Rivkin

Telephone: (872) 825-9394

Email: robert.rivkin@united.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago , Illinois 60603

Attention: Gary Gerstman and Beth E. Berg

Telephone: (312) 853-2060; (312) 853-7443

Email: ggerstman@sidley.com; bberg@sidley.com

Subject to Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, or by facsimile transmission (with receipt confirmed telephonically), addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Telephone: (312) 768-5484

Facsimile: (781) 575-4210

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Time, to the holder of shares of Common Stock) shall be sufficiently given or made if in writing, sent by first- class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.  Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement in any respect without the approval of any holders of Rights (a) prior to the Stock Acquisition Date, in any respect, and

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(b)on or after the Stock Acquisition Date, (i) to make any changes that the Company may deem necessary or desirable that do not materially adversely affect the interests of the holders of Rights (other than the Acquiring Person, any Related Person thereof or any transferee of any Acquiring Person or any Related Person thereof), (ii) to cure any ambiguity or (iii) to correct or supplement any provision contained herein that may be inconsistent with any other provision herein, including any change in order to satisfy any applicable law, rule or regulation. Without limiting the foregoing, the Company, by action of the Board, may, at any time before any Person becomes an Acquiring Person, amend this Agreement to make this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and the shares of Preferred Stock issuable and deliverable upon the exercise of the Rights) as contemplated hereby and to ensure that an Acquiring Person and its Related Persons and transferees do not obtain the benefits thereof, and any amendment in respect of the foregoing shall be deemed not to adversely affect the interests of the holders of Rights. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company. The Rights Agent shall duly execute and deliver any supplement or amendment hereto requested by the Company in writing, provided that the Company has delivered to the Rights Agent a certificate from the Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer or General Counsel of the Company, or any other authorized officer of the Company, that states that the proposed supplement or amendment complies with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Rights Agent’s own rights, duties, immunities or obligations under this Agreement. Prior to the Distribution Time, the interests of the holders of Rights shall be deemed coincident with the interests of holders of shares of Common Stock.

Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determination and Action by the Board.  The Board, or a duly authorized committee thereof, shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination whether or not to redeem the Rights, to exchange the Rights or to amend this Agreement). Without limiting any of the rights and immunities of the Rights Agent, all such actions, calculations, interpretations and determinations (including for purposes of the following clause (ii), all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (ii)   not subject the Board to any liability to the holders of the Rights. The Rights Agent shall be always entitled to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock).

Section 31.  Tax Compliance and Withholding.  The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to the Code, or by any federal or state statutes in effect as of the date hereof or subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing

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authority. The Company will provide withholding and reporting instructions in writing to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed by the Company.

Section 32.  Process to Seek Exemption.  Any Person who (i) desires to effect any transaction that might, if consummated, result in such Person becoming the Beneficial Owner of the Specified Percentage or more of the then-outstanding shares of Common Stock or (ii) Beneficially Owns the Specified Percentage or more of the then-outstanding shares of Common Stock and desires to effect any transaction that might, if consummated, result in such Person becoming the Beneficial Owner of additional shares of Common Stock (any such Person described in clause (i) or (ii), a “Requesting Person”) may, prior to the date of the transaction for which the Requesting Person is seeking a determination, request in writing that the Board make a determination under this Agreement so that such Person would be deemed to be an “Exempt Person” for the purposes of this Agreement (an “Exemption Request”). Any Exemption Request must be delivered by registered mail, return receipt requested, to the Company at the address listed in Section 26. Such Exemption Request will be deemed to have been made when actually received by the Company. Any Exemption Request must include: (a) the name, address and telephone number of the Requesting Person; (b) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person; (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of shares of Common Stock, the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire and the proposed tax treatment thereof; and (d) a commitment by the Requesting Person that such Requesting Person will not acquire Beneficial Ownership of the Specified Percentage or more of the then-outstanding shares of Common Stock or, if such Requesting Person Beneficially Owns the Specified Percentage or more of the then-outstanding shares of Common Stock, any additional shares of Common Stock prior to such time as the Board has responded to, or is deemed to have responded to, the Exemption Request pursuant to this Section 32. The Board will endeavor to respond to any Exemption Request within 30 calendar days after receiving such Exemption Request; provided, however, that the failure of the Board to make a determination within such period will be deemed to constitute the denial by the Board of the Exemption Request. Any Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its or the Company’s advisors to assist the Board in making its determination. As a condition to making any determination requested pursuant to this Section 32, the Board may, in its discretion, require (at the expense of the Requesting Person) a report from advisors selected by the Board to the effect that the proposed transaction or transactions will not result in the application of any limitations on the use by the Company of the Tax Attributes taking into account any and all other transactions that have been consummated prior to receipt of the Exemption Request, any and all other proposed transactions that have been approved by the Board prior to its receipt of the Exemption Request and any other actual or proposed transactions involving the Common Stock as the Board may require; provided, further, that the Board may make the determination requested in the Exemption Request notwithstanding the effect of the proposed transaction or transactions on the Tax Attributes if it determines that such determination is in the best interests of the Company. The Board may impose any conditions that it deems reasonable and appropriate in connection with a determination pursuant to this Section 32, including restrictions on the ability of the Requesting Person to transfer shares of Common Stock acquired by such Requesting Person in the transaction or transactions to which such determination relates. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available.

Section 33.  Severability.  If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement or the Rights would adversely affect the purpose or effect of this

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Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board; provided, further, however, that if any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent in an adverse manner, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 34.  Governing Law; Submission to Jurisdiction.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court lacks subject matter jurisdiction, the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder of Rights acknowledge that the forum designated by this Section 34 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 34. The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 34. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 35.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of the Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 36.  Descriptive Headings; Interpretation.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

Section 37.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including any act of God, war, disease, epidemics, pandemics, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties, labor dispute, accident or widespread failure or widespread malfunction of any utilities communication or computer services or similar occurrence).

Section 38.  Confidentiality.  The Rights Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Rights holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services provided hereunder, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or by the rules or regulations of any securities exchange, including pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions). However, each party may disclose relevant aspects of the other party’s confidential information to its officers, Affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law

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Section 39.  Warrant Agreements.  For the avoidance of doubt, this Agreement shall not apply to the Warrant Agreements, the Warrants or the consummation of the transactions contemplated by the Warrant Agreements or the Warrants, including the exercise of the Warrants by the United States Department of the Treasury in accordance with the terms of the Warrant Agreement.

* * * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Fred Papenmeier
	Name:	Fred Papenmeier
	Title:	Vice President & Manager

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING SERIAL PREFERRED STOCK

OF

UNITED AIRLINES HOLDINGS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned hereby certifies that the following resolution was duly adopted by the board of directors of United Airlines Holdings, Inc., a Delaware corporation (the “Corporation”), on December 4, 2020:

RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation (the “Board”) by the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”), the Board hereby creates, authorizes and provides for the issue of a series of Serial Preferred Stock, without par value, of the Corporation, to be designated “Series A Junior Participating Serial Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”), initially consisting of 1,000,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series A Preferred Stock are not stated and expressed in the Charter, hereby fixes and herein states and expresses such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

Section 1.  Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Serial Preferred Stock,” and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.  Dividends and Distributions.

(a)Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (as defined in the Charter) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification

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or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation, at any time after December 4, 2020 (the “Rights Declaration Date”), (x) declares any dividend on Common Stock payable in shares of Common Stock, (y) subdivides the outstanding Common Stock or (z) combines the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c)Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3.  Certain Restrictions.

(a)Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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(iii)    redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards or (y) the amount of withholding taxes owed by the holder of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) such purchases necessary to satisfy the issuance of any shares upon the exercise or to satisfy the vesting and settlement of any options, warrants or similar rights or other equity awards pursuant to the terms of the Corporation’s equity plans maintained for the benefit its employees, directors and other service providers; or (C) the repurchase, redemption or other acquisition or retirement for value of any such shares from employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreement pursuant to which such shares were acquired; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)    purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 3(a) above, purchase or otherwise acquire such shares at such time and in such manner.

Section 4.  Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock (as defined in the Charter) and may be reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

Section 5.  Liquidation, Dissolution or Winding Up.

(a)Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 5(c)

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below to reflect such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Serial Preferred Stock and Common Stock, on a per share basis, respectively.

(b)In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
(c)In the event the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, Etc.  In case the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged or changed. In the event the Corporation at any time after the Rights Declaration Date (a) declares any dividend on Common Stock payable in shares of Common Stock, (b) subdivides the outstanding Common Stock or (c) combines the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 9.  Ranking.  The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series provides otherwise.

Section 10.  Amendment.  The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

Section 11.  Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share that entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

* * * * * *

2024 Proxy Statement	C-47

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

IN WITNESS WHEREOF, the Corporation has executed this Certificate of Designation as of December 4, 2020.

UNITED AIRLINES HOLDINGS, INC.

By:
Name:
Title:

Certificate of Designation

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Exhibit B

[Form of Rights Certificate]

Certificate No. R-                                Rights

NOT EXERCISABLE AFTER DECEMBER 4, 2023 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR AN EARLIER “EXPIRATION TIME” (AS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) OCCURS. AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN, THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN “ACQUIRING PERSON” OR ANY “RELATED PERSON” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN “ACQUIRING PERSON” OR AN “AFFILIATE” OR “ASSOCIATE” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

2024 Proxy Statement	C-49

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

RIGHTS CERTIFICATE

UNITED AIRLINES HOLDINGS, INC.

This certifies that                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of December 4, 2020 (as amended from time to time in accordance with its terms, the “Tax Benefits Preservation Plan”), by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., the rights agent (and any successor rights agent, the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on December 4, 2023 or the occurrence of any earlier Expiration Time (as such term is defined in the Tax Benefits Preservation Plan) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Serial Preferred Stock, without par value (the “Preferred Stock”), of the Company, at an exercise price of $250.00 per one one-thousandth of a share (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of December 4, 2020, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Tax Benefits Preservation Plan) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used but not defined herein shall having the meanings specified in the Tax Benefits Preservation Plan.

Upon the occurrence of a Flip-in Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person, (ii) a transferee of any such Acquiring Person or Related Person or (iii) under certain circumstances specified in the Tax Benefits Preservation Plan, a transferee of a Person who, after such transfer, became an Acquiring Person or a Related Person of such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

As provided in the Tax Benefits Preservation Plan, the Exercise Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Tax Benefits Preservation Plan. Copies of the Tax Benefits Preservation Plan are on file at the office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Subject to the provisions of the Tax Benefits Preservation Plan, the Rights evidenced by this Rights Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at a redemption price of $0.001 per Right or (ii) exchanged in whole or in part for shares of common stock, par value $0.01 per share, of the Company. Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights shall terminate and the only right of the holders of Rights shall be to receive the redemption price.

No fractional shares of Preferred Stock shall be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment shall be made, as provided in the Tax Benefits Preservation Plan.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it has been countersigned manually or by facsimile signature by the Rights Agent.

* * * * * * *

2024 Proxy Statement	C-51

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

WITNESS the facsimile signature of the proper officer of the Company.

Dated as of                  , 20

UNITED AIRLINES HOLDINGS, INC.

By:

Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Name:
Title:

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED	hereby sells, assigns

and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                  as attorney in fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution participating in a recognized signature guarantee medallion program at a guarantee level acceptable to the Rights Agent.

2024 Proxy Statement	C-53

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)this Rights Certificate [   ] is [   ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan); and
(2)after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.
Dated: ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution participating in a recognized signature guarantee medallion program at a guarantee level acceptable to the Rights Agent.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as such terms are defined in the Tax Benefits Preservation Plan) and, in the case of an Assignment, shall affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

2024 Proxy Statement	C-55

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: UNITED AIRLINES HOLDINGS, INC.

The undersigned hereby irrevocably elects to exercise                       Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated: ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution participating in a recognized signature guarantee medallion program at a guarantee level acceptable to the Rights Agent.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan); and
(2)after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an eligible institution participating in a recognized signature guarantee medallion program at a guarantee level acceptable to the Rights Agent.

2024 Proxy Statement	C-57

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed, the Company shall deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as such terms are defined in the Tax Benefits Preservation Plan), and the Election to Purchase will not be honored.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On December 4, 2020, the board of directors (the “Board”) of United Airlines Holdings, Inc., a Delaware corporation (the “Company”), adopted a tax benefits preservation plan and declared a dividend of one right (a “Right”) for each outstanding share of Company common stock, par value $0.01 per share (“Common Stock”), to stockholders of record at the close of business on December 14, 2020 (the “Record Date”). Each Right entitles its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of Series A Junior Participating Serial Preferred Stock, without par value (“Preferred Stock”), of the Company at an exercise price of $250.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in the tax benefits preservation plan, dated as of December 4, 2020 (the “Tax Benefits Preservation Plan”), between the Company and Computershare Trust Company, N.A., as rights agent (and any successor rights agent, the “Rights Agent”).

The Company adopted the Tax Benefits Preservation Plan in order to protect against a possible limitation on the Company’s ability to use its net operating losses (the “NOLs”) and certain other tax attributes to reduce potential future U.S. federal income tax obligations. The NOLs and certain other tax attributes are valuable assets to the Company, which may inure to the benefit of the Company and its stockholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to fully utilize the NOLs and certain other tax attributes will be substantially limited and the timing of the usage of the NOLs and other tax attributes could be substantially delayed, which could significantly impair the value of those assets. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more of its “5-percent shareholders” (as such term is defined in Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholder or stockholders at any time over a three-year period. The Tax Benefits Preservation Plan is intended to prevent against such an “ownership change” by deterring any person or group, together with its affiliates and associates, from acquiring beneficial ownership of 4.9% or more of the Company’s securities.

The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board.

The Rights.  The Rights will attach to any shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.

Until the Distribution Time, the Rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book- entry account that evidences record ownership of such shares, which will contain a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with and only with the underlying shares of Common Stock.

Until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability.  Subject to certain exceptions, the Rights become exercisable and trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

●	the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns 4.9% or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or
●	the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

The Board may determine that any person is an Acquiring Person if such person becomes the beneficial owner of 4.9% of the then-outstanding shares of Common Stock under the regulations promulgated under the Code.

An Acquiring Person does not include:

●	the Company or any subsidiary of the Company;
●	any officer, director or employee of the Company or any subsidiary of the Company in his or her capacity as such;
●	any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company;
●	any person or group, together with its affiliates and associates, whose beneficial ownership of 4.9% or more of the then-outstanding shares of Common Stock will not jeopardize or endanger the availability to the Company of any NOL or other tax attribute, as determined by the Board in its sole discretion prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or
●	any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns 4.9% or more of the outstanding shares of Common Stock so long as such person or group continues to beneficially own at least 4.9% of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of 4.9% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of Common Stock.

In addition, the Tax Benefits Preservation Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own 4.9% or more of the shares of Common Stock then outstanding under specified regulations promulgated under the Code.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, for purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), and Warrants and Warrant Shares (as each is defined in the Warrant Agreement, dated as of April 20, 2020, between the Company and the United States Department of the Treasury and the Warrant Agreement, dated as of September 28, 2020 between the Company and the United States Department of the Treasury) are disregarded for purposes of determining beneficial ownership.

Expiration Time.  The Rights will expire on the earliest to occur of (a) the close of business on December 4, 2023 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by the Company (as described below), (c) the close of business on the first business day following the certification of the voting results of the Company’s 2021 annual meeting of stockholders, if stockholder approval of the Tax Benefits Preservation Plan has not been obtained at such meeting, (d) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (e) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).

Flip-in Event.  In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right.

For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $500.00 worth of Common Stock for $250.00. Assuming that Common Stock had a per share value of $50.00 at that time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $250.00.

Flip-over Event.  In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

●	the Company consolidates with, or merges with and into, any other entity, and the Company is not the continuing or surviving entity;
●	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or
●	the Company sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of the Company’s assets, cash flow or earning power,

each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Preferred Stock Provisions.  Each share of Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of Common Stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation and, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of Common Stock.

Anti-dilution Adjustments.  The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock,
●	if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or
●	upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

Redemption; Exchange.  At any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Time, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at such later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Exemption Requests.  A person desiring to effect a transaction that might result in such person becoming a beneficial owner of 4.9% or more of the then-outstanding shares of Common Stock may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. In such case, the Board may grant the exemption notwithstanding the effect on the Company’s NOLs and other tax attributes, if the Board determines that such approval is in the best interests of the Company. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares acquired by it in the transaction requiring approval.

Amendment of the Tax Benefits Preservation Plan.  The Company and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).

Miscellaneous.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.

Additional Information.  A copy of the Tax Benefits Preservation Plan has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and a current report on Form 8-K filed on December 4, 2020. A copy of the Tax Benefits Preservation Plan is also available free of charge from the Company.

* * * * *

This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is incorporated herein by reference.

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN

This Amendment No. 1 to Tax Benefits Preservation Plan (this “Amendment”), dated as of January 21, 2021, by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), amends that certain Tax Benefits Preservation Plan, dated as of December 4, 2020, by and between the Company and the Rights Agent (the “Rights Agreement”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WHEREAS, the Board has determined that it is desirable to amend the Rights Agreement as set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendment to Section 1. The definition of “Warrant Agreements” set forth in Section 1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

“Warrant Agreements” shall mean (i) that certain Warrant Agreement, dated as of April 20, 2020, between the Company and the United States Department of the Treasury, (ii) that certain Warrant Agreement, dated as of September 28, 2020, between the Company and the United States Department of the Treasury and (iii) that certain Warrant Agreement, dated as of January 15, 2021, between the Company and the United States Department of the Treasury, as each such agreement may be amended from time to time in accordance with its terms.

Section 2. Effective Date; Certification.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The duly authorized officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendment to the Rights Agreement set forth in this Amendment is in compliance with Section 27 of the Rights Agreement and the certification contained in this Section 2 shall constitute the certification required by Section 27 of the Rights Agreement.

Section 3. Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 4. Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent in an adverse manner, then the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 5. Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together

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Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. No Modification.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 7. Headings.  The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

2024 Proxy Statement	C-65

Appendix C: United Airlines Holdings, Inc. Tax Benefits Preservation Plan

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Gerald Laderman

Name: Gerald Laderman
Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Fred Papenmeier
Name: Fred Papenmeier
Title: Vice President & Manager

C-66	2024 Proxy Statement

ir.united.com
(872) 825-8610
InvestorRelations@united.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Preliminary - Subject to Completion V40492-P01794-Z86597 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES HOLDINGS, INC. 233 SOUTH WACKER DRIVE CHICAGO, IL 60606 1d. Barney Harford Nominees: Voting Matters 1a. Rosalind Brewer 1c. Matthew Friend 1b. Michelle Freyre 1g. J. Scott Kirby 1e. Michele J. Hooper 1f. Walter Isaacson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1h. Edward M. Philip 1i. Edward L. Shapiro 1j. Laysha Ward 3. A Vote to Approve, on a Nonbinding Advisory Basis, the Compensation of the Company's Named Executive Officers. 1k. James M. Whitehurst 2. Ratification of Appointment of Ernst & Young LLP to Serve as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 5. A Vote to Approve the Company's Tax Benefits Preservation Plan. 4. A Vote to Approve the Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan. 1. Election of Directors Named in Proxy Statement The Board of Directors recommends you vote "FOR” each of the nominees listed under Item 1, and "FOR" Items 2, 3, 4 and 5. This proxy is solicited on behalf of the Board of Directors of United Airlines Holdings, Inc. If this signed card contains no specific voting instructions, the shares will be voted with the Board’s recommendations, except for 401k Plan participants (see reverse side). ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on Tuesday, May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Voting instructions to the trustee of the United 401(k) plans must be received by 10:59 p.m. Central Time on Sunday, May 19, 2024. During The Meeting - Go to www.virtualshareholdermeeting.com/UAL2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on Tuesday, May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V40493-P01794-Z86597 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2024 Annual Meeting of Stockholders and the accompanying Proxy Statement, our 2023 Annual Report on Form 10-K and 401(k) Plans Letter are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED AIRLINES HOLDINGS, INC. FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2024 9:00 AM CENTRAL TIME The stockholder(s) hereby appoint(s) J. Scott Kirby and Brett J. Hart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and, in their discretion, on such other matters as may properly come before the Annual Meeting of Stockholders, all of the shares of Common Stock of United Airlines Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time on Wednesday, May 22, 2024, at www.virtualshareholdermeeting.com/UAL2024, and any adjournment or postponement thereof, unless otherwise specified herein. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ITEMS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Newport Trust Company or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of Common Stock of United Airlines Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote on the matters as directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting of Stockholders. If no choice is made or no timely direction is received, the trustee will vote the shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote the shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 10:59 p.m., Central Time, on Sunday, May 19, 2024. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 10:59 p.m., Central Time, on Tuesday, May 21, 2024. Continued and to be signed on reverse side